SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): January 15, 2004
                                                         ----------------




                            IMPERIAL PETROLEUM, INC.

             (Exact name of registrant as specified in its charter)




         NEVADA                 0-9923                         95-3386019
-------------------------------------------------------------------------
   (State or other          (Commission File No.)        (I.R.S. Employer
   jurisdiction of                                       Identification No.)
    incorporation)




11600 GERMAN PINES DRIVE, EVANSVILLE, IN                          47725
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(Address of principal executive offices)                       (Zip Code)




Registrant's telephone number, including area code:    (812) - 867-1433
                                                        ---------------

      ITEM 1. Changes in Control:

      None.

      ITEM 2. Acquisition or Disposition of Assets:

     Registrant entered into and closed the acquisition of oil and gas assets and wells on January 15, 2004 from Hillside Oil & Gas LLC. and from Warrior Resources, Inc. (formerly Comanche Energy, Inc.) and its subsidiaries, Double Eagle Petroleum Corporation and Enigima Energy Company LLC. Warrior Resources, Inc. is an affiliate of the Registrant and the Registrant has managed the assets of Warrior since acquiring an interest in the Warrior on February 14, 2002. Approval was granted for the sale to the Registrant by the Warrior shareholders in a Proxy Solicitation completed on August 29, 2003. Negotiations for the purchase of the assets of Hillside were at arms length.

     In connection with the asset purchases, the Company became the operator of approximately 180 producing oil and gas wells located in the states of Texas, New Mexico, Louisiana and Mississippi. The Company also purchased royalty interests in approximately 230 wells in various states in the same transaction. The Company purchased the properties at a combined cost of $11,517,000 including fees and expenses and the assumption of $700,000 of accounts payable. The financing for the acquisitions was arranged by Jefferies & Company and provided by Highbridge/Zwirn Special Opportunities Fund LLP and the Bank of Oklahoma.

     ITEM 7. Financial Statements and Exhibits:


     The table below provides ProForma Summaries of income and expenses for the oil and gas properties acquired from Warrior Resources, Inc. and Hillside Oil & Gas LLC for the prior two fiscal years.

                 WARRIOR RESOURCES     HILLSIDE OIL & GAS         TOTAL
     ---------------------------------------------------------------------------

                 YEAR       YEAR END  YEAR END   YEAR END  YEAR END   YEAR END
                 END

                  7/31/02    7/31/03   7/31/02    7/31/03   7/31/02    7/31/03
     ---------------------------------------------------------------------------

     Revenue       1246.1    1124.4     2115.1    1539.7     3361.2    2664.1
     ---------------------------------------------------------------------------

     Expenses
     ---------------------------------------------------------------------------
      Lse Opns     755.9      535.8     1340.3     866.1     2096.2    1401.9
     ---------------------------------------------------------------------------
      Prod Tax      71.7      62.3      100.1      77.1      171.8      139.4
     ---------------------------------------------------------------------------
     Total         827.6      598.1     1440.4     943.2     2268.0    1262.5
     ---------------------------------------------------------------------------

     Net Inc       418.5      526.3     674.7      596.5     1093.2    1401.6
     ---------------------------------------------------------------------------
     MBbls          16.6       3.3       56.3      23.0       72.9      26.3
     ---------------------------------------------------------------------------
     MMCF          260.3      175.8     137.9      105.1     398.2      280.9
     ---------------------------------------------------------------------------

     Exhibits

     A. Asset Purchase Agreement by and between Imperial Petroleum, Inc., as Buyer, and Hillside Oil & Gas LLC, as Seller, and dated July 9, 2003 and as amended October 16, 2003.

     B. Asset Purchase Agreement by and between Imperial Petroleum, Inc., as Buyer, and Double Eagle Petroleum Corp, as Seller, and dated July 15, 2004 and as amended October 31, 2003.

     C. Retention and Fee Agreement with Jefferies & Company, Inc. dated June 26, 2003.

     D.   Indicative  terms  for  financing  between   Highbridge/Zwirn  Special
          Opportunities Fund LLP and Imperial Petroleum, Inc. and dated August 13, 2003.

     E. Consolidated Amended and Restated Credit Agreement and Related Agreements by and between Imperial Petroleum, Inc., as Borrower, and Highbridge/Zwirn Special Opportunities Fund LLP and dated January 15, 2004.

     F. Promissory notes dated January 15, 2004 by Imperial Petroleum, Inc., as Borrower, and each of Hillside Oil & Gas LLC; R. Don Wright, Joe Poe and Four Sevens Partners.

     G. Warrant Agreement in favor of Jefferies & Company, Inc. dated January 15, 2004.

     H. Warrant Agreement in favor of Highbridge/Zwirn Special Opportunities Fund LP dated January 15, 2004 as included in E. above.

     I.   Press Release dated January 17, 2004.




                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Imperial Petroleum, Inc.



By: ___________________

Jeffrey T. Wilson
President




Dated:  January 21, 2004

October 16, 2003

Mr. Gary Barker
Hillside Oil & Gas LLC
PO Box 8911
Midland, TX 79708

Re: Extension of Closing

Dear Sir:

This letter, when executed by Hillside, will serve as our agreement to amend that certain Purchase And Sales Agreement executed between Hillside Oil & Gas LLC , as Seller, and Imperial Petroleum, Inc., as Buyer, and dated July 9, 2003 as follows:

(1.) The Closing Date shall be extended to November 15, 2003.

(2.) The  cash  consideration  to be paid to  Hillside  shall be  adjusted  from
     $700,000 to $168,000 and Hillside shall assign to Imperial its accounts payable as of the Closing Date for accounts related directly to the properties acquired by Imperial as included on Exhibit "A" of the Purchase and Sales Agreement. A listing of the accounts payable, including outstanding taxes and royalties will be provided by Hillside and attached to this letter amendment. The approximate amount of these accounts payable is $348,000, including taxes and royalties.

(3.) Imperial and Hillside will execute a lease/purchase agreement for the assets pledged to Commercial State Bank such that Imperial will "take-over" the payments to Commercial State Bank for the remainder of the term of the loan. Imperial will make a payment to Commercial State Bank at closing of the Hillside transaction in the amount of $32,000 for accrued interest owed on the loan. Hillside will execute a Bill of Sale (and such other documents as may be necessary) to Imperial at closing, such that upon payoff of the Commercial State Bank loan, Imperial shall have free and clear title to the assets mortgaged. Imperial shall be responsible for all repairs and maintenance of the mortgaged assets during the term of the lease/purchase agreement.

(4.) To the extent required in the various states in which Hillside currently operates, Hillside shall remain as the operator of record (in name only) of the wells and leases, until such time as change of operator forms are approved by the various state agencies. Imperial will make provisions with the Bank of Oklahoma to retain the existing Letters of Credit with the Bank regarding operations and plugging bonds.

(5.) Imperial will execute a Note Agreement with Hillside in an amount of $324,000 in exchange for the 1.0 million shares of common stock to be issued to Hillside as provided in the Purchase and Sale Agreement. The Note will bear interest at the Bank of New York Prime Rate and monthly principal and interest payments shall not exceed $8,000. The Note shall be secured by 1 million shares of Imperial common stock and shall have a term of 18 months, with the balance of the outstanding principal due at the end of the term. Imperial shall have the right to pre-pay the Note obligation without penalty at any time.

(6.) There shall be no accounting adjustments of income, expenses or overhead for the period from March 31, 2003 to the Closing Date as originally provided in the Agreement.

(7.) All other terms of the Purchase and Sales Agreement shall remain in full force and effect.

Please sign in the space provided below.

Very Truly Yours,                                         Agreed to and Accepted
this 16th day of
                                                                   October 2003.

Jeffrey T. Wilson                                         Hillside Oil & Gas LLC
President
                                                By:-----------------------------
                                                   Gary Barker, Managing Partner

December 5, 2003

Mr. Gary Barker
Hillside Oil & Gas LLC
PO Box 8911
Midland, TX 79708

Re: Payment of Broker Fees

Dear Sir:

This letter, when executed by each of the parties below, will serve as our mutual agreement to pay broker fees due in connection with the closing pursuant to that certain Purchase And Sales Agreement executed between Hillside Oil & Gas LLC , as Seller, and Imperial Petroleum, Inc., as Buyer, and dated July 9, 2003, as amended, ("Hillside Transaction") such that Imperial will make payments on behalf of itself and Hillside to the parties herein as follows:

(1.) Imperial will pay to R. Don Wright on behalf of Hillside at closing of the Hillside Transaction a total consideration of $114,870. A cash payment of $55,102.00 shall be paid at closing and the balance of $59,768.00 shall be paid in six equal monthly installments and shall be secured by a Promissory Note (attached hereto as Exhibit I).

(2.) Imperial will pay to Joe Poe on behalf of Hillside at closing of the Hillside Transaction a total consideration of $ 57,435.00. A cash payment of $ 20,102.00 shall be paid at closing and the balance of $37,333.00 shall be paid in six equal monthly installments and shall be secured by a Promissory Note (attached hereto as Exhibit II).

(3.) Imperial will pay to Four Sevens Partners Ltd. on behalf of itself at closing of the Hillside Transaction a total consideration of $ 100,000. A cash payment of $35,000.00 shall be paid at closing and the balance of $65,000.00 shall be paid in six equal monthly installments and shall be secured by a Promissory Note (attached hereto as Exhibit III).

Hillside warrants and represents by its signature hereto that no other claims for broker fees or other fees due to third parties are due or will become due as a result of the closing of the Hillside Transaction. Each of the parties below, represents and warrants by their respective signatures hereto that upon receipt of the amounts provided herein, each has received its full and complete payment in satisfaction of any fees due for finder, broker or other agreements of whatsoever kind, whether verbal or written, with each of Hillside and Imperial or any of their respective officers, directors, employees, representatives and agents in connection with the Hillside Transaction.

Please sign in the space provided below.


Very Truly Yours,                            Agreed to and Accepted this 5th day
                                             of December 2003.

Jeffrey T. Wilson                                         Hillside Oil & Gas LLC
President
                                                   By:--------------------------
                                                   Gary Barker, Managing Partner



                                                       Four Sevens Partners Ltd.

                                                   By:--------------------------
                                                       Joe Poe, Managing Partner



                                                    R. Don Wright, an individual

                                                   By:--------------------------
                                                       R. Don Wright



                                                          Joe Poe, an individual

                                                  By:---------------------------
                                                      Joe Poe

                            ASSET PURCHASE AGREEMENT



     THIS ASSET PURCHASE AGREEMENT (the "Agreement"), is entered into as of this _____ day of June 2003, by and between Hillside Oil & Gas LLC ("Hillside or Seller") a Texas Limited Liability company having its principal place of business located at 308 n Colorado, Midland, TX 79701 as SELLER and Imperial Petroleum, Inc., ("Imperial or Buyer"), a Nevada corporation located at 11600 German Pines Drive, Evansville, IN 47725 as BUYER.

                              W I T N E S S E T H:

     WHEREAS, Imperial and Hillside have entered into that certain Letter of Intent dated May 23, 2003 and attached hereto as Exhibit "A" and made a part hereof; and

     WHEREAS, Hillside is the owner of certain oil and gas wells, leases, interests and assets comprising those properties set forth on Exhibit "B" attached hereto; and

     WHEREAS, Hillside desires to sell, transfer and assign to Imperial all of its right, title and interest in and to those assets comprising those properties as described on Exhibit "B" and any and all equipment used by Hillside in conjunction with the operation of said properties and located on the premises, collectively referred to as the "Acquired Assets"; and

     WHEREAS, the Board of Directors of both Hillside and Imperial deem it in the best interests of each to complete the transaction herein contemplated;

     NOW,  THEREFORE,  in  consideration  of the  premises  and  of  the  mutual
agreements,   provisions,  covenants,   representations  and  warranties  herein
contained, the parties hereto hereby agree as follows:


                         1. Purchase and Sale of Assets.


     1.01 Purchase and Sale. On and subject to the terms and conditions of this Agreement, Imperial agrees to purchase from Hillside and Hillside agrees to sell, transfer, convey and deliver to Imperial all of Hillside's right, title and interest in and to the Acquired Assets, including without limitation, the following assets:

     (a) all of Hillside' right, title and interest in and to each of the properties as more particularly described on Exhibit "B" attached hereto, and all equipment, buildings, fixtures and other improvements located thereon and all rights, easements, rights-of-way and other interests incidental thereto and used or necessary for the use and enjoyment of the properties by Imperial;

     (b) all machinery, equipment, trucks, tractors and trailers and related spare components and parts, inventories of raw materials, supplies and minerals, processed goods, goods in process, and tools located on the properties or used in connection with the properties described in Exhibit "C";

     (c) all certificates, licenses, permits, registrations and applications therefor necessary, useful for, used or held for use by Hillside in the ownership or operation of the properties (collectively, the "Permits"); whether held in the name of Hillside or in an affiliate entity;

     (d) all water wells and water rights, licenses, permits and applications therefor to locate, drill for, produce, use, gather, restrict flow, store or remove water on, from or to the properties (collectively, the "Water Rights"); and

     (e) all books, records, ledgers, files, documents, correspondence, lists, plats, maps, plans, drawings, blueprints, specifications, assays, studies, reports and other written or printed materials necessary, useful for, held for use by Hillside useful in the ownership or operation of the properties on Exhibit "B", including any stock certificates, stock appreciation rights, warrant certificates or similar documents conveying ownership of the properties;

     1.02 Purchase Price. Imperial agrees to purchase the Acquired Assets from Hillside at Closing in exchange for a total consideration not to exceed $ 5.88 million (the "Purchase Price") to be adjusted as provided in this Agreement and comprised of the following:

     (a) Payoff or assumption of the existing Bank of Oklahoma bank debt ($4.55 million as of 11/30/02) and the Commercial State Bank debt ($0.29 million as of 11/30/02) (collectively referred herein as the "Bank debt") that is secured by the oil and gas interests and properties and certain equipment to be conveyed to Imperial;

     (b) A cash payment of Seven Hundred Thousand Dollars ($700,000.00) at closing in readily available funds;

     (c) One million shares of the restricted common stock of Imperial with Demand registration rights as provided in Exhibit "D" attached hereto and made a part hereof;

     (d) An overhead allowance in favor of Hillside in the amount of $15,000 per month from Effective Date until the Closing Date to be adjusted as provided below, provided funds; are available out of cash flow from the Acquired Assets and after normal monthly payment of principal and interest to the banks;

     (e) Elimination of the personal guarantees of Mr. Gary Barker, Mr. John G. Thagard and Mr. Monroe Robert Tripp Jr. from and all bank guarantees and other future liabilities pertaining to the Acquired Assets.

The Purchase Price shall be allocated to the property interests on Exhibit "B" attached hereto on the basis of the ratio of the Purchase Price to the Discounted Present Value of Future Net Revenues for each individual property as provided in that certain evaluation of the properties prepared by Russell K. Hall and dated September 23, 2002. Within three (3) business days of the signing of this Agreement, Imperial agrees to escrow with the Bank of Oklahoma an Earnest Money Deposit of $100,000.00 subject to execution of a mutually agreeable Escrow Agreement between the parties and the bank. The Escrowed Funds shall be refundable under certain terms as provided in Section 8 below.

     1.03 Effective Date: The purchase of the Acquired Assets shall be effective as of 7:00 a.m. on March 1, 2003 ("Effective Date"), such that BUYER shall be entitled to the proceeds from the production and sale of oil and natural gas from and after the Effective Date and shall be responsible for expenses incurred in connection with the direct operation of the properties from and after the Effective Date.

     1.04 Closing. Subject to the terms and provisions of this Agreement, the closing of the transactions contemplated by this Agreement will be at 10:00 a.m. at the offices Imperial Petroleum, Inc., 11600 German Pines Drive, Evansville, IN 47725, on or before, August 31, 2003, or at such earlier or later date or such other place or in such other manner as shall be mutually agreed upon by Imperial and Hillside, such date and time sometimes being referred to herein as the "Closing" or "Closing Date."


                 2. Representations and Warranties of Imperial.


     Imperial represents and warrants to Hillside that, to the best of its knowledge, the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

     2.01 Organization, Qualification and Corporate Power. Imperial is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Imperial is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. Imperial has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

     2.02 Authority. Imperial has all requisite corporate power and authority to execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered by Imperial hereunder, to consummate the transactions contemplated hereby and to perform all terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by Imperial and all agreements, instruments, and documents to be executed and delivered by Imperial hereunder, the performance by Imperial of all the terms and conditions hereto to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of Imperial, and no other corporate proceedings of Imperial are necessary with respect thereto. All persons who have executed and delivered this Agreement, and all persons who will execute and deliver the other agreements, documents and instruments to be executed and delivered by Imperial hereunder, have been duly authorized to do so by all necessary actions on the part of Imperial. This Agreement constitutes, and each other agreement and instrument to be executed by Imperial hereunder, when executed and delivered by Imperial, will constitute, the valid and binding obligation of Imperial enforceable against it in accordance with its terms.

     2.03 Capitalization. The entire authorized capital stock of Imperial, as of the date of the Agreement, consists of 50,000,000 shares of common stock, par value $0.006 per share, of which 25,958,885 shares are, as of the date of this Agreement, issued and outstanding, including 116,667 shares held in treasury. Certain employees and other individuals have been granted warrants to acquire restricted common stock of Imperial, which if exercised would result in the issuance of an additional 500,000 shares of common stock. All of the issued and outstanding shares of Imperial common stock have been duly authorized, are validly issued, fully paid, and non-assessable. Except as disclosed above, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which Imperial is a party or which are binding upon Imperial providing for the issuance, disposition or acquisition of any of its capital stock. Upon issuance, the Imperial Shares to be issued to Sellers, pursuant to this
Agreement   will  be  duly   authorized,   validly   issued,   fully   paid  and
non-assessable.

     2.04 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any federal, state or local government, governmental agency or court to which Imperial is subject or any provision of its Certificate of Incorporation, Bylaws or Board of Directors or stockholder resolutions of Imperial or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Imperial is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets. Imperial is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any federal, state or local government, governmental agency, bank, financial institution or other person or entity in order for Imperial to consummate the transactions contemplated by this Agreement.

     2.05  Disclosure.  The  representations  and  warranties  contained in this
Section 2 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this
Section 2 not misleading.

     2.06 Representation. Imperial represents and warrants that in making the decision to acquire the Acquired Assets, it has relied upon its own independent investigations and the independent investigations by its representatives, including its own professional legal, tax, and business advisors, and that Imperial and its representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from Hillside.

             3. Representations and Warranties Concerning Hillside.


     Hillside, represents and warrants to Imperial that, to the best of their knowledge, the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

     3.01 Authority. Hillside has all requisite power and authority to execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered by Hillside hereunder, to consummate the transactions contemplated hereby and to perform all terms and conditions hereof to be performed by it. This Agreement constitutes, and each other agreement and instrument to be executed by Hillside hereunder, when executed and delivered by Hillside, will constitute, the valid and binding obligation of Hillside enforceable against it in accordance with its terms.

     3.02 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which Hillside is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Hillside is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets. Hillside is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any federal, state or local government, governmental agency, bank, financial institution or other party in order for Hillside and Imperial to consummate the transactions contemplated by this Agreement.

     3.03 Title. The Acquired Assets are being transferred pursuant to this Agreement to Buyer without warranty, either express or implied. To the best of its knowledge, Hillside has not received or been notified of any adverse claims against the Acquired Assets, and upon the Closing Date will transfer the Acquired Assets free and clear of any liens, claims, mortgages, security interests, pledges, encumbrances or restrictions on transfer of any kind or nature. Imperial shall conduct its title investigation and notify Hillside in writing of any defects in the title to the Acquired Assets from time to time but in any event not later than 20 calendar days prior to the Closing Date and shall propose an adjustment to the Purchase Price. Hillside shall have 10 calendar days from receipt of notification to either cure the title defect or remove the entire property from the sale and adjust the purchase price based upon the Allocated Value or accept the proposed adjustment to the Purchase Price. All adjustments to the Purchase Price shall first be deducted from the cash payment due Hillside and subsequent adjustments from the common stock due Hillside based upon an agreed value of $0.25 per share. In the event that the title adjustments exceed 10% of the Purchase Price, Imperial, may at its own discretion terminate the transaction.

     3.04 Permits. To the best knowledge of Seller, Seller has received no notice and has no knowledge of any revocation, termination or modification of any Permit affecting the Acquired Assets that would have a material adverse effect on the continued operation of the Acquired Assets by the Buyer after Closing.

     3.05 Governmental Approvals. To the best knowledge of Seller, Seller has not received any notification of a required consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority (including, without limitation, any department, bureau or agency), required to be obtained or made in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby the failure of which to obtain would have a material adverse affect on the Acquired Assets, Imperial or Imperial's ability to own, operate or exploit the Acquired Assets. Seller has not received any demands from the Texas Railroad Commission, Louisiana Department of Natural Resources, The New Mexico Department of Natural Resources or the Environmental Protection Agency, or any similar body having jurisdiction over mineral rights and operations within the States of Texas, New Mexico or Louisiana, to plug and abandon, repair, or otherwise alter the present operations of any of the properties or wells comprising the Acquired Assets.

     3.06 Tax Matters. To the best knowledge of Seller, there is no dispute or claim concerning any federal, state or local tax liability either (A) claimed or raised by any authority in writing or (B) as to which Hillside or any of the directors and officers (and employees responsible for tax matters) of Hillside or any affiliate have knowledge based upon personal contact with any agent of such authority. Hillside has paid all of its outstanding tax obligations in each jurisdiction where such obligation has been incurred on a timely basis.

     3.07 Litigation. To the best knowledge of Seller, there is no litigation and there are no arbitration proceedings or governmental proceedings, suits or investigations pending, instituted or threatened against Hillside or any of the Acquired Assets. Hillside has not received any notifications or charges from any federal, state, or local governmental authority involving oil and gas, occupational safety and health or water quality or other environmental matters.

     3.08 Environment, Health and Safety. To the best knowledge of Seller, there are no claims and Seller is not aware of the potential for any claims arising out of environmental issues related to the operation or ownership of the Acquired Assets. Seller expressly assumes any liability associated with environmental issues relating to events that occurred prior to the Effective Date.

     3.09 Legal Compliance. To the best of its knowledge, Seller is not aware of any issues or claims relating to legal compliance, including any potential liabilities, associated with environmental, health or safety laws affecting the Acquired Assets.

     3.10  Disclosure.  The  representations  and  warranties  contained in this
Section 3 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this
Section 3 not misleading.

     3.11 Representation. Hillside represents and warrants that in making the decision to sell the Acquired Assets and accept Imperial common stock in partial payment thereof, it has relied upon its own independent investigations and the independent investigations by its representatives, including its own professional legal, tax, and business advisors, and that Hillside and its representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from Imperial. Hillside warrants that it is acquiring the Imperial shares for its own account and without a plan or the intent to distribute the shares absent a valid registration of the shares under the Securities Act of 1933, as amended, or legal exemption therefrom. Hillside acknowledges that the shares, when issued, will bear a restrictive legend in accordance with the Securities Act of 1933, as amended.

                                  4. Survival.


     4.01 Survival. All of the representations and warranties of Hillside contained in this Agreement and the representations of Imperial contained in this Agreement shall survive for a period of one year after the Closing Date.

                  5. Conduct and Transactions prior to Closing.

     5.01 Covenants of Hillside. Between the date of this Agreement and the Closing Date or, if earlier termination of this Agreement:

     (a) Hillside agrees to give Imperial its agents and representatives, full access to the Acquired Assets and all of Hillside's premises and books and records relating to the Acquired Assets and its operation, and to furnish Imperial with such financial, title and operating data and other information with respect to the Acquired Assets and its ownership and operation as Imperial shall from time to time request; provided, however, that any such investigation shall not affect any of the representations and warranties of Hillside hereunder; and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of Hillside. Hillside agrees to furnish to Imperial any title opinions, title reviews or other material useful to Imperial in its review of the title to the Acquired Assets vested in Hillside. In the event of termination of this Agreement, Imperial will return to Hillside all documents, work papers, and other material obtained from Hillside in connection with the transactions contemplated hereby and will keep confidential any information obtained pursuant to this Agreement unless such information is ascertainable from public or published information or trade sources.

     (b) Hillside will conduct its business relating to the Acquired Assets only in the ordinary course. Hillside will not conduct any single operation on the Acquired Assets requiring the expenditure of an amount greater than $50,000 without providing notice of and appropriate documentation to Imperial in writing prior to the commencement of such operation. Hillside will not recomplete or abandon any well comprising the Acquired Assets from the date of signing this Agreement until Closing without providing notice of and appropriate documentation to Imperial in writing prior to the commencement of such operations.

     (c) Hillside will: (i) promptly notify Imperial of the receipt of any written notice or written claim of any termination or cancellation, or written threat of termination or cancellation, of any of the Acquired Assets; (ii) promptly notify Imperial of any action, suit, proceeding, claim or investigation which is threatened or commenced against Hillside which relates to or affects in any material respect the ownership or operation of the Acquired Assets by Imperial after the Closing of this Agreement or the transactions contemplated thereby; (iii) promptly notify Imperial of any condition or circumstance occurring from the date hereof up to and including the Closing Date that would cause the representations and warranties of Hillside contained herein to become untrue in any material respect; and (iv) cooperate with Imperial to effect an orderly transition of the ownership and operation of the Acquired Assets and use its best efforts to protect the relationships with Hillside's existing customers and suppliers relating to the Acquired Assets.

     (d) Hillside agrees that neither it nor its affiliates nor any employee, representative or advisor of Hillside or their affiliates will, directly or indirectly, (i) solicit, initiate or encourage any Acquisition Proposal (as defined below) relating to the Acquired Assets or afford access to the properties or permits or the books and records relating to the Acquired Assets or Permits, to any person that may be considering making or has made an Acquisition Proposal. Hillside shall immediately cease or cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any Acquisition Proposal. As used herein, the term "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, (i) the acquisition of all or a substantial portion of the Acquired Assets (other than the transactions contemplated by this Agreement). The provisions of this Section 5.01 shall remain in effect until the earlier of the termination of this Agreement pursuant to Section 8 or the Closing.

     5.02 Covenants of Imperial.

     (a) Between the date of this Agreement and the Closing Date, Imperial agrees to cause Imperial's officers to furnish Hillside with such financial and operating data and other information with respect to the business and properties of Imperial as Hillside shall from time to time reasonably request and provided such information is in the public domain; provided, however, that any such investigation shall not affect any of the representations and warranties of Imperial hereunder; and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of Imperial. In the event of termination of this Agreement, Hillside will return to Imperial all documents, work papers and other material obtained from Imperial in connection with the transactions contemplated hereby and will use all reasonable efforts to keep confidential any information obtained pursuant to this Agreement unless such information is ascertainable from public or published information or trade sources.

     (b) Imperial waives compliance by Hillside with the bulk sales law, if applicable, in the states having jurisdiction in connection with the sale of Acquired Assets contemplated by this Agreement. Hillside hereby agrees to indemnify and hold Imperial harmless from and against all losses, damages and expenses incurred by Imperial as a result of such noncompliance.

     5.03 Consents. Prior to Closing, Hillside and Imperial shall each use their or its respective best efforts to obtain the consent or approval of each person (including any federal, state or local governmental authority) whose consent or approval shall be required in order to permit Imperial or Hillside, as the case may be, to consummate the transactions contemplated by this Agreement.


                            6. Conditions to Closing.


     6.01 Conditions to Obligations of Imperial. The obligation of Imperial to effect the Closing of the transactions contemplated by this Agreement shall be subject to the following conditions:

     (a) Hillside shall have furnished Imperial with certified copies of resolutions duly adopted by its Board of Directors authorizing all necessary and proper corporate action approving the execution, delivery and performance of this Agreement.

     (b) Except to the extent waived hereunder, (i) the representations and warranties of Hillside contained herein shall be true and correct in all material respects at the Closing Date with the same effect as though made at such time; and (ii) Hillside shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied by them prior to the Closing Date.

     (c) Hillside shall have obtained and delivered to Imperial all consents required to consummate the transactions contemplated by this Agreement.

     (d) There shall not have occurred (i) any material adverse change in the Acquired Assets or the business, properties, results of operations or financial condition of Hillside, (ii) any loss of or damage to any of the Acquired Assets (whether or not covered by insurance) of Hillside which will materially affect or impair the ability of Imperial to own or operate the Acquired Assets.

     (e) Hillside shall have made each and every payment of principal and interest in regard to the Bank debt as required from the time of execution of this Agreement to Closing.


     (f) All statutory requirements for the valid consummation by Hillside of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state or local governmental agencies and authorities required to be obtained in order to permit consummation by Hillside of the transactions contemplated by this Agreement and to permit the business now or previously carried on by Hillside at the Acquired Assets to continue unimpaired to any material degree immediately following the Closing Date shall have been obtained. Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute) an investigation or other proceeding which is pending at the Closing Date relating to the transactions contemplated by this Agreement and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of Hillside, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof.

     (g) Imperial shall have received from Hillside all files and records, including without limitation, contracts, assignments, agreements, receipts, deeds, leases, assays and correspondence and any other documents or files, which in any way relate to the current or former operations of the Acquired Assets.

     (h) Hillside shall have complied with the delivery requirements set forth in Section 7.03 of this Agreement.

     6.02 Conditions to Obligations of Hillside. The obligation of Hillside to effect the Closing of the transactions contemplated by this Agreement shall be subject to the following conditions:

     (a) Imperial shall have furnished Hillside with certified copies of resolutions duly adopted by its Board of Directors authorizing all necessary and proper corporate action approving the execution, delivery and performance of this Agreement.

     (b) Except to the extent waived hereunder, (i) the representations and warranties of Imperial contained herein shall be true in all material respects at the Closing Date with the same effect as though made at such time; and (ii) Imperial shall have performed all material obligations and complied with all material covenants required by this Agreement to be performed or complied with by it prior to the Closing Date.

     (c) All statutory requirements for the valid consummation by Imperial of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit consummation by Imperial of the transactions contemplated by this Agreement shall have been obtained. Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute) in a writing directed to Hillside, Imperial or any of their subsidiaries, an investigation which is pending at the Closing Date relating to the transactions contemplated by this Agreement and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of Imperial, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain the damages in respect thereof.




                             7. Actions at Closing.


     7.01 Transactions at the Closing. At the Closing the following events shall occur, each event under the control of one party hereto being a condition precedent to the events under the control of the other party, and each event being deemed to have occurred simultaneously with the other events.

     7.02 Deliveries by Imperial. At Closing, Imperial will deliver to Hillside:

     (a)  certified   copies  of  corporate   resolutions  and  other  corporate
proceedings  taken  by  Imperial  to  authorize  the  execution,   delivery  and
performance of this Agreement; and

     (b) Certificates of Incumbency and signatures of officers of Imperial dated as of the date of this Agreement.

     (c) Cash in the amount of $700,000 in the form of a certified bank check or wire transfer.

     (d) A duly issued stock certificate in the amount of 1,000,000 shares of Imperial restricted common stock in the name of Hillside or its assigns with a duly executed and authorized Demand Registration Agreement in the form attached hereto as Exhibit "D".

     (e) Duly executed releases of the personal guarantees of Mr. barker, Mr. Thagard and Mr. Tripp, Jr. from Bank of Oklahoma and Commercial State Bank.

     (f) Subject to approval by each of the Bank of Oklahoma and Commercial State Bank as pertains to its debt, either an assumption agreement in connection with the Bank debt of Hillside owed to each or sufficient cash to retire the bank debt owed by Hillside to each and a release of any corporate guarantees or mortgages.


     7.03 Deliveries by Hillside.  At Closing Hillside will deliver to Imperial:


     (a) Such bills of sale, deeds, mineral deeds, assignments, certificates of title, stock certificates and other instruments of transfer, assignment and conveyance as Imperial shall reasonably request to vest in Imperial good and marketable title to the Acquired Assets and any equipment thereon; and

     (b)  Certified   copies  of  corporate   resolutions  and  other  corporate
proceedings  taken  by  Imperial  to  authorize  the  execution,   delivery  and
performance of this Agreement; and

     (c) Certificates of Incumbency and signatures of officers of Hillside as of the date of this Agreement.

     (d) An accounting of the income and expenses from the Acquired Assets since March 1, 2003 (Effective Date) to the Closing Date, including all payments made to the Bank of Oklahoma and Commercial State Bank out of the proceeds of production attributable to the Acquired Assets. Any funds in excess of revenue less normal operating expenses (including overhead adjusted to $15,000 per month gross) less bank payments will be credited to Imperial and will reduce the cash payment required as provided in 6.01(c) above.

     (e) Copies of duly executed Change of Operator forms providing for the resignation of Hillside as operator of the Acquired Assets and the election of Imperial or its designee.

                                 8. Termination.


     8.01 Termination of the Agreement. The parties may terminate this Agreement as provided below:

     (a) Imperial and Hillside may terminate this Agreement by mutual written consent at any time prior to the Closing;

     (b) Imperial may terminate this Agreement by giving written notice to Hillside on or before the Closing Date if Imperial is not satisfied with the results of its continuing business, legal and accounting due diligence regarding Hillside;

     (c) Imperial may terminate this Agreement by giving written notice to Hillside at any time prior to the Closing (i) in the event Hillside has breached any material representation, warranty or covenant contained in this Agreement in any material respect, Imperial has notified Hillside of the breach and the breach has continued without cure for a period of 10 days after the notice of breach (ii) the aggregate of the uncured title defects exceeds 10% of the Purchase Price or (iii) if the Closing shall not have occurred on or before August 31, 2003, or such later date as may be agreed to by Imperial and Hillside in writing, by reason of the failure of any condition precedent under Section
6.01 hereof (unless the failure results primarily from Imperial itself breaching any representation, warranty or covenant contained in this Agreement); and

     (d) Hillside may terminate this Agreement by giving written notice to Imperial at any time prior to the Closing (i) in the event Imperial has breached any material representation, warranty or covenant contained in this Agreement in any material respect, Hillside has notified Imperial of the breach and the breach has continued without cure for a period of 10 days after the notice of breach (ii) the aggregate of the uncured title defects exceeds 10% or (iii) if the Closing shall not have occurred on or before August31, 2003, or such later date as may be agreed to by Imperial and Hillside in writing, by reason of the failure of any condition precedent under Section 6.02 hereof (unless the failure results primarily from Hillside itself breaching any representation, warranty or covenant contained in this Agreement).

In the event that this Agreement is terminated under 8.01 (a), (c) or (d) above, Imperial shall be entitled to a full return of the Escrowed Funds including any interest accrued thereon.

     8.02 Effect of Termination. If either Imperial or Hillside terminates this Agreement pursuant to Section 8.01 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party.

                                9. Miscellaneous.

     9.01 Survival of Covenants, Representations and Warranties. Except as otherwise specifically provided, the covenants, representations and warranties contained herein shall expire and be terminated and extinguished upon the expiration of one year from the Closing Date.

     9.02 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Nevada.

     9.03 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid if addressed as follows:

    To:   Imperial

          Imperial Petroleum, Inc.
          11600 German Pines Drive
          Evansville, IN 47725

          Attention: Mr. Jeffrey T. Wilson,
                           President


    To:  Hillside Corporation

             Hillside Oil & Gas, LLC
            308 N Colorado St.
            Midland, TX 79701

            Attention: Mr. Gary Baker
                           Managing Partner


     9.04 No Assignment. This Agreement may not be assigned by either party or by operation of law or otherwise and, in the event of an attempted assignment, this Agreement shall terminate, except to the extent that Imperial shall have the right to assign this Agreement and its rights hereunder to any of its subsidiaries at any time.

     9.05 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

     9.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. For the purpose of this Agreement, the Parties hereto agree that a facsimile copy shall have the same effect as an original signature.

     9.07 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.08 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Imperial and Hillside. No waiver by an party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     9.09 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     9.10 Brokers & Expenses. Except as otherwise expressly provided herein, each of the parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Each party hereto shall be responsible for broker or similar fees arising with respect to broker's retained or engaged by such party and shall indemnify the other party against such fees in connection with the transactions contemplated herein.

     9.11 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


                         Imperial Petroleum, Inc.


                           By: _______________________
                                Jeffrey T. Wilson
                                    President




                         Hillside Oil & Gas, LLC



                          By: ________________________
                                   Gary Barker
                                Managing Partner

December 15, 2003

Warrior Resources, Inc.
Double Eagle Petroleum Corp
Enigma Energy Company LLC
11600 German Pines
Evansville, IN 47725


Re: Amendment to Asset Purchase Agreement

Gentlemen:

In accordance with our discussions, this letter when executed by Warrior Resources, Inc., Double Eagle Petroleum Corp, and Enigma Energy Company LLC will constitute an amendment to that certain Asset Purchase Agreement between Double Eagle Petroleum Corp, as Seller, and Imperial Petroleum, Inc., as Buyer, and dated July 15, 2003, together with all amendments thereto as follows:

     (1) The following properties as listed on Exhibit "A" to the Agreement shall be deleted from the sale: All properties in Dimmit County, Texas; the Lester B#I and the Ellis B#2.

     (2) The working interest and net revenue interest in the Brawley Unit #1 and #2 wells shall be revised to 0.125000 WI and 0.010000 NRI and the operator shall be MKS Consulting.

     (3)  All other terms and conditions shall remain in full force and effect.

Very Truly Yours,

Imperial Petroleum Inc.     Warrior Resources, Inc.    Enigma Energy Company LLC

Jeffrey T. Wilson           Jeffrey T. Wilson          Jeffrey T. Wilson
President                   President                  President



                                       Double Eagle Petroleum Corp

                                       Jeffrey T. Wilson
                                       President

December 5, 2003

Warrior Resources, Inc.
Double Eagle Petroleum Corp
Enigma Energy Company LLC
11600 German Pines
Evansville, IN 47725

Re: Extension of Closing

Gentlemen:

This letter when executed by Warrior Resources, Inc., Double Eagle Petroleum Corp and Enigma Energy Company LLC will serve as our agreement to amend the Closing Date as provided in that certain Asset Purchase Agreement executed between Double Eagle Petroleum Corp, as Seller, and Imperial Petroleum, Inc., as Buyer, and dated July 15, 2003 together with all amendments thereto as follows:

     (1)  The Closing Date shall be extended to January 15, 2004.

     (2) All other terms of the Asset Purchase Agreement and amendments thereto shall remain in full force and effect.

Please sign in the space provided below.

Very Truly Yours,

Imperial Petroleum Inc.   Warrior Resources, Inc.    Enigma Energy Company LLC

Jeffrey T. Wilson         Jeffrey T. Wilson          Jeffrey T. Wilson
President                 President                  President



                                      Double Eagle Petroleum Corp

                                      Jeffrey T. Wilson
                                      President

October 31, 2003

Double Eagle Petroleum Corp
11600 German Pines
Evansville, IN 47725

Re: Amendment and Extension of Closing

Gentlemen:

This letter, when executed by Double Eagle Petroleum Corp, Warrior Resources, Inc. and Enigma Energy Company LLC, will serve as our agreement to amend that certain Purchase And Sales Agreement executed between Double Eagle Petroleum Corp , as Seller, and Imperial Petroleum, Inc., as Buyer, and dated July 15, 2003 as follows:

     (1.) The Closing Date shall be extended to December 5, 2003.

     (2.) The  SELLER  shall be  amended to  include  Warrior  Resources,  Inc.,
          ("Warrior") an Oklahoma corporation, and Enigma Energy Company LLC, ("Enigma") a Texas Limited Liability company, and all warranties and representations shall be true and correct as if provided by each additional seller thereto. Both Warrior and Enigma shall become signatory parties to the Asset Purchase Agreement.

     (3.) All other terms of the Purchase and Sales Agreement and the amendment thereto shall remain in full force and effect.

Please sign in the space provided below.


Very Truly Yours,
Imperial Petroleum Inc.     Warrior Resources, Inc.    Enigma Energy Company LLC

Jeffrey T. Wilson           Jeffrey T. Wilson          Jeffrey T. Wilson
President                   President                  President



                                      Double Eagle Petroleum Corp

                                      Jeffrey T. Wilson
                                      President

                            ASSET PURCHASE AGREEMENT



     THIS ASSET PURCHASE AGREEMENT (the "Agreement"), is entered into as of this _____ day of July 2003, by and between Double Eagle Petroleum Corp ("collectively referred herein as Double Eagle or Seller") an Oklahoma corporation having its principal place of business located at 11600 German Pines, Evansville, IN 47725 as SELLER and Imperial Petroleum, Inc., ("Imperial or Buyer"), a Nevada corporation located at 11600 German Pines Drive, Evansville, IN 47725 as BUYER.

                              W I T N E S S E T H:

     WHEREAS, Double Eagle is the owner of certain oil and gas wells, leases, interests and assets comprising those properties set forth on Exhibit "A" attached hereto; and

     WHEREAS, Double Eagle desires to sell, transfer and assign to Imperial all of its right, title and interest in and to those assets comprising those properties as described on Exhibit "A" and any and all equipment used by Double Eagle in conjunction with the operation of said properties and located on the premises, collectively referred to as the "Acquired Assets"; and

     WHEREAS, Double Eagle has certain liabilities to trade creditors and others as specifically set out in Exhibit "B" hereto and herein referred to as the "Acquired Liabilities"; and

     WHEREAS, the Board of Directors of both Double Eagle and Imperial deem it in the best interests of each to complete the transaction herein contemplated;

     NOW,  THEREFORE,  in  consideration  of the  premises  and  of  the  mutual
agreements,   provisions,  covenants,   representations  and  warranties  herein
contained, the parties hereto hereby agree as follows:


                         1. Purchase and Sale of Assets.

     1.01 Purchase and Sale. On and subject to the terms and conditions of this Agreement, Imperial agrees to purchase from Double Eagle and Double Eagle agrees to sell, transfer, convey and deliver to Imperial all of Double Eagle's right, title and interest in and to the Acquired Assets and Acquired Liabilities, including without limitation, the following assets and liabilities:

     (a) all of Double Eagle' right, title and interest in and to each of the properties as more particularly described on Exhibit "A" attached hereto, and all equipment, buildings, fixtures and other improvements located thereon and all rights, easements, rights-of-way and other interests incidental thereto and used or necessary for the use and enjoyment of the properties by Imperial;

     (b) all machinery, equipment, trucks, tractors and trailers and related spare components and parts, inventories of raw materials, supplies and minerals, processed goods, goods in process, and tools located on the properties or used in connection with the properties;

     (c) all certificates, licenses, permits, registrations and applications therefor necessary, useful for, used or held for use by Double Eagle in the ownership or operation of the properties (collectively, the "Permits"); whether held in the name of Double Eagle or in an affiliate entity;

     (d) all water wells and water rights, licenses, permits and applications therefor to locate, drill for, produce, use, gather, restrict flow, store or remove water on, from or to the properties (collectively, the "Water Rights"); and

     (e) all books, records, ledgers, files, documents, correspondence, lists, plats, maps, plans, drawings, blueprints, specifications, assays, studies, reports and other written or printed materials necessary, useful for, held for use by Double Eagle useful in the ownership or operation of the properties on Exhibit "B", including any stock certificates, stock appreciation rights, warrant certificates or similar documents conveying ownership of the properties;

     (f) all trade accounts and all accounts receivables of Double Eagle as more fully described on Exhibit "B" attached hereto and made a part herein. It is the express intention of the parties that Imperial acquire all trade accounts payable and receivable of Double Eagle at closing.

     1.03 Purchase Price. Imperial agrees to purchase the Acquired Assets and Acquired Liabilities from Double Eagle at Closing in exchange for a total consideration of $ 6.4 million (the "Purchase Price") to be adjusted as provided in this Agreement and comprised of the following:

     (a) Payoff or assumption of the existing Bank of Oklahoma bank debt ($3.7million as of 06/30/03 (referred herein as the "Bank debt") that is secured by the oil and gas interests and properties and certain equipment to be conveyed to Imperial.

     (b) Two million shares of the restricted common stock of Imperial with Demand Registration Rights as provided in Exhibit "C" attached hereto and made a part hereof;

     (c) Forgiveness of the Notes Payable to Imperial in the amount of $1.7 million.

     (d)   Assumption  of  trade   accounts   payable  net  of   receivables  of
approximately $0.5 million as provided on Exhibit "B" attached hereto.

     1.03 Effective Date: The purchase of the Acquired Assets shall be effective as of 7:00 a.m. on August 31, 2003 ("Effective Date"), such that BUYER shall be entitled to the proceeds from the production and sale of oil and natural gas from and after the Effective Date and shall be responsible for expenses incurred in connection with the direct operation of the properties from and after the Effective Date.

     1.04 Closing. Subject to the terms and provisions of this Agreement, the closing of the transactions contemplated by this Agreement will be at 10:00 a.m. at the offices Imperial Petroleum, Inc., 11600 German Pines Drive, Evansville, IN 47725, on or before, August 31, 2003, or at such earlier or later date or such other place or in such other manner as shall be mutually agreed upon by Imperial and Double Eagle, such date and time sometimes being referred to herein as the "Closing" or "Closing Date."


                 2. Representations and Warranties of Imperial.

     Imperial represents and warrants to Double Eagle that, to the best of its knowledge, the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

     2.01 Organization, Qualification and Corporate Power. Imperial is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Imperial is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. Imperial has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

     2.02 Authority. Imperial has all requisite corporate power and authority to execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered by Imperial hereunder, to consummate the transactions contemplated hereby and to perform all terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by Imperial and all agreements, instruments, and documents to be executed and delivered by Imperial hereunder, the performance by Imperial of all the terms and conditions hereto to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of Imperial, and no other corporate proceedings of Imperial are necessary with respect thereto. All persons who have executed and delivered this Agreement, and all persons who will execute and deliver the other agreements, documents and instruments to be executed and delivered by Imperial hereunder, have been duly authorized to do so by all necessary actions on the part of Imperial. This Agreement constitutes, and each other agreement and instrument to be executed by Imperial hereunder, when executed and delivered by Imperial, will constitute, the valid and binding obligation of Imperial enforceable against it in accordance with its terms.

     2.03 Capitalization. The entire authorized capital stock of Imperial, as of the date of the Agreement, consists of 50,000,000 shares of common stock, par value $0.006 per share, of which 25,958,885 shares are, as of the date of this Agreement, issued and outstanding, including 116,667 shares held in treasury. Certain employees and other individuals have been granted warrants to acquire restricted common stock of Imperial, which if exercised would result in the issuance of an additional 500,000 shares of common stock. All of the issued and outstanding shares of Imperial common stock have been duly authorized, are validly issued, fully paid, and non-assessable. Except as disclosed above or as included in the acquisition agreement with Hillside Oil & Gas and the Engagement Agreement with Jefferies & Co. which have been disclosed to Double Eagle, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which Imperial is a party or which are binding upon Imperial providing for the issuance, disposition or acquisition of any of its capital stock. Upon issuance, the Imperial Shares to be issued to Sellers, pursuant to this
Agreement   will  be  duly   authorized,   validly   issued,   fully   paid  and
non-assessable.

     2.04 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any federal, state or local government, governmental agency or court to which Imperial is subject or any provision of its Certificate of Incorporation, Bylaws or Board of Directors or stockholder resolutions of Imperial or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Imperial is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets. Imperial is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any federal, state or local government, governmental agency, bank, financial institution or other person or entity in order for Imperial to consummate the transactions contemplated by this Agreement.

     2.05  Disclosure.  The  representations  and  warranties  contained in this
Section 2 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this
Section 2 not misleading.

     2.06 Representation. Imperial represents and warrants that in making the decision to acquire the Acquired Assets, it has relied upon its own independent investigations and the independent investigations by its representatives, including its own professional legal, tax, and business advisors, and that Imperial and its representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from Double Eagle.

           3. Representations and Warranties Concerning Double Eagle.

     Double Eagle, represents and warrants to Imperial that, to the best of their knowledge, the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

     3.01 Authority. Double Eagle has all requisite power and authority to execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered by Double Eagle hereunder, to consummate the transactions contemplated hereby and to perform all terms and conditions hereof to be performed by it. This Agreement constitutes, and each other agreement and instrument to be executed by Double Eagle hereunder, when executed and delivered by Double Eagle, will constitute, the valid and binding obligation of Double Eagle enforceable against it in accordance with its terms.

     3.02 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which Double Eagle is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Double Eagle is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets. Double Eagle is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any federal, state or local government, governmental agency, bank, financial institution or other party in order for Double Eagle and Imperial to consummate the transactions contemplated by this Agreement.

     3.03 Title. The Acquired Assets are being transferred pursuant to this Agreement to Buyer without warranty, either express or implied. To the best of its knowledge, Double Eagle has not received or been notified of any adverse claims against the Acquired Assets, except as disclosed to Buyer or as provided in the Exhibit "B", and upon the Closing Date will transfer the Acquired Assets free and clear of any liens, claims, mortgages, security interests, pledges, encumbrances or restrictions on transfer of any kind or nature. Imperial shall conduct its title investigation and notify Double Eagle in writing of any defects in the title to the Acquired Assets from time to time but in any event not later than 20 calendar days prior to the Closing Date and shall propose an adjustment to the Purchase Price. Double Eagle shall have 10 calendar days from receipt of notification to either cure the title defect or remove the entire property from the sale and adjust the purchase price based upon the Allocated Value or accept the proposed adjustment to the Purchase Price. All adjustments to the Purchase Price shall first be deducted from the common stock due Double Eagle based upon an agreed value of $0.25 per share. In the event that the title adjustments exceed 10% of the Purchase Price, Imperial, may at its own discretion terminate the transaction.

     3.04 Permits. To the best knowledge of Seller, Seller has received no notice and has no knowledge of any revocation, termination or modification of any Permit affecting the Acquired Assets that would have a material adverse effect on the continued operation of the Acquired Assets by the Buyer after Closing.

     3.05 Governmental Approvals. To the best knowledge of Seller, Seller has not received any notification of a required consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority (including, without limitation, any department, bureau or agency), required to be obtained or made in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby the failure of which to obtain would have a material adverse affect on the Acquired Assets, Imperial or Imperial's ability to own, operate or exploit the Acquired Assets. Seller has not received any demands from the Texas Railroad Commission, Louisiana Department of Natural Resources, The New Mexico Department of Natural Resources or the Environmental Protection Agency, or any similar body having jurisdiction over mineral rights and operations within the States of Texas, New Mexico or Louisiana, to plug and abandon, repair, or otherwise alter the present operations of any of the properties or wells comprising the Acquired Assets.

     3.06 Tax Matters. To the best knowledge of Seller, there is no dispute or claim concerning any federal, state or local tax liability either (A) claimed or raised by any authority in writing or (B) as to which Double Eagle or any of the directors and officers (and employees responsible for tax matters) of Double

Eagle or any affiliate have knowledge based upon personal contact with any agent of such authority. Double Eagle has paid all of its outstanding tax obligations in each jurisdiction where such obligation has been incurred on a timely basis.

     3.07 Litigation. To the best knowledge of Seller, and except as disclosed to Buyer , there is no litigation and there are no arbitration proceedings or governmental proceedings, suits or investigations pending, instituted or threatened against Double Eagle or any of the Acquired Assets. Double Eagle has not received any notifications or charges from any federal, state, or local governmental authority involving oil and gas, occupational safety and health or water quality or other environmental matters.

     3.08 Environment, Health and Safety. To the best knowledge of Seller, there are no claims and Seller is not aware of the potential for any claims arising out of environmental issues related to the operation or ownership of the Acquired Assets. Seller expressly assumes any liability associated with environmental issues relating to events that occurred prior to the Effective Date.

     3.09 Legal Compliance. To the best of its knowledge, Seller is not aware of any issues or claims relating to legal compliance, including any potential liabilities, associated with environmental, health or safety laws affecting the Acquired Assets.

     3.10  Disclosure.  The  representations  and  warranties  contained in this
Section 3 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this
Section 3 not misleading.

     3.11 Representation. Double Eagle represents and warrants that in making the decision to sell the Acquired Assets and accept Imperial common stock in partial payment thereof, it has relied upon its own independent investigations and the independent investigations by its representatives, including its own professional legal, tax, and business advisors, and that Double Eagle and its representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from Imperial. Double Eagle warrants that it is acquiring the Imperial shares for its own account and without a plan or the intent to distribute the shares absent a valid registration of the shares under the Securities Act of 1933, as amended, or legal exemption therefrom. Double Eagle acknowledges that the shares, when issued, will bear a restrictive legend in accordance with the Securities Act of 1933, as amended.

                                  4. Survival.

     4.01 Survival. All of the representations and warranties of Double Eagle contained in this Agreement and the representations of Imperial contained in this Agreement shall survive for a period of one year after the Closing Date.

                  5. Conduct and Transactions prior to Closing.


     5.01 Covenants of Double Eagle. Between the date of this Agreement and the Closing Date or, if earlier termination of this Agreement:

     (a) Double Eagle agrees to give Imperial its agents and representatives, full access to the Acquired Assets and all of Double Eagle's premises and books and records relating to the Acquired Assets and its operation, and to furnish Imperial with such financial, title and operating data and other information with respect to the Acquired Assets and its ownership and operation as Imperial shall from time to time request; provided, however, that any such investigation shall not affect any of the representations and warranties of Double Eagle hereunder; and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of Double Eagle. Double Eagle agrees to furnish to Imperial any title opinions, title reviews or other material useful to Imperial in its review of the title to the Acquired Assets vested in Double Eagle. In the event of termination of this Agreement, Imperial will return to Double Eagle all documents, work papers, and other material obtained from Double Eagle in connection with the transactions contemplated hereby and will keep confidential any information obtained pursuant to this Agreement unless such information is ascertainable from public or published information or trade sources.

     (b) Double Eagle will conduct its business relating to the Acquired Assets only in the ordinary course. Double Eagle will not conduct any single operation on the Acquired Assets requiring the expenditure of an amount greater than $50,000 without providing notice of and appropriate documentation to Imperial in writing prior to the commencement of such operation. Double Eagle will not recomplete or abandon any well comprising the Acquired Assets from the date of signing this Agreement until Closing without providing notice of and appropriate documentation to Imperial in writing prior to the commencement of such operations.

     (c) Double Eagle will: (i) promptly notify Imperial of the receipt of any written notice or written claim of any termination or cancellation, or written threat of termination or cancellation, of any of the Acquired Assets; (ii) promptly notify Imperial of any action, suit, proceeding, claim or investigation which is threatened or commenced against Double Eagle which relates to or affects in any material respect the ownership or operation of the Acquired Assets by Imperial after the Closing of this Agreement or the transactions contemplated thereby; (iii) promptly notify Imperial of any condition or circumstance occurring from the date hereof up to and including the Closing Date that would cause the representations and warranties of Double Eagle contained herein to become untrue in any material respect; and (iv) cooperate with Imperial to effect an orderly transition of the ownership and operation of the Acquired Assets and use its best efforts to protect the relationships with Double Eagle's existing customers and suppliers relating to the Acquired Assets.

     (d) Double Eagle agrees that neither it nor its affiliates nor any employee, representative or advisor of Double Eagle or their affiliates will, directly or indirectly, (i) solicit, initiate or encourage any Acquisition Proposal (as defined below) relating to the Acquired Assets or afford access to the properties or permits or the books and records relating to the Acquired Assets or Permits, to any person that may be considering making or has made an Acquisition Proposal. Double Eagle shall immediately cease or cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any Acquisition Proposal. As used herein, the term "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, (i) the acquisition of all or a substantial portion of the Acquired Assets (other than the transactions contemplated by this Agreement). The provisions of this Section 5.01 shall remain in effect until the earlier of the termination of this Agreement pursuant to Section 8 or the Closing.


     5.02 Covenants of Imperial.

     (a) Between the date of this Agreement and the Closing Date, Imperial agrees to cause Imperial's officers to furnish Double Eagle with such financial and operating data and other information with respect to the business and properties of Imperial as Double Eagle shall from time to time reasonably request and provided such information is in the public domain; provided, however, that any such investigation shall not affect any of the representations and warranties of Imperial hereunder; and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of Imperial. In the event of termination of this Agreement, Double Eagle will return to Imperial all documents, work papers and other material obtained from Imperial in connection with the transactions contemplated hereby and will use all reasonable efforts to keep confidential any information obtained pursuant to this Agreement unless such information is ascertainable from public or published information or trade sources.

     (b) Imperial waives compliance by Double Eagle with the bulk sales law, if applicable, in the states having jurisdiction in connection with the sale of Acquired Assets contemplated by this Agreement. Double Eagle hereby agrees to indemnify and hold Imperial harmless from and against all losses, damages and expenses incurred by Imperial as a result of such noncompliance.

     5.03 Consents. Prior to Closing, Double Eagle and Imperial shall each use their or its respective best efforts to obtain the consent or approval of each person (including any federal, state or local governmental authority) whose consent or approval shall be required in order to permit Imperial or Double Eagle, as the case may be, to consummate the transactions contemplated by this Agreement.

                            6. Conditions to Closing.

     6.01 Conditions to Obligations of Imperial. The obligation of Imperial to effect the Closing of the transactions contemplated by this Agreement shall be subject to the following conditions:

     (a) Double Eagle shall have furnished Imperial with certified copies of resolutions duly adopted by its Board of Directors authorizing all necessary and proper corporate action approving the execution, delivery and performance of this Agreement.

     (b) Except to the extent waived hereunder, (i) the representations and warranties of Double Eagle contained herein shall be true and correct in all material respects at the Closing Date with the same effect as though made at such time; and (ii) Double Eagle shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied by them prior to the Closing Date.

     (c) Double Eagle shall have obtained and delivered to Imperial all consents required to consummate the transactions contemplated by this Agreement, including the consent of Bank of Oklahoma and the consent of a majority of the shareholders of Double Eagle's parent corporation, Warrior Resources, Inc.

     (d) There shall not have occurred (i) any material adverse change in the Acquired Assets or the business, properties, results of operations or financial condition of Double Eagle, (ii) any loss of or damage to any of the Acquired Assets (whether or not covered by insurance) of Double Eagle which will materially affect or impair the ability of Imperial to own or operate the Acquired Assets.

     (e) All statutory requirements for the valid consummation by Double Eagle of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state or local governmental agencies and authorities required to be obtained in order to permit consummation by Double Eagle of the transactions contemplated by this Agreement and to permit the business now or previously carried on by Double Eagle at the Acquired Assets to continue unimpaired to any material degree immediately following the Closing Date shall have been obtained. Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute) an investigation or other proceeding which is pending at the Closing Date relating to the transactions contemplated by this Agreement and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of Double Eagle, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof.

     (f) Imperial shall have received from Double Eagle all files and records, including without limitation, contracts, assignments, agreements, receipts, deeds, leases, assays and correspondence and any other documents or files, which in any way relate to the current or former operations of the Acquired Assets.

     (g) Double Eagle shall have complied with the delivery requirements set forth in Section 7.03 of this Agreement.

     (h) Double Eagle shall have obtained at its cost and expense an opinion from a third party stipulating the fairness of the proposed transaction to the shareholders of Double Eagle's parent company, Warrior Resources, Inc.


     6.02 Conditions to Obligations of Double Eagle. The obligation of Double Eagle to effect the Closing of the transactions contemplated by this Agreement shall be subject to the following conditions:

     (a) Imperial shall have furnished Double Eagle with certified copies of resolutions duly adopted by its Board of Directors authorizing all necessary and proper corporate action approving the execution, delivery and performance of this Agreement.

     (b) Except to the extent waived hereunder, (i) the representations and warranties of Imperial contained herein shall be true in all material respects at the Closing Date with the same effect as though made at such time; and (ii) Imperial shall have performed all material obligations and complied with all material covenants required by this Agreement to be performed or complied with by it prior to the Closing Date.

     (c) All statutory requirements for the valid consummation by Imperial of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit consummation by Imperial of the transactions contemplated by this Agreement shall have been obtained. Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute) in a writing directed to Double Eagle, Imperial or any of their subsidiaries, an investigation which is pending at the Closing Date relating to the transactions contemplated by this Agreement and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of Imperial, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain the damages in respect thereof.


                             7. Actions at Closing.

     7.01 Transactions at the Closing. At the Closing the following events shall occur, each event under the control of one party hereto being a condition precedent to the events under the control of the other party, and each event being deemed to have occurred simultaneously with the other events.

     7.02  Deliveries by Imperial.  At Closing,  Imperial will deliver to Double
Eagle:


     (a)  certified   copies  of  corporate   resolutions  and  other  corporate
proceedings  taken  by  Imperial  to  authorize  the  execution,   delivery  and
performance of this Agreement; and

     (b) Certificates of Incumbency and signatures of officers of Imperial dated as of the date of this Agreement.

     (c) A duly issued stock certificate in the amount of 2,000,000 shares of Imperial restricted common stock in the name of Double Eagle or its assigns with a duly executed and authorized Demand Registration Agreement in the form attached hereto as Exhibit "C".

     (d) Subject to approval by each of the Bank of Oklahoma as pertains to its debt, either an assumption agreement in connection with the Bank debt of Double Eagle or sufficient cash to retire the bank debt owed by Double Eagle and a release of any corporate guarantees or mortgages.


     7.03  Deliveries by Double Eagle.  At Closing  Double Eagle will deliver to
Imperial:

     (a) Such bills of sale, deeds, mineral deeds, assignments, certificates of title, stock certificates and other instruments of transfer, assignment and conveyance as Imperial shall reasonably request to vest in Imperial good and marketable title to the Acquired Assets and any equipment thereon; and

     (b)  Certified   copies  of  corporate   resolutions  and  other  corporate
proceedings taken by Double Eagle to authorize the execution, delivery and performance of this Agreement; and

     (c) Certificates of Incumbency and signatures of officers of Double Eagle as of the date of this Agreement.

     (d) An accounting of the income and expenses from the Acquired Assets since August 31, 2003 (Effective Date) to the Closing Date, including all payments made to the Bank of Oklahoma and other trade accounts payables out of the proceeds of production attributable to the Acquired Assets.

     (e) Copies of duly executed Change of Operator forms providing for the resignation of Double Eagle as operator of the Acquired Assets and the election of Imperial or its designee.

     (f) Assignments of any and all accounts receivables and trade accounts payables from Double Eagle to Imperial as provided on Exhibit "B" attached hereto.

     (g) A copy of the Fairness Opinion and a copy of the results of the Proxy Solicitation completed by the parent company of Double Eagle, Warrior Resources, Inc.

                                 8. Termination.

     8.01 Termination of the Agreement. The parties may terminate this Agreement as provided below:

     (a) Imperial and Double Eagle may terminate this Agreement by mutual written consent at any time prior to the Closing;

     (b) Imperial may terminate this Agreement by giving written notice to Double Eagle on or before the Closing Date if Imperial is not satisfied with the results of its continuing business, legal and accounting due diligence regarding Double Eagle;

     (c) Imperial may terminate this Agreement by giving written notice to Double Eagle at any time prior to the Closing (i) in the event Double Eagle has breached any material representation, warranty or covenant contained in this Agreement in any material respect, Imperial has notified Double Eagle of the breach and the breach has continued without cure for a period of 10 days after the notice of breach (ii) the aggregate of the uncured title defects exceeds 10% of the Purchase Price or (iii) if the Closing shall not have occurred on or before August 31, 2003, or such later date as may be agreed to by Imperial and Double Eagle in writing, by reason of the failure of any condition precedent under Section 6.01 hereof (unless the failure results primarily from Imperial itself breaching any representation, warranty or covenant contained in this Agreement); and

     (d) Double Eagle may terminate this Agreement by giving written notice to Imperial at any time prior to the Closing (i) in the event Imperial has breached any material representation, warranty or covenant contained in this Agreement in any material respect, Double Eagle has notified Imperial of the breach and the breach has continued without cure for a period of 10 days after the notice of breach (ii) the aggregate of the uncured title defects exceeds 10% or (iii) if the Closing shall not have occurred on or before August31, 2003, or such later date as may be agreed to by Imperial and Double Eagle in writing, by reason of the failure of any condition precedent under Section 6.02 hereof (unless the failure results primarily from Double Eagle itself breaching any representation, warranty or covenant contained in this Agreement).


     8.02 Effect of Termination. If either Imperial or Double Eagle terminates this Agreement pursuant to Section 8.01 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party.

                                9. Miscellaneous.

     9.01 Survival of Covenants, Representations and Warranties. Except as otherwise specifically provided, the covenants, representations and warranties contained herein shall expire and be terminated and extinguished upon the expiration of one year from the Closing Date.

     9.02 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Nevada.

     9.03 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid if addressed as follows:


  To:   Imperial

          Imperial Petroleum, Inc.
          11600 German Pines Drive
          Evansville, IN 47725

          Attention: Mr. Jeffrey T. Wilson,
                           President


    To:  Double Eagle Corporation

             Double Eagle Oil & Gas, LLC
             11600 German Pines Drive
             Evansville, IN 47725

             Attention: Mr. Jeffrey T. Wilson,
                              President

     9.04 No Assignment. This Agreement may not be assigned by either party or by operation of law or otherwise and, in the event of an attempted assignment, this Agreement shall terminate, except to the extent that Imperial shall have the right to assign this Agreement and its rights hereunder to any of its subsidiaries at any time.

     9.05 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

     9.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. For the purpose of this Agreement, the Parties hereto agree that a facsimile copy shall have the same effect as an original signature.

     9.07 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.08 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by
Imperial   and   Double   Eagle.   No  waiver  by  an  party  of  any   default,
misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     9.09 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     9.10 Brokers & Expenses. Except as otherwise expressly provided herein, each of the parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Each party hereto shall be responsible for broker or similar fees arising with respect to broker's retained or engaged by such party and shall indemnify the other party against such fees in connection with the transactions contemplated herein.

     9.11 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


                        Imperial Petroleum, Inc. "BUYER"


                           By: _______________________
                                Jeffrey T. Wilson
                                    President




                         Double Eagle Petroleum Corp "SELLER"



                          By: ________________________
                                Jeffrey T. Wilson
                                    President

                                       June 26, 2003



IMPERIAL PETROLEUM CORPORATION
11600 German Pines
Evansville, In 47725
Attention:: Jeffrey T. Wilson, Chairman and President

Ladies and Gentlemen:

     1. Retention. This letter agreement (the "Agreement") confirms that IMPERIAL PETROLEUM CORPORATION (the "Company"), a Nevada corporation, has engaged Jefferies & Company, Inc. ("Jefferies") to act as exclusive financial advisor to and sole placement agent for the Company in connection with the structuring, issuance and sale (the "Transaction") of up to $25,000,000 of notes (the "Notes"). During the Term of the Agreement, the Company agrees that it will not, directly or indirectly, offer any of the Notes or any similar securities for sale to, or solicit any offer to purchase any of the same from, or otherwise contact or approach with respect thereto with any person or persons, other than through Jefferies.

     2. Information on the Company. In connection with Jefferies' activities hereunder, the Company will furnish Jefferies and its counsel with all materials and information regarding the business and financial condition of the Company (all such information so furnished being the "Information") and with a private placement memorandum with respect to the Company and the Notes (such memorandum, including all exhibits, supplements or amendments thereto, the "Offering Materials"). The Company recognizes and confirms that Jefferies: (a) will use and rely solely on the Information, the Offering Materials and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same;
(b) is authorized as the Company's exclusive financial advisor and sole placement agent to transmit to any prospective participant in the Transaction a copy or copies of the Offering Materials, and the forms of purchase agreements and other legal documentation necessary or advisable in connection with the transactions contemplated hereby; (c) does not assume responsibility for the accuracy or completeness of the Information, the Offering Materials or such other information; (d) will not make an appraisal of any assets or liabilities of the Company; and (e) retains the right to continue to perform due diligence on the Company during the course of the engagement.

     3. Use of Name. The Company agrees that any reference to Jefferies in any release, communication, or other material is subject to Jefferies' prior written approval, which may be given or withheld in its sole discretion. If Jefferies resigns prior to the dissemination of any such release, communication or material, no reference shall be made therein to Jefferies, despite any prior written approval that may have been given therefor.

     4. Use of Advice. No statements made or advice rendered by Jefferies in connection with the services performed by Jefferies pursuant to this Agreement will be quoted by, nor will any such statements or advice be referred to, in any report, document, release or other communication, whether written or oral, prepared, issued or transmitted by, the Company or any person or corporation controlling, controlled by or under common control with, the Company or any director, officer, manager, member, employee, agent or representative of any such person, without the prior written authorization of Jefferies, which may be given or withheld in its sole discretion, except to the extent required by law (in which case the appropriate party shall so advise Jefferies in writing prior to such use and shall consult with Jefferies with respect to the form and timing of disclosure).

     5. Compensation. In payment for services rendered and to be rendered hereunder by Jefferies, the Company agrees to pay to Jefferies as follows:

          (a) Upon consummation of the sale of the Notes, the Company shall pay to Jefferies in cash a fee in an amount that is equal to 6% of the aggregate principal amount of Notes issued which in no event shall be less than $500,000 and shall grant to Jefferies warrants exercisable for five years into an amount of the Company's common stock equivalent to 5% of the fully diluted ownership of the Company, with a total exercise price of $0.01. In addition, if the Company consummates the sale of the Notes and undertakes within two years of the closing of the sale of the Notes (i) a financing, then Jefferies shall be given the right, but not the obligation, to act as lead manager or co-manager for such an offering and to receive at least 70% of the aggregate gross spread from such an offering (such gross spread in such transactions will be mutually determined in good faith by the Company and Jefferies and shall be based on the prevailing market for similar services); or (ii) a merger with or into, a consolidation with, a sale of all or substantially all of its assets to, or an acquisition of all or substantially all of the assets of, another person or group of affiliated persons in a transaction or series of related transactions, then Jefferies shall be given the right, but not the obligation, to act as a financial advisor to the Company for such transaction or transactions and to receive a fee in an amount to be mutually determined in good faith by the Company and Jefferies and shall be based on the prevailing market for similar services. The retention and compensation of Jefferies for such subsequent transactions shall be outlined in a separate agreement or agreements not considered part of this Agreement.

          (b) In addition to the compensation to be paid to Jefferies as provided in Section 5(a) hereof, without regard to whether any Transaction is consummated or this Agreement expires or is terminated, the Company shall pay to, or on behalf of, Jefferies, promptly as billed, all fees, disbursements and out-of-pocket expenses incurred by Jefferies in connection with its services to be rendered hereunder (including, without limitation, the fees and disbursements of Jefferies' counsel, travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures).

          (c) Jefferies may resign at any time and the Company may terminate Jefferies' services at any time, each by giving prior written notice to the other. If this Agreement expires, Jefferies resigns or the Company terminates Jefferies' services for any reason, Jefferies and its counsel shall be entitled to receive all of the amounts due pursuant to Sections 5(a) and 5(b) hereof up to and including the effective date of such expiration, termination or resignation, as the case may be. If Jefferies' services hereunder are terminated by the Company or this Agreement expires, and the Company completes a transaction similar to the Transaction contemplated herein within one year of such termination or expiration, then the Company shall pay Jefferies concurrently with the closing of such transaction in cash the fees as outlined in Section 5(a).

          (d) All fees payable to Jefferies pursuant to this Section 5 shall be payable in cash via wire transfer to an account designated by Jefferies. No fee paid or payable to Jefferies or any of its affiliates shall be credited against any other fee paid or payable to Jefferies or any of its affiliates.

     6. Representations and Warranties. The Company represents and warrants to Jefferies that (a) this Agreement has been duly authorized, executed and delivered by the Company; and, assuming the due execution by Jefferies, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and (b) the Information and the Offering Materials will not, when delivered nor at any time prior to or at the closing of the Transaction, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall advise Jefferies promptly of the occurrence of any event or any other change prior to the closing which results in the Information or the Offering Materials containing any untrue statement of a material fact or omitting to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     7. Indemnity; Limitation of Liability. Since Jefferies will be acting on behalf of the Company as set forth in this Agreement, and as an integral part of the consideration of the services to be rendered hereunder, the Company shall indemnify Jefferies and certain other Indemnified Persons (as defined in Schedule A hereto) in accordance with Schedule A attached hereto. The Company shall not and shall cause its affiliates and their respective directors, officers, managers, members, employees, shareholders and agents not to, initiate any action or proceeding against Jefferies or any other Indemnified Person in connection with this engagement or the Transaction unless such action or proceeding is based solely upon the willful misconduct or gross negligence of Jefferies or any such Indemnified Person. The parties hereto agree that Jefferies and the Indemnified Persons shall not, and shall not be deemed to, owe any fiduciary duties to the Company under this Agreement or otherwise.

     8. Conditions of Placement. It is understood that the execution of this Agreement shall not be deemed or construed as obligating Jefferies to purchase any of the Notes and there is no obligation on the part of Jefferies to place the Notes. Without limiting the foregoing, Jefferies' services to be performed hereunder are subject to certain conditions, including, among others, (i) approval of Jefferies' Underwriting Assistance Committee, to be given or withheld in its sole discretion, (ii) satisfactory completion of due diligence on the Company by Jefferies, (iii) the form and terms of the Notes being mutually acceptable to the Company, Jefferies and prospective purchasers of the Notes, (iv) market conditions, and (v) no adverse change in the condition of the Company.

     9. Survival of Certain Provisions. The indemnity and contribution agreements contained in Schedule A to this Agreement and the provisions of Sections 2, 3, 4, 5, 6, 7, 12, 13, 14, 15, 17 and 18 of this Agreement and this
Section 9 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of Jefferies, or by or on behalf of any affiliate of Jefferies or any person controlling or controlled by either, (b) completion of the Transaction, (c) the resignation of Jefferies or any termination of Jefferies' services or (d) any amendment, expiration or termination of this Agreement, and shall be binding upon, and shall inure to the benefit of, any successors, assigns, heirs and personal representatives of the Company, Jefferies, and the Indemnified Persons.

     10. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (a) if to the Company, at the address set forth above, and (b) if to Jefferies, at the offices of Jefferies at 11100 Santa Monica Boulevard, Suite 1000, Los Angeles, California 90025, Attention: Lloyd H. Feller, Executive Vice President and General Counsel.

     11. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     12. Assignment. This Agreement may not be assigned by either party hereto without the prior written consent of the other, to be given in the sole discretion of the party from whom such consent is being requested. Any attempted assignment of this Agreement made without such consent may be void, at the option of the non-assigning party.

     13. Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the Company, Jefferies and the other Indemnified Persons referred to in Schedule A hereof and their respective successors, assigns, heirs and personal representatives, and no other person shall acquire or have any right under or by virtue of this Agreement.

     14. Construction and Choice of Law. This Agreement, together with Schedule A attached hereto, incorporates the entire understanding of the parties and supersedes all previous agreements relating to the subject matter hereof should they exist. This Agreement and any issue arising out of or relating to the parties' relationship hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

     15. Jurisdiction and Venue. Each party hereto consents specifically to the exclusive jurisdiction of the federal courts of the United States sitting in the Southern District of New York, or if such federal court declines to exercise jurisdiction over any action filed pursuant to this Agreement, the courts of the State of New York sitting in the County of New York, and any court to which an appeal may be taken in connection with any action filed pursuant to this Agreement, for the purposes of all legal proceedings arising out of or relating to this Agreement and the parties agree not to commence any action, suit or proceeding relating hereto except in such courts. In connection with the foregoing consent, each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the court's exercise of personal jurisdiction over each party to this Agreement or the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party further irrevocably waives its right to a trial by jury and consents that service of process may be effected in any manner permitted under the laws of the State of New York.

     16. Headings. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not part of this Agreement.

     17. Press Announcements. At any time after the consummation or other public announcement of the Transaction, Jefferies may place an announcement in such newspapers and publications as it may choose, stating that Jefferies has acted as exclusive financial advisor and sole placement agent to the Company in connection with the Transaction, and may use, from time to time, the Company's name and logo and a brief description of the Transaction in publications and/or marketing materials prepared and/or distributed by Jefferies.

     18. Amendment; Waiver. This Agreement may not be modified or amended except in a writing duly executed by the parties hereto. No waiver by either party of any breach of any provision of this Agreement shall be deemed a waiver of any similar or any other provision of this Agreement at the same or any prior or subsequent time. To be effective, a waiver must be set forth in writing signed by the waiving party and must specifically refer to this Agreement and the provision being waived.

     19. Term. Except as provided herein, this Agreement shall run from the date of this letter to a date of one year thereafter, unless extended by mutual consent of the parties (the "Term").

     Please sign and return an original and one copy of this letter to the undersigned to indicate your acceptance of the terms set forth herein, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and Jefferies as of the date first above written.

                                          Sincerely,

                                          JEFFERIES & COMPANY, INC.


                                          By
                                              Name:
                                              Title:

Accepted and Agreed:

IMPERIAL PETROLEUM CORPORATION


By
    Name:
    Title:

                                         SCHEDULE A


                                          June 26, 2003


JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard, 10th Floor
Los Angeles, CA  90025


Ladies and Gentlemen:

     This letter agreement is entered into pursuant to, and in order to induce Jefferies & Company, Inc. ("Jefferies") to enter into, the engagement letter, dated June 26, 2003(as amended from time to time in accordance with the terms thereof, the "Agreement"), between IMPERIAL PETROLEUM CORPORATION (the "Company"), a Nevada corporation, and Jefferies. Unless otherwise noted, all capitalized terms used herein shall have the meanings set forth in the Agreement.

     Since Jefferies will be acting on behalf of the Company in connection with the transactions contemplated by the Agreement, and as part of the consideration for the agreement of Jefferies to furnish its services pursuant to such Agreement, the Company agrees to indemnify and hold harmless Jefferies and its affiliates and their respective officers, directors, managers, members, partners, counsel, employees and agents, and any other persons controlling Jefferies or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, and the respective agents, employees, officers, directors, managers, members, partners, counsel and shareholders of such persons (Jefferies and each such other person being referred to as an "Indemnified Person"), to the fullest extent lawful, from and against all claims, liabilities, losses, damages and expenses (or actions in respect thereof), as incurred, related to or arising out of or in connection with (i) actions taken or omitted to be taken by the Company, its affiliates, employees or agents, (ii) actions taken or omitted to be taken by any Indemnified Person (including acts or omissions constituting ordinary negligence) pursuant to the terms of, or in connection with services rendered pursuant to, the Agreement or any Transaction or proposed transaction contemplated thereby or any Indemnified Person's role in connection therewith, provided, however, that the Company shall not be responsible for any losses, claims, damages, liabilities or expenses of any Indemnified Person to the extent, and only to the extent, that it is finally judicially determined that they are due solely to such Indemnified Person's willful misconduct or gross negligence, and/or (iii) any untrue statement or alleged untrue statement of a material fact contained in any of the Information, the Offering Materials, or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

     The Company shall not settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in which any Indemnified Person is or could be a party and as to which indemnification or contribution could have been sought by such Indemnified Person hereunder (whether or not such Indemnified Person is a party thereto), unless such Indemnified Person has given its prior written consent or the settlement, compromise, consent or termination includes an express unconditional release of such Indemnified Person, satisfactory in form and substance to such Indemnified Person, from all losses, claims, damages or liabilities arising out of such action, claim, suit or proceeding.

     If for any reason (other than the willful misconduct or gross negligence of an Indemnified Person as provided above) the foregoing indemnity is unavailable to an Indemnified Person or insufficient to hold an Indemnified Person harmless, then the Company, to the fullest extent permitted by law, shall contribute to the amount paid or payable by such Indemnified Person as a result of such claims, liabilities, losses, damages or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by Jefferies on the other, from the Transaction or proposed transaction under the Agreement or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Jefferies on the other, but also the relative fault of the Company and Jefferies, as well as any relevant equitable considerations. Notwithstanding the provisions hereof, the aggregate contribution of all Indemnified Persons to all claims, liabilities, losses, damages and expenses shall not exceed the amount of fees actually received by Jefferies pursuant to the Agreement with respect to the Transaction. It is hereby further agreed that the relative benefits to the Company on the one hand and Jefferies on the other with respect to any Transaction or proposed transaction contemplated by the Agreement shall be deemed to be in the same proportion as (i) the total value paid or contemplated to be paid or received or contemplated to be received by the Company or the Company's shareholders, as the case may be, in the transaction or transactions that are within the scope of the Agreement, whether or not any such transaction is consummated, bears to (ii) the fees paid to Jefferies with respect to such Transaction. The relative fault of the Company on the one hand and Jefferies on the other with respect to the Transaction shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by Jefferies and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     No Indemnified Person shall have any liability to the Company or any officer, director, employee or affiliate thereof in connection with the services rendered pursuant to the Agreement except for any liability for claims, liabilities, losses or damages finally judicially determined to have resulted solely as a result of such Indemnified Person's willful misconduct or gross negligence.

     In addition, the Company agrees to reimburse the Indemnified Persons for all expenses (including, without limitation, fees and expenses of counsel) as they are incurred in connection with investigating, preparing, defending or settling any such action or claim, whether or not in connection with litigation in which any Indemnified Person is a named party. If any of Jefferies' personnel appears as witnesses, are deposed or are otherwise involved in the defense of any action against Jefferies, the Company or the Company officers, managers or directors, the Company will pay Jefferies (i) with respect to each day that one of Jefferies' professional personnel appears as a witness or is deposed and/or
(ii) with respect to each day that one of Jefferies' professional personnel is involved in the preparation therefor, (a) a fee of $2,000 per day for each such person with respect to each appearance as a witness or for a deposition and (b) at a rate of $200 per hour with respect to each hour of preparation for any such appearance and the Company will reimburse Jefferies for all reasonable expenses incurred by Jefferies by reason of any of its personnel being involved in any such action.

     The indemnity, contribution and expense reimbursement obligations set forth herein (i) shall be in addition to any liability the Company may have to any Indemnified Person at common law or otherwise, (ii) shall survive the expiration of the Term, (iii) shall apply to any modification of Jefferies' engagement and shall remain in full force and effect following the completion or termination of the Agreement, (iv) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Jefferies or any other Indemnified Person and (v) shall be binding on any successor or assign of the Company and successors or assigns to the Company's business and assets.

     If the Company enters into any agreement or arrangement with respect to, or effects, any proposed sale, exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities, the Company shall provide for the assumption of its obligations under this Agreement by another party satisfactory to Jefferies.

     Please sign and return an original and one copy of this letter to the undersigned to indicate your acceptance of the terms set forth herein, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and Jefferies as of the date of the Agreement.

                                          Sincerely,

                                          IMPERIAL PETROLEUM CORPORATION

                                          By
                                              Name:
                                              Title:

Accepted and Agreed:

JEFFERIES & COMPANY, INC.

By
    Name:
    Title:

                      INTERCOMPANY SUBORDINATION AGREEMENT


     THIS INTERCOMPANY SUBORDINATION AGREEMENT (as amended, restated, supplemented, or otherwise modified from time to time, this "Agreement"), dated as of January 15, 2004, is made by and among IMPERIAL PETROLEUM, INC., a Nevada corporation (the "Borrower"), and each of Borrower's undersigned Subsidiaries (Borrower and such Subsidiaries are referred to hereinafter each individually as an "Obligor", and individually and collectively, jointly and severally, as the "Obligors"), in favor of HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., a Delaware limited partnership ("HZ"), as collateral agent for the below-defined Lenders (in such capacity, together with any successor collateral agent, the "Collateral Agent"):

     WHEREAS, Borrower, the Lenders, the Collateral Agent, and HZ, as administrative agent for the Lenders (in such capacity, together with any successor administrative agent, the "Administrative Agent") have entered into that certain Consolidated Amended and Restated Credit Agreement, dated as of January 15, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

     WHEREAS, the undersigned Subsidiaries of Borrower (collectively, the "Guarantors") have executed that certain Guaranty dated as of January 15, 2004 (as amended, restated, supplemented, or otherwise modified from time to time, the "Guaranty") in favor of the Collateral Agent for the benefit of the Lender Group;

     WHEREAS, each Obligor has made or may make certain loans or advances from time to time to one or more other Obligors; and

     WHEREAS, each Obligor has agreed to the subordination of such indebtedness of each other Obligor to such Obligor, upon the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

     SECTION 1 Definitions; Interpretation.

     (a) Terms Defined in Credit Agreement. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

     (b)Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Administrative Agent" has the meaning set forth in the recitals hereto.

     "Agreement" has the meaning set forth in the preamble hereto.

     "Collateral Agent" has the meaning set forth in the preamble hereto.

     "Credit Agreement" has the meaning set forth in the recitals hereto.

     "Guarantor" and "Guarantors" have the respective meanings set forth in the recitals hereto.

     "Insolvency Event" has the meaning set forth in Section 3.

     "Lender Group" means, individually and collectively, Collateral Agent, Administrative Agent and each of the Lenders.

     "Lenders" means, individually and collectively, each of the financial institutions listed on the signature pages of the Credit Agreement and any other Person made a party thereto in accordance with the provisions of Section 12.07 thereof (together with their respective successors and assigns).

     "Obligors" has the meaning set forth in the preamble hereto.

     "Senior Debt" means the Obligations and other indebtedness and liabilities of the Obligors to the Lender Group under or in connection with the Credit Agreement and the other Loan Documents, including all unpaid principal of the Loans, all interest accrued thereon, all fees due under the Credit Agreement and the other Loan Documents, and all other amounts payable by the Obligors to the Lender Group thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including without limitation interest, fees, and other such amounts, which would accrue and become due but for the commencement of an Insolvency Event, whether or not such interest, fees, and other amounts are allowed or allowable in whole or in part in any such Insolvency Event.

     "Subordinated Debt" means, with respect to each Obligor, all indebtedness, liabilities, and other obligations of any other Obligor owing to such Obligor in respect of any and all loans or advances made by such Obligor to such other Obligor whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including all fees and all other amounts payable by any other Obligor to such Obligor under or in connection with any documents or instruments related thereto.

     "Subordinated Debt Payment" means any payment or distribution by or on behalf of the Obligors, directly or indirectly, of assets of the Obligors of any kind or character, whether in cash, property, or securities, including on account of the purchase, redemption, or other acquisition of Subordinated Debt, as a result of any collection, sale, or other disposition of collateral, or by setoff, exchange, or in any other manner, for or on account of the Subordinated Debt.

     (c) Interpretation. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto. References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending, or replacing the statute or regulation referred to. The captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

     SECTION 2 Subordination to Payment of Senior Debt. As to each Obligor, all payments on account of the Subordinated Debt shall be subject, subordinate, and junior, in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment, in full, in cash of the Senior Debt.

     SECTION 3 Subordination Upon Any Distribution of Assets of the Obligors. As to each Obligor, in the event of any payment or distribution of assets of any other Obligor of any kind or character, whether in cash, property, or securities, upon the dissolution, winding up, or total or partial liquidation or reorganization, readjustment, arrangement, or similar proceeding relating to such other Obligor or its property, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, arrangement, or similar proceedings or upon an assignment for the benefit of creditors, or upon any other marshaling or composition of the assets and liabilities of such other Obligor, or otherwise (such events, collectively, the "Insolvency Events"): (i) all amounts owing on account of the Senior Debt shall first be paid, in full, in cash, or payment provided for in cash, before any Subordinated Debt Payment is made; and (ii) to the extent permitted by applicable law, any Subordinated Debt Payment to which such Obligor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution directly to Collateral Agent for the benefit of the Lender Group for application to the payment of the Senior Debt in accordance with clause (i), after giving effect to any concurrent payment or distribution or provision therefor to the Lender Group, or Collateral Agent for the benefit thereof, in respect of such Senior Debt.

     SECTION 4 Payments on Subordinated Debt.

     (a) Permitted Payments. So long as no Event of Default has occurred and is continuing, each Obligor may make, and each other Obligor shall be entitled to accept and receive, payments on account of the Subordinated Debt in the ordinary course of business.

     (b)No Payment Upon Senior Debt Defaults. Upon the occurrence of any Event of Default, and until such Event of Default is cured or waived, each Obligor shall not make, and each other Obligor shall not accept or receive, any Subordinated Debt Payment.

     SECTION 5 Subordination of Remedies. As long as any Senior Debt shall remain outstanding and unpaid, following the occurrence of any Event of Default and until such Event of Default is cured or waived, each Obligor shall not, without the prior written consent of Collateral Agent:

     (a) accelerate, make demand, or otherwise make due and payable prior to the original due date thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests in respect of the obligations of any other Obligor owing to such Obligor;

     (b) exercise any rights under or with respect to guaranties of the Subordinated Debt, if any;

     (c) exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities, or obligations of such Obligor to any other Obligor against any of the Subordinated Debt; or

     (d) commence, or cause to be commenced, or join with any creditor other than the Lender Group, or Collateral Agent on behalf thereof, in commencing, any bankruptcy, insolvency, or receivership proceeding against the other Obligor.

     SECTION (6) Payment Over to Collateral Agent. In the event that, notwithstanding the provisions of Sections 3, 4, and 5, any Subordinated Debt Payments shall be received in contravention of such Sections 3, 4, and 5 by any Obligor before all Senior Debt is paid, in full, in cash, such Subordinated Debt Payments shall be held in trust for the benefit of the Lender Group and shall be paid over or delivered to Collateral Agent for the benefit of the Lender Group for application to the payment, in full, in cash of all Senior Debt remaining unpaid to the extent necessary to give effect to such Sections 3, 4, and 5, after giving effect to any concurrent payments or distributions to the Lender Group in respect of the Senior Debt.

     SECTION (7) Authorization to Collateral Agent. If, while any Subordinated Debt is outstanding, any Insolvency Event shall occur and be continuing with respect to the other Obligor or its property: (i) Collateral Agent, on behalf of the Lender Group, hereby is irrevocably authorized and empowered (in the name of each Obligor or otherwise), but shall have no obligation, to demand, sue for, collect, and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Lender Group; and (ii) each Obligor shall promptly take such action as Collateral Agent reasonably may request (A) to collect the Subordinated Debt for the account of the Lender Group and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to Collateral Agent such powers of attorney, assignments, and other instruments as it may request to enable it to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any and all Subordinated Debt Payments.

     SECTION 8 Certain Agreements of Each Obligor.

     (a) No Benefits. Each Obligor understands that there may be various agreements between the Lender Group and any other Obligor evidencing and governing the Senior Debt, and each Obligor acknowledges and agrees that such agreements are not intended to confer any benefits on such Obligor and that the Lender Group and Collateral Agent on behalf thereof shall have no obligation to such Obligor or any other Person to exercise any rights, enforce any remedies, or take any actions which may be available to them under such agreements.

     (b) No Interference. Each Obligor acknowledges that each other Obligor has granted to Collateral Agent for the benefit of the Lender Group security interests in all of such other Obligor's assets, and agrees not to interfere with or in any manner oppose a disposition of any Collateral by the Lender Group, or Collateral Agent on behalf thereof, in accordance with applicable law and the Loan Documents.

     (c) Reliance by the Lender Group. Each Obligor acknowledges and agrees that the Lender Group will have relied upon and will continue to rely upon the subordination provisions provided for herein and the other provisions hereof in entering into the Loan Documents and making or issuing the Loans or other financial accommodations thereunder.

     (d) Waivers. Except as provided under the Credit Agreement, each Obligor hereby waives any and all notice of the incurrence of the Senior Debt or any part thereof and any right to require marshaling of assets.

     (e) Obligations of Each Obligor Not Affected. Each Obligor hereby agrees that at any time and from time to time, without notice to or the consent of such Obligor, without incurring responsibility to such Obligor, and without impairing or releasing the subordination provided for herein or otherwise impairing the rights of the Lender Group hereunder: (i) the time for any other Obligor's performance of or compliance with any of its agreements contained in the Loan Documents may be extended or such performance or compliance may be waived by the Lender Group or Collateral Agent on behalf thereof; (ii) the agreements of any other Obligor with respect to the Loan Documents may from time to time be modified by such other Obligor and the Lender Group or Collateral Agent on behalf thereof for the purpose of adding any requirements thereto or changing in any manner the rights and obligations of such other Obligor or the Lender Group thereunder; (iii) the manner, place, or terms for payment of Senior Debt or any portion thereof may be altered or the terms for payment extended, or the Senior Debt may be renewed in whole or in part; (iv) the maturity of the Senior Debt may be accelerated in accordance with the terms of any present or future agreement by any other Obligor and the Lender Group or Collateral Agent on behalf thereof; (v) any Collateral may be sold, exchanged, released, or substituted and any Lien in favor of Collateral Agent for the benefit of the Lender Group may be terminated, subordinated, or fail to be perfected or become unperfected; (vi) any Person liable in any manner for Senior Debt may be discharged, released, or substituted; and (vii) all other rights against the other Obligor, any other Person, or with respect to any Collateral may be exercised (or the Lender Group or Collateral Agent on behalf thereof may waive or refrain from exercising such rights).

     (f) Rights of the Lender Group Not to Be Impaired. No right of the Lender Group or Collateral Agent on behalf thereof to enforce the subordination provided for herein or to exercise its other rights hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act by any other Obligor, the Lender Group, or Collateral Agent hereunder or under or in connection with the other Loan Documents or by any noncompliance by the other

Obligor with the terms and provisions and covenants herein or in any other Loan Document, regardless of any knowledge thereof the Lender Group or Collateral Agent on behalf thereof may have or otherwise be charged with.

     (g) Financial Condition of the Obligors. Except as provided under the Credit Agreement, no Obligor shall have any right to require the Lender Group to obtain or disclose any information with respect to: (i) the financial condition or character of any other Obligor or the ability of the other Obligor to pay and perform Senior Debt; (ii) the Senior Debt; (iii) the Collateral or other security for any or all of the Senior Debt; (iv) the existence or nonexistence of any guarantees of, or any other subordination agreements with respect to, all or any part of the Senior Debt; (v) any action or inaction on the part of the Lender Group or any other Person; or (vi) any other matter, fact, or occurrence whatsoever.

     (h) Acquisition of Liens or Guaranties. Except as permitted under the Credit Agreement, no Obligor shall, without the prior consent of Collateral Agent, acquire any right or interest in or to any Collateral not owned by such Obligor or accept any guaranties for the Subordinated Debt.

     SECTION 9 Subrogation.

     (a) Subrogation. Until the payment and performance in full in cash of all Senior Debt (or the collateralization thereof in a manner reasonably satisfactory to Collateral Agent), no Obligor shall have, and no Obligor shall directly or indirectly exercise, any rights that it may acquire by way of subrogation under this Agreement, by any payment or distribution to the Lender Group hereunder or otherwise. Upon the payment and performance in full in cash of all Senior Debt, each Obligor shall be subrogated to the rights of the Lender Group to receive payments or distributions applicable to the Senior Debt until the Subordinated Debt shall be paid in full. For the purposes of the foregoing subrogation, no payments or distributions to the Lender Group of any cash, property, or securities to which any Obligor would be entitled except for the provisions of Section 3, 4, or 5 shall, as among such Obligor, its creditors (other than the Lender Group), and the other Obligor, be deemed to be a payment by the other Obligors to or on account of the Senior Debt.

     (b) Payments Over to the Obligors. If any payment or distribution to which any Obligor would otherwise have been entitled but for the provisions of Section 3, 4, or 5 shall have been applied pursuant to the provisions of Section 3, 4, or 5 to the payment of all amounts payable under the Senior Debt, such Obligor shall be entitled to receive from the Lender Group any payments or distributions received by the Lender Group in excess of the amount sufficient to pay in full in cash all amounts payable under or in respect of the Senior Debt. If any such excess payment is made to the Lender Group, the Lender Group shall promptly remit such excess to such Obligor and until so remitted shall hold such excess payment for the benefit of such Obligor.

          SECTION 10 Continuing Agreement; Reinstatement.

     (a) Continuing Agreement. This Agreement is a continuing agreement of subordination and shall continue in effect and be binding upon each Obligor until payment and performance in full in cash of the Senior Debt (or the collateralization thereof in a manner reasonably satisfactory to Collateral Agent). The subordinations, agreements, and priorities set forth herein shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate, or reform, by litigation or otherwise, its respective agreements with the other Obligor.

     (b) Reinstatement. This Agreement shall continue to be effective or shall be reinstated, as the case may be, if, for any reason, any payment of the Senior Debt by or on behalf of any other Obligor shall be rescinded or must otherwise be restored by the Lender Group, whether as a result of an Insolvency Event or otherwise.

     SECTION 11 Transfer of Subordinated Debt. No Obligor may assign or transfer its rights and obligations in respect of the Subordinated Debt without the prior written consent of Collateral Agent, and any such transferee or assignee, as a condition to acquiring an interest in the Subordinated Debt shall agree to be bound hereby, in form reasonably satisfactory to Collateral Agent.

     SECTION 12 Obligations of the Obligors Not Affected. The provisions of this Agreement are intended solely for the purpose of defining the relative rights of each Obligor against the other Obligors, on the one hand, and of the Lender Group against the Obligors, on the other hand. Nothing contained in this Agreement shall (i) impair, as between each Obligor and the other Obligors, the obligation of the other Obligors to pay their respective obligations with respect to the Subordinated Debt as and when the same shall become due and payable, or (ii) otherwise affect the relative rights of each Obligor against the other Obligors, on the one hand, and of the creditors (other than the Lender Group) of the other Obligors against the other Obligors, on the other hand.

     SECTION 13 Endorsement of Obligor Documents; Further Assurances and Additional Acts.

     (a) Endorsement of Obligor Documents. At the request of Collateral Agent, all documents and instruments evidencing any of the Subordinated Debt, if any, shall be endorsed with a legend noting that such documents and instruments are subject to this Agreement, and each Obligor shall promptly deliver to Collateral Agent evidence of the same.

     (b) Further Assurances and Additional Acts. Each Obligor shall execute, acknowledge, deliver, file, notarize, and register at its own expense all such further agreements, instruments, certificates, financing statements, documents, and assurances, and perform such acts as Collateral Agent reasonably shall deem necessary or appropriate to effectuate the purposes of this Agreement, and promptly provide Collateral Agent with evidence of the foregoing reasonably satisfactory in form and substance to Collateral Agent.

     SECTION 14 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile transmission) and shall be mailed, sent, or delivered in accordance with the notice provisions contained in the Credit Agreement.

     SECTION 15 No Waiver; Cumulative Remedies. No failure on the part of the Lender Group or Collateral Agent on behalf thereof to exercise, and no delay in exercising, any right, remedy, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers, and privileges that may otherwise be available to the Lender Group.

     SECTION 16 Costs and Expenses. Each of the Obligors, jointly and severally, agrees to pay to Collateral Agent, for the account of the Lender Group, on demand, the (a) out-of-pocket costs and expenses of the Lender Group, and the fees and disbursements of counsel to the Lender Group, in connection with the negotiation, preparation, execution, delivery, and administration of this Agreement, and any amendments, modifications, or waivers of the terms thereof; and (b) costs and expenses of the Lender Group, and the fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of rights or interests under, this Agreement, including any losses, costs, and expenses sustained by the Lender Group as a result of any failure by any Obligor to perform or observe its obligations contained in this Agreement.

     SECTION 17 Survival. All covenants, agreements, representations and warranties made in this Agreement shall, except to the extent otherwise provided herein, survive the execution and delivery of this Agreement, and shall continue in full force and effect so long as any Senior Debt remains unpaid. Without limiting the generality of the foregoing, the obligations of each Obligor under
Section 16 shall survive the satisfaction of the Senior Debt.

     SECTION 18 Benefits of Agreement. This Agreement is entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

     SECTION 19 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each Obligor and the Lender Group and their respective successors and permitted assigns.

     SECTION 20 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     SECTION 21 SUBMISSION TO JURISDICTION. THE PARTIES AGREE THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OBLIGOR HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OBLIGOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES, AND DOCUMENTS IN ANY SUIT, ACTION, OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS BY THE MAILING (BY REGISTERED MAIL OR CERTIFIED MAIL, POSTAGE

PREPAID) OR DELIVERING OF A COPY OF SUCH PROCESS TO OBLIGORS, IN CARE OF BORROWER, AT THE BORROWER'S ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01 OF THE CREDIT AGREEMENT. EACH OBLIGOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH
ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION. EACH OBLIGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY OBLIGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR
OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH OBLIGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THE FOREGOING TO THE CONTRARY NOTWITHSTANDING, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENTS' OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE AGENTS ELECT TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.

     SECTION 22 Entire Agreement; Amendments and Waivers.

     (a) Entire Agreement. This Agreement constitutes the entire agreement of each of the Obligors and the Lender Group with respect to the matters set forth herein and supersedes any prior agreements, commitments, drafts, communications, discussions, and understandings, oral or written, with respect thereto.

     (b) Amendments and Waivers. No amendment to any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by each of the Obligors and Collateral Agent; and no waiver of any provision of this Agreement, or consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent. Any such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 23 Conflicts. In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and any documents or instruments in respect of the Subordinated Debt, on the other hand, then the terms of this Agreement shall control.

     SECTION 24 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement or the validity or effectiveness of such provision in any other jurisdiction.

     SECTION 25 Interpretation. This Agreement is the result of negotiations between, and have been reviewed by the respective counsel to, the Obligors and the several members of the Lender Group and is the product of all parties hereto. Accordingly, this Agreement shall not be construed against the Lender Group merely because of the Lender Group's involvement in the preparation hereof.

     SECTION 26 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and bind effect of this Agreement.

     SECTION 27 Termination of Agreement. Upon payment and performance in full in cash of the Senior Debt and termination of the Commitments, this Agreement shall terminate and Collateral Agent on behalf of the Lender Group shall promptly execute and deliver to each Obligor such documents and instruments as shall be reasonably necessary to evidence such termination; provided, however, that the obligations of each Obligor under Section 16 shall survive such termination.

                            [Signature page follows]

     IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement as of the date first written above.


                            IMPERIAL PETROLEUM, INC.,
                            a Nevada corporation

                                  By:
                                  Name:
                                  Title:

                            RIDGEPOINTE MINING COMPANY,
                            a Delaware corporation

                                  By:
                                  Name:
                                  Title

                            GLOBAL/IMPERIAL JOINT VENTURE INC.,
                            a Nevada corporation

                                  By:
                                  Name:
                                  Title:

                            PHOENIX METALS, INC.,
                            a Texas corporation

                                  By:
                                  Name:
                                  Title:

                            HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., a Delaware limited partnership, as Collateral Agent

                            By: Highbridge/Zwirn Capital Management, LLC, its general partner

                                  By:
                                  Name:
                                  Title:

                                    GUARANTY

     THIS GUARANTY (as amended, modified or otherwise supplemented from time to time, this "Guaranty"), dated as of January 15, 2004, is executed and delivered by Ridgepointe Mining Company, a Delaware corporation, Global/Imperial Joint Venture Inc., a Nevada corporation, and Phoenix Metals, Inc., a Texas corporation, (each individually as a "Guarantor", and individually and collectively, jointly and severally, as the "Guarantors"), in favor of HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., a Delaware limited partnership ("HZ"), as collateral agent for the Lenders (in such capacity, together with any successor collateral agent, the "Collateral Agent"):

     WHEREAS, Imperial Petroleum, Inc., a Nevada corporation ("Borrower"), the Lenders (as defined below), the Collateral Agent, and HZ, as administrative agent for the Lenders (in such capacity, together with any successor administrative agent, the "Administrative Agent") have entered into that certain Consolidated Amended and Restated Credit Agreement, dated as of January 15, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

     WHEREAS, each Guarantor is a Subsidiary of Borrower;

     WHEREAS, in order to induce the Lender Group to continue to extend financial accommodations to Borrower pursuant to the Credit Agreement and in consideration thereof, and in consideration of any loans or other financial accommodations heretofore or hereafter extended by the Lender Group to Borrower, whether pursuant to the Credit Agreement or otherwise, each of the Guarantors has agreed to guaranty the Guarantied Obligations.

     NOW, THEREFORE, in consideration of the foregoing, each of the Guarantors hereby agrees, in favor of Collateral Agent, for the benefit of the Lender Group, as follows:

     1. Definitions and Construction.

     (a) Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. The following terms, as used in this Guaranty, shall have the following meanings:

     "Administrative Agent" shall have the meaning set forth in the recitals to this Guaranty.

     "Bankruptcy   Code"  shall  mean  the  United  State  Bankruptcy  Code  (11
U.S.C.ss.101 et seq.), as amended, and any successor statute.

     "Borrower" shall have the meaning set forth in the recitals to this Guaranty.

     "Code" shall mean the New York Uniform Commercial Code, as in effect from time to time.

     "Collateral Agent" shall have the meaning set forth in the preamble to this Guaranty.

          "Credit Agreement" shall have the meaning set forth in the recitals to this Guaranty.

     "Guarantied Obligations" shall mean, with respect to each Guarantor, the due and punctual payment of the principal of, and interest (including, any and all interest which, but for the application of the provisions of the Bankruptcy Code, would have been due and payable on such amounts) on, any and all premium on, the Indebtedness, and any and all fees, costs, and expenses owed by Borrower to the Lender Group pursuant to the terms of the Credit Agreement or any other Loan Document.

     "Guarantor" and "Guarantors" shall have the respective meanings set forth in the preamble to this Guaranty.

     "Guaranty" shall have the meaning set forth in the preamble to this Guaranty.

     "Indebtedness" shall mean all present and future indebtedness, obligations, and liabilities of Borrower to the Agents and the Lenders, or any of them, under the Loan Documents, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed, or otherwise affected by any proceeding referred to in Section 9.01 of the Credit Agreement. Without limiting the generality of the foregoing, the Indebtedness includes (a) the obligation
(irrespective of whether a claim therefor is allowed in any Insolvency Proceeding) to pay principal, interest, premiums, charges, expenses, fees, attorneys' fees and disbursements, reimbursement obligations, indemnities and other amounts payable by Borrower under the Loan Documents, and (b) the obligation of Borrower to reimburse any amount in respect of any of the foregoing that any Agent or any Lender may elect to pay or advance on behalf of Borrower.

     "Lender Group" means, individually and collectively, each of the Lenders, Administrative Agent, and Collateral Agent.

     "Lenders" means, individually and collectively, each of the lenders identified on the signature pages of the Credit Agreement, and any other Person made a party thereto in accordance with the provisions of Section 12.07 thereof (together with their respective successors and assigns).

     "Voidable Transfer" has the meaning ascribed to it in Section 23.

     (b) Construction. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, the terms "include" and "including" are not limiting, and the term "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby,"

"hereunder," and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Any reference in this Guaranty to any of the following documents includes any and all alterations, amendments, restatements, extensions, modifications, renewals, or supplements thereto or thereof, as applicable: the Credit Agreement, this Guaranty, and the other Loan Documents. Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against Collateral Agent, any member of the Lender Group or any Guarantor, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by each Guarantor, Collateral Agent, each member of the Lender Group and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Collateral Agent, the Lender Group and each Guarantor. It is the intention of the parties hereto that the terms and provisions of this Guaranty and the Credit Agreement shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of a direct and irreconcilable conflict between the terms and provisions of this Guaranty and the Credit Agreement, the terms and provisions of the Credit Agreement shall control and govern; provided, however, that the inclusion herein of additional obligations on the part of a Guarantor and supplemental rights and remedies in favor of Collateral Agent, in each case in respect of the Collateral, shall not be deemed a conflict with the Credit Agreement.

     2. Guarantied Obligations. Each Guarantor hereby irrevocably and unconditionally guarantees to Collateral Agent for the benefit of the Lender Group, as and for its own debt, until the full and final and indefeasible payment thereof (subject to the provisions of Sections 22 and 23) in immediately available funds has been made, the payment of the Guarantied Obligations, in each case as and when the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of each Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection.

     3. Continuing Guaranty. This Guaranty includes Guarantied Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing  the  interest  rate,  payment  terms,  or other  terms and  conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Guaranty as to future Indebtedness. If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Collateral Agent, (b) no such revocation shall apply to any Guarantied Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of the Lender Group in existence on the date of such revocation, and (d) any payment by Borrower or from any source other than any Guarantor, subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of any Guarantor hereunder.

     4. Performance Under this Guaranty. In the event that Borrower fails to make any payment of any Guarantied Obligations, on the due date thereof, subject to any applicable grace period, each Guarantor promptly (but without duplication) shall pay or cause such payment to be made.

     5. Primary Obligations. This Guaranty is a primary and original obligation of each Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment which shall remain in full force and effect without respect to future changes in conditions (other than the indefeasible satisfaction (subject to the provisions of Sections 22 and 23) in full in immediately available funds of the Guarantied Obligations). Each Guarantor agrees that such Guarantor is directly, jointly and severally with any other guarantor of the Guarantied Obligations, liable to Collateral Agent, for the benefit of the Lender Group, that the obligations of such Guarantor hereunder are independent of the obligations of Borrower, or any other guarantor, and that a separate action may be brought against such Guarantor, whether such action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor is joined in such action. Each Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Lender Group of whatever remedies it may have against Borrower, or any other guarantor, or the enforcement of any lien or realization upon any security the Lender Group may at any time possess. Each Guarantor agrees that any release which may be given by the Lender Group to any other guarantor shall not release such Guarantor. Each Guarantor consents and agrees that the Lender Group or Collateral Agent on behalf thereof shall be under no obligation to marshal any property or assets of Borrower or any other guarantor in favor of such Guarantor, or against or in payment of any or all of the Guarantied Obligations.

     6. Waivers.

     (a) To the fullest extent permitted by applicable law, each Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Credit Agreement, or the creation or existence of any Guarantied Obligations; (iii) notice of the amount of the Guarantied Obligations, subject, however, to such Guarantor's right to make inquiry of Collateral Agent to ascertain the amount of the Guarantied Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase such Guarantor's risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Loan Documents; (vi) notice of any Default or Event of Default under the Credit Agreement; and (vii) all other notices (except if such notice is specifically required to be given to such Guarantor under this Guaranty or any other Loan Documents) and demands to which such Guarantor might otherwise be entitled.

     (b) To the fullest extent permitted by applicable law, each Guarantor waives the right by statute or otherwise to require Collateral Agent to institute suit against Borrower or to exhaust any rights and remedies which the Lender Group has or may have against Borrower. In this regard, each Guarantor agrees that it is bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter arising (however without duplication thereof), as fully as if the Guarantied Obligations were directly owing to the Lender Group by such Guarantor. Each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid (subject to the provisions of Sections 22 and 23)) of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof.

     (c) To the fullest extent permitted by applicable law, each Guarantor hereby waives: (i) any rights to assert against the Lender Group or the Collateral Agent on behalf thereof any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against Borrower or any other party liable to the Lender Group; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by the Lender Group or the Collateral Agent on behalf thereof including any defense based upon an election of remedies by Collateral Agent under the provisions of ss.ss. 580d and 726 of the California Code of Civil Procedure, or any similar law of New York or any other applicable jurisdiction; (iv) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor's liability hereunder.

     (d) Until such time as all of the Guarantied Obligations have been fully, finally and indefeasibly paid (subject to the provisions of Sections 22 and 23) in full in immediately available funds, to the fullest extent permitted by applicable law: (i) each Guarantor hereby waives and postpones any right of subrogation such Guarantor has or may have as against Borrower with respect to the Guarantied Obligations; (ii) in addition, each Guarantor hereby waives and postpones any right to proceed against Borrower or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the Guarantied Obligations; and (iii) in addition, each Guarantor also hereby waives and postpones any right to proceed or to seek recourse against or with respect to any property or asset of Borrower.

     (e) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, EACH GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE ss.ss. 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2847,
2848, 2849, AND 2850, CALIFORNIA CODE OF CIVIL PROCEDURE ss.ss. 580a, 580b, 580c, 580d, AND 726, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR PROVISION UNDER NEW YORK LAW OR ANY OTHER APPLICABLE JURISDICTION.

     (f) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, EACH GUARANTOR WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY THE LENDER GROUP OR THE COLLATERAL AGENT ON BEHALF THEREOF, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR A GUARANTIED OBLIGATION, HAS DESTROYED SUCH GUARANTOR'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST BORROWER BY THE OPERATION OF SECTION 580d OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR OTHERWISE.

     7. Releases. Each Guarantor consents and agrees that, without notice to or by such Guarantor and without affecting or impairing the obligations of such Guarantor hereunder, Collateral Agent may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of the Credit Agreement or any of the other Loan Documents or may grant other indulgences to Borrower in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Credit Agreement or any of the other Loan Documents, or may, by action or inaction, release or substitute any other guarantor, if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations or any other guaranty of the Guarantied Obligations, or any portion thereof.

     8. No Election. Collateral Agent shall have the right to seek recourse against each Guarantor to the fullest extent provided for herein and no election by Collateral Agent to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Collateral Agent's right to proceed in any other form of action or proceeding or against other parties unless Collateral Agent has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Collateral Agent under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of any Guarantor under this Guaranty except to the extent that Collateral Agent finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

     9. Indefeasible Payment. Subject to the provisions of Sections 22 and 23, the Guarantied Obligations shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to Collateral Agent, for the benefit of the Lender Group, are no longer subject to any right on the part of any person whomsoever, including Borrower or any Guarantor, Borrower or any Guarantor as a debtor in possession, or any trustee (whether appointed under the

Bankruptcy Code or otherwise) of Borrower's or any Guarantor's assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. In the event that, for any reason, all or any portion of such payments to Collateral Agent, for the benefit of the Lender Group is set aside or restored, whether voluntarily or involuntarily, after the making thereof, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and each Guarantor shall be liable for the full amount the Lender Group or the Collateral Agent on behalf thereof is required to repay plus any and all costs and expenses (including reasonable attorneys fees) paid by the Lender Group or the Collateral Agent on behalf thereof in connection therewith.

     10. Financial Condition of Borrower. Each Guarantor represents and warrants to Collateral Agent that it is currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor further represents and warrants to Collateral Agent that it has read and understands the terms and conditions of the Credit Agreement and the other Loan Documents. Each Guarantor hereby covenants that it will continue to keep itself informed of Borrower's financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations.

     11. Subordination. Each Guarantor hereby agrees that any and all present and future indebtedness of Borrower owing to such Guarantor is postponed in favor of and subordinated to payment, in full, in immediately available funds, of the Guarantied Obligations; provided, that so long as no Event of Default has occurred and is continuing, such Guarantor may, subject to all Liens for the benefit of the Lender Group, make loans to and receive payments in the ordinary course of business from Borrower and each other Guarantor to the extent permitted by the Credit Agreement and the other Loan Documents.

     12. Payments; Application. All payments to be made hereunder by any Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. All payments made by any Guarantor hereunder shall be applied as follows: first, to all reasonable costs and expenses (including reasonable attorneys fees) incurred by the Lender Group in enforcing this Guaranty or in collecting the Guarantied Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to the Lender Group constituting Guarantied Obligations; and third, to the balance of the Guarantied Obligations.

     13. Attorneys Fees and Costs. Each Guarantor agrees to pay, on demand, all reasonable attorneys fees and all other reasonable costs and expenses which may be incurred by Collateral Agent in the enforcement of this Guaranty, or in any way arising out of the Guarantied Obligations (or any security therefor), irrespective of whether suit is brought.

     14. Notices. Unless otherwise specifically provided in this Guaranty, any notice or other communication relating to this Guaranty or any other agreement entered into in connection therewith shall be in writing, shall be delivered in the manner set forth in the Credit Agreement, and shall be sent to Guarantors or to Collateral Agent, as the case may be, at its addresses set forth below:


If to a Guarantor:       c/o: IMPERIAL PETROLEUM, INC.
                         300 Holger Way
                         San Jose, California 95134
                         Attention:  Chief Financial Officer
                         Telephone:  _______________
                         Telecopier:  _______________

with a copy to:          HESKETT & HESKETT
                         501 Johnstone St.
                         Suite 501
                         Bartlesville, OK 74003
                         Attention: John Heskett, Esq.
                         Telephone:  918-336-1773
                         Telecopier:  918-336-3152

If to Collateral Agent:  HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES
                         FUND, L.P.,
                          299 Park Avenue, Floors 21-23
                            New York, New York 10171
                         Attention:  Kevin Genda
                         Telephone:  212-891-2117
                         Telecopier: 212-891-1541

with a copy to:          PAUL, HASTINGS, JANOFSKY & WALKER LLP
                         515 South Flower Street, 25th Floor
                         Los Angeles, California 90071
                         Attn:  John Francis Hilson, Esq.
                         Telephone:  213-683-6300
                         Telecopier:  213-627-0705

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. Each Guarantor acknowledges and agrees that notices sent by Collateral Agent shall be deemed sent when sent in the manner set forth in the Credit Agreement.

     15. Cumulative Remedies. No remedy under this Guaranty, under the Credit Agreement, or any other Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, under the Credit Agreement, or any other Loan Document, and those provided by law. No delay or omission by the Lender Group or Collateral Agent on behalf thereof to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of the Lender Group or the Collateral Agent on behalf thereof to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.

     16. Severability of Provisions. Any provision of this Guaranty which is prohibited or unenforceable under applicable law shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     17. Entire Agreement; Amendments. This Guaranty, together with the other Loan Documents to which the Guarantors are a party, constitutes the entire agreement between each Guarantor and the Lender Group or Collateral Agent on behalf thereof pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by each Guarantor and Collateral Agent on behalf of the Lender Group. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

     18. Successors and Assigns. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Lender Group and the Collateral Agent; provided, however, no Guarantor may assign this Guaranty or delegate any of such Guarantor's duties hereunder without Collateral Agent's prior written consent and any unconsented assignment shall be absolutely void. In the event of any assignment or other transfer of rights by the Lender Group or the Collateral Agent, in each case in accordance with the Credit Agreement, the rights and benefits herein conferred upon the Lender Group and the Collateral Agent shall automatically extend to and be vested in such assignee or other transferee.

     19. Counterparts; Telefacsimile Execution. This Guaranty may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Guaranty. Delivery of an executed counterpart of this Guaranty by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Guaranty. Any party delivering an executed counterpart of this Guaranty by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Guaranty.

     20. No Third Party Beneficiary. This Guaranty is solely for the benefit of the Lender Group and the Collateral Agent and their successors and assigns and may not be relied on by any other Person.

     21. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

     THE VALIDITY OF THIS GUARANTY, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE COLLATERAL AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GUARANTOR AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 21.

     EACH GUARANTOR AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH GUARANTOR AND COLLATERAL AGENT REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     22. Termination; Release of Guaranty. Upon the full and final payment of all Guarantied Obligations in immediately available funds and the irrevocable termination of all Commitments of the Lender Group to provide credit under the Credit Agreement, this Guaranty shall terminate (subject to the provisions of Section 23) and Collateral Agent shall execute any documents, instruments or agreements, and shall take any other action requested by any Guarantor or reasonably necessary to effect such termination.

     23. Revival. If the payment of the Guarantied Obligations by Borrower or any Guarantor should for any reason subsequently be declared to be void or voidable under the provisions of the Bankruptcy Code relating to preferences and other voidable or recoverable payments of money (collectively, a "Voidable Transfer"), and if Collateral Agent or any other member of the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer after the termination of this Guaranty, or elects to do so upon the reasonable advice of its counsel, then this Guaranty and the liability of the Guarantors hereunder automatically shall be revived, reinstated, and restored solely to the extent of such Voidable Transfer and such liability shall exist as though such termination and such Voidable Transfer had not been made.

     24. Enforcement. Each of the beneficiaries of this Guaranty agree that this guaranty may be enforced only by the action of Collateral Agent and that other than Collateral Agent, no such beneficiary shall have any rights individually to seek or enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by Collateral Agent for the benefit of each of the members of the Lender Group upon the terms of this Guaranty and as set forth in the Credit Agreement and the other Loan Documents.

                            [signature page follows]

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Guaranty as of the date first written above.

                                         RIDGEPOINTE MINING COMPANY,
                                         a Delaware corporation



                                         By: __________________________________
                                         Name: ________________________________
                                         Title: _______________________________



                                         GLOBAL/IMPERIAL JOINT VENTURE INC., a
                                         Nevada corporation



                                         By: __________________________________
                                         Name: ________________________________
                                         Title: _______________________________



                                         PHOENIX METALS, INC.,
                                         a Texas corporation



                                         By: __________________________________
                                         Name: ________________________________
                                         Title: _______________________________

                                PLEDGE AGREEMENT

     THIS PLEDGE AGREEMENT (as amended, restated, supplemented, or otherwise modified from time to time, this "Agreement"), dated as of January 15, 2004, is entered into by and between IMPERIAL PETROLEUM, INC., a Nevada corporation ("Borrower"), each of Borrower's undersigned Subsidiaries (Borrower and such Subsidiaries are referred to hereinafter each individually as an "Pledgor", and individually and collectively, jointly and severally, as the "Pledgors"), and HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., a Delaware limited partnership ("HZ"), as collateral agent for the below-defined Lenders (in such capacity, together with any successor collateral agent, the "Collateral Agent"), with reference to the following:

     WHEREAS, each Pledgor beneficially owns the specified Equity Interests identified as Pledged Interests in the Persons identified as Issuers listed under the name of such Pledgor on Schedule A attached hereto (or any addendum thereto); and

     WHEREAS, Borrower, the Lenders (as defined below), the Collateral Agent, abd HZ, as administrative agent for the Lender Group (in capacity, together with its successors, if any, in capacity, "Administrative Agent") have entered into that certain Consolidated Amended and Restated Credit Agreement, dated as of January 15, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Lender Group has agreed to make certain financial accommodations to Borrower;

     WHEREAS, to induce the Lender Group to make the financial accommodations provided to Borrower pursuant to the Credit Agreement, each Pledgor desires to pledge, grant, transfer, and assign to Collateral Agent, for the benefit of the Lender Group, a security interest in the Collateral (as defined below) to secure the Secured Obligations (as defined below), as provided herein.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

     1. Definitions and Construction.

     (a) Definitions.

     All initially capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement. As used in this Agreement:

     "Administrative Agent" shall have the meaning ascribed thereto in the recitals to this Agreement.

     "Agreement" shall have the meaning ascribed thereto in the preamble hereto.

     "Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

     "Collateral" shall mean the Pledged Interests, the Future Rights, the Pledged Debt, and the Proceeds, collectively.

     "Collateral Agent" shall have the meaning ascribed thereto in the preamble to this Agreement.

     "Credit Agreement" shall have the meaning ascribed thereto in the recitals to this Agreement.

     "Equity Interests" means all shares, units, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, or equivalent entity, whether voting or nonvoting, including general partner partnership interests, limited partner partnership interests, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

     "Future Rights" shall mean: (a) all Equity Interests (other than Pledged Interests) of the Issuers, and all securities convertible or exchangeable into, and all warrants, options, or other rights to purchase, Equity Interests of the Issuers; (b) to the extent of each Pledgor's interest therein, all shares of, all securities convertible or exchangeable into, and all warrants, options, or other rights to purchase Equity Interests of any Person in which such Pledgor, after the date of this Agreement, acquires a direct equity interest, irrespective of whether such Person is or becomes a Subsidiary of such Pledgor; and (c) the certificates or instruments representing such additional Equity Interests, convertible or exchangeable securities, warrants, and other rights and all dividends, cash, options, warrants, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such Equity Interests.

     "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation or other similar formation documents, or by-laws or other similar governing documents of such Person.

     "Holder" and "Holders" shall have the meanings ascribed thereto in Section 3 of this Agreement.

     "Issuers" shall mean each of the Persons identified as an Issuer on Schedule A attached hereto (or any addendum thereto), and any successors thereto, whether by merger or otherwise.

     "Lender Group" means collectively the Lenders, Administrative Agent and Collateral Agent.

     "Lenders" means, individually and collectively, each of the lenders identified on the signature pages of the Credit Agreement, and any other Person made a party thereto in accordance with the provisions of Section 12.07 thereof (together with their respective successors and assigns).

     "Pledged Debt" shall mean all indebtedness for borrowed money from time to time required to be pledged to the Collateral Agent pursuant to the terms of the Credit Agreement and the promissory notes and other instruments evidencing the Pledged Debt.

     "Pledged Interests" shall mean all of the Equity Interests identified as Pledged Interests on Schedule A attached hereto (or any addendum thereto).

     "Pledgor" and "Pledgors" shall have the respective meanings set forth in the preamble to this Agreement.

     "Proceeds" shall mean all proceeds (including proceeds of proceeds) of the Pledged Interests, Future Rights, and Pledged Debt including all: (a) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, accounts, contract rights, inventory, equipment, general intangibles, deposit accounts, chattel paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Pledged Interests, Future Rights, Pledged Debt, or proceeds thereof (including any cash, Equity Interests, or other securities or instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to the Issuers and any security entitlements, as defined in ss.8-102(a)(17) of the Code, with respect thereto); (b) "proceeds," as such term is used in the Code; (c) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Pledged Interests, Future Rights, Pledged Debt, or proceeds thereof; (d) payments (in any form whatsoever) made or due and payable to any Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Interests, Future Rights, Pledged Debt, or proceeds thereof; and (e) other amounts from time to time paid or payable under or in connection with any of the Pledged Interests, Future Rights, Pledged Debt, or proceeds thereof.

     "Secured Obligations" shall mean, in the case of Borrower, the prompt payment and performance by Borrower of the Obligations; and (b) in the case of each other Pledgor, the prompt payment and performance by such Pledgor of all Indebtedness or other obligations of such Pledgor under this Agreement, any Guaranty, or any other Loan Document to which such Pledgor is a party, in each case, whether for principal, interest, fees, indemnification payments, expense reimbursements or otherwise (including all interest, fees and expenses that, but for the provisions of the Bankruptcy Code, would have accrued).

     "Securities Act" shall have the meaning ascribed thereto in Section 9(c) of this Agreement.

     "Voidable Transfer" shall have the meaning ascribed thereto in Section 23 of this Agreement.

     (b) Construction.

     (i) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement. Article, section, subsection, exhibit, and schedule references are to this Agreement unless otherwise specified. All of the exhibits or schedules attached to this Agreement shall be deemed incorporated herein by reference. Any reference to any of the following documents includes any and all alterations, amendments, restatements, extensions, modifications, renewals, or supplements thereto or thereof, as applicable: this Agreement, the Credit Agreement, or any of the other Loan Documents.

     (ii) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Collateral Agent or any Pledgor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by both of the parties and their respective counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

     (iii) In the event of any direct conflict between the express terms and provisions of this Agreement, on the one hand, and of the Credit Agreement or the Security Agreement, as applicable, on the other hand, the terms and provisions of the Credit Agreement or the Security Agreement, as applicable, shall control.

     2. Pledge. As security for the prompt payment and performance of the Secured Obligations in full by each Pledgor when due, whether at stated maturity, by acceleration or otherwise, and as security for the prompt performance by each Pledgor of such Pledgor's covenants and duties under each Loan Document to which such Pledgor is a party, each Pledgor hereby pledges, grants, transfers, and assigns to Collateral Agent, for the benefit of the Lender Group, a security interest in all of such Pledgor's right, title, and interest in and to the Collateral. Except as expressly set forth in this Agreement or any other Loan Document, each Pledgor has no authority, express or implied, to dispose of any item or portion of the Collateral.

     3. Delivery and Registration of Collateral.

     (a) All certificates, instruments, or promissory notes representing or evidencing the Collateral shall be delivered by each Pledgor to Collateral Agent or Collateral Agent's designee in accordance with the terms of the Credit
Agreement at a location designated by Collateral Agent and shall be held by or on behalf of Collateral Agent pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Collateral Agent.

     (b) Upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, at any time in its discretion and without notice to any Pledgor, to transfer to or to register on the books of the Issuers (or, with respect to an Issuer which is a Subsidiary of Borrower, of any other Person maintaining records with respect to the Collateral) in the name of Collateral Agent or any of its nominees any or all of the Collateral. In addition, Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, to exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations.

     (c) If, at any time and from time to time, any Collateral (including any certificate or instrument representing or evidencing any Collateral) is in the possession of a Person other than Collateral Agent or any Pledgor (a "Holder"), then the applicable Pledgor shall promptly, at Collateral Agent's option, either cause such Collateral to be delivered into Collateral Agent's possession, or execute and deliver to such Holder a written notification/instruction, and take all other steps necessary to perfect the security interest of Collateral Agent in such Collateral, including obtaining from such Holder a written acknowledgment that such Holder holds such Collateral for Collateral Agent, all pursuant to the Code or other applicable law governing the perfection of Collateral Agent's security interest in such Collateral in the possession of such Holder. Each such notification/instruction and acknowledgment shall be in form and substance reasonably satisfactory to Collateral Agent.

     (d) Any and all Collateral (including dividends, interest, and other cash distributions) at any time received or held by any Pledgor shall be so received or held in trust for Collateral Agent and shall be forthwith delivered to Collateral Agent in the same form as so received or held, with any necessary endorsements; provided that cash dividends or distributions received by such Pledgor, if and to the extent they are not prohibited by the Credit Agreement or this Agreement, may be retained by such Pledgor in accordance with Section 4 and used in the ordinary course of such Pledgor's business.

     (e) If at any time and from time to time any Collateral consists of an uncertificated security or a security in book entry form, then the applicable Pledgor shall promptly cause such Collateral to be registered or entered, as the case may be, in the name of Collateral Agent, for the benefit of the Lender Group, or otherwise cause the security interest held by Collateral Agent, for the benefit of the Lender Group, to be perfected in accordance with applicable law.

     4. Voting Rights and Dividends.

     (a) So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of the Loan Documents and shall be entitled to receive and retain any cash dividends or distributions paid in respect of the Collateral if and to the extent they are not prohibited by the Credit Agreement.

     (b) Upon the occurrence and during the continuance of an Event of Default, at the election of Collateral Agent in its sole and absolute discretion, upon the receipt by the applicable Pledgor of written notice of such election by Collateral Agent, all rights of such Pledgor to exercise the voting and other consensual rights or receive and retain cash dividends or distributions that it would otherwise be entitled to exercise or receive and retain, as applicable pursuant to Section 4(a), shall cease, and all such rights shall thereupon become vested in Collateral Agent, who shall thereupon have the sole right to exercise such voting or other consensual rights and to receive and retain such cash dividends and distributions. Upon the receipt of such written notice by such Pledgor, such Pledgor shall execute and deliver (or cause to be executed and delivered) to Collateral Agent all such proxies and other instruments as Collateral Agent may reasonably request for the purpose of enabling Collateral Agent to exercise the voting and other rights which it is entitled to exercise and to receive the dividends and distributions that it is entitled to receive and retain pursuant to the preceding sentence.

     5. Representations and Warranties. Each Pledgor represents, warrants, and covenants as follows:

     (a) such Pledgor has taken all steps it deems necessary or appropriate to be informed on a continuing basis of changes or potential changes affecting the Collateral (including rights of conversion and exchange, rights to subscribe, payment of dividends, reorganizations or recapitalization, tender offers and voting rights), and such Pledgor agrees that no member of the Lender Group shall have any responsibility or liability for informing such Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto;

     (b) none of the information herein or hereafter supplied to any member of the Lender Group by or on behalf of such Pledgor in writing with respect to the Collateral contains, or in the case of information hereafter supplied will contain, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were made, not materially misleading;

     (c) except to the extent otherwise permitted by the Credit Agreement, such Pledgor is and will be the sole legal and beneficial owner of the Collateral purported to be owned by such Pledgor (including the Pledged Interests and all other Collateral acquired by such Pledgor after the date hereof) free and clear of any adverse claim, Lien, or other right, title, or interest of any party, other than Permitted Liens, including the Liens held by Collateral Agent for the benefit of the Lender Group;

     (d) this Agreement, and any delivery to Collateral Agent pursuant to the terms of the Credit Agreement of the Pledged Interests representing Collateral to the extent evidenced by a certificate (or the delivery to all Holders of the Pledged Interests representing Collateral of the notification/instruction referred to in Section 3 of this Agreement), creates a valid, perfected, and first priority security interest in one hundred percent (100%) of the Pledged Interests in favor of Collateral Agent securing payment of the Secured Obligations, and all actions necessary to achieve such perfection have been duly taken;

     (e) Schedule A to this Agreement (as amended in accordance with the terms hereof) is true and correct and complete in all material respects; without limiting the generality of the foregoing: (i) all the Pledged Interests (to the extent designated as such on Schedule A) are in certificated form, and, except to the extent registered in the name of Collateral Agent or its nominee pursuant to the provisions of this Agreement, are registered in the name of the designated Pledgor; and (ii) the Pledged Interests as to each of the Issuers constitute at least the percentage of all the fully diluted issued and outstanding Equity Interests of such Issuer as set forth in Schedule A to this Agreement;

     (f) there are no presently existing Future Rights or Proceeds owned by such Pledgor;

     (g) the Pledged Interests that are interests in general partnerships, limited partnerships or limited liability companies (a) are not dealt in or traded on securities exchanges or in securities markets, (b) do not have terms expressly providing that they are securities governed by Article 8 of the Code, and (c) are not investment company securities, and are not, therefore, "securities" governed by Article 8 of the Code;

     (h) the Pledged Interests of any Issuer which is a corporation have been duly authorized and validly issued and are fully paid and nonassessable;

     (i)the Pledged Interests of each Issuer that is not a corporation have been validly issued and are fully paid;

     (j) the promissory notes or other instruments currently evidencing the Pledged Debt have been, and all other promissory notes from time to time evidencing Pledged Debt, when executed and delivered, will have been duly authorized, executed and delivered by the respective makers thereof, and all such promissory notes, as the may be, legal, valid and binding obligations of such makers, enforceable against such makers in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

     (k) the pledge of the Collateral pursuant to this Agreement does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     6. Further Assurances.

     (a) Each Pledgor agrees that from time to time, at its expense, upon Collateral Agent's reasonable request, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or reasonably desirable in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent, on behalf of the Lender Group, to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Pledgor will: (i) at the reasonable request of Collateral Agent following the occurrence of an Event of Default, mark conspicuously each of its records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to Collateral Agent, indicating that the Collateral is subject to the security interest granted hereby; (ii) execute and file financing or continuation statements, or amendments thereto, and other instruments or notices, as may be necessary or reasonably desirable in order to perfect and preserve the security interests granted or purported to be granted hereby; (iii) subject to any limitations set forth in the Credit Agreement (including any requirements regarding the provision of notice to such Pledgor and the timing of inspections as set forth therein), allow inspection of the Collateral in the possession of such Pledgor by Collateral Agent or Persons designated by Collateral Agent; and (iv) defend such Pledgor's title to or Collateral Agent's security interest in the Collateral owned by such Pledgor.

     (b) Each Pledgor hereby authorizes Collateral Agent, on behalf of the Lender Group, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law. A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

     7. Covenants of Pledgor. Each Pledgor shall:

     (a) at all times keep at least one complete set of its records concerning substantially all of the Collateral pledged by such Pledgor hereunder at its chief executive office as set forth in Schedule B hereto, and not change the location of such records without giving Collateral Agent at least thirty (30) days prior written notice thereof;

     (b) not permit any of the Issuers to: (i) authorize the amendment of or amend the Governing Documents of such Issuer that is a general partnership, limited partnership or limited liability company to provide that the Capital Stock of such Issuer is governed by Article 8 of the Code, or (ii) authorize the issuance of or issue certificates evidencing the Capital Stock of such Issuer that is a general partnership, limited partnership or limited liability company;

     (c) to the extent it may lawfully do so, prevent the Issuers from issuing Future Rights or Proceeds, except for cash dividends and other distributions, if any, that are not prohibited by the terms of the Credit Agreement or this Agreement to be paid by any Issuer to such Pledgor; and

     (d) upon receipt by such Pledgor of any material notice, report, or other communication from any of the Issuers or any Holder relating to all or any part of the Collateral, deliver a copy of such notice, report or other communication to Collateral Agent as soon as possible, but in no event later than five (5) days following the receipt thereof by such Pledgor.

     8. Collateral Agent as Each Pledgor's Attorney-in-Fact.

     (a) Each Pledgor hereby irrevocably appoints Collateral Agent, on behalf of the Lender Group, as such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, Collateral
Agent or otherwise, from time to time at Collateral Agent's discretion exercisable only at such time as an Event of Default has occurred and is continuing, to take any action and to execute any instrument that Collateral Agent, on behalf of the Lender Group, may reasonably deem necessary or advisable to exercise the powers, rights and remedies granted to the Collateral Agent hereunder, including: (i) to receive, endorse, and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof to the extent permitted hereunder and to give full discharge for the same and to execute and file governmental notifications and reporting forms in connection therewith;
(ii) to issue any notifications/instructions Collateral Agent deems necessary pursuant to Section 3 of this Agreement; or (iii) to arrange for the transfer of the Collateral on the books of any of the Issuers or any other Person to the name of Collateral Agent or to the name of Collateral Agent's nominee.

     (b) In addition to the designation of Collateral Agent as each Pledgor's attorney-in-fact in subsection (a), each Pledgor hereby irrevocably appoints Collateral Agent, on behalf of the Lender Group, as such Pledgor's agent and attorney-in-fact to make, execute and deliver any and all documents and writings which may be necessary or appropriate for approval of, or be required by, any regulatory authority located in any city, county, state or country where such Pledgor or any of the Issuers engage in business, in order to transfer or to more effectively transfer any of the Pledged Interests or otherwise enforce the rights granted hereunder to the Lender Group or Collateral Agent for the benefit thereof, exercisable only at such time as an Event of Default has occurred and is continuing.

     9. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default:

     (a) Collateral Agent, on behalf of the Lender Group, may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (irrespective of whether the Code applies to the affected items of Collateral), and Collateral Agent, on behalf of the Lender Group, may also without notice (except as specified below) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the maximum extent permitted by applicable law, Collateral Agent may be the purchaser of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all or any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of such sale shall be required by law, at least ten (10) calendar days notice to such Pledgor of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of such sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, each Pledgor hereby waives any claims against Collateral Agent arising because the price at which any Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

     (b) Each Pledgor hereby agrees that any sale or other disposition of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, or other financial institutions in the City of New York, New York in disposing of property similar to the Collateral shall be deemed to be commercially reasonable.

     (c) Each Pledgor hereby acknowledges that the sale by Collateral Agent of any Collateral pursuant to the terms hereof in compliance with the Securities Act of 1933 as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect (the "Securities Act"), as well as applicable "Blue Sky" or other state securities laws may require strict limitations as to the manner in which Collateral Agent or any subsequent transferee of the Collateral may dispose thereof. Each Pledgor acknowledges and agrees that in order to protect Collateral Agent's interest it may be necessary to sell the Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering under the Securities Act. Each Pledgor does not have any objection to a sale made in such a manner and agrees that Collateral Agent and the Lender Group shall have no obligation to obtain the maximum possible price for the Collateral. Without limiting the generality of the foregoing, each Pledgor agrees that, upon the occurrence and during the continuation of an Event of Default, Collateral Agent may, subject to applicable law, from time to time attempt to sell all or any part of the Collateral by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Collateral Agent may solicit offers to buy the Collateral or any part thereof for cash, from a limited number of investors deemed by Collateral Agent, in its reasonable judgment, to be institutional investors or other responsible parties who might be interested in purchasing the Collateral. If Collateral Agent shall solicit such offers, then the acceptance by Collateral Agent of one of the offers shall be deemed to be a commercially reasonable method of disposition of the Collateral.

     (d)If Collateral Agent shall determine to exercise its right to sell all or any portion of the Collateral pursuant to this Section, each Pledgor agrees that, upon request of Collateral Agent, such Pledgor will, at its own expense:

     (i) use commercially reasonable efforts to execute and deliver, and cause the Issuers and the directors and officers thereof to execute and deliver, all such instruments and documents, and to do or cause to be done all such other acts and things, as may be necessary to register such Collateral under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectuses which, in the reasonable opinion of Collateral Agent, are necessary, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto, including, without limitation, using commercially reasonable efforts to cause the Issuers to make available to their respective security holders, as soon as practicable, an earnings statement covering a period of at least twelve months beginning after the effective date of the registration statement which shall not contain an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

     (ii) use commercially reasonable efforts to qualify the Collateral under the state securities laws or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by Collateral Agent;

     (iii) use commercially reasonable efforts to execute and deliver, or cause the (iii)fficers and directors of the Issuers to execute and deliver, to any person, entity or governmental authority as Collateral Agent may reasonably deem necessary or appropriate, any and all documents and writings which, in Collateral Agent's reasonable judgment, may be necessary for approval, or be required by, any regulatory authority located in any city, county, state or country where such Pledgor or the Issuers engage in business, in order to transfer or to more effectively transfer the Pledged Interests or otherwise enforce Collateral Agent's rights hereunder; and

     (iv) use commercially reasonable efforts to do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced.

     (e) Collateral Agent is authorized to notify each Account Debtor with respect to the Pledged Debt to make payment directly to the Collateral Agent (or its designee) and may collect any and all moneys due or to become due to any Pledgor in respect of the Pledged Debt, and each of the Pledgors hereby authorizes such debt to make such payment directly to the Collateral Agent (or its designee) without any duty of inquiry.

     (f) EACH PLEDGOR  EXPRESSLY  WAIVES TO THE MAXIMUM EXTENT PERMITTED BY LAW:
(i) ANY CONSTITUTIONAL OR OTHER RIGHT TO A JUDICIAL HEARING PRIOR TO THE TIME SECURED PARTY DISPOSES OF ALL OR ANY PART OF THE COLLATERAL AS PROVIDED IN THIS SECTION; (ii) ALL RIGHTS OF REDEMPTION, STAY, OR APPRAISAL THAT IT NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY RULE OF LAW OR STATUTE NOW EXISTING OR HEREAFTER ENACTED; AND (iii) EXCEPT AS SET FORTH IN SUBSECTION (a) OF THIS SECTION, ANY REQUIREMENT OF NOTICE, DEMAND, OR ADVERTISEMENT FOR SALE.

     10. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, any cash held by Collateral Agent as Collateral and all cash proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by Collateral Agent of its remedies as a secured creditor as provided in Section 9 shall be applied from time to time by Administrative Agent as provided in the Credit Agreement.

     11. Duties of Collateral Agent. The powers conferred on Collateral Agent hereunder are solely to protect its interests in the Collateral and shall not impose on it any duty to exercise such powers. Except as provided in the Code, or as expressly provided hereunder or under any other Loan Document, Collateral Agent shall have no duty with respect to the Collateral or any responsibility for taking any necessary steps to preserve rights against any Persons with respect to any Collateral.

     12. Choice of Law, Jurisdiction, and Venue.(a) THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     (b) THE PARTIES AGREE THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PLEDGOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES, AND DOCUMENTS IN ANY SUIT, ACTION, OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS BY THE MAILING (BY REGISTERED MAIL OR CERTIFIED MAIL, POSTAGE PREPAID) OR DELIVERING OF A COPY OF SUCH PROCESS TO PLEDGORS, IN CARE OF BORROWER, AT THE BORROWER'S ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01 OF THE CREDIT AGREEMENT. EACH PLEDGOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION. EACH PLEDGOOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT

OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PLEDGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THE FOREGOING TO THE CONTRARY NOTWITHSTANDING, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENTS' OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE AGENTS ELECT TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.

     13. Amendments; Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and Pledgors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Collateral Agent to exercise, and no delay in exercising any right under this Agreement, any other Loan Document, or otherwise with respect to any of the Secured Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement, any other Loan Document, or otherwise with respect to any of the Secured Obligations preclude any other or further exercise thereof or the exercise of any other right. The remedies provided for in this Agreement or otherwise with respect to any of the Secured Obligations are cumulative and not exclusive of any remedies provided by law.

     14. Notices. Unless otherwise specifically provided herein, all notices and other communications hereunder to Collateral Agent shall be in writing and shall be mailed, sent or delivered, care of Borrower, in the manner provided for in the Credit Agreement and all notices and other communications hereunder to any Pledgor shall be in writing and shall be mailed, sent or delivered in care of Borrower in accordance with the Credit Agreement.

     15. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall: (i) subject to Section 22, remain in full force and effect until the indefeasible payment in full in immediately available funds of the Secured Obligations, including the irrevocable termination of any commitment to extend any financial accommodations under the Credit Agreement; (ii) be binding upon each Pledgor and its successors and assigns; and (iii) inure to the benefit of Collateral Agent and its successors, transferees, and assigns. Subject to Section 22, upon the full and final payment in immediately available funds of the Secured Obligations, including the irrevocable termination of any commitment to extend any financial accommodations under the Credit Agreement, the security interests granted herein shall automatically terminate and all rights to the Collateral shall revert to Pledgors. Upon any such termination, Collateral Agent will, at Pledgors' expense, execute and deliver to Pledgors such documents as such Pledgor shall reasonably request to evidence such termination. Such documents shall be prepared by Pledgors and shall be in form and substance reasonably satisfactory to Collateral Agent. Upon such termination, Collateral Agent will, at Pledgors' expense, deliver to Pledgors the certificates evidencing its shares of Pledged Interests (and any other non-cash property received as a dividend or distribution or otherwise in respect of such Pledged Interests), together with any cash then constituting the Collateral not then sold or otherwise disposed of in accordance with the provisions hereof.

     16. Security Interest Absolute. To the maximum extent permitted by law, all rights of Collateral Agent, all security interests hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional. To the maximum extent permitted by law, each Pledgor hereby waives any right to require Collateral Agent to: (A) proceed against or exhaust any security held from such Pledgor; or (B) pursue any other remedy in Collateral Agent's power whatsoever.

     17.Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

     18. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     19. Counterparts; Telefacsimile Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, or binding effect hereof.

     20. Waiver of Marshaling. Each Pledgor and Collateral Agent acknowledge and agree that in exercising any rights under or with respect to the Collateral: (i) Collateral Agent is under no obligation to marshal any Collateral; (ii) may, in its absolute discretion, realize upon the Collateral in any order and in any manner it so elects; and (iii) may, subject solely to Section 10 hereof, apply the proceeds of any or all of the Collateral to the Secured Obligations in any order and in any manner it so elects. Each Pledgor and Collateral Agent waive any right to require the marshaling of any of the Collateral.

     21. Waiver of Jury Trial. EACH PLEDGOR AND COLLATERAL AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PLEDGOR AND COLLATERAL AGENT REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     22. Revival. If the payment of the Secured Obligations by any Pledgor or the transfer by any Pledgor to Collateral Agent or the Lender Group of any property of such Pledgor should for any reason subsequently be declared to be void or voidable under the provisions of the Bankruptcy Code relating to preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Collateral Agent or the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Collateral Agent or the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Collateral Agent or the Lender Group related thereto, the liability of Pledgors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.



                           [Signature page to follow.]

     IN WITNESS WHEREOF, each Pledgor and Collateral Agent have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first written above.

                            IMPERIAL PETROLEUM, INC.,
                            a Nevada corporation


                                     By:
                                     Name:
                                     Title:


                           RIDGEPOINTE MINING COMPANY,
                           a Delaware corporation


                                     By:
                                     Name:
                                     Title:


                             GLOBAL/IMPERIAL JOINT VENTURE INC., a
                             Nevada corporation


                                     By:
                                     Name:
                                     Title:


                              PHOENIX METALS, INC.,
                               a Texas corporation


                                     By:
                                     Name:
                                     Title:


                            HIGHBRIDGE/ZWIRN SPECIAL
                            OPPORTUNITIES FUND, L.P.,
                             a Delaware limited partnership, as Collateral Agent

                             By: Highbridge/Zwirn Capital Management, LLC, its general partner


                                     By:
                                     Name:
                                     Title:

                                   SCHEDULE A

                                       TO

                                PLEDGE AGREEMENT

                        Pledgor: IMPERIAL PETROLEUM, INC.

                                Pledged Interests


                                                                                                   Pledgor's
Issuer                       Number of       Class           Certificated         Certificate       Percentage        Jurisdiction
                             Shares/                         (Yes/No)             Number(s)         Ownership         of Formation
                             Membership                                           (if any)
                             Interests

Global/Imperial              5,000           Capital         Yes                   1                 100%              Nevada
Joint Venture, Inc.

Phoenix Metals, Inc.         30,000          Common          Yes                   1001              100%              Texas

Ridgepointe Mining           12,560,730      Common          Yes                   1001              100%              Delaware
Company




                                   SCHEDULE B

                                       TO

                                PLEDGE AGREEMENT

            Pledgor:    IMPERIAL PETROLEUM, INC.



            Address of Chief Executive Office:
            11600 German Pines
            Evansville, IN 47725


            Pledgor:    RIDGEPOINTE MINING COMPANY



            Address of Chief Executive Office:
            11600 German Pines
            Evansville, IN 47725



            Pledgor:    GLOBAL/IMPERIAL JOINT VENTURE INC.



            Address of Chief Executive Office:
            11600 German Pines
            Evansville, IN 47725


            Pledgor:    PHOENIX METALS, INC.



            Address of Chief Executive Office:
            11600 German Pines
            Evansville, IN 47725

               CONSOLIDATED AMENDED AND RESTATED CREDIT AGREEMENT

     This Consolidated Amended and Restated Credit Agreement (this "Agreement"), dated as of January 15, 2004, by and among IMPERIAL PETROLEUM INC., a Nevada corporation (the "Borrower"), the lenders from time to time party hereto (each a "Lender" and collectively, the "Lenders"), HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., a Delaware limited partnership ("HZ"), as collateral agent for the Lenders (in such capacity, together with any successor collateral agent, the "Collateral Agent"), HZ, as administrative agent for the Lenders (in such capacity, together with any successor administrative agent, the "Administrative Agent"; and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

                                    RECITALS

     WHEREAS, Hillside Oil & Gas, LLC ("Hillside") and Existing Lender (as hereafter defined) are parties to the Existing Hillside Credit Agreement (as hereafter defined), pursuant to which from time to time the Existing Lender has extended credit to Hillside;

     WHEREAS, Warrior Resources, Inc. ("Warrior"), Warrior's Subsidiaries, and Existing Lender are parties to the Existing Warrior Credit Agreement (as hereafter defined), pursuant to which from time to time the Existing Lender has extended credit to Warrior and its Subsidiaries;

     WHEREAS, contemporaneously herewith (a) HZ has purchased the Indebtedness of Hillside to Existing Lender under the Existing Hillside Credit Agreement, (b) HZ has purchased the Indebtedness of Warrior and its Subsidiaries to Existing Lender under the Existing Warrior Credit Agreement, (c) Borrower has assumed the Indebtedness of Hillside, Warrior and Warrior's Subsidiaries under the Existing Hillside Credit Agreement and the Existing Warrior Credit Agreement, respectively, and (d) HZ has released Hillside, Warrior and Warrior's Subsidiaries from their Indebtedness under the Existing Hillside Credit Agreement and the Existing Warrior Credit Agreement, respectively;

     WHEREAS,  the Borrower,  the Lenders,  Administrative  Agent and Collateral
Agent desire to amend and restate their respective obligations under the Existing Hillside Credit Agreement and the Existing Warrior Credit Agreement pursuant to the terms of this Agreement, with the Indebtedness evidenced by the Existing Hillside Credit Agreement and the Existing Warrior Credit Agreement to remain outstanding from and after the date of the purchase described above as a loan subject to the terms and conditions of this Agreement;

     WHEREAS, the Borrower has asked the Agents to arrange, and for the Lenders to extend, credit to the Borrower on the terms and conditions set forth in this Agreement through the making of loans on and after the Effective Date (as hereafter defined) consisting of a term loan in the aggregate principal amount of $650,000, and a revolving credit facility in an aggregate principal amount not to exceed $18,000,000 at any time outstanding, all on the terms and conditions of this Agreement;

     WHEREAS, the proceeds of the loans made under the term loan and the revolving credit facility will be used by the Borrower (i) fund the purchase price under the Acquisition Agreements (as defined below), (ii) to pay fees and expenses related to this Amended and Restated Credit Agreement and the other Loan Documents (as hereafter defined), and (iii) for the Borrower's general working capital purposes; and

     WHEREAS, the Lenders are severally, and not jointly, willing to extend such credit to the Borrower and are willing to consolidate, amend and restate the Hillside Existing Credit Agreement and the Warrior Existing Credit Agreement in their entirety on the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree that the Hillside Existing Credit Agreement and the Warrior Existing Credit Agreement are each hereby consolidated, amended and restated in their entirety as follows:

                                    ARTICLE 1

                           DEFINITIONS; CERTAIN TERMS

     Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

     "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account Receivable, chattel paper, or a general intangible.

     "Account Receivable" means, with respect to any Person, all of such Person's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all "supporting obligations" (as that term is defined in the Code) in respect thereof.

     "Acquisition"   means  (a)  any  Stock   Acquisition,   or  (b)  any  Asset
Acquisition.

     "Acquisition  Agreements"  means,  collectively,  the Hillside  Acquisition
Agreement, the Kentucky Acquisition Agreement, the Warrior Acquisition Agreement, and each other agreement or document executed or delivered in connection with any of the foregoing.

     "Action" has the meaning specified therefor in Section 12.12.

     "Administrative Agent" has the meaning specified therefor in the preamble hereto.

     "Administrative Agent's Account" means an account at a bank designated by the Administrative Agent from time to time as the account into which the Borrower shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 5% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an "Affiliate" of any Loan Party.

     "After Acquired Property" means any interest in real property (other than Oil and Gas Properties) acquired by the Borrower or any of its Subsidiaries after the date hereof with a Current Value in excess of $500,000 in the case of a fee interest or requiring the payment of annual rent exceeding in the aggregate $500,000 in the case of a leasehold interest.

     "Agent" has the meaning specified therefor in the preamble hereto.

     "Agent Reserve" and "Agent Reserves" have the meanings specified therefor in Section 2.01(b)(i).

     "Agreement" means this Consolidated, Amended and Restated Credit Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

     "Applicable Reference Rate Margin" means 8.00 percentage points.

     "Asset Acquisition" means any purchase or other acquisition by Borrower or its Subsidiaries of all or substantially all of the assets of any other Person.

     "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Collateral Agent, in accordance with Section 12.07 hereof and substantially in the form of Exhibit A-1 hereto or such other form acceptable to the Collateral Agent.

     "Assignment Documents" means the Hillside Assignment Agreement, the Warrior Assignment Agreement, and each assignment or other similar agreement, document or instrument entered into between HZ and the Existing Lender in connection with the purchase of the Indebtedness evidenced by the Existing Hillside Credit Agreement and the Existing Warrior Credit Agreement from the Existing Lender, including, without limitation, the assignments of mortgages or deeds of trust related to the Oil and Gas Properties owned by the Loan Parties and UCC assignments with respect to the Liens filed by the Existing Lender pursuant to the Existing Hillside Credit Agreement or the Existing Warrior Credit Agreement.

     "Assumption Agreement" means that certain Assumption Agreement by and among Borrower, Hillside, BTT, Inc., Warrior, Double Eagle Petroleum Corporation, Enigma Energy Company, L.L.C., and HZ which is in form and substance satisfactory to Collateral Agent.

     "Authorized Officer" means, with respect to any Person, the chief executive officer, chief financial officer, controller, president or any executive or senior vice president of such Person.

     "Availability" means, at any time, the difference between (i) the lesser of
(A) the Borrowing Base and (B) the Total Revolving Credit Commitment and (ii) the sum of (A) the aggregate outstanding principal amount of all Revolving Loans, and (B) the aggregate amount, if any, of all trade payables of the Borrower and its Subsidiaries aged in excess of historical levels.

     "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.ss. 101, et seq.), as amended, and any successor statute.

     "Basis Differential" means, in the case of any Oil and Gas Property, the difference between the NYMEX Strip Price and the sales prices at the delivery point where the gas or oil, as the case may be, produced by such Oil and Gas Property, is sold.

     "Board" means the Board of Governors of the Federal Reserve System of the United States.

     "Board of Directors" means, with respect to any Person, the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf of the board.

     "Borrower" has the meaning specified therefor in the preamble hereto.

     "Borrowing Base" means, as of any date of determination, the difference between (a) the sum of (i) 60% of the PV-10 of the Proved Developed Producing Reserves of the Borrower that are located in the United States and subject to a Mortgage and UCC financing statements, that in each case create a first priority perfected Lien in such Oil and Gas Properties in favor of the Collateral Agent for the ratable benefit of the Lenders, (ii) 40% of the PV-10 of the Proved Developed Non-Producing Reserves of the Borrower that are located in the United States and subject to a Mortgage and UCC financing statements, that in each case create a first priority perfected Lien in such Oil and Gas Properties in favor of the Collateral Agent for the ratable benefit of the Lenders, and (iii) 10% of the PV-10 of the Proved Undeveloped Reserves of the Borrower that are located in the United States and subject to a Mortgage and UCC financing statements, that in each case create a first priority perfected Lien in such Oil and Gas Properties in favor of the Collateral Agent for the ratable benefit of the Lenders, and (b) the sum of (i) the Hedge Reserve, and (ii) such other reserves as the Administrative Agent may deem appropriate in the exercise of its business judgment based upon the lending practices of the Administrative Agent, including without limitation the Agent Reserves; provided, however, that the borrowing capacity attributable to clause (iii) above shall not exceed the lesser of (x) 10% of the combined borrowing capacity under clauses (i), (ii) and (iii) (without giving effect to this limitation) above and (y) $1,800,000.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

     "Capital Expenditures" means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations incurred during such period, and
(ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person.

     "Capital Guideline" means any law, rule, regulation, policy, guideline or directive of any Governmental Authority or any central bank (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by any Lender, any Person controlling any Lender or the manner in which any Lender, any Person controlling any Lender allocates capital to any of its contingent liabilities, advances, acceptances, commitments, assets or liabilities.

     "Capitalized Lease" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on the balance sheet of such Person.

     "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

     "Cash and Cash Equivalents" means all cash, deposit or securities account balances, certificates of deposit or other financial instruments properly classified as cash or cash equivalents under GAAP.

     "Change of Control" means each occurrence of any of the following:

     (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) (other than by a Permitted Holder) of beneficial ownership of more than 10% of the aggregate outstanding voting power of the Capital Stock of the Borrower;

     (b) at any time the Permitted Holder ceases to have the power to appoint, or ceases to have appointed, a majority of the individuals who compose the Board of Directors of the Borrower,

     (c) during any period of 12 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of at least a majority the directors of the Borrower then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower;

     (d) the Borrower ceases to own and control 100% of the shares of the Capital Stock of the Borrower's Subsidiaries, unless otherwise permitted hereunder; or

     (e) (i) the Borrower consolidates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to any Person, or (ii) any entity consolidates with or merges into the Borrower, which in either event (i) or (ii) is pursuant to a transaction in which the outstanding voting Capital Stock of the Borrower is reclassified or changed into or exchanged for cash, securities or other property.

     "Code" means the New York Uniform Commercial Code, as in effect from time to time.

     "Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

     "Collateral Agent" has the meaning specified therefor in the preamble hereto.

     "Collateral Agent Advances" has the meaning specified therefor in Section 10.08(a).

     "Commitments" means, with respect to each Lender, such Lender's Revolving Credit Commitment and Term Loan Commitment.

     "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (i) without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in determining Consolidated Net Income of such Person and its Subsidiaries for such period: (A) Consolidated Net Interest Expense, (B) income tax expense, (C) depreciation expense, and (D) amortization expense.

     "Consolidated Funded Indebtedness" means, with respect to any Person at any date, all Indebtedness of such Person, determined on a consolidated basis in accordance with GAAP, which by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of such Person to a date more than one year from such date, including, in any event, but without duplication, with respect to the Borrower and its Subsidiaries, the Revolving Loans and the amount of their Capital Lease Obligations.

     "Consolidated Funded Senior Indebtedness" means, with respect to Borrower and its Subsidiaries at any date, all Obligations under this Agreement other than Obligations in respect of the Term Loan, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any non-cash extraordinary or non-recurring gains or losses or non-cash gains or losses from Dispositions, (b) restructuring charges, (c) effects of discontinued operations, and (d) interest that is paid-in-kind.

     "Consolidated Net Interest Expense" means, with respect to any Person for any period, gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (i) the sum of (A) interest income for such period and (B) gains for such period on interest rate Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus (ii) the sum of (A) losses for such period on interest rate Hedging Agreements (to the extent not included in such gross interest expense) and (B) the upfront costs or fees for such period associated with interest rate Hedging Agreements (to the extent not included in such gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.

     "Consolidated Total Interest Expense" means, with respect to any Person for any period, gross interest expense for such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including without limitation interest expense paid to Affiliates of such Person).

     "Consolidated Total Senior Interest Expense" means, with respect to the Borrower and its Subsidiaries for any period, gross interest expense incurred under this Agreement for such period determined on a consolidated basis and in accordance with GAAP.

     "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business or delivery obligations with respect to any volumetric production payment. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

     "Current Value" has the meaning specified therefor in Section 7.01(o).

     "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

     "Disbursement Letter" means a Disbursement Letter, in form and substance satisfactory to Collateral Agent.

     "Disposition" means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business on ordinary business terms.

     "Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America.

     "Effective Date" means the date, on or before January 15, 2004, on which all of the conditions precedent set forth in Section 5.01 are first satisfied or waived.

     "Employee Plan" means an employee  benefit plan (other than a Multiemployer
Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or any of its ERISA Affiliates.

     "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses of any Loan Party or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

     "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss. 9601, et seq.), the Hazardous
Materials Transportation Act (49 U.S.C.ss.1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss. 6901, et seq.), the Federal Clean Water Act (33 U.S.C.ss. 1251 et seq.), the Clean Air Act (42 U.S.C.ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Oil Pollution Act of 1990 (33 U.S.C.ss. 2701 et seq.), the Emergency Planning and the Community Right-to-Know Act of 1986 (42 U.S.C.ss. 11001 et seq.), the Hazardous Material Transportation Act (49 U.S.C.ss. 1801 et seq.), and the Occupational Safety and Health Act (29 U.S.C.ss. 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any

Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other government restrictions relating to the protection of the environment or the release, emission, deposit, discharge, leaching, migration or spill of any Hazardous Materials into the environment.

     "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property currently or formerly owned by any Loan Party or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.

     "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

     "ERISA"  means the Employee  Retirement  Income  Security  Act of 1974,  as
amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

     "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the IRC.

     "Event of Default" means any of the events set forth in Section 9.01. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Hillside Credit Agreement" means that certain Loan Agreement dated as of June 23, 2000, by and among the Hillside, BTT, Inc., and Existing Lender, as amended, supplemented or otherwise modified from time to time prior to the Effective Date.

     "Existing Lender" means the Bank of Oklahoma, a National Association.

     "Existing Warrior Credit Agreement" means that certain First Amended and Restated Credit Agreement dated as of September 30, 2002, by and among Warrior, Double Eagle Petroleum Corporation, Enigma Energy Company, L.L.C., and Existing Lender, as amended, supplemented or otherwise modified from time to time prior to the Effective Date.

     "Extraordinary Receipts" means any cash received by the Borrower or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds of Dispositions or Indebtedness), including, without limitation, (i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) proceeds of insurance, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), (vi) indemnity payments and
(vii) any purchase price adjustment received in connection with any purchase agreement.

     "FASB 133" means Statement No. 133 of the Financial Accounting Standards Board as it applies to Hedging Agreements.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Fee Letter" means that certain fee letter agreement, dated as of the date hereof, between the Borrower and the Administrative Agent.

     "Field Survey and Audit" means a field survey and audit of the Loan Parties and each other party to an Acquisition Agreement (including an analysis of their accounts payable as of a date no earlier than 30 days prior to the Effective
Date) and an appraisal of the Collateral performed by auditors, examiners and/or appraisers selected by the Collateral Agent, at the sole cost and expense of the Borrower.

     "Final Revolver Maturity Date" means January 15, 2007, or such earlier date on which any Loan shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

     "Final Term Loan Maturity Date" means January 15, 2008.

     "Financial Statements" means (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended July 31, 2002, and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended, and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries for the 9 months ended April 30, 2003, and the related consolidated statement of operations, shareholder's equity and cash flows for the 9 months then ended.

     "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries ending on July 31of each year.

     "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of (i) the TTM EBITDA of such Person and its Subsidiaries for such period minus Capital Expenditures made by such Person and its Subsidiaries during such period, to (ii) the sum of (A) all principal of Indebtedness of such Person and its Subsidiaries scheduled to be paid or prepaid during such period to the extent there is not an equivalent permanent reduction in the commitments thereunder, plus (B) Consolidated Net Interest Expense of such Person and its Subsidiaries for such period, plus (C) income taxes paid or payable by such Person and its Subsidiaries during such period, plus (D) cash dividends or distributions paid by such Person and its Subsidiaries (other than, in the case of the Borrower, dividends or distributions paid to the Borrower or its wholly-owned Subsidiaries) during such period, plus (E) Capital Expenditures made by such Person and its Subsidiaries during such period, plus (F) all amounts paid or payable by such Person and its Subsidiaries on Operating Lease Obligations having a scheduled due date during such period. In determining the Fixed Charge Coverage Ratio for a particular period (1) pro forma effect will be given to: (a) the incurrence, repayment or retirement of any Indebtedness by such Person and its Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired on the first day of such period and
(b) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any property or assets acquired or disposed of by such Person and its Subsidiaries since the first day of such period, as if such acquisition or disposition occurred on the first day of such period; (2) interest on Indebtedness bearing a floating interest rate will be computed as if the rate as of the last day of the period had been the applicable rate for the entire period; (3) if such Indebtedness bears, at the option of such Person and its Subsidiaries, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of such Person, either the fixed or floating rate; and (4) interest on Indebtedness under a revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such period.

     "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 7.03 hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.03 hereof, the Collateral Agent and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.03 hereof shall be calculated as if no such change in GAAP has occurred.

     "Governmental Authority" means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantor" means (i) each Subsidiary of the Borrower, and (ii) each other Person which guarantees, pursuant to Section 7.01(b) or otherwise, all or any part of the Obligations.

     "Guaranty" means each guaranty substantially in the form of Exhibit G-1, made by any Guarantor in favor of the Collateral Agent for the benefit of the Lenders, including those made pursuant to Section 7.01(b).

     "Hazardous Materials" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental

Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

     "Hedge Reserve" means an amount equal to the aggregate amount of cash pledged to secure Borrower's Indebtedness in respect of Hedging Agreements.

     "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

     "Highest Lawful Rate" means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

     "Hillside" has the meaning set forth in the recitals to this Agreement.

     "Hillside Acquisition Agreement" means that certain Purchase and Sale Agreement dated as of July 9, 2003, as amended from time to time prior to the date hereof, pursuant to which Borrower is acquiring all or substantially all of the assets of Hillside.

     "Hillside Assignment Agreement" means that certain Purchase and Sale Agreement dated contemporaneously herewith by and between Existing Lender and HZ pursuant to which HZ has acquired the Indebtedness evidenced by the Existing Hillside Credit Agreement and the other agreements or documents executed or delivered in connection therewith.

     "Hydrocarbons" means oil, gas, coal seam gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products refined, separated, settled and dehydrated therefrom and all products refined therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulfur and all other minerals.

     "Hydrocarbon Interests" means all rights, titles, interests and estates now owned or hereafter acquired in and to Hydrocarbon leases, Hydrocarbon or other mineral fee or lease interests, farm-ins, overriding royalty and royalty interests, net profit interests, oil payments, production payment interests and similar mineral interests, including any reserved or residual interest of whatever nature.

     "HZ" has the meaning specified therefore in the preamble hereto.

     "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business and not outstanding for more than 90 days after the date such payable was created); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements;
(viii) all Contingent Obligations; (ix) liabilities incurred under Title IV of ERISA with respect to any plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates; (x) withdrawal liability incurred under ERISA by such Person or any of its ERISA Affiliates with respect to any Multiemployer Plan; (xi) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person; and (xii) all obligations referred to in clauses (i) through (xi) of this definition of another Person to the extent secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of in which such Person is a general partner and any Person's allocable share of any Indebtedness of any joint venture in which such Person is a joint venturer, including Indebtedness of which such Person is jointly and severally liable, but excluding any non-recourse Indebtedness.

     "Indemnified Matters" has the meaning specified therefor in Section 12.15.

     "Indemnitees" has the meaning specified therefor in Section 12.15.

     "Initial Reserve Report" has the meaning specified therefor in Section 5.01(k).

     "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

     "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by Borrower, each of its Subsidiaries, and Collateral Agent, the form and substance of which is reasonably satisfactory to Collateral Agent.

     "IRC" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

     "Inventory" means all of each of the Loan Parties' now owned and/or hereafter acquired right, title, and interest with respect to inventory as defined in the Code, including Hydrocarbons.

     "Kentucky Seller" means Renovared Energy Resources, Inc.

     "Kentucky Acquisition Agreement" means that certain Purchase and Sale Agreement dated as of April 9, 2003, as amended from time to time prior to the date hereof, pursuant to which Borrower is acquiring certain of the assets of Kentucky Seller.

     "Lease" means any lease of real property to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee.

     "Lender" has the meaning specified therefor in the preamble hereto.

     "Liabilities" has the meaning specified therefor in Section 2.07.

     "Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

     "Loan" means the Term Loan or any Revolving Loan made by an Agent or a Lender to the Borrower pursuant to Article II hereof.

     "Loan Account" means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the Borrower, in which the Borrower will be charged with all Loans made to, and all other Obligations incurred by, the Borrower.

     "Loan Document" means this Agreement, the Assignment Documents, the Assumption Agreement, the Disbursement Letter, the Fee Letter, any Guaranty, the Intercompany Subordination Agreement, any Mortgage, any Pledge Agreement, the Registration Rights Agreement, any Security Agreement, any Transfer Order
Letter, any UCC Filing Authorization Letter, the Warrant, and any other agreement, instrument, and other document executed and delivered by a Loan Party pursuant hereto or thereto relating to, evidencing or securing any Loan or any other Obligation.

     "Loan Party" means Borrower and/or any Guarantor.

     "Material Adverse Effect" means a material adverse effect on any of (i) the operations, business, assets, properties, condition (financial or otherwise) or prospects of any Loan Party or the Loan Parties taken as a whole, (ii) the ability of any Loan Party to perform any of its obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of any Agent or any Lender under any Loan Document, or (v) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Lenders on any of the Collateral.

     "Material Contract" means, with respect to any Person, (i) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $100,000 or more (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days notice without penalty or premium) and (ii) all other contracts or agreements material to the business, operations, condition (financial or otherwise), performance, prospects or properties of such Person or such Subsidiary.

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

     "Mortgage" means a fee or leasehold mortgage, deed of trust or deed to secure debt, in form and substance satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Lenders, securing the Obligations and delivered to the Collateral Agent pursuant to the provisions hereof or otherwise.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed to, or has been obligated to contribute, at any time during the preceding six (6) years.

     "Net Cash Proceeds" means, (i) with respect to any Disposition by any Person or any of its Subsidiaries, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (A) the amount of any Indebtedness secured by any Lien permitted by Section 7.02(a) on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (C) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (D) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person or any of its Subsidiaries, or the sale or issuance by any Person or any of its Subsidiaries of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (A) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (B) transfer taxes paid by such Person or such Subsidiary in connection therewith and (C) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements); in each case of clause (i) and (ii) to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.

     "Notice  of  Borrowing"  has the  meaning  specified  therefor  in  Section
2.02(a).

     "NYMEX" means the New York Mercantile Exchange or its successor entity.

     "NYMEX Strip Price" means as of any date of determination, the average of the 24 succeeding monthly futures contract prices, commencing with the month during which the determination date occurs, for each of the appropriate crude oil and natural gas categories included in the most recent Reserve Report provided by the Borrower to the Agents pursuant to Section 7.01(a)(vi) as quoted on the NYMEX; provided, that if the NYMEX no longer provides futures contract price quotes or has ceased to operate, the comparable futures contract prices quoted on such other nationally recognized commodities exchange as Agent shall designate.

     "Obligations" means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Agents and the Lenders, or any of them, under the Loan Documents, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in any Insolvency Proceeding) to pay principal, interest, premiums, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.

     "Oil and Gas Business" means (a) the acquisition, exploration, exploitation, development, operation and disposition of interests in Oil and Gas Properties and Hydrocarbons, (b) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties, including, without limitation, the marketing of Hydrocarbons obtained from unrelated Persons, (c) any business relating to or arising from exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith, (d) any business relating to oilfield sales and service, and (e) any activity that is ancillary or necessary or desirable to facilitate the activities described in clauses (a) through (d) of this definition.

     "Oil and Gas Properties" means all Hydrocarbon Interests; the personal property and/or real property now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all pipelines, gathering lines, compression facilities, tanks and processing plants; all oil wells, gas wells, water wells, injection wells, platforms, spars or other offshore facilities, casings, rods, tubing, pumping units and engines, Christmas trees, derricks, separators, gun barrels, flow lines, gas systems (for gathering, treating and compression), and water systems (for treating, disposal and injection); all interests held in royalty trusts whether presently existing or hereafter created;  all  Hydrocarbons  in and  under and  which  may be  produced,  saved, processed or attributable to the Hydrocarbon Interests, the lands covered thereby and all Hydrocarbons in pipelines, gathering lines, tanks and processing plants and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and personal property and/or real property in any way appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, and all rights, titles, interests and estates described or referred to above, including any and all real property, now owned or hereafter acquired, used or held for use in connection with the operating, working or development of any of such Hydrocarbon Interests or personal property and/or real property and including any and all surface leases, rights-of-way, easements and servitude together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing; all Hydrocarbon leasehold, fee and term interests, all overriding royalty interests, mineral interests, royalty interests, net profits interests, net revenue interests, oil and gas payments, production payments, carried interests, leases, subleases, farmouts and any and all other interests in Hydrocarbons; in each case whether now owned or hereafter acquired directly or indirectly.

     "Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

     "Other Taxes" has the meaning specified therefor in Section 2.08(a)(iii).

     "Participant Register" has the meaning specified therefor in Section 12.07(b)(v).

     "Payment Office" means the Administrative Agent's office located at 9 West 57th Street, 27th Floor, New York, New York 10019, or at such other office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Borrower.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Permitted Acquisition" means any Acquisition so long as:

     (a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition,

     (b) the assets being acquired, or the Person whose Capital Stock is being acquired, are useful in or engaged in, as applicable, the business of Parent and/or its Subsidiaries or a business reasonably related thereto,

     (c) Borrower has at least $500,000 of Availability after giving effect to such Acquisition,

     (d) the aggregate cash consideration paid or payable in respect of the proposed Acquisition and all other Acquisitions consummated after the Effective Date does not exceed $500,000,

     (e) Borrower has provided Collateral Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis, created by adding the projected consolidated financial statements of Borrower (including the consolidated financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the projected consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition (adjusted to eliminate expense items that are projected not to be incurred and include income items that are projected to be recognized, in each case, if the combination is accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually agreed upon by Borrower and Collateral Agent), Borrower would be in compliance with the financial covenants in Section 7.03 hereof for the 12 months ended immediately following to the proposed date of consummation of such proposed Acquisition,

     (f) Borrower has provided Collateral Agent with prior written notice of the proposed Acquisition not less than 10 Business Days prior to the anticipated closing date of the subject Acquisition together with such documentation that Collateral Agent reasonably may require demonstrating that the proposed Acquisition could not reasonably be expected to have a Material Adverse Effect on Borrower (and Collateral Agent shall have 5 Business Days from and after the receipt by Collateral Agent of such documentation to notify Borrower of its contention that the proposed Acquisition cannot proceed because a Material Adverse Effect could reasonably be expected to result from the proposed Acquisition),

     (g) in the case of an Asset Acquisition, the subject assets are being acquired by Borrower,

     (h) in the case of a Stock Acquisition, the subject Capital Stock is being acquired in such Acquisition directly by Borrower,

     (i) in the case of an Asset Acquisition, Borrower shall have executed and delivered or authorized, as applicable, any and all security agreements, financing statements, fixture filings, and other documentation reasonably requested by Collateral Agent in order to include the newly acquired assets within the collateral hypothecated under the Loan Documents,

     (j) in the case of a Stock Acquisition, Borrower shall have executed and delivered a pledge agreement respecting the Capital Stock being acquired and shall have delivered to Collateral Agent possession of the original stock certificates respecting all of the issued and outstanding shares of Capital Stock of such acquired Person, together with stock powers with respect thereto endorsed in blank,

     (k) in the case of a Stock Acquisition, Borrower shall have caused such acquired Person to execute and deliver a joinder to either this Agreement or the

Guaranty in order to make such Person a party hereto or thereto, together with any and all security agreements, financing statements, fixture filings, and other documentation reasonably requested by Collateral Agent in order to cause such cause acquired Person to be obligated with respect to the Obligations and to include the assets of the acquired Person within the collateral hypothecated under the Loan Documents; and

     (l) Borrower has provided Collateral Agent with such documentation as Collateral Agent reasonably may require demonstrating that the aggregate purchase consideration (including any deferred purchase consideration) is not in excess of 2.5 times the TTM EBITDA (adjusted to eliminate expense items that would not have been incurred and include income items that would have been recognized, in each case, if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually agreed upon by Borrower and Collateral Agent) of the Person whose Capital Stock is being acquired, or associated with the assets being acquired.

     "Permitted Business Investments" means any investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including, without limitation, the entry into operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out and farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements and area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests, and investments and expenditures in connection therewith, and acquisitions of Oil and Gas Properties that do not in the aggregate exceed $500,000 per Fiscal Year so long as, after giving effect to any such acquisition, no Default or Event of Default has occurred and is continuing and Borrower has Availability plus Qualified Cash of at least $500,000; provided that an investment in capital stock, partnership interests, joint venture interests, limited liability company interests or other similar equity interests in a Person shall not constitute a Permitted Business Investment.

     "Permitted Dispositions" means (a) sales or other dispositions of Inventory to buyers in the ordinary course of business, (b) sales or other dispositions of obsolete or worn-out equipment in the ordinary course of business, (c) sales or other dispositions of other property or assets for cash in an aggregate amount not less than the fair market value of such property or assets, provided that
(i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the Net Cash Proceeds of such Dispositions in the case of clauses (b) and (c), do not exceed $500,000 in the aggregate in any twelve-month period, (d) the use or transfer of money or Cash Equivalents by the Borrower and its Subsidiaries in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (e) the licensing by the Borrower and its Subsidiaries, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (f) the granting of leases or subleases to other Persons not materially interfering with the conduct of business of any of the Loan Parties,
(g) the sale or other disposition of the Capital Stock in Powder River Basin Gas Corp., a Colorado corporation, that is owned by Borrower, substantially on the terms set forth on Schedule P-1 hereto, and (h) the sale or other disposition of the Capital Stock in Ridgepointe Mining Company, so long as Borrower certifies to each Agent that purchase price received by Borrower in connection with such sale or other disposition is not less than the then extant fair market value of such Capital Stock.

     "Permitted Holder" means Jeffrey Wilson.

     "Permitted Indebtedness" means:

     (a) any Indebtedness owing to any Agent and any Lender under this Agreement and the other Loan Documents;

     (b)  Indebtedness  incurred  prior to the date  hereof  that is  listed  on
Schedule 7.02(b), and the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness being extended, refinanced or modified and (ii) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification plus accrued interest thereon and the fees incurred in connection with the extension, refinancing, or modification;

     (c) Indebtedness evidenced by Capitalized Lease Obligations incurred after the date hereof in order to finance Capital Expenditures made by the Loan
Parties in accordance with the provisions of Section 7.02(g), which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause (c) and clause (d) of this definition, does not exceed $250,000 at any time outstanding;

     (d) purchase money Indebtedness incurred after the date hereof to enable a Loan Party to acquire equipment in the ordinary course of its business, which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause (d) and clause (c) of this definition, does not exceed $250,000 at any time outstanding;

     (e) Indebtedness permitted under Section 7.02(e);

     (f) Indebtedness of the Borrower or any of its Subsidiaries under any Hedging Agreement so long as such Hedging Agreements are used solely as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market operations and not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets; and

     (g) Subordinated Debt.

     "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's; (iii) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof, (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; and (vi) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's.

     "Permitted Liens" means:

     (a) Liens securing the Obligations;

     (b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c);

     (c) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising (provided they are subordinate to the Collateral Agent's Liens on Collateral) in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

     (d) Liens described on Schedule 7.02(a), but not the extension of coverage thereof to other property or assets

     (e) Liens arising under Capital Leases or securing purchase money Indebtedness permitted under the definition of Permitted Indebtedness; provided, however, that (A) no such Lien shall extend to or cover any other property of any Loan Party or any of its Subsidiaries, and (B) the principal amount of the Indebtedness secured by any such Lien shall not exceed the lesser of 80% of the fair market value or the cost of the property so held or acquired;

     (f) deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due;

     (g) deposits and pledges of cash, in an aggregate amount at any time outstanding not in excess of $100,000, securing obligations in respect of Hedging Agreements to which Borrower is a party;

     (h) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that are customarily accepted in the Oil and Gas Business and that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person's business;

     (i) leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

     (j) precautionary UCC financing statement filings regarding operating leases;

     (k) Liens arising out of the existence of judgments or awards not giving rise to an Event of Default;

     (l) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party; and

     (m) Liens securing Refinancing Indebtedness permitted to be incurred hereunder; provided, that such Liens do not extend to any property or assets other than the property or assets that served as collateral for the refinanced Indebtedness.

     "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

     "Petroleum Engineers" means Pollard, Gore & Harrison or such other petroleum engineers of recognized national standing as may be selected by the Borrower with the prior consent of the Agents.

     "Pledge Agreement" means a Pledge Agreement made by a Loan Party in favor of the Collateral Agent for the benefit of the Lenders, substantially in the form of Exhibit P-1, securing the Obligations and delivered to the Collateral Agent.

     "Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 4.00 percentage points, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein for any Loan prior to the Event of Default plus 4.00 percentage points.

     "property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "Pro Rata Share" means:

     (a) with respect to a Lender's obligation to make Revolving Loans and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment, by (ii) the Total Revolving Credit Commitment, provided, that, if the Total Revolving Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Collateral Agent Advances) and the denominator shall be the aggregate unpaid principal amount of all Revolving Loans (including Collateral Agent Advances),

     (b) with respect to a Lender's obligation to make the Term Loan and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan Commitment, by (ii) the Total Term Loan Commitment, provided that if the Total Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Term Loan and the denominator shall be the aggregate unpaid principal amount of the Term Loan, and

     (c) with respect to all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the sum of such Lender's Revolving Credit Commitment and the unpaid principal amount of such Lender's portion of the Term Loan, by
(ii) the sum of the Total Revolving Credit Commitment and the aggregate unpaid principal amount of the Term Loan; provided, that if such Lender's Revolving
Credit Commitment shall have been reduced to zero, such Lender's Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Collateral Agent Advances) and if the Total Revolving Credit Commitment shall have been reduced to zero, the Total Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of all Revolving Loans (including Collateral Agent Advances).

     "Proved Developed Non-Producing Reserves" means those Oil and Gas Properties designated as "proved developed non-producing" (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report and used in establishing the Borrowing Base.

     "Proved Developed Producing Reserves" means those Oil and Gas Properties designated as "proved developed producing" (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report and used in establishing the Borrowing Base.

     "Proved Reserves" means those Oil and Gas Properties designated as "proved" (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report and used in establishing the Borrowing Base.

     "Proved Undeveloped Reserves" means those Oil and Gas Properties designated as "proved undeveloped producing" (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report and used in establishing the Borrowing Base.

     "PV-10" means, as of any date of determination, the sum of the present values of the amounts of net revenues before income taxes expected to be received in each of the months following the date of determination on the basis of estimated production from Proved Reserves during such months determined as follows:

     (a) each such monthly net revenue amount shall be calculated (x) on the basis of the applicable NYMEX Strip Price for the appropriate category of oil or gas as of such date of determination, adjusting such price to reflect (A) the appropriate Basis Differential with respect to Hydrocarbons produced from specific Oil and Gas Properties of the Borrower as set forth on Exhibit PV-10, as such Exhibit may from time to time be amended at the request of the Borrower with the consent of the Agents, which consent shall not be unreasonably withheld, conditioned or delayed, (B) the prices for fixed price contracts for such month, (C) the prices for hedged volumes for such month and (D) Btu content, (y) assuming that production costs remain constant throughout the periods of the calculation of such monthly net revenues, and (z) otherwise applying the financial accounting and reporting standards prescribed by the SEC for application of the successful efforts method of accounting for such revenues under Rule 4-10 of Regulation S-X as promulgated by the SEC from time to time; and

     (b) the present value of each such monthly net revenue amount shall be determined by discounting each such monthly net revenue amount from the month in which it is expected to be received, on a monthly basis, to such date of determination at a rate of 10% per annum.

     "Qualified Cash" means, as of any date of determination, the amount of unrestricted Cash and Cash Equivalents of the Borrower and its Subsidiaries that is subject to a control agreement in favor of Collateral Agent and that is on deposit with banks, or in securities accounts with securities intermediaries, or any combination thereof.

     "Rating Agencies" has the meaning specified therefor in Section 2.07.

     "Reference Bank" means JPMorgan Chase Bank, its successors or any other commercial bank designated by the Administrative Agent to Borrower from time to time.

     "Reference Rate" means the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base rate or prime rate. The reference rate, base rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

     "Register" has the meaning specified therefor in Section 12.07(b)(ii).

     "Registered   Loan"  has  the  meaning   specified   therefore  in  Section
12.07(b)(ii).

     "Registration Rights Agreement" means that certain Registration Rights Agreement dated contemporaneously herewith by and between Borrower and HZ, which is in form and substance satisfactory to HZ.

     "Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

     "Related Fund" means, with respect to any Lender, any Affiliate (other than individuals) of such Lender, including, without limitation, a fund or an account managed by such Lender or an Affiliate of such Lender or its investment manager.

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

     "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) perform any other actions authorized by 42 U.S.C. ss. 9601.

     "Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

     "Required Lenders" means Revolving Loan Lenders whose Pro Rata Shares (calculated under clause (a) of the definition thereof) aggregate at least 51%.

     "Reserve Report" means a report of the Petroleum Engineers in the form of the Initial Reserve Report, setting forth, as of July 31 or January 31 of any calendar year (a) the volumetric quantity and both the PV-10 and the SEC Value, of the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower included in the calculation of the Borrowing Base, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, and (b) such other information as any Agent may reasonably request.

     "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrower in the amount set forth opposite such Lender's name in Schedule C-1 hereto, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.

     "Revolving Loan" means a loan made by a Lender to the Borrower  pursuant to
Section 2.01(a)(i).

     "Revolving Loan Lender" means a Lender with a Revolving Credit Commitment.

     "Revolving Loan Obligations" means any Obligations with respect to the Revolving Loans (including without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto).

     "Royalty Payments Suspense Account" means that certain entry in Borrower's financial records identified as the "royalty suspense payments account".

     "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

     "SEC Value" means the future net revenues before income taxes from Proved Reserves, estimated utilizing the actual price for the appropriate category of oil or gas as of the date of determination and assuming that oil and natural gas prices and production costs thereafter remain constant, then discounted at the rate of 10% per year to obtain the present value, and otherwise applying the financial accounting and reporting standards prescribed by the SEC for application of the successful efforts method of accounting under Rule 4-10 and Regulation S-X as promulgated by the SEC from time to time.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

     "Securitization" has the meaning specified therefor in Section 2.07.

     "Securitization  Parties"  has the  meaning  specified  therefor in Section
2.07.

     "Security Agreement" means a Security Agreement made by a Loan Party in favor of the Collateral Agent for the benefit of the Lenders, substantially in the form of Exhibit S-1, securing the Obligations and delivered to the Collateral Agent.

     "Settlement   Period"  has  the  meaning  specified   therefor  in  Section
2.02(d)(i) hereof.

     "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

     "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

     "Stock Acquisition" means the purchase or other acquisition by Borrower or its wholly-owned Subsidiaries of all of the Capital Stock of any other Person.

     "Subordinated Debt" means Indebtedness of any Loan Party, the terms of which are satisfactory to the Collateral Agent and the Required Lenders and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents and otherwise is on terms and conditions (including, without limitation, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) satisfactory to the Collateral Agent and the Required Lenders.

     "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

     "Taxes" has the meaning specified therefor in Section 2.08(a).

     "Term Loan" means, collectively, the loans made by the Term Loan Lenders to the Borrower on the Term Loan Funding Date pursuant to Section 2.01(a)(iii).

     "Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make its portion of the Term Loan to the Borrower in the amount set forth in Schedule C-1 hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

     "Term Loan Funding Date" means the date, on or before January 15, 2004, on which the Term Loan is made.

     "Term Loan Lender" means a Lender with a Term Loan Commitment.

     "Term Loan Obligations" means any Obligations with respect to the Term Loan (including without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto).

     "Term Loan PIK Amount" means as of any date of determination, the amount of all interest accrued with respect to the Term Loan that has been paid-in-kind by being added to the balance thereof in accordance with Section 2.04(b).

     "Termination Event" means (i) a Reportable Event with respect to any Employee Plan, (ii) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the
IRC, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

          "Title Insurance Policy" means a mortgagee's loan policy, in form and substance satisfactory to the Collateral Agent, together with all endorsements made from time to time thereto, issued by or on behalf of a title insurance company satisfactory to the Collateral Agent, insuring the Lien created by a Mortgage in an amount and on terms satisfactory to the Collateral Agent, delivered to the Collateral Agent.

     "Total Commitment" means the sum of the Total Revolving Credit Commitment and the Total Term Loan Commitment.

     "Total Revolving Credit Commitment" means $18,000,000, which amount is the sum of the amounts of the Lenders' Revolving Credit Commitments.

     "Total Term Loan Commitment" means $650,000, which amount is the sum of the amounts of the Lenders' Term Loan Commitments.

     "Transfer Order Letters" means the letters in lieu of division or transfer orders, in form acceptable to the Collateral Agent.

     "TTM EBITDA" means, as of any date of determination and with respect to a Person, the Consolidated EBITDA of such Person and its Subsidiaries for the 12 month period most recently ended.

     "UCC Filing Authorization Letter" means a letter duly executed by each Loan Party authorizing the Collateral Agent to file appropriate financing statements on Form UCC-1 without the signature of such Loan Party in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement and Pledge Agreement.

     "WARN" has the meaning specified therefor in Section 6.01(z).

     "Warrior Acquisition Agreement" means that certain Purchase and Sale Agreement dated as of July 15, 2003, as amended from time to time prior to the date hereof, pursuant to which Borrower is acquiring all or substantially all of the assets of Warrior and its Subsidiaries.

     "Warrior Assignment Agreement" means that certain Purchase and Sale Agreement dated contemporaneously herewith by and between Existing Lender and HZ pursuant to which HZ has acquired the Indebtedness evidenced by the Existing Warrior Credit Agreement and the other agreements or documents executed or delivered in connection therewith.

     "Warrant" means that certain Warrant Agreement dated contemporaneously herewith by Borrower in favor of HZ.

     Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References in this Agreement to "determination" by any Person include estimates by such Person (in the case of quantitative determinations) and beliefs by such Person (in the case of qualitative determinations).

     Section 1.03 Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. All terms used in this Agreement which are defined in Article 8 or Article 9 of the Code as in effect from time to time in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

     Section 1.04 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to any Agent or any Lender, such period shall in any event consist of at least one full day.

                                   ARTICLE II

                                    THE LOANS

     Section 2.01 Commitments. (i) Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

     (i) each Revolving Loan Lender severally agrees to make Revolving Loans to the Borrower at any time and from time to time from the Effective Date to the Final Revolver Maturity Date, or until the earlier reduction of its Revolving Credit Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Revolving Loans at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment or its Pro Rata Share of the then extant Borrowing Base; and

     (ii) each Term Loan Lender severally agrees to make its portion of the Term Loan to the Borrower on the Term Loan Funding Date, in an aggregate principal amount equal to the amount of such Lender's Term Loan Commitment.

     (b) Notwithstanding the foregoing:

     (i) The aggregate principal amount of Revolving Loans outstanding at any time to the Borrower shall not exceed the lower of (A) the Total Revolving Credit Commitment and (B) the then current Borrowing Base. The Revolving Credit Commitment of each Lender shall automatically and permanently be reduced to zero on the Final Revolver Maturity Date. Within the foregoing limits, the Borrower may borrow, repay and reborrow the Revolving Loans, on or after the Effective Date and prior to the Final Revolver Maturity Date, subject to the terms, provisions and limitations set forth herein. Anything to the contrary in this Agreement notwithstanding, the Administrative Agent may, and, at the request of the Required Lenders, shall create reserves against the Borrowing Base or reduce one or more of the percentages set forth in the definition of Borrowing Base with respect to the stated categories of oil and gas reserves (in either case without declaring an Event of Default) as the Administrative Agent determines, in its reasonable judgment (from the perspective of an asset-based lender), as being appropriate to reflect impediments to the Collateral Agent's ability to realize upon the Collateral or impairments or reductions to the value of the Collateral (in each case, an "Agent Reserve", and collectively, the "Agent Reserves"). Without limiting the generality of the foregoing, Agent Reserves may include (but are not limited to) reserves based upon (A) past due or accrued taxes or other governmental charges, including ad valorem, personal property and other taxes which may have priority over the Liens or security interests of the Collateral Agent in the Collateral; (B) Liens in favor of third Persons, including, without limitation, any Governmental Authority (whether or not such Liens are Permitted Liens; (C) estimates of present and future costs, expenses, deposits and liabilities related to the plugging and abandonment of the Oil and Gas Properties (net of the amount thereof which has been taken into account in the most recent Reserve Report or is fully secured by an escrow arrangement acceptable to the Administrative Agent); (D) without duplication of the foregoing, amounts owing by the Borrower to any Person, including, without limitation, any Governmental Authority, to the extent secured by a Lien (whether or not such Lien is a Permitted Lien) on, or trust (constructive or otherwise) over, any of the Collateral (including proceeds thereof or collections from the sale of Hydrocarbons which may from time to time come into the possession of any of the Lenders or their agents), which Lien or trust, in the reasonable determination of the Administrative Agent (from the perspective of an asset-based lender), has a reasonable possibility of having a priority superior to the Collateral Agent's Liens (such as landlord liens, ad valorem taxes, production taxes, severance taxes, sales taxes, collections attributable to sale of Hydrocarbons of Persons other than the Borrower or its Subsidiaries) in and to such item of Collateral, proceeds or collection; and (E) to the extent not taken into account in the most recent Reserve Report delivered to the Agents, amounts which the Administrative Agent reasonably determines are appropriate to account for interests of Persons other than the Loan Parties and natural gas imbalances of the Loan Parties. The Borrower and the Agents understand and agree that any amount of Agent Reserves shall not be considered a disbursement bearing interest hereunder, but rather shall be an amount that is not available for borrowing by the Borrower.

     (ii) The aggregate principal amount of the Term Loan made on the Term Loan Funding Date shall not exceed the Total Term Loan Commitment. Any principal amount of the Term Loan which is repaid or prepaid may not be reborrowed.

     Section  2.02  Making  the  Loans.   (a)  The  Borrower   shall  give  the
Administrative Agent prior telephonic notice (immediately confirmed in writing, in substantially the form of Exhibit 2.02 hereto (a "Notice of Borrowing")), not later than 12:00 noon (New York City time) on the date which is 5 Business Days prior to the date of the proposed Loan (or such shorter period as the Administrative Agent is willing to accommodate from time to time, but in no event later than 12:00 noon (New York City time) on the borrowing date of the proposed Loan). Such Notice of Borrowing shall be irrevocable and shall specify
(i) the principal amount of the proposed Loan, (ii) whether such Loan is a Revolving Loan or a Term Loan, and (iii) the proposed borrowing date, which must be a Business Day, and, with respect to the Term Loan, must be the Effective Date. The Administrative Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the
Administrative Agent in good faith to be from the Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Borrower to the Administrative Agent). The Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic Notice of Borrowing. The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer's authority to request a Loan on behalf of the Borrower until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing. The proceeds of all Revolving Loans shall be disbursed by the Administrative Agent into the Disbursement Account.

     (b) Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith. Each Revolving Loan shall be made in a minimum amount of $500,000 and shall be in integral multiples of $100,000 in excess thereof.

     (c)(i)Except as otherwise provided in this Section 2.02(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Revolving Credit Commitment and the Total Term Loan Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

     (ii) Notwithstanding any other provision of this Agreement, and in order to reduce the number of fund transfers among the Borrower, the Agents and the Lenders, the Borrower, the Agents and the Lenders agree that the Administrative Agent may (but shall not be obligated to), and the Borrower and the Lenders hereby irrevocably authorize the Administrative Agent to, fund, on behalf of the Lenders with a Revolving Credit Commitment, Revolving Loans pursuant to Section 2.01, subject to the procedures for settlement set forth in Section 2.02(d);

provided, however, that (a) the Administrative Agent shall in no event fund any such Revolving Loans if the Administrative Agent shall have received written notice from the Collateral Agent or the Required Lenders prior to the time of the proposed Revolving Loan that one or more of the conditions precedent contained in Section 5.02 will not be satisfied at the time of the proposed Revolving Loan, and (b) the Administrative Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section
5.02 have been satisfied. If the Borrower gives a Notice of Borrowing requesting a Revolving Loan and the Administrative Agent elects not to fund such Revolving Loan on behalf of the Revolving Loan Lenders, then promptly after receipt of the Notice of Borrowing requesting such Revolving Loan, the Administrative Agent shall notify each Revolving Loan Lender of the specifics of the requested Revolving Loan and that it will not fund the requested Revolving Loan on behalf of the Revolving Loan Lenders. If the Administrative Agent notifies the Revolving Loan Lenders that it will not fund a requested Revolving Loan on behalf of such Revolving Loan Lenders, each Revolving Loan Lender shall make its Pro Rata Share of the Revolving Loan available to the Administrative Agent, in immediately available funds, at the Payment Office no later than 3:00 p.m. (New York City time) (provided that the Administrative Agent requests payment from such Revolving Loan Lender not later than 1:00 p.m. (New York City time)) on the date of the proposed Revolving Loan. The Administrative Agent will make the proceeds of such Revolving Loans available to the Borrower on the day of the proposed Revolving Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Revolving Loans received by the Administrative Agent at the Payment Office or the amount funded by the Administrative Agent on behalf of the Revolving Loan Lenders to be deposited in an account designated by the Borrower.

     (iii) If the Administrative Agent has notified the Revolving Loan Lenders that the Administrative Agent, on behalf of such Revolving Loan Lenders, will fund a particular Revolving Loan pursuant to Section 2.02(c)(ii), the Administrative Agent may assume that each such Revolving Loan Lender has made such amount available to the Administrative Agent on such day and the Administrative Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrower on such day. If the Administrative Agent makes such corresponding amount available to the Borrower and such corresponding amount is not in fact made available to the Administrative Agent by any such Revolving Loan Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for 3 Business Days and thereafter at the Reference Rate. During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrower shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure by a Revolving Loan Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Administrative Agent for its own account.

     (iv) Nothing in this Section 2.02(c) shall be deemed to relieve any Revolving Loan Lender from its obligations to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrower may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

     (d)(i) With respect to all periods for which the Administrative Agent has funded Revolving Loans pursuant to Section 2.02(c), on Friday of each week, or if the applicable Friday is not a Business Day, then on the following Business Day, or such shorter period as the Administrative Agent may from time to time select (any such week or shorter period being herein called a "Settlement Period"), the Administrative Agent shall notify each Revolving Loan Lender of the unpaid principal amount of the Revolving Loans outstanding as of the last day of each such Settlement Period. In the event that such amount is greater than the unpaid principal amount of the Revolving Loans outstanding on the last day of the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Revolving Loans made on the date of such Revolving Loan Lender's initial funding), each Revolving Loan Lender shall promptly (and in any event not later than 2:00 p.m. (New York City time) if the Administrative Agent requests payment from such Lender not later than 12:00 noon (New York City time) on such day) make available to the Administrative Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such unpaid principal amount, the Administrative Agent shall promptly pay over to each Revolving Loan Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Administrative Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Administrative Agent shall determine that it is desirable to present claims against the Borrower for repayment, each Revolving Loan Lender shall promptly remit to the Administrative Agent or, as the case may be, the Administrative Agent shall promptly remit to each Revolving Loan Lender, sufficient funds to adjust the interests of the Revolving Loan Lenders in the then outstanding Revolving Loans to such an extent that, after giving effect to such adjustment, each such Revolving Loan Lender's interest in the then outstanding Revolving Loans will be equal to its Pro Rata Share thereof. The obligations of the Administrative Agent and each Revolving Loan Lender under this Section 2.02(d) shall be absolute and unconditional. Each Revolving Loan Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving Loans which have been funded by such Revolving Loan Lender.

     (ii)In the event that any Revolving Loan Lender fails to make any payment required to be made by it pursuant to Section 2.02(d)(i), the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for 3 Business Days and thereafter at the Reference Rate. During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrower shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure by a Revolving Loan Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Administrative Agent for its own account. Nothing in this Section 2.02(d)(ii) shall be deemed to relieve any Revolving Loan Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrower may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

     Section 2.03 Repayment of Loans; Evidence of Debt. (iii) The outstanding principal of all Revolving Loans shall be due and payable on the Final Revolver Maturity Date.

     (b)The outstanding principal of the Term Loan shall be repaid in full on the earlier of (i) the termination of the Total Revolving Credit Commitment and
(ii) the Final Term Loan Maturity Date.

     (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (e) The entries made in the accounts maintained pursuant to subsections (c) or (d) of this Section 2.03 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     (f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Collateral Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     Section 2.04 Interest. (a) Revolving Loans. Each Revolving Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal is repaid, at a rate per annum equal to the Reference Rate plus the Applicable Reference Rate Margin.

     (b)Term Loan. The Term Loan shall bear interest on the principal amount thereof from time to time outstanding, at a rate per annum equal 4.00 percentage points; provided, that if as of any date, an Event of Default has occurred and is continuing, at the election of Collateral Agent, the Term Loan (inclusive of any Term Loan PIK Amount) shall (so long as an Event of Default has occurred and is continuing) instead thereafter bear interest on the amount thereof outstanding from time to time at a per annum rate of 5.00 percentage points, which interest shall thus be paid-in-kind by being added to the principal balance of the Term Loan (inclusive of any Term Loan PIK Amount theretofore so added).

     (c) Default Interest. Notwithstanding Sections 2.04(a) and (b), to the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities, or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

     (d) Interest Payment. Interest on each Revolving Loan shall be payable monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in which such Loan is made and at maturity (whether upon demand, by acceleration or otherwise). Interest on the Term Loan shall be payable quarterly, in arrears, on the first day of each month, commencing on the first day of the quarter following the Effective Date and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand. The Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 4.02 with the amount of any interest payment due in cash hereunder.

     (e) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

     Section 2.05 Reduction of Commitment; Prepayment of Loans.

     (a) Reduction of Commitments.

     (i) Revolving Credit Commitments. The Total Revolving Credit Commitment shall terminate on the Final Revolver Maturity Date. The Borrower may, without premium or penalty, reduce the Total Revolving Credit Commitment to an amount (which may be zero) not less than the greater of (A) the sum of (I) the aggregate unpaid principal amount of all Revolving Loans then outstanding, and
(II) the aggregate principal amount of all Revolving Loans not yet made as to which a Notice of Borrowing has been given by the Borrower under Section 2.02, and (B) $7,000,000. Each such reduction shall be in an amount which is an integral multiple of $1,000,000 (unless the Total Revolving Credit Commitment in effect immediately prior to such reduction is less than $1,000,000), shall be made by providing not less than 5 Business Days prior written notice to the Administrative Agent and shall be irrevocable. Once reduced, the Total Revolving Credit Commitment may not be increased. Each such reduction of the Total Revolving Credit Commitment shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Pro Rata Share thereof.

     (ii)Term Loan. The Total Term Loan Commitment shall terminate upon the making of the Term Loan on the Term Loan Funding Date.

     (b) Optional Prepayment.

     (i) Revolving Loans. The Borrower may prepay without penalty or premium the principal of any Revolving Loan, in whole or in part.

     (ii)Term Loan. The Borrower may, upon at least 5 Business Days prior written notice to the Administrative Agent, prepay without penalty or premium the principal of the Term Loan, in whole or in part, so long as, (A) each Agent has consented to such prepayment, and (B) after giving effect to such prepayment, no Default or Event of Default has occurred and is continuing; provided, that (so long as the conditions set forth in clauses (A) and (B) above are satisfied as of the date of the prepayment) Borrower may prepay the Term Loan in full on or before June 30, 2004 at 90% of the then outstanding principal balance of the Term Loan; provided, further, that (so long as the conditions set forth in clauses (A) and (B) above are satisfied as of the date of the prepayment) Borrower may prepay the Term Loan in full after June 30, 2004 and on or before December 31, 2004 at 95% of the then outstanding principal balance of the Term Loan. Each prepayment made pursuant to this Section 2.05(b)(ii) shall be accompanied by the payment of accrued and unpaid interest to the date of such payment on the amount prepaid.

     (c) Mandatory Prepayment.

     (i) The Borrower shall prepay the Revolving Loans at any time when the aggregate principal amount of all Revolving Loans exceeds the Borrowing Base, to the full extent of any such excess, which prepayment shall be made before 5:00 p.m. New York time on each date when the aggregate principal amount of all Revolving Loans exceeds the Borrowing Base. On each day that any Revolving Loans are outstanding, the Borrower shall hereby be deemed to represent and warrant to the Agents and the Lenders that the Borrowing Base calculated as of such day equals or exceeds the aggregate principal amount of all Revolving Loans outstanding on such day.

     (ii) [intentionally omitted]

     (iii) The Administrative Agent shall on each Business Day apply all funds transferred to or deposited in the Administrative Agent's Account, to the payment, in whole or in part, of the outstanding principal amount of the Revolving Loans.

     (iv) [intentionally omitted]

     (v) Concurrent with the receipt of any proceeds of any Disposition by any Loan Party or its Subsidiaries other than a Permitted Disposition (except Permitted Dispositions of the type described in clauses (b) and (c) of the definition of Permitted Dispositions), the Borrower shall prepay the outstanding principal amount of the Revolving Loans in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to the Administrative Agent as a prepayment of the Loans) shall exceed for all such Dispositions since the Effective Date $500,000. Nothing contained in this clause (v) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than a Permitted Disposition.

     (vi) Upon the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness referred to in clauses
(a), (b), (c), (d), (e) and (f) of the definition of Permitted Indebtedness), or the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Capital Stock, the Borrower shall prepay the Revolving Loans in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this subsection (vi) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

     (vii) Upon the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, the Borrowers shall prepay the outstanding principal of the Revolving Loans in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts.

     (viii) In the event that the aggregate amount of the cash and Permitted Investments of the Loan Parties and their Subsidiaries exceeds at any time $2,500,000, the Borrower shall immediately prepay the outstanding principal of the Revolving Loans in the amount equal to such excess.

     (d) [intentionally omitted]

     (e) Interest and Fees. Any prepayment made pursuant to this Section 2.05 (other than prepayments made pursuant to subsections (c)(i) and (c)(iii) of this Section 2.05) shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment, and if such prepayment would reduce the amount of the outstanding Loans to zero at a time when the Total Revolving Credit Commitment has been terminated, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to Section 2.06.

     (f) Cumulative Prepayments.  Except as otherwise expressly provided in this
Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

     Section 2.06 Fees.

     (a) [Intentionally Omitted]

     (b) Fee Letter Fees. As and when due and payable under the terms of the Fee Letter, the Borrower shall pay to the Administrative Agent the fees set forth in the Fee Letter.

     Section 2.07 Securitization. The Loan Parties hereby acknowledge that the Lenders and their Affiliates may sell or securitize the Loans (a "Securitization") through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "Rating

Agencies"). The Loan Parties shall cooperate with the Lenders and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization, provided that (i) any such amendment or additional documentation does not impose material additional costs on the Loan Parties and
(ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of the Loan Parties under the Loan Documents or change or affect in a manner adverse to the Loan Parties the financial terms of the Loans, (b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Loans or the Securitization, and (c) providing in connection with any rating of the Loans a certificate (i) agreeing to indemnify the Lenders and their Affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the "Securitization Parties") for any losses, claims, damages or liabilities (the "Liabilities") to which the Lenders, their Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Loan Document or in any writing delivered by or on behalf of any Loan Party to the Lenders in connection with any Loan Document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and such indemnity shall survive any transfer by the Lenders or their successors or assigns of the Loans and (ii) agreeing to reimburse the Lenders and their Affiliates for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities.

     Section 2.08 Taxes. (a) All payments made by the Loan Parties hereunder or under any other Loan Document shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the net income of, and branch profit taxes of, any Lender or any Agent imposed by the jurisdiction in which such Lender or such Agent is organized or any political subdivision thereof or taxing authority thereof or any jurisdiction in which such Person's principal office or relevant lending office is located or any political subdivision thereof or taxing authority thereof (such nonexcluded taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions and conditions being hereinafter collectively referred to as "Taxes"). If the Borrower shall be required by law, rule, regulation or any interpretation of any relevant Governmental Authority to deduct or to withhold any Taxes from or in respect of any amount payable hereunder,

     (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Lenders or the Agents pursuant to this sentence) the Lenders or the Agents receive an amount equal to the sum they would have received had no such deduction or withholding been made,

     (ii) the Borrower shall make such deduction or withholding, and

     (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send the Lenders and the Agents an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Lenders or the Agents, as the case may be) showing payment. In addition, the Borrower agrees to pay any other present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, or performance by any Loan Party, recordation or filing of, or otherwise with respect to, this Agreement or any other Loan Document other than the foregoing excluded taxes (hereinafter referred to as "Other Taxes").

     (b)The Borrower hereby indemnifies the Lenders and the Agents for the amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.08) paid by any Lender or any Agent and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 15 days from the date on which any such Lender or any such Agent makes written demand therefor, which demand shall identify the nature and amount of Taxes or Other Taxes for which indemnification is being sought and the basis of the claim.

     (c) Each Lender that is organized in a jurisdiction other than the United States, a State thereof or the District of Columbia hereby agrees that:

     (i) it shall, no later than the Effective Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 12.07 hereof after the Effective Date, the date upon which such Lender becomes a party hereto) deliver to the Borrower and the Agents: (A) two accurate, complete and signed originals of U.S. Internal Revenue Service Form W-8ECI or successor form, or (B) two accurate, complete and signed originals of U.S. Internal Revenue Service Form W-8BEN or successor form, in each case, indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of its lending office under this Agreement free from, or subject to a reduced rate of, withholding of United States Federal income tax;

     (ii) if at any time such Lender changes its lending office or offices or selects an additional lending office for purposes of this Agreement, it shall, at the same time or reasonably promptly thereafter, deliver to the Borrower and the Agents the appropriate forms as described in clause (i) above in replacement for, or in addition to, the forms previously delivered by it hereunder.

     (d) If the  Borrower  fails to perform  any of its  obligations  under this
Section 2.08, the Loan Parties shall indemnify the Lenders and the Agents for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Loan Parties under this Section 2.08 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                                   ARTICLE III

                             [INTENTIONALLY OMITTED]

                                   ARTICLE IV

                      FEES, PAYMENTS AND OTHER COMPENSATION

     Section 4.01 Audit and Collateral Monitoring Fees. The Borrower acknowledges that pursuant to Section 7.01(f), representatives of the Agents may visit any Loan Party and/or conduct audits, inspections and/or field examinations (including, without limitation, examinations and audits of such Loan Party's major wells, rigs, pipeline distribution systems and operations) ("Audits") of any Loan Party and valuations or appraisals of any or all of the Collateral and/or business or enterprise valuations of the Loan Parties at any time and from time to time, and so long as no Event of Default has occurred and is continuing, such Audits shall be conducted on reasonable notice during normal business hours in a manner so as to not unduly disrupt the business of such Loan Party. The Borrower agrees to pay (i) $1,500 per day per examiner plus the examiner's out-of-pocket costs and expenses incurred in connection with all such Audits and (ii) the cost of all Audits, appraisals and valuations conducted by third party auditors or appraisers on behalf of the Agents; provided that so long as no Event of Default has occurred and is continuing, the Borrower shall be required to pay the fees and expenses of no more than 2 Audits during any Fiscal Year.

     Section 4.02 Payments;  Computations and Statements.

     (a) The Borrower will make each payment under this Agreement not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent's Account. All payments received by the Administrative Agent after 12:00 noon (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrower without set-off, counterclaim, deduction or other defense to the Agents and the Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement, provided that the Administrative Agent will cause to be distributed all interest and fees received from or for the account of the Borrower not less than once each month and in any event promptly after receipt thereof. The Lenders and the Borrower hereby authorize the Administrative Agent to, and the Administrative Agent shall, from time to time, charge the Loan Account of the Borrower with any amount due and payable by the Borrower under any Loan Document. Each of the Lenders and the Borrower agrees that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied. Any amount charged to the Loan Account of the Borrower shall be deemed a Revolving Loan hereunder made by the Revolving Loan Lenders to the Borrower, funded by the Administrative Agent on behalf of the Revolving Loan Lenders and subject to Section 2.02 of this Agreement. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business

Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

     (b) The Administrative Agent shall provide the Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrower during such month, the amounts and dates of all Loans made to the Borrower during such month, the amounts and dates of all payments on account of the Loans to the Borrower during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrower during such month, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, 30 days after the same is sent, shall be final and conclusive absent manifest error.

     Section 4.03 Sharing of Payments, Etc. Except as provided in Section 2.02 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.03 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     Section 4.04 Apportionment of Payments. Subject to Section 2.02 hereof and to any written agreement among the Agents and/or the Lenders:

     (a) all payments of principal and interest in respect of outstanding Loans, all payments of fees (other than the fees with respect to the audit and collateral monitoring fees provided for in Section 4.01) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or in any agreements among the Lenders or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.

     (b) Except as otherwise specifically provided in Section 2.05, the Administrative Agent may, and upon the direction of the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due to the Agents until paid in full; (ii) second, ratably to pay any fees and indemnities then due to the Revolving Loan Lenders until paid in full; (iii) third, ratably to pay interest due in respect of the Revolving Loans and Collateral Agent Advances until paid in full; (iv) fourth, ratably to pay principal of the Revolving Loans and Collateral Agent Advances until paid in full; (v) fifth, ratably to pay any fees and indemnities then due to the Term Loan Lenders until paid in full; (vi) sixth, ratably to pay interest due in respect of the Term Loan until paid in full; (vii) seventh, ratably to pay principal of the Term Loan until paid in full, and (viii) eighth, to the ratable payment of all other Obligations then due and payable.

     (c) In each instance, so long as no Event of Default has occurred and is continuing, Section 4.04(b) shall not be deemed to apply to any payment by the Borrower specified by the Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

     (d) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

     (e) In the event of a direct conflict between the priority provisions of this Section 4.04 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 4.04 shall control and govern.

     Section 4.05 Increased Costs and Reduced Return. ? If any Lender or any Agent shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in, the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by any Lender or any Agent or any Person controlling any such Lender or any such Agent with any directive of, or guideline from, any central bank or other Governmental Authority or the introduction of, or change in, any accounting principles applicable to any Lender or any Agent or any Person controlling any such Lender or any such Agent (in each case, whether or not having the force of law), shall (i) subject any Lender or any Agent, or any Person controlling any such Lender or any such Agent to any tax, duty or other charge with respect to this Agreement or any Loan made by such Lender or such Agent, or change the basis of taxation of payments to any Lender or any Agent or any Person controlling any such Lender or any such Agent of any amounts payable hereunder (except for taxes on the overall net income of any Lender or any Agent or any Person controlling any such Lender or any such Agent), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, any Lender or any Agent or any Person controlling any such Lender or any such Agent or (iii) impose on any Lender or any Agent or any Person controlling any such Lender or any such Agent any other condition regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the actual direct cost to any Lender or any Agent of making any Loan, or agreeing to make any Loan, or to reduce any amount received or receivable by any Lender or any Agent hereunder, then, upon demand by any such Lender or any such Agent, the Borrower shall pay to such Lender or such Agent such additional amounts as will compensate such Lender or such Agent for such increased costs or reductions in amount.

     (b) If any Lender or any Agent shall have determined that any change of any Capital Guideline or the adoption or implementation of, or any change in, any Capital Guideline by the Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender or any Agent or any Person controlling such Lender or such Agent with any Capital Guideline or with any request or directive of any such Governmental Authority with respect to any Capital Guideline, or the implementation of, or any change in, any applicable accounting principles (in each case, whether or not having the force of law), either (i) affects or would affect the amount of capital required or expected to be maintained by any Lender or any Agent or any Person controlling such Lender or such Agent, and any Lender or any Agent determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, any Lender's or any Agent's or any such other controlling Person's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on any Lender's or any Agent's or any such other controlling Person's capital to a level below that which such Lender or such Agent or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, or any agreement to make Loans, or such Lender's or such Agent's or such other controlling Person's other obligations hereunder (in each case, taking into consideration, such Lender's or such Agent's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by any Lender or any Agent, the Borrower shall pay to such Lender or such Agent from time to time such additional amounts as will compensate such Lender or such Agent for such cost of maintaining such increased capital or such reduction in the rate of return on such Lender's or such Agent's or such other controlling Person's capital.

     (c) All amounts payable under this Section 4.05 shall bear interest from the date that is 10 days after the date of demand by any Lender or any Agent until payment in full to such Lender or such Agent at the Reference Rate. A certificate of such Lender or such Agent claiming compensation under this
Section 4.05, specifying the event herein above described and the nature of such event shall be submitted by such Lender or such Agent to the Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Lender's or such Agent's reasons for invoking the provisions of this
Section 4.05, and shall be final and conclusive absent manifest error.

                                    ARTICLE V

                               CONDITIONS TO LOANS

     Section 5.01 Conditions Precedent. The obligation of the Lenders (or any member thereof) to make the initial Loans (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of the Agents, of each of the conditions precedent set forth below:

     (a) Payment of Fees, Etc. The Borrower shall have paid all fees, costs, expenses and taxes then payable pursuant to the Fee Letter and Sections 2.06 and
12.04 of this Agreement.

     (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the Effective Date are true and correct in all material respects
(except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Effective Date as though made on and as of such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

     (c) Legality. The making of the initial Loans shall not contravene any law, rule or regulation applicable to any Agent or any Lender.

     (d) Delivery of Documents. The Collateral Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Effective
Date:

     (i) the Assumption Agreement, duly executed and delivered by each party thereto;

     (ii) the Disbursement Letter, duly executed and delivered by each Guarantor

     (iii) a Guaranty, duly executed and delivered by each Guarantor;

     (iv) the Fee Letter, duly executed and delivered by the Borrower and the Administrative Agent;

     (v) the Intercompany Subordination Agreement, duly executed and delivered by each Loan Party;

     (vi) a Mortgage with respect to each previously unencumbered Oil and Gas Property of any Loan Party, duly executed and delivered by such Loan Party;

     (vii) the Registration Rights Agreement, duly executed and delivered by Borrower;

     (viii) evidence of the recording of the Mortgages in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder;

     (ix) new or updated title opinions or memoranda (as required by Collateral Agent) of the Borrower's counsel (together with reliance letters with respect to previous title opinions issued) with respect to the Oil and Gas Properties of the Loan Parties as to the Loan Parties' Hydrocarbon Interest therein and that the Mortgages on such Oil and Gas Properties are valid and enforceable first priority mortgage Liens on such properties, free and clear of all defects and encumbrances except Permitted Liens;

     (x) the Assignment Documents, including UCC assignments, assignments of existing Mortgages and other documents, as may be required by the Collateral Agent, evidencing the assignment by the Existing Lenders of their Liens in the properties of the Loan Parties;

     (xi) a Pledge Agreement, duly executed and delivered by each Loan Party, together with the original stock certificates representing all of the common stock of such Loan Party's Subsidiaries and all intercompany promissory notes of such Loan Party, accompanied by undated stock powers executed in blank and other proper instruments of transfer;

     (xii) a Security Agreement, duly executed and delivered by each Loan Party;

     (xiii) a Warrant, duly executed and delivered by Borrower;

     (xiv) a UCC Filing Authorization Letter, duly executed by each Loan Party, together with appropriate financing statements on Form UCC-1 duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement, each Pledge Agreement and each Mortgage;

     (xv) certified copies of request for copies of information on Form UCC-11, listing all effective financing statements which name as debtor any Loan Party or any party to any Acquisition Agreement and which are filed in the offices referred to in clause (xiv) above, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Collateral Agent, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Collateral Agent, shall not show any such Liens;

     (xvi) a copy of the resolutions of each Loan Party, certified as of the Effective Date by an Authorized Officer thereof, authorizing (A) the transactions contemplated by the Loan Documents to which Borrower is or will be a party, and (B) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

     (xvii) a certificate of an Authorized Officer of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

     (xviii) with respect to each state that provides such certificates, a certificate of the appropriate official(s) of the state of organization and each state of foreign qualification of each Loan Party certifying as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such states;

     (xix) a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the state of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organized number is issued in such jurisdiction;

     (xx) a copy of the by-laws or other organizational document of each Loan Party, together with all amendments thereto, certified as of the Effective Date by an Authorized Officer of such Loan Party;

     (xxi) an opinion of Heskett & Heskett, counsel to the Loan Parties, substantially in the form of Exhibit 5.01(d)(xvii);

     (xxii) a certificate of an Authorized Officer of each Loan Party, certifying as to the matters set forth in Section 5.01(b);

     (xxiii) a copy of the Financial Statements, together with a certificate of an Authorized Officer of the Borrower setting forth all existing Indebtedness, pending or, to the extent known by a Loan Party, threatened litigation or claims and other contingent liabilities of a Loan Party not otherwise reflected in such Financial Statements;

     (xxiv) a copy of the financial projections described in Section 6.01(g)(ii) hereof;

     (xxv) a certificate of the chief executive officer of Borrower, certifying as to the solvency of the Loan Parties;

     (xxvi) evidence of the insurance coverage required by Section 7.01 and the terms of each Security Agreement and each Mortgage and such other insurance coverage with respect to the business and operations of the Loan Parties as the

Collateral Agent may reasonably request, in each case, where requested by the Collateral Agent, with such endorsements as to the named insureds or loss payees thereunder as the Collateral Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days prior written notice to the Collateral Agent and each such named insured or loss payee;

     (xxvii) a certificate of an Authorized Officer of the Borrower, certifying the names and true signatures of the persons that are authorized to provide Notices of Borrowing and all other notices under this Agreement and the other Loan Documents;

     (xxviii) copies of the Acquisition Agreements and the other Material Contracts as in effect on the Effective Date, certified as true and correct copies thereof by an Authorized Officer of the Borrower, together with a certificate of an Authorized Officer of the Borrower stating that such agreements remain in full force and effect and that none of the Loan Parties has breached or defaulted in any of its obligations under such agreements;

     (xxix) such account control agreements and other documents as the Agents may request with respect to the Loan Parties' cash management system; and

     (xxx) Transfer Order Letters applicable to the production of oil and gas from any Proved Reserves; and

     (xxxi) such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Collateral Agent in form and substance, as the Collateral Agent may reasonably request.

     (e) Material Adverse Effect. The Collateral Agent shall have determined, in its sole judgment, that no event or development shall have occurred since July 31, 2002, which could reasonably be expected to result in a Material Adverse Effect.

     (f) Consummation of Acquisition of Existing Indebtedness. Concurrently with the making of the initial Loans, the Lenders shall have purchased the Existing Indebtedness at par from the Existing Lenders.

     (g) Consummation of Acquisition. Concurrently with the making of the initial Loans, (i) the Acquisition Agreements shall have been consummated and Borrower shall have purchased pursuant to the Acquisition Agreements (no provision of which shall have been amended or otherwise modified or waived without the prior written consent of the Agents), and shall have become the owner, free and clear of all Liens other than Permitted Liens, of all of the assets contemplated to be purchased thereunder, and (ii) each of party to the Acquisition Agreements shall have fully performed all of the obligations to be performed by it thereunder.

     (h) Proceedings; Receipt of Documents. All proceedings in connection with the making of the initial Loans and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be reasonably satisfactory to the Collateral Agent and its counsel, and the Collateral Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Collateral Agent or such counsel may reasonably request.

     (i) Management Reference Checks. The Collateral Agent shall have received satisfactory reference checks for key management of each Loan Party.

     (j) Due Diligence. The Agents shall have completed their business and legal due diligence with respect to each Loan Party and the results thereof shall be acceptable to the Agents, in their sole and absolute discretion. Without limiting the foregoing, the Collateral Agent shall have received a Field Survey and Audit, dated not earlier than 30 days prior to the Effective Date, and such Field Survey and Audit and the results thereof shall be acceptable to the Collateral Agent, in its sole and absolute discretion.

     (k) Availability. After giving effect to all Loans to be made on the Effective Date, the sum of Availability and Qualified Cash shall not be less than $500,000. The Borrower shall deliver to the Collateral Agent a certificate of the chief financial officer of the Borrower certifying as to the calculation of Availability and Qualified Cash.

     (l) Initial Reserve Report. The Lenders shall have received a Reserve Report, dated as of September 1, 2003, with respect to the proved developed Oil and Gas Properties of the Loan Parties (which Reserve Report shall have been prepared by the Petroleum Engineers) in form and substance reasonably satisfactory to the Lenders (the "Initial Reserve Report").

     (m) Borrowing Base Certificate. The Lenders shall have received a borrowing base certificate setting forth the Borrowing Base, which includes a roll forward of production volumes and update of the NYMEX Strip Price from the Initial Reserve Report.

     (n) Material Litigation. The Administrative Agent shall have received and reviewed information with respect to all material litigation of the Borrower and its Subsidiaries, and shall be satisfied with the results of its review.

     (o) Hedging Agreements. The Agents shall have received such evidence as they shall require to demonstrate that Borrower has entered into Hedging Agreements with respect to its Hydrocarbon production with one or more Persons with the aggregate notional volumes of Hydrocarbons covered by such Hedging Agreements constituting not less than 25% and not more than 75% of the aggregate amount of the Borrower's estimated Hydrocarbon production volumes on an mcf equivalent basis (where one barrel of oil is equal to six mcf of gas) for the succeeding six calendar months after the Effective Date.

     (p) Title to Oil and Gas Properties. The Agents and the Lenders shall be satisfied as to the title of the Loan Parties to the Oil and Gas Properties representing all the Oil and Gas Properties included in the Initial Reserve Report.

     Section 5.02 Conditions Precedent to All Loans. The obligation of any Agent or any Lender to make any Loan is subject to the fulfillment of each of the following conditions precedent:

     (a) Payment of Fees, Etc. The Borrower shall have paid all fees, costs, expenses and taxes then payable by the Borrower pursuant to this Agreement and the other Loan Documents, including, without limitation, Sections 2.06 and 12.04 hereof.

     (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Borrower to the Administrative Agent of a Notice of Borrowing with respect to each such Loan, and the Borrower's acceptance of the proceeds of such Loan, shall each be deemed to be a representation and warranty by each Loan Party on the date of such Loan that: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered any Agent or any Lender pursuant hereto or thereto on or prior to the date of such Loan (except to the extent that any such representations or warranties expressly relate solely to an earlier date) are true and correct on and as of such date as though made on and as of such date, (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made, on such date and (iii) the conditions set forth in this
Section 5.02 have been satisfied as of the date of such request.

     (c) Legality. The making of such Loan shall not contravene any law, rule or regulation applicable to any Agent or any Lender.

     (d) Notices. The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02 hereof.

     (e) Delivery of Documents. The Agents shall have received such other agreements, instruments, approvals, opinions and other documents, each in form and substance satisfactory to the Agents, as any Agent may reasonably request.

     (f) Proceedings; Receipt of Documents. All proceedings in connection with the making of such Loan and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Agents and their counsel, and the Agents and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance satisfactory to the Agents, as the Agents or such counsel may reasonably request.

     Section 5.03 Conditions Subsequent. The obligation of any Agent or any Lender to continue to make Loans (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the following conditions subsequent (the failure of the Borrower to so perform or cause to be performed constituting an Event of Default):

     (a) within 3 Business Days of the Effective Date, Collateral Agent shall have received a supplemental title opinion with respect to the Oil and Gas Properties acquired by Borrower pursuant to the Warrior Acquisition Agreement which is in form and substance reasonably satisfactory to Collateral Agent;

     (b) within 3 Business Days of the Effective Date, Collateral Agent shall have received a schedule of each of the operators or other purchasers of royalty or other interests in the various Oil and Gas Properties acquired by Borrower pursuant to the Hillside Acquisition Agreement, certified as being true, correct and complete by an Authorized Officer of Borrower;

     (c) within 3 Business Days of the Effective Date, Collateral Agent shall have received originally executed and notarized copies of the bills of sale and other conveyance documents with respect to the Acquisition Documents in appropriate form for recordation with the appropriate county recorder's office;

     (d) within 10 days of the Effective Date, Ridgepoint Mining Company shall have executed and delivered to Collateral Agent a mortgage with respect to its interest in a gold mine in Utah which is in form and substance satisfactory to Collateral Agent;

     (e) within 10 days of the Effective Date, Collateral Agent shall have received good standing certificates with respect to each Loan Party, each dated within 10 days of the Effective Date, and which are in form and substance satisfactory to Collateral Agent;

     (f) use Borrower's commercially reasonable efforts to obtain an amendment reasonably requested by Collateral Agent with respect to the financing statement filed by Commercial State Bank with the Texas Secretary of State and identified as filing number 01-042682;

     (g) within 30 days of the Effective Date, Collateral Agent shall have received executed endorsements to the Loan Parties' insurance policies which are in form and substance satisfactory to Collateral Agent;

     (h) within 60 days of the Effective Date, Collateral Agent shall have received such originally executed and notarized release documents as it shall reasonably require, each in recordable form, with respect to each of the Liens described on Schedule 7.02(a) of this Agreement, and such other evidence as Collateral Agent shall reasonably require to demonstrate the fact that such Liens have been released and the Indebtedness secured by such Liens has been satisfied in full; and

     (i) within 60 days of the Effective Date, Borrower shall have delivered title opinions with respect to each of its Oil and Gas Properties purchased which are in form and substance reasonably satisfactory to Collateral Agent from one or more law firms which are reasonably satisfactory to Collateral Agent.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     Section 6.01 Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:

     (a)Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as currently contemplated and, in the case of the Borrower, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

     (b) Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

     (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party (other than the filing of the Assignment Documents with respect to the Mortgages and UCC financing statements and other action necessary to assign the Liens of the Existing Lenders to the Collateral Agent).

     (d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

     (e) Subsidiaries. Schedule 6.01(e) is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of each Subsidiary of the Borrower. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on such Schedule, all such Capital Stock is owned by the Borrower or one or more of its wholly-owned Subsidiaries, free and clear of all Liens. There are no outstanding debt or equity securities of the Borrower or any of its Subsidiaries and no outstanding obligations of the Borrower or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Borrower or any of its Subsidiaries, or other obligations of any Subsidiary to issue, directly or indirectly, any shares of Capital Stock of any Subsidiary of the Borrower.

     (f) Litigation; Commercial Tort Claims. Except as set forth in Schedule 6.01(f), (i) there is no pending or, to the best knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party before any court or other Governmental Authority or any arbitrator that (A) if adversely determined, could reasonably be expected to result in a Material Adverse Effect or (B) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby and (ii) as of the Effective Date, none of the Loan Parties holds any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

     (g) Financial Condition.

     (i) The Financial Statements, copies of which have been delivered to each Agent and each Lender, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP, and since July 31, 2002, no event or development has occurred that has had or could reasonably be expected to result in a Material Adverse Effect.

     (ii) The  Borrower has  heretofore  furnished to each Agent and each Lender
(A) projected monthly balance sheets, income statements and statements of cash flows of the Borrower and its Subsidiaries for the period from November 1, 2003, through October 31, 2003, and (B) projected annual balance sheets, income statements and statements of cash flows of the Borrower and its Subsidiaries for the Fiscal Years ending in 2003 through 2006, which projected financial statements shall be updated from time to time pursuant to Section 7.01(a)(vii). Such projections, as so updated, are believed by the Borrower at the time furnished to be reasonable, have been prepared on a reasonable basis and in good faith by the Borrower, and have been based on assumptions believed by the Borrower to be reasonable at the time made and upon the best information then reasonably available to the Borrower, and the Borrower is not aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect.

     (h)  Compliance  with  Law,  Etc.  No Loan  Party  is in  violation  of its organizational documents, any law, rule, regulation, judgment or order of any Governmental Authority applicable to it or any of its property or assets, or any material term of any agreement or instrument (including, without limitation, any Material Contract) binding on or otherwise affecting it or any of its properties, and no Default or Event of Default has occurred and is continuing. The Loan Parties have not violated any laws or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any their Oil and Gas Properties or the conduct of their business. The Oil and Gas Properties (and properties utilized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted activities having jurisdiction and in substantial conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, (i) no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable production (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties utilized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on real property utilized therewith, such utilized real property) covered by the leases that are the subject of the title opinions delivered pursuant to Section 5.01(d)(vii).

     (i) ERISA. Except as set forth on Schedule 6.01(i), (i) each Employee Plan is in substantial compliance with ERISA and the IRC, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Agents, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Agents, (v) no Employee Plan had an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of
Section 412 of the IRC at any time during the previous 60 months, and (vi) no Lien imposed under the IRC or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the IRC. Except as set forth on Schedule 6.01(i), no Loan Party or any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or is aware of any facts indicating that it or any of its ERISA Affiliates may in the future incur any such withdrawal liability. No Loan Party or any of its ERISA Affiliates nor any fiduciary of any Employee Plan has (A) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the IRC, (B) failed to pay any required installment or other payment required under Section 412 of the IRC on or before the due date for such required installment or payment, (C) engaged in a transaction within the meaning of
Section 4069 of ERISA or (D) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (1) any Employee Plan or its assets, (2) any fiduciary with respect to any Employee Plan, or (3) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan. Except as required by Section 4980B of the Internal Revenue Code, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant's termination of employment.

     (j) Taxes, Etc. All Federal, state and local tax returns and other reports required by applicable law to be filed by any Loan Party have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Loan Party or any property of any Loan Party and which have become due and payable have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

     (k) Regulations T, U and X. No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     (l) Nature of Business. Other than as set forth on Schedule 6.01(l), no Loan Party is engaged in any business other than the Oil and Gas Business.

     (m) Adverse Agreements, Etc. No Loan Party is a party to any agreement or instrument, or subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or in the future could reasonably be expected to result in, a Material Adverse Effect.

     (n) Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect. No Loan Party has received any notices concerning, and there are no existing orders of, proceedings pending before, or other requirements of, any Governmental
Authority, including the Bureau of Land Management and the Federal Energy Regulatory Commission and any comparable state or local Governmental Authority, which could or will materially interfere with, limit or otherwise restrict the Oil and Gas Business of the Loan Parties or which could or will require any such Loan Party to refund or otherwise return any portion of the proceeds received or to be received from the sale of Hydrocarbons by any such Loan Party.

     (o) Properties. (i) Each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are in good working order and condition, ordinary wear and tear excepted.

     (ii) Part A of Schedule 6.01(o) sets forth a complete and accurate list, as of the Effective Date, of the location, by state and street address, of all real property owned or leased by each Loan Party, other than Oil and Gas Properties. Part B of Schedule 6.01(o) sets forth a complete and accurate list, as of the Effective Date, all Oil and Gas Properties whether leased or owned by any Loan Party. As of the Effective Date, each Loan Party has valid leasehold interests in the Leases described on Part C of Schedule 6.01(o) to which it is a party. Part C of Schedule 6.01(o) sets forth with respect to each such Lease, the commencement date, termination date, renewal options (if any) and annual base rents. Each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with any such Lease is necessary for any Loan Party to enter into and execute the Loan Documents to which it is a party, except as set forth on Part C of Schedule 6.01(o). To the best knowledge of any Loan Party, except as set forth on Part C of Schedule 6.01(o), no other party to any such Lease is in default of its obligations thereunder, and no Loan Party (or any other party to any such Lease) has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Effective Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such Lease.

     (iii) The Borrower and its Subsidiaries each have good and marketable title to all of its Oil and Gas Properties set forth on Part B of Schedule 6.01(o) (other than the Oil and Gas Properties set forth on Part D of Schedule 6.01(o)) which constitute real property and good title to all of its Oil and Gas Properties set forth on Part B Schedule 6.01(o) (other than the Oil and Gas Properties set forth on Part D of Schedule 6.01(o)) which constitute personal property, in each case except for Permitted Liens, and to the best of Borrower's knowledge, the Borrower and its Subsidiaries each have good and marketable title to all of its Oil and Gas Properties set forth on Part B of Schedule 6.01(o) which constitute real property and good title to all of its Oil and Gas Properties set forth on Part B of Schedule 6.01(o) which constitute personal property, in each case except for Permitted Liens, and in each case the quantum and nature of the interest of the Borrower and its Subsidiaries in and to the Oil and Gas Properties as set forth in the Initial Reserve Report or each Reserve Report, as the case may be, includes the entire interest of the Borrower and its Subsidiaries in such Oil and Gas Properties as of the date of the Initial Reserve Report or such applicable Reserve Report, as the case may be, and are complete and accurate in all material respects as of the date of the Initial Reserve Report or such applicable Reserve Report, as the case may be; and there are no "back-in" or "reversionary" interests held by third parties which could materially reduce the interest of the Borrower or its Subsidiaries in such Oil and Gas Properties except as expressly set forth in the Initial Reserve Report or such applicable Reserve Report, as the case may be. The PV-10 of the Proved Reserves located on the Real Property described on Part D of
Schedule 6.01(o) does not exceed $450,000. The ownership of the Oil and Gas Properties by the Borrower and its Subsidiaries shall not in any material respect obligate any such Loan Party to bear the costs and expenses relating to the maintenance, development or operations of each such Oil and Gas Property in an amount in excess of the working interest of such Loan Party in each Oil and Gas Property set forth in the Initial Reserve Report or the most recent Reserve Report, as the case may be.

     (iv) The Loan Parties' marketing, gathering, transportation, processing and treating facilities and equipment, together with any marketing, gathering, transportation, processing and treating contracts in effect among the Loan Parties and any other Person, are sufficient to gather, transport, process and/or treat, reasonably anticipated volumes of production of Hydrocarbons from the Oil and Gas Properties of the Loan Parties subject to force majeure.

     (p) Full Disclosure. Each Loan Party has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agents in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no contingent liability or fact that could reasonably be expected to result in a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a Schedule hereto.

     (q) Operating Lease Obligations. On the Effective Date, none of the Loan Parties has any Operating Lease Obligations other than the Operating Lease Obligations set forth on Schedule 6.01(q).

     (r) Environmental Matters. Except as set forth on Schedule 6.01(r), (i) the operations of each Loan Party are in material compliance with all Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest which could reasonably be expected to result in a Material Adverse Effect; (iii) no Environmental Action has been asserted against any Loan Party or any predecessor in interest nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest which could reasonably be expected to result in a Material Adverse Effect; (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest which could reasonably be expected to result in a Material Adverse Effect; (v) no property now or formerly owned or occupied by a Loan Party has been used as a treatment or disposal site for any Hazardous Material; (vi) no Loan Party has failed to report to the proper Governmental Authority the occurrence of any Release which is required to be so reported by any Environmental Laws which could reasonably be expected to result in a Material Adverse Effect; (vii) each Loan Party holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it, except for such licenses, permits and approvals as to which a Loan Party's failure to maintain or comply with could not reasonably be expected to result in a Material Adverse Effect; and (viii) no Loan Party has received any notification pursuant to any Environmental Laws that (A) any work, repairs, construction or Capital Expenditures are required to be made in respect as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be reviewed, made subject to limitations or conditions, revoked, withdrawn or terminated, in each case, except as could not reasonably be expected to result in a Material Adverse Effect.

     (s) Insurance. Each Loan Party keeps its property adequately insured and bonded against and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) worker's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) performance bonds related to operations on or pertaining to its Oil and Gas Properties and (v) such other insurance and performance bonds as may be required by law or as may be reasonably required by the Collateral Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 6.01(s) sets forth a list of all insurance maintained by Borrower on the Effective Date and all performance bonds related to operations on or pertaining to the Oil and Gas Properties of the Loan Parties as in effect on the Effective Date.

     (t) Use of Proceeds. The proceeds of the Loans shall be used to (i) fund the purchase price under the Acquisition Agreements, (ii) to pay fees and expenses related to this Agreement and the other Loan Documents, and (iii) for the Borrower's general working capital purposes.

     (u) Solvency. After giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Loan, each Loan Party is, and the Loan Parties on a consolidated basis are, Solvent.

     (v) Location of Bank Accounts. Schedule 6.01(v) sets forth a complete and accurate list as of the Effective Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

     (w) Intellectual Property. Except as set forth on Schedule 6.01(w), each Loan Party owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Set forth on Schedule 6.01(w) is a complete and accurate list as of the Effective Date of all such material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights of each Loan Party. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     (x) Material Contracts. Set forth on Schedule 6.01(x) is a complete and accurate list as of the Effective Date of all Material Contracts of each Loan Party, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto.

     (y) Holding Company and Investment Company Acts. None of the Loan Parties is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     (z) Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any Loan Party or (iii) to the best knowledge of any Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party. No Loan Party or any of its ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     (aa) Customers and Suppliers. There exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party, or (ii) any Loan Party, on the one hand, and any material supplier thereof, on the other hand.

     (bb) No Bankruptcy Filing. No Loan Party is contemplating either the filing of a petition by it under any state, federal or foreign bankruptcy or insolvency laws or the liquidation of all or a major portion of such Loan Party's assets or property, and no Loan Party has any knowledge of any Person contemplating the filing of any such petition against it.

     (cc) Separate Existence.

     (i) All customary formalities regarding the corporate existence of each Loan Party have been at all times since its formation observed.

     (ii) Each Loan Party has at all times since its formation accurately maintained its financial statements, accounting records and other organizational documents separate from those of any Affiliate of such Loan Party and any other Person. No Loan Party has at any time since its formation commingled its assets with those of any of its Affiliates or any other Person. Each Loan Party has at all times since its formation accurately maintained its own bank accounts and separate books of account.

     (iii) Each Loan Party has at all times since its formation paid its own liabilities from its own separate assets.

     (iv) Each Loan Party has at all times since its formation identified itself in all dealings with the public, under its own name and as a separate and distinct Person. No Loan Party has at any time since its formation identified itself as being a division or a part of any other Person.

     (dd) Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN. Schedule 6.01(dd) sets forth a complete and accurate list as of the date hereof of (i) the exact legal name of each Loan Party, (ii) the jurisdiction of organization of each Loan Party, (iii) the organizational identification number of each Loan Party (or indicates that such Loan Party has no organizational identification number), (iv) each place of business of each Loan Party, (v) the chief executive office of each Loan Party and (vi) the federal employer identification number of each Loan Party.

     (ee) Tradenames. Schedule 6.01(ee) hereto sets forth a complete and accurate list as of the Effective Date of all tradenames used by each Loan Party.

     (ff) Locations of Collateral. There is no location at which any Loan Party has any Collateral (except for Inventory in transit) other than (i) those locations listed on Schedule 6.01(ff) and (ii) any other locations approved in writing by the Collateral Agent from time to time. Schedule 6.01(ff) hereto contains a true, correct and complete list, as of the Effective Date, of the legal names and addresses of each warehouse at which Collateral of each Loan Party is stored. None of the receipts received by any Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns.

     (gg) Security Interests. Each Security Agreement and each Pledge Agreement, as assigned pursuant to the Assignment Documents creates in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral covered thereby. The UCC-1 financing statements assigned to the Collateral Agent pursuant to the Assignment Documents, create perfected, first priority security interests (subject to Permitted Liens), and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens.

     (hh) Oil and Gas Imbalances. Except as set forth on Schedule 6.01(hh) or on the most recent certificate delivered pursuant to Section 7.01(a)(vi), on a net basis there are not gas imbalances, take-or-pay oil and gas or other prepayments with respect the Borrower's Oil and Gas Properties which would require such

Person either to make cash settlements for such production or deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payments therefor exceeding 1% percent of the current monthly production of oil and gas from the Oil and Gas Properties of the Borrower in the aggregate.

     (ii) Hedging Agreements. Schedule 6.01(ii) sets forth, as of the Effective Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of any Hydrocarbons) of the Borrower and each Subsidiary of the Borrower, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof (including the hedged prices), all credit support agreements relating thereto, interest rate(s) or exchange rate(s), as applicable, margin required or supplied), and the counterparty to each such agreement.

     (jj) Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate and does not omit to state any information material thereto.

     kk) Representations and Warranties in Documents; No Default. All representations and warranties set forth in this Agreement and the other Loan Documents are true and correct in all respects at the time as of which such representations were made and on the Effective Date. No Event of Default has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default.

                                   ARTICLE VII

                          COVENANTS OF THE LOAN PARTIES

     Section 7.01 Affirmative Covenants. So long as any principal of or interest on any Loan, or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall:

     (a) Reporting Requirements. Furnish to each Agent and each Lender:

     (i) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrower, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Borrower and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail and certified by an Authorized Officer of the Borrower as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Borrower and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Borrower and its Subsidiaries furnished to the Agents and the Lenders, subject to normal year-end audit adjustments and the absence of footnotes;

     (ii) as soon as available, and in any event within 90 days after the end of each Fiscal Year of the Borrower and its Subsidiaries, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Borrower and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Borrower and satisfactory to the Agents (which opinion shall be without (A) a "going concern" or like qualification or exception, (B) any qualification or exception as to the scope of such audit, or (C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of
Section 7.03, together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their audit of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default under Section 7.03 and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default under Section 7.03, describing the nature thereof;

     (iii) as soon as available, and in any event within 30 days after the end of each fiscal month of the Borrower and its Subsidiaries, internally prepared consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, all in reasonable detail and certified by an Authorized Officer of the Borrower as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to normal year-end audit adjustments and the absence of footnotes;

     (iv) simultaneously with the delivery of the financial statements of the Borrower and its Subsidiaries required by clauses (i), (ii) and (iii) of this
Section 7.01(a), a certificate of an Authorized Officer of the Borrower (A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Borrower and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Borrower and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Borrower and its Subsidiaries propose to take or have taken with respect thereto and (B) attaching a schedule showing the calculation of the financial covenants specified in Section 7.03;

     (v) as soon as available and in any event within 30 days after the end of each fiscal month of the Borrower and its Subsidiaries, reports in form and detail satisfactory to the Agents and certified by an Authorized Officer of the Borrower as being accurate and complete (A) listing all Accounts Receivable of the Loan Parties as of such day, which shall include the amount and age of each Account Receivable, showing separately those which are more than 30, 60, 90 and 120 days old and a description of all Liens, set-offs, defenses and counterclaims with respect thereto, together with a reconciliation of such schedule with the schedule delivered to the Agents pursuant to this clause
(v)(A) for the immediately preceding fiscal month, the name and mailing address of each Account Debtor with respect to each such Account Receivable and such other information as any Agent may request, (B) listing all accounts payable of the Loan Parties as of each such day which shall include the amount and age of each account payable, the name and mailing address of each account creditor and such other information as any Agent may request, (C) a certificate of an Authorized Officer certifying that all insurance premiums payable during such month with respect to insurance required to be maintained by the Loan Parties hereunder were timely paid, identifying the insurance company that was paid, the amount that was owed and the amount that was paid, (D) reports in form and substance satisfactory to the Agents describing the amounts that have been paid from and added to the Royalty Payment Suspense Account during such month and detailed information with respect to any single account in an amount greater than $250,000 that was paid from or added to the Royalty Payment Suspense Account during such month, (E) reports that include a calculation of the Loan Parties' cash disbursements and cash receipts during such month, and (F) a listing of the name and mailing address of each Account Debtor with respect to the Accounts Receivable referenced in clause (A) above and the name and mailing address of each account creditor with respect to the accounts payable referenced in clause (B) above;

     (vi) not later than 50 days after July 31st of each year and 30 days after January 31st and of each year, a Reserve Report, prepared by the Petroleum Engineers who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the Initial Reserve Report, and together with each such Reserve Report, a certificate of an Authorized Officer certifying that, to the best of his knowledge (A) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (B) the Borrower and its Subsidiaries own good and defensible title to its Oil and Gas Properties evaluated in such Reserve Report and such Properties are free and clear of all Liens except for Permitted Liens, (C) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take-or-pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or its Subsidiaries to deliver Hydrocarbons produced from such Oil and Gas Properties or make cash payments at some future time without then or thereafter receiving full payment therefor, (D) except as set forth on an exhibit to the certificate, none of its Oil and Gas Properties have been sold since the date of the Reserve Report, most recently delivered pursuant to this Section 7.01(a)(vi), which exhibit shall list all of its Oil and Gas Properties sold and in such detail as is reasonably required by the Collateral Agent, (E) attached as an exhibit to the certificate is a list of its Oil and Gas Properties added to and deleted from the Reserve Report most recently delivered pursuant to this Section 7.01(a)(vi) and a list of all Persons disbursing proceeds to the Borrower or its Subsidiaries, as applicable, from its Oil and Gas Properties, (F) attached to the certificate as an exhibit is a list of all of the Oil and Gas Properties evaluated by such Reserve Report that are subject to a Mortgage, a Security Agreement and UCC financing statements, that in each case create a first priority perfected Lien in such Properties in favor of the Collateral Agent for the ratable benefit of the Lenders and (G) except as set forth on an exhibit to such certificate, there has not been any change in the working interest or net revenue interest of the Borrower and its Subsidiaries in any of the Oil and Gas Properties included on such Reserve Report, which change has occurred since the date of the last certificate delivered pursuant to this Section 7.01(a)(vi), such exhibit to set forth the reason for such change; provided that the Required Lenders shall have the right to require the Borrower to cause to be delivered up to 2 additional Reserve Reports per calendar year, at the Borrower's expense.

     (vii) as soon as available and in any event within 30 days after the end of each month ending after the Effective Date, a report setting forth, in form reasonably acceptable to the Agents, the calculation of the PV-10 of the Proved Reserves composing the Borrowing Base as determined by the Reserve Report most recently delivered by the Borrower under Section 7.01(a)(vi), such calculation to be made by multiplying (x) the volumetric quantity of the categories of estimated Proved Reserves set forth in such Reserve Report less such aggregate projected production of Proved Reserves since the date of and as provided in such Reserve Report by (y) the applicable NYMEX Strip Price as of the last Business Day of the month preceding the date of the delivery by the Borrower of such report to the Agents; each such report shall (A) also include a discussion of (I) any changes since the date of such Reserve Report in the categorization of any Oil and Gas Properties among Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves, Proved Undeveloped Reserves and "other", (II) any changes in the working interest or net revenue interest in the Oil and Gas Properties of the Borrower and its Subsidiaries reflected on such Reserve Report, and (III) such other information as the Agents shall reasonably consider appropriate or necessary from the perspective of an asset-based lender; and (B) be accompanied by a certificate of an Authorized Officer of the Borrower certifying to the completeness and accuracy of the report, including the calculation of the PV-10 of Proved Reserves comprising the Borrowing Base;

     (viii) as soon as available and in any event within 30 days after each month, a report, in form and substance satisfactory to the Agents, setting forth as of the last Business Day of such month, a summary of its hedging positions under all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of Hydrocarbons of the Loan Parties), including the type, term, effective date, termination date and notional principal amounts or volumes, the hedged price(s), interest rate(s) or exchange rate(s), as applicable, the net mark to market value thereof and any credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement;

     (ix) within 30 days of the end of each month, a report on a lease-by-lease or unit basis, showing (A) the gross proceeds from the sale of Hydrocarbon products produced from the Oil and Gas Properties, (B) the quantity of Hydrocarbon products sold, (C) the severance, gross production, occupation, or gathering taxes deducted from or paid out of the proceeds, (D) the lease operating expenses, tangible drilling costs, and capital expenditures, (E) the number of wells operated (or the numbers of pooled units), drilled, or abandoned, the name, address, telephone number, and contact with the purchaser of production for all of the Oil and Gas Properties, and (G) such other information as the Agents may reasonable request;

     (x) (A) on or before July 1 of each year, financial projections, supplementing and superseding the financial projections for the period referred to in Section 6.01(g)(ii)(A), prepared on a monthly basis and otherwise in form and substance satisfactory to the Agents, for the immediately succeeding Fiscal Year for the Borrower and its Subsidiaries and (B) on or before the last day of each fiscal quarter, financial projections, supplementing and superseding the financial projections for the period referred to in Section 6.01(g)(ii)(B), in form and substance satisfactory to the Agents, for each remaining quarterly period in such Fiscal Year, all such financial projections to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Borrower to be reasonable at the time made and from the best information then available to the Borrower;

     (xi) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority;

     (xii) as soon as possible, and in any event within 3 days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to result in a Material Adverse Effect, the written statement of an Authorized Officer of the Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto; provided, that the disclosure by Borrower of an event shall not be deemed to be an admission by Borrower that such event could reasonably be expected to result in a Material Adverse Effect unless Borrower states in such disclosure that such event could reasonably be expected to result in a Material Adverse Effect (though either Agent shall in any event be free to assert that such event could reasonably be expected to result in a Material Adverse Effect);

     (xiii) (A) as soon as possible and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that (1) any Reportable Event with respect to any Employee Plan has occurred, (2) any other Termination Event with respect to any Employee Plan has occurred, or (3) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the IRC with respect to an Employee Plan, a statement of an Authorized Officer of the Borrower setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within 3 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 10 days after the filing thereof with the Internal Revenue Service if requested by any Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the IRC has not been made when due with respect to an Employee Plan, (E) promptly and in any event within 3 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (F) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof;

     (xiv) promptly after the commencement thereof but in any event not later than 5 Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

     (xv) as soon as available, but in any event not later than 30 days after the end of each quarter, a report, certified by an Authorized Officer of
Borrower: (A) setting forth the total amount actually paid by each Loan Party during the preceding quarter for (I) plugging and abandonment costs for previous or ongoing plugging and abandonment operations pertaining to the producing or previously producing Oil and Gas Properties of the Loan Parties, and (II) general bond and supplemental bond payments pertaining to plugging and abandonment costs; and (B) estimating the future payments for (I) and (II) above for each of the succeeding 2 quarters;

     (xvi) as soon as possible and in any event within 5 Business Days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with any Material Contract;

     (xvii) promptly after the sending or filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange;

     (xviii) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof; and

     (xix)  promptly  upon  request,  such  other  information   concerning  the
condition or operations, financial or otherwise, of any Loan Party as any Agent may from time to time may reasonably request.

     (b) Additional Guaranties and Collateral Security. Cause:

     (i) each Subsidiary of any Loan Party to execute and deliver to the Collateral Agent promptly and in any event within 3 Business Days after the formation or acquisition thereof (A) a Guaranty in form and substance satisfactory to Collateral Agent guaranteeing the Obligations, (B) a Security Agreement, (C) if such Subsidiary has any Subsidiaries, a Pledge Agreement together with (x) certificates evidencing all of the Capital Stock of any Person owned by such Subsidiary, (y) undated stock powers executed in blank with signature guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as the Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, (D) one or more Mortgages creating on the real property or Oil and Gas Properties of such Subsidiary a perfected, first priority Lien on such real property or Oil and Gas Properties, a Title Insurance Policy covering such real property or a title opinion from Borrower's counsel covering such Oil and Gas Properties, as applicable, a current ALTA survey of any such real property and a surveyor's certificate, each in form and substance satisfactory to the Collateral Agent, together with such other agreements, instruments and documents as the Collateral Agent may require whether comparable to the documents required under Section 7.01(o) or otherwise, (E) a joinder to the Intercompany Subordination Agreement, and (F) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement, Pledge Agreement, or Mortgage, or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and

     (ii) each owner of the Capital Stock of any such Subsidiary to execute and deliver promptly and in any event within 3 Business Days after the formation or acquisition of such Subsidiary a Pledge Agreement, together with (A) certificates evidencing all of the Capital Stock of such Subsidiary, (B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinion of counsel and such approving certificate of such Subsidiary as the Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and (D) such other agreements, instruments, approvals, legal opinions or other documents requested by the Collateral Agent.

     (c) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, all Environmental Laws), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all other lawful claims which if unpaid might become a Lien or charge upon any of its properties, except, in each case, to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

     (d) Preservation of Existence, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

     (e) Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

     (f) Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the agents and representatives of any Agent at any time and from time to time during normal business hours, at the expense of the Borrower, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, Phase I Environmental Site Assessments (and, if requested by the Collateral Agent based upon the results of any such Phase I Environmental Site Assessment, a Phase II Environmental Site Assessment) or examinations, to engage a qualified engineer to audit the Loan Parties' material wells, rigs and pipeline distribution systems and operations, and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives.

     (g) Maintenance of Properties, Etc.

     (i) Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

     (ii) Maintain, preserve and keep, and cause each of its Subsidiaries to maintain, preserve and keep, all operating equipment used with respect to its Oil and Gas Properties, and oil and gas gathering assets in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of the operating equipment shall at all times be properly preserved and maintained.

     (iii) Operate and produce with respect to the Loan Parties' Oil and Gas Properties in accordance with good engineering practices, as a prudent operator and the following requirements: (A) the amount of Hydrocarbons produced from any well shall not exceed in any month the lower of (I) the maximum amount that such well is capable of producing at its maximum efficient rate of flow or (II) the respective allowable rate of flow under applicable orders, rules, regulations or laws, if any; (B) the amount of Hydrocarbons produced from the Loan Parties' wells shall be sufficient to prevent a net migration of Hydrocarbons from the reservoirs to which proved reserves are attributed; and (C) subject to field rules established by governmental authorities having or asserting jurisdiction, the amount of Hydrocarbons produced from the Loan Parties' wells shall be equitable and ratable, based on factors used in determining such field rules.

     (iv) With respect to any Loan Party's Oil and Gas Properties, and oil and gas gathering assets which are operated by operators other than the Borrower or a Subsidiary of the Borrower, enforce the operators' contractual obligations to maintain, develop, and operate such properties subject to the applicable operating agreements and in accordance with standard operating procedures as a prudent operator.

     (v) When due and payable: (A) pay and discharge all delay rentals, royalties, expenses and indebtedness accruing under the lease, contract or other agreements affecting or pertaining to its Oil and Gas Properties, (B) perform, observe and comply the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and the accompanying elements therefrom and other material properties so long as such properties are capable of producing Hydrocarbons and the accompanying elements in quantities and at prices providing for continued efficient and profitable operations of business and (C) do all other things necessary to keep unimpaired, except for Permitted Liens, its rights with respect thereto and prevent any forfeiture thereof or a default thereunder.

     (vi) Operate, and cause its Subsidiaries to operate, its Oil and Gas Properties and other material properties on a continuous basis for the production of Hydrocarbons and in a careful and efficient manner in accordance with the usual and customary practices of the industry and in substantial compliance with all applicable contracts and agreements and in compliance in all material respects with all material laws

     (h) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Lenders, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Collateral Agent may require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days prior written notice to the Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrower's expense and without any responsibility on the Collateral Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. During the period of the drilling of wells and the construction of any other improvements comprising a part of the Oil and Gas Properties, the Borrower shall, or, as applicable, shall cause its contractors or subcontractors to, obtain and maintain well control insurance (including coverage for costs and redrilling) and builder's risk insurance, as applicable, in such form and amounts as is customary in the industry and worker's compensation insurance covering all persons employed by the Borrower or its agents or subcontractors of any tier in connection with any construction affecting such Oil and Gas Properties, including, without limitation, all agents and employees of the Borrower and the Borrower's subcontractors with respect to whom death or bodily injury claims could be asserted against the Borrower.

     (i) Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business.

     (j) Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause each of its Subsidiaries to comply, in all material respects with Environmental Laws and provide to the Collateral Agent any documentation of such compliance which the Collateral Agent may reasonably request; (iii) immediately notify the Agents of any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned or operated by it or any of its Subsidiaries and take any Remedial Actions required to abate said Release; (iv) promptly provide the Agents with written notice within 10 days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which could reasonably be expected to result in a Material Adverse Effect and (v) defend, indemnify and hold harmless the Agents and the Lenders and their transferees, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) arising out of (A) the presence, disposal, Release or threatened Release of any Hazardous Materials on any property at any time owned or occupied by any Loan Party or any of its Subsidiaries (or its predecessors in interest or title), (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (C) any request for information, investigation, lawsuit brought or threatened, settlement reached or order by a Governmental Authority relating to the presence or Release of such Hazardous Materials, (D) any violation of any Environmental Law and/or
(E) any Environmental Action filed against any Agent or any Lender.

     (k) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens (subject to Permitted Liens) any of the Collateral or any other property of any Loan Party and its Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Agent and each Lender the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (A) authorizes each Agent to execute any such agreements, instruments or other documents in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office, (B) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (C) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

     (l) Change in Collateral; Collateral Records. (i) Give the Collateral Agent not less than 30 days prior written notice of any change in the location of any Collateral, other than to (or in-transit between) locations set forth on
Schedule 6.01(ff) and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon, (ii) advise the Collateral Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Collateral Agent for the benefit of the Lenders from time to time, solely for the Collateral Agent's convenience in maintaining a record of Collateral, such written statements and schedules as the Collateral Agent may reasonably require, designating, identifying or describing the Collateral.

     (m) [Intentionally Omitted]

     (n) Subordination. Cause all Indebtedness and other obligations now or hereafter owed by it to any of its Affiliates, to be subordinated in right of payment and security to the Indebtedness and other Obligations owing to the Agents and the Lenders in accordance with a subordination agreement in form and substance satisfactory to the Agents.

     (o) After Acquired Property.

     (i)  Upon the  acquisition  by it or any  other  Loan  Party  of any  After
Acquired Property, immediately so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party's good-faith estimate of the current value of such real property (for purposes of this Section, the "Current Value"). The Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage and the other documents referred to below or in the case of leasehold, a leasehold Mortgage or landlord's waiver (pursuant to Section 7.01(m) hereof). Upon receipt of such notice requesting a Mortgage, the Person which has acquired such After Acquired Property shall immediately furnish to the Collateral Agent the following, each in form and substance satisfactory to the Collateral Agent: (i) a Mortgage with respect to such real property and related assets located at the After Acquired Property, each duly executed by such Person and in recordable form; (ii) evidence of the recording of the Mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to create and perfect a valid and enforceable first priority lien on the property purported to be covered thereby or to otherwise protect the rights of the Agents and the Lenders thereunder, (iii) a Title Insurance Policy,
(iv) a survey of such real property, certified to the Collateral Agent and to the issuer of the Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to the Collateral Agent, (v) Phase I Environmental Site Assessments with respect to such real property, certified to the Collateral Agent by a company reasonably satisfactory to the Collateral Agent, (vi) in the case of a leasehold interest, a certified copy of the lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest, and the certificate of occupancy with respect thereto, (vii) in the case of a leasehold interest, an attornment and nondisturbance agreement between the landlord (and any fee mortgagee) with respect to such real property and the Collateral Agent, and (viii) such other documents or instruments (including guarantees and opinions of counsel) as the Collateral Agent may reasonably require. The Borrower shall pay all fees and expenses, including reasonable attorneys' fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party's obligations under this Section 7.01(o).

     (ii) With respect to any Oil and Gas Property acquired after the Effective Date by the Borrower or any other Loan Party, promptly (and in any event within 10 days after the acquisition thereof): (A) execute and deliver to the Collateral Agent such amendments to the Mortgages, the Security Agreements or such other documents as the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a Lien on such Oil and Gas Property; (B) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable law, including, without limitation, the filing of Mortgages or financing statements in such jurisdictions as may be requested by the Collateral Agent; and (C) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions from the Borrower's counsel relating to title and to the matters described in clauses (A) and (B) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

     (p) Fiscal Year. Cause the Fiscal Year of the Borrower and its Subsidiaries to end on July 31 of each calendar year unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

     (q) Borrowing Base. Maintain all Revolving Loans in compliance with the then current Borrowing Base.

     (r) Protection Against Drainage. To the extent that the Oil and Gas Properties (i) are operated by the Borrower or its Subsidiaries, the Borrower shall, or shall cause its Subsidiaries to, act as a prudent operator in an effort to identify and prevent the occurrence of any drainage of Hydrocarbons from the Oil and Gas Properties and (ii) are not operated by the Borrower of its Subsidiaries, the Borrower shall utilize, or shall cause its Subsidiaries to utilize, its property and contractual rights as a prudent owner in an effort to identify and prevent the occurrence of any drainage of Hydrocarbons from the Oil and Gas Properties.

     (s) Additional Title Opinions. The Borrower shall, from time to time upon the reasonable request of the Collateral Agent, take such actions and execute and deliver such documents and instruments as the Collateral Agent shall require to ensure that the Collateral Agent shall, at all times, have received satisfactory title opinions (including if requested, supplemental or new title opinions addressed to it), which title opinions shall be in form and substance acceptable to the Collateral Agent in its sole discretion and shall include opinions regarding the before payout and after payout ownership interests held by the Borrower and its Subsidiaries for all wells located on the Oil and Gas Properties covered thereby as to the ownership of Oil and Gas Properties of the Borrower and its Subsidiaries.

     (t) Hedging Agreements. Maintain in effect one or more Hedging Agreements with respect to its Hydrocarbon production with one or more Persons with the aggregate notional volumes of Hydrocarbons covered by such Hedging Agreements constituting not less than 25% and not more than 75% of the aggregate amount of the Borrower's estimated Hydrocarbon production volumes on an mcf equivalent basis (where one barrel of oil is equal to six mcf of gas) for the succeeding 6 calendar months on a rolling 6 calendar month basis for such period from Oil and Gas Properties classified as Proved Developed Producing Reserves as of the date of the most recent Reserve Report delivered pursuant to Section 7.01(a)(vi) plus the estimated production from anticipated drilling by the Loan Parties during such succeeding 6 months. Borrower shall use such Hedging Agreements solely as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Loan Parties' Oil and Gas Business and not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets.

     (u) Use of Proceeds. Use the proceeds of the Loans to (i) fund the purchase price under the Acquisition Agreements, (ii) to pay fees and expenses related to this Agreement and the other Loan Documents, and (iii) for the Borrower's general working capital purposes.

     (v) Chief Financial Officer. In the event that the employment of any chief financial officer hired by the Borrower terminates after the Effective Date, retain a temporary chief financial officer who works not less than 30 hours per week until such time as a full-time permanent chief financial officer is retained by Borrower.

     Section 7.02 Negative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall not:

     (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to it or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income; other than, as to all of the above, Permitted Liens; provided, that, no Liens shall be permitted on any assets included in the Borrowing Base other than the Liens of the Collateral Agent for the benefit of the Lenders.

     (b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

     (c) Fundamental Changes; Dispositions. Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that

     (i) any wholly-owned Subsidiary of any Loan Party (other than the Borrower) may be merged into such Loan Party or another wholly-owned Subsidiary of such Loan Party, or may consolidate with another wholly-owned Subsidiary of such Loan Party, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Agents at least 30 days prior written notice of such merger or consolidation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation and (E) the surviving Subsidiary, if any, is joined as a Loan Party hereunder and is a party to a Guaranty and a Security Agreement and the Capital Stock of which Subsidiary is the subject of a Pledge Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger or consolidation; and

     (ii) any Loan Party and its Subsidiaries may make Permitted Dispositions.

     (d) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in Section 6.01(l).

     (e) Loans, Advances, Investments, Etc. Make or commit or agree to make any loan, advance guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (i) investments existing on the date hereof, as set forth on Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, (ii) temporary loans and advances by the Borrower to the Guarantors and by Borrower's Subsidiaries to the Borrower or to a Guarantor, made in the ordinary course of business, (iii) Permitted Investments, and (iv) Permitted Business Investments.

     (f) Lease Obligations. (i) Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (x) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, (y) for the payment of rent for any real or personal property under leases or agreements to lease other than
(A) Capitalized Lease Obligations for property other than Oil and Gas Properties which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Effective Date owing by all Loan Parties and their Subsidiaries in any Fiscal Year to exceed the amounts set forth in subsection
(g) of this Section 7.02, and (B) Operating Lease Obligations for property other than Oil and Gas Properties which would not cause the aggregate amount of all such Operating Lease Obligations incurred after the Effective Date and owing by all Loan Parties and their Subsidiaries in any Fiscal Year to exceed $250,000 or
(z) for the payment of rent or hire of Oil and Gas Properties of any kind whatsoever (real or personal, including capital leases but excluding leases of Hydrocarbon Interests and leases directly related to oil and gas field operations constituting a Permitted Disposition), under leases or lease agreements which would cause the aggregate amount of all payments made by such Person pursuant to such leases or lease agreements to exceed $250,000, in any period of 12 consecutive calendar months in the aggregate, or create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Oil and Gas Properties of any kind whatsoever (real or personal, including capital leases but excluding royalty payments under leases of Hydrocarbon Interests), for oil and gas field operations under leases or lease agreements (other than leases for any drilling, workover or other rig related activities, but including leases or vehicles, compressors, and the like) which would cause the aggregate amount of all payments made by such Persons pursuant to such leases or lease agreements to exceed $250,000 in any period of 12 consecutive calendar months.

     (g) Capital Expenditures. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Loan Parties and their Subsidiaries to exceed
(i) $1,500,000 during the 12 month period ending on December 31, 2004, (ii) $2,500,000 during the 12 month period ending on December 31, 2005, or (iii) $3,500,000 during the 12 month period ending on December 31, 2006.

     (h) Restricted Payments. Except with respect to the obligations described on Schedule 7.02(h), (i) declare or pay any dividend or other distribution, direct or indirect, on account of any Capital Stock of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Loan Party or any direct or indirect Borrower of any Loan Party, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Loan Party, now or hereafter outstanding, or (iv) pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party; provided, however, (A) any Subsidiary of the Borrower may pay dividends to the Borrower, and (B) the Borrower may pay dividends in the form of common Capital Stock, provided that no such payment shall be made if an Event of Default shall have occurred and be continuing or would result from the making of any such payment.

     (i) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

     (j) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, (ii) transactions with another Loan Party and (iii) transactions permitted by Section 7.02(e) or
(h).

     (k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries,
(iii) to make loans or advances to any Loan Party or any of its  Subsidiaries or
(iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this
Section 7.02(k) shall prohibit or restrict compliance with:

     (A) this Agreement and the other Loan Documents;

     (B) any agreements in effect on the date of this Agreement and described on
Schedule 7.02(k);

     (C) any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

     (D) in the case of clause (iv), any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is leased or licensed; or

     (E) in the case of clause (iv), any agreement, instrument or other document evidencing a Permitted Lien that restricts, on customary terms, the transfer of any property or assets subject thereto.

     (l) Limitation on Issuance of Capital Stock. Except for the issuance or sale of common stock by the Borrower, issue or sell or enter into any agreement or arrangement for the issuance and sale of, or permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of, any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants.

     (m) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc. (i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries' Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would change the subordination provisions, if any, of such Indebtedness, or would otherwise be adverse to the Lenders or the issuer of such Indebtedness in any respect, (ii) except for the Obligations, make any voluntary or optional payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries' Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (except to the extent such Indebtedness is otherwise expressly permitted by the definition of "Permitted Indebtedness"), or make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, (iii) except as permitted by Section 7.02(c), amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN or (iv) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     (n) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its
Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

     (o) Compromise of Accounts Receivable. Compromise or adjust any Account Receivable (or extend the time of payment thereof) or grant any discounts, allowances or credits or permit any of its Subsidiaries to do so other than, provided no Default or Event of Default has occurred and is continuing, in the ordinary course of its business; provided, however, in no event shall any such discount, allowance or credit exceed $100,000 in the aggregate and no such extension of the time for payment extend beyond 120 days from the original due date thereof.

     (p) ERISA. (i) Engage, or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law; (iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment.

     (q) Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials does not result in a Material Adverse Effect.

     (r) Certain Agreements. Agree to any material amendment or other material change to or material waiver of any of its rights under any Material Contract.

     (s) Forward Sales. Except in accordance with ordinary practice in the Oil and Gas Business, enter into or permit to exist any advance payment agreement or other arrangement pursuant to which the Borrower or any of its Subsidiaries, having received full or substantial payment of the purchase price for a specified quantity of Hydrocarbons upon entering the date of such agreement or arrangement, is required to deliver, in one or more installments subsequent to the date of such agreement or arrangement, such quantity of Hydrocarbons pursuant to and during the terms of such agreement or arrangement.

     (t) Hedging Agreements. Enter into any Hedging Agreement, other than Hedging Agreements entered into the ordinary course of business to hedge or mitigate the management of its liabilities, provided that such Hedging Agreements may not be entered into for speculative purposes.

     (u) Limitation on Negative Pledge Clauses. Enter into with any Person any agreement which prohibits or limits the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien, in favor of any of the Agents, the Lenders under the Loan Documents and their respective assignees under the Loan Documents or any Person refinancing all or a portion of the Commitments hereunder, upon any of its property, assets or revenues, whether now owned or hereafter acquired.

     (v) Oil and Gas Imbalances. Enter into any contracts or agreements which warrant production of Hydrocarbons (other than Hedging Agreements otherwise permitted hereunder) and will not hereafter allow gas imbalances, take-or-pay or other prepayment with respect to their Oil and Gas Properties which would require any Loan Party to deliver Hydrocarbons produced on Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor to exceed, during any monthly period, 1% of the current aggregate monthly gas production for such monthly period from the Oil and Gas Properties.

     (w) Board of Directors. From and after the date that is 90 days after the Effective Date, no less than 75% of the members of the Board of Directors shall be comprised of individuals who are not Affiliates of Borrower.

     (x) Chief Financial Officer. Fail to retain or continue to retain a full time permanent chief financial officer for a period of more than 60 consecutive days.

     Section 7.03 Financial Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not:

     (a) Leverage Ratio. Permit the ratio of Consolidated Funded Indebtedness as of the last day of each fiscal period set forth below to Annualized EBITDA of the Borrower and its Subsidiaries for such fiscal period to be greater than the applicable ratio set forth below:

            Fiscal Period                       Leverage Ratio

            three month period ending
            on March 31, 2004                   4.00:1.00

            six month period ending
            on June 30, 2004                    4.00:1.00

            nine month period ending
            on September 30, 2004               3.50:1.00

            twelve month period ending
            on December 31, 2004                3.50:1.00

            twelve month period ending
            on March 31, 2005                   3.00:1.00

            twelve month period ending
            on June 30, 2005                    3.00:1.00

            twelve month period ending
            on September 30, 2005               2.50:1.00
            twelve month period ending
            on December 31, 2005                2.50:1.00

            each twelve month period ending on
            March 31, 2006 or on the last day
            of any fiscal quarter thereafter
                                                2.00:1.00

     (b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries for each period set forth below to be less than the amount set forth opposite such date:

            Fiscal Quarter End                  Fixed Charge Coverage
                                                Ratio

            three month period ending
            on March 31, 2004                   0.50:1.00

            six month period ending
            on June 30, 2004                    0.50:1.00

            nine month period ending
            on September 30, 2004               0.50:1.00


            each twelve month period ending on  0.50:1.00
            December 31, 2004 or on the last
            day of any fiscal quarter
            thereafter


     (c) Interest Coverage Ratio. Permit the ratio of Consolidated EBITDA of the Borrower and its Subsidiaries to Consolidated Total Interest Expense of the Borrower and its Subsidiaries for any period below to be less than the amount set forth opposite such period:

            Period                              Interest Coverage Ratio

            three month period ending
            on March 31, 2004                   2.00:1.00

            six month period ending
            on June 30, 2004                    2.00:1.00

            nine month period ending
            on September 30, 2004               2.00:1.00

            twelve month period ending
            on December 31, 2004                2.00:1.00

            twelve month period ending
            on March 31, 2005                   2.50:1.00
            twelve month period ending
            on June 30, 2005                    3.00:1.00

            twelve month period ending
            on September 30, 2005               3.00:1.00

            twelve month period ending
            on December 31, 2005                3.00:1.00

            each twelve month period ending on March 31, 2006 or on the last day of any fiscal quarter of Borrower 4.00:1.00 thereafter



     (d) Consolidated EBITDA. Permit EBITDA of the Borrower and its Subsidiaries for any period set forth below to be less than the applicable amount set forth below:

            Fiscal Quarter End                  Consolidated EBITDA

            three month period ending
            on March 31, 2004                   $500,000

            six month period ending
            on June 30, 2004                    $1,250,000

            nine month period ending
            on September 30, 2004               $1,900,000

            twelve month period ending
            on December 31, 2004                $2,500,000

            twelve month period ending
            on March 31, 2005                   $3,500,000

            twelve month period ending
            on June 30, 2005                    $3,500,000

            twelve month period ending
            on September 30, 2005               $4,500,000

            twelve month period ending
            on December 31, 2005                $4,500,000
            twelve month period ending
            on March 31, 2006                   $6,000,000

            twelve month period ending
            on June 30, 2006                    $6,000,000

            each twelve month period ending on
            September 30, 2006 or on the last
            day of any fiscal quarter of        $8,000,000
            Borrower thereafter


                                  ARTICLE VIII

                      MANAGEMENT, COLLECTION AND STATUS OF
                    ACCOUNTS RECEIVABLE AND OTHER COLLATERAL

     Section 8.01 Collection of Accounts  Receivable;  Management of Collateral.

     (a) On or prior to the Effective Date, the Borrower shall assist the Administrative Agent in establishing, and, during the term of this Agreement, maintaining blocked accounts (the "Blocked Accounts") with respect to the Loan Parties' principal concentration accounts with the financial institution set forth on Schedule 8.01 hereto (the "Blocked Account Bank"), and entering into a control agreement relating to the Blocked Account with the applicable Loan Parties, Collateral Agent, and the Blocked Account Bank. Each Loan Party shall irrevocably instruct its Account Debtors, with respect to its Accounts Receivable consisting of credit or debit card payments, to remit all payments to be made by them, whether by means of checks or other drafts or by wire transfer or by Automated Clearing House, Inc. payment, to a Blocked Account and shall instruct the Blocked Account Bank to deposit all amounts received by it to a Blocked Account at such Blocked Account Bank on the day received or, if such day is not a Business Day, on the next succeeding Business Day. Each Loan Party will enforce, collect and receive all amounts owing on its Accounts Receivable for the Agents' benefit and on the Administrative Agent's behalf, but at the Loan Parties' expense; such privilege shall terminate, at the election of any Agent, upon the occurrence and during the continuance of an Event of Default. All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received directly by the Loan Parties from any Account Debtor, as proceeds from their Accounts Receivable, or as proceeds of any other Collateral, shall be held by the Loan Parties in trust for the Agents and the Lenders and upon receipt be deposited by the Loan Parties in original form and no later than the next Business Day after receipt thereof into a Blocked Account. The Loan Parties shall not commingle such collections with their own funds or with the proceeds of any assets not included in the Collateral. All funds received in the Blocked Accounts (i) after the occurrence and during the continuance of an Event of Default, shall be sent by wire transfer or Automated Clearing House, Inc. payment to the Payment Office to be credited to the Administrative Agent's Account for application at the end of each Business Day to reduce the then principal balance of the Revolving Loans, conditional upon final payment to the Administrative Agent, and (ii) at all other times, may be transferred to an operating account of the Borrower or one of its Subsidiaries. No checks, drafts or other instruments received by the Administrative Agent shall constitute final payment to the Administrative Agent unless and until such checks, drafts or instruments have actually been collected.

     (b) After the occurrence and during the continuance of an Event of Default, the Collateral Agent may send a notice of assignment and/or notice of the Lenders' security interest to any and all Account Debtors and, thereafter, the Collateral Agent shall have the sole right to collect the Accounts Receivable and payment intangibles of the Borrower and its Subsidiaries and/or, to the extent permitted by applicable law, take possession of the Collateral and the books and records relating thereto. After the occurrence and during the continuation of an Event of Default, the Borrower and its Subsidiaries shall not, without prior written consent of the Collateral Agent, grant any extension of time of payment of any Account Receivable or payment intangible, compromise or settle any Account Receivable or payment intangible for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon.

     (c) The Borrower hereby appoints each Agent or its designee on behalf of such Agent as the Borrower's attorney-in-fact with power exercisable during the continuance of an Event of Default to (i) endorse any Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts Receivable or payment intangibles of such Loan Party,
(ii) sign any Loan Party's name on any invoice or bill of lading relating to any of the Accounts Receivable or payment intangibles of such Loan Party, drafts against Account Debtors with respect to Accounts Receivable or payment intangibles of such Loan Party, assignments and verifications of Accounts Receivable or payment intangibles and notices to Account Debtors with respect to Accounts Receivable or payment intangibles of such Loan Party, (iii) send verification of Accounts Receivable of the Loan Parties, and (iv) after the occurrence and during the continuation of an Event of Default, notify the Postal Service authorities to change the address for delivery of mail addressed to the Loan Parties to such address as such Agent may designate and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction), or for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the Loans and other Obligations under the Loan Documents are paid in full and all of the Commitments are terminated.

     (d) Nothing herein contained shall be construed to constitute any Agent as agent of any Loan Party for any purpose whatsoever, and the Agents shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable of the Loan Parties or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The

Agents, by anything herein or in any assignment or otherwise, do not assume any of the obligations under any contract or agreement assigned to any Agent and shall not be responsible in any way for the performance by the Loan Parties of any of the terms and conditions thereof.

     (e) If any Account Receivable of the Loan Parties includes a charge for any tax payable to any Governmental Authority, each Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the Borrower's account and to charge the Borrower therefor provided that such tax is not being disputed by appropriate action. The Borrower shall notify the Agents if any Account Receivable of the Loan Parties includes any taxes due to any such Governmental Authority and, in the absence of such notice, the Agents shall have the right to retain the full proceeds of such Account Receivable and shall not be liable for any taxes that may be due by reason of the sale and delivery creating such Account Receivable.

     (f) Notwithstanding any other terms set forth in the Loan Documents, the rights and remedies of the Agents and the Lenders herein provided, and the obligations of the Borrower set forth herein, are cumulative of, may be exercised singly or concurrently with, and are not exclusive of, any other rights, remedies or obligations set forth in any other Loan Document or as provided by law.

     Section 8.02 Accounts Receivable Documentation. The Borrower shall at such intervals as the Agents may require, execute and deliver confirmatory written assignments of the Accounts Receivable to the Agents and furnish such further schedules and/or information as any such Agent may require relating to the Accounts Receivable, including, without limitation, sales invoices or the equivalent, credit memos issued, remittance advices, reports and copies of deposit slips and copies of original shipping or delivery receipts for all merchandise sold. In addition, the Loan Parties shall notify the Agents of any non-compliance in respect of the representations, warranties and covenants contained in Section 8.03. The items to be provided under this Section 8.02 are to be in form reasonably satisfactory to the Agents. The Borrower's failure to give any of such items to the Agents shall not affect, terminate, modify or otherwise limit the Collateral Agent's Lien on the Collateral. The Borrower shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the Borrower's industry, and shall not re-bill any Accounts Receivable without promptly disclosing the same to the Agents and providing the Agents with a copy of such re-billing, identifying the same as such. If the Borrower becomes aware of anything materially detrimental to any of the Borrower's customers' credit, the Borrower will promptly advise the Agents thereof.

     Section 8.03 tatus of Accounts Receivable and Other Collateral. With respect to Collateral of any Loan Party at the time the Collateral becomes subject to the Collateral Agent's Lien, each Loan Party covenants, represents and warrants: (a) such Loan Party shall be the sole owner, free and clear of all Liens (except for the Liens granted in the favor of the Collateral Agent for the benefit of the Lenders and Permitted Liens), and shall be fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (b) each Account Receivable shall be a good and valid account representing a bona fide indebtedness incurred by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto; (c) no Account Receivable shall be subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto, discounts and allowances as may be customary in such Loan Party's business and as otherwise disclosed to the Agents; (d) none of the transactions underlying or giving rise to any Account Receivable shall violate any applicable state or federal laws or regulations, and all documents relating thereto shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (e) no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by such Loan Party at or before the time such Account Receivable is created; (f) all agreements, instruments and other documents relating to any Account Receivable shall be true and correct and in all material respects what they purport to be; (g) all signatures and endorsements that appear on all material agreements, instruments and other documents relating to any Account Receivable shall be genuine and all signatories and endorsers shall have full capacity to contract; (h) such Loan Party shall maintain books and records pertaining to said Collateral in such detail, form and scope as the Agents shall reasonably require; (i) such Loan Party shall immediately notify the Agents if any Account Receivable arises out of contracts with any Governmental Authority, and will execute any instruments and take any steps required by the Agents in order that all monies due or to become due under any such contract shall be assigned to the Collateral Agent and notice thereof given to such Governmental Authority under the Federal Assignment of Claims Act or any similar state or local law; (j) such Loan Party will, immediately upon learning thereof, report to the Agents any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters affecting the value, enforceability or collectability of any of the Collateral; (k) if any amount payable under or in connection with any Account Receivable is evidenced by a promissory note or other instrument, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Collateral Agent for the benefit of the Lenders as additional Collateral; (l) such Loan Party shall not re-date any invoice or sale or make sales on extended dating beyond that which is customary in the ordinary course of its business and in the industry; (m) such Loan Party shall conduct a physical count of its Inventory at such intervals as any Agent may request and such Loan Party shall promptly supply the Agents with a copy of such count accompanied by a report of the value (based on the lower of cost (on a first in first out basis) and market value) of such Inventory; and (n) such Loan Party is not and shall not be entitled to pledge any Agent's or any Lender's credit on any purchases or for any purpose whatsoever.

     Section 8.04 Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, the Collateral Agent may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent who shall have full authority to do all acts necessary to protect the Agents' and the Lenders' interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent may reasonably request to preserve the Collateral. All costs and expenses incurred by the Collateral Agent by reason of the employment of the custodian shall be the responsibility of the Borrower and charged to the Loan Account.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

     Section 9.01 Events of Default. If any of the following Events of Default shall occur and be continuing:

     (a) the Borrower shall fail to pay any principal of or interest on any Loan, any Collateral Agent Advance, or any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

     (b) any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate, or other document delivered to any Agent or any Lender pursuant to any Loan Document shall have been incorrect in any material respect when made or deemed made;

     (c) any Loan Party shall fail to perform or comply with any covenant or agreement contained in Article VII or Article VIII, or any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Security Agreement to which it is a party, any Pledge Agreement to which it is a party or any Mortgage to which it is a party;

     (d) any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 15 days after the earlier of the date a senior officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;

     (e) any Loan Party shall fail to pay any principal of or interest on any of its Indebtedness (excluding Indebtedness evidenced by this Agreement) in excess of $100,000, or any premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

     (f) any Loan Party (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

     (g) any proceeding shall be instituted against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 45 days or any order, judgment or decree shall be entered against any Loan Party in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property);

     (h) any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

     (i) any Assignment Document, any Security Agreement, any Pledge Agreement, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Lenders on any Collateral purported to be covered thereby;

     (j) any bank at which any deposit account, blocked account, or lockbox account of any Loan Party is maintained shall fail to comply with any of the terms of any deposit account, blocked account, lockbox account or similar agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of any Loan Party shall fail to comply with any of the terms of any investment property control agreement to which such Person is a party;

     (k) one or more judgments or orders for the payment of money exceeding $100,000 in the aggregate shall be rendered against the Parent or any of its Subsidiaries and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be a period of 10 consecutive days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this subsection (k) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof (subject to customary deductibles) and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order;

     (l) any Loan Party is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any part of its business for more than 15 days;

     (m) any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 15 days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could reasonably be expected to result in a Material Adverse Effect;

     (n) any cessation of a substantial part of the business of any Loan Party for a period which materially and adversely affects the ability of any Loan Party to continue its business on a profitable basis;

     (o) the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to result in a Material Adverse Effect;

     (p) the indictment, or the threatened indictment of the Parent or any of its Subsidiaries under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Loan Party, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person;

     (q) any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Loan Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual amount exceeding $50,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof any Loan Party's or any of its ERISA Affiliates' annual contribution requirements with respect to such Multiemployer Plan increases in an annual amount exceeding $50,000;

     (r) any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by any Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $50,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064,
4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the IRC, the liability is in excess of such amount);

     (s) the Borrower or any of its Subsidiaries shall be liable for any Environmental Liabilities and Costs the payment of which could reasonably be expected to result in a Material Adverse Effect;

     (t) a Change of Control shall have occurred; or

     (u) an event or development occurs which could reasonably be expected to result in a Material Adverse Effect;

     (i) then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 9.01, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party.


                                    ARTICLE X

                                     AGENTS

     Section 10.01 Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints and authorizes the Administrative Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent's inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Collateral Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and (viii) subject to Section 10.03 of this Agreement, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all makers of Loans; provided, however, that the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

     Section 10.02 Nature of Duties. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders have instructed such Agent to act or refrain from acting pursuant hereto.

     Section 10.03 Rights, Exculpation, Etc. The Agents and their directors, officers, agents or employees shall not be liable to any Lender for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to
Section 12.07 hereof, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to any Lender to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agents shall not be liable to any Lender for any apportionment or distribution of payments made in good faith pursuant to Section 4.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

     Section 10.04 Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

     Section 10.05 Indemnification. To the extent that any Agent is not reimbursed and indemnified by any Loan Party, the Lenders will reimburse and indemnify such Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from such Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement.

     Section 10.06 Agents Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

     Section 10.07 Successor Agent. [(a) Each Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least 30 Business Days prior written notice to the Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (c) and (d) below or as otherwise provided below.

     (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation hereunder as an Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

     (c) If a successor Agent shall not have been so appointed within the thirty
(30) Business Day period referenced in Section 10.07(a), the retiring Agent, with the consent of the other Agent shall then appoint a successor Agent who shall serve as an Agent until such time, if any, as the Required Lenders, with the consent of the other Agent, appoint a successor Agent as provided above.

     Section 10.08 Collateral Matters.

     (a) The Collateral Agent may from time to time make such disbursements and advances ("Collateral Agent Advances") which the Collateral Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Loans and other Obligations or to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.04. The Collateral Agent Advances shall be repayable on demand and be secured by the Collateral. The Collateral Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 4.02. The Collateral Agent shall notify each Lender and the Borrower in writing of each such Collateral Agent Advance, which notice shall include a description of the purpose of such Collateral Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Collateral Agent, upon the Collateral Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Collateral Agent Advance. If such funds are not made available to the Collateral Agent by such Lender, the Collateral Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Collateral Agent, at the Federal Funds Rate for 3 Business Days and thereafter at the Reference Rate.

     (b) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Commitment and payment and satisfaction of all Loans and all other Obligations which have matured and which the Collateral Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of in the ordinary course of any Loan Party's business and in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 10.08(b).

     (c) Without in any manner limiting the Collateral Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon (i) receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party or (ii) prior written request by any Loan Party to release any item or types of Collateral constituting property being sold or disposed of in compliance with this Agreement or the other Loan Documents, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

     (d) The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

     Section 10.09 Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession or control of any such Collateral for the benefit of the Collateral Agent as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent's request therefor shall deliver possession or control of such Collateral to the Collateral Agent or in accordance with the Collateral Agent's instructions. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.



                                   ARTICLE XI

                             [INTENTIONALLY OMITTED]


                                   ARTICLE XII

                                  MISCELLANEOUS

     Section 12.01 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to any Loan Party, at the following address:

                        Imperial Petroleum Inc.
                        11600 German Pines
                        Evansville, IN 47725
                        Attention: Jeffrey T. Wilson, President
                        Telephone:  (812) 867-1433
                        Telecopier: (812) 867-1678
                    with a copy to:

                    Heskett & Heskett
                        501 Johnstone St.
                        Suite 501
                        Bartlesville, OK 74003
                        Attention: John Heskett, Esq.
                        Telephone:  (918) 336-1773
                        Telecopier:  (918) 336-3152

                    if to the Administrative Agent, to it at the following address:

                    Highbridge/Zwirn Special Opportunities Fund, L.P.
                        9 West 57th Street
                        27th Floor
                        New York, New York 10019
                        Attention: Morris MacLeod
                        Telephone:  212-287-4676
                        Telecopier:  212-287-4263

                     if to the Collateral Agent, to it at the following address:

                    Highbridge/Zwirn Special Opportunities Fund, L.P.
                        9 West 57th Street
                        27th Floor
                        New York, New York 10019
                        Attention: Morris MacLeod
                        Telephone:  212-287-4676
                        Telecopier:  212-287-4263

                    in each case, with a copy to:

                    Paul, Hastings, Janofsky & Walker LLP
                        515 South Flower Street, 25th Floor
                        Los Angeles, California 90071
                        Attention: John Francis Hilson, Esq.
                        Telephone: 213-683-6000
                        Telecopier:  213-996-3300

     or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01. All such notices and other communications shall be effective, (i) if mailed, when received or 3 days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to any Agent pursuant to Article II shall not be effective until received by such Agent.

     Section 12.02 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders or by the Collateral Agent with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Loans payable to any Lender, in each case without the written consent of each Lender affected thereby, (ii) increase the Total Commitment without the written consent of each Lender affected thereby, (iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Revolving Loan Lender affected thereby, (iv) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Lenders, or release the Borrower or any Guarantor without the written consent of each Lender affected thereby, (v) amend, modify or waive
Section 4.04, Section 7.02(c) or this Section 12.02 of this Agreement without the written consent of each Revolving Loan Lender affected thereby, (vi) amend the definition of "Availability", "Final Revolver Maturity Date", "Final Term Loan Maturity Date", "Required Lenders", or "Pro Rata Share" without the written consent of each Revolving Loan Lender affected thereby, or (vii) amend the definition of "Borrowing Base", "PV-10", "Proved Developed Producing Reserves", "Proved Developed Non-Producing Reserves, "Proved Undeveloped Reserves", "Proved Reserves", "NYMEX Strip Price", "Reserve Report" or Basis Differential" that would result in an increase of the Borrowing Base (or in any definition contained in this Agreement used in connection with the definition of the foregoing terms that would result in an increase in the Borrowing Base), in each case, without the written consent of each Revolving Loan Lender affected thereby. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents.

     Section 12.03 No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

     Section 12.04 Expenses; Taxes; Attorneys' Fees. The Borrower will pay on demand, all costs and expenses incurred by or on behalf of each Agent (and, in the case of costs and expenses contemplated by clauses (b) through (m) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for each Agent (and, in the case of costs and expenses contemplated by clauses (b) through (m) below, each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents' or the Lenders' claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (k) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility owned or operated by any Loan Party, (l) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien, or (m) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by any Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees to save each Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrower agrees to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and (z) if the Borrower fails to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrower.

     Section 12.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

     Section 12.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 12.07 Assignments and Participations. (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

     (b)Each Lender may, with the written consent of the Collateral Agent, assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Loans made by it); provided, however, that (i) such assignment is in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender's Commitment) (except such minimum amount shall not apply to an assignment by a Lender to an Affiliate of such Lender or a Related Fund), (ii) the parties to each such assignment shall execute and deliver to the Collateral Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Collateral Agent a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to an Affiliate of such Lender or a Related Fund, and (iii) no written consent of the Collateral Agent shall be required in connection with any assignment by a Lender to an Affiliate of such Lender or a Related Fund. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least 3 Business Days after the delivery thereof to the Collateral Agent (or such shorter period as shall be agreed to by the Collateral Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (i) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (A) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (B) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (C) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (D) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (E) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (F) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

     (ii) The Collateral Agent shall, on behalf of the Borrower, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans (the "Registered Loans") owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. In the case of any assignment not reflected in the Register, the assigning Lender shall maintain a comparable register.

     (iii) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any promissory notes subject to such assignment, the Collateral Agent shall, if the Collateral Agent consents to such assignment and if such Assignment and Acceptance has been completed (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

     (iv) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agents shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

     (v) In the event that any Lender sells participations in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

     (vi) Any foreign Person who purchases or is assigned or participates in any portion of such Registered Loan shall provide the Agents (in the case of a purchase or assignment) or the Lender (in the case of a participation) with a completed Internal Revenue Service Form W-8BEN (Certificate of Foreign Status) or a substantially similar form for such purchaser, participant or any other affiliate who is a holder of beneficial interests in the Registered Loan.

     (c) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments, the Loans made by it); provided, that (i) such Lender's obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 10.08 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section
2.08 and Section 4.05 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender.

     Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

     Section 12.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

     Section 12.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES, AND DOCUMENTS IN ANY SUIT, ACTION, OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS BY THE MAILING (BY REGISTERED MAIL OR CERTIFIED MAIL, POSTAGE PREPAID) OR DELIVERING OF A COPY OF SUCH PROCESS TO THE BORROWER, AT THE BORROWER'S ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR

HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     Section 12.11 WAIVER OF JURY TRIAL, ETC. THE BORROWER, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION
WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE BORROWER CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE BORROWER HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

     Section  12.12  Consent  by the  Agents and  Lenders.  Except as  otherwise
expressly  set  forth  herein  to  the  contrary,  if  the  consent,   approval,
satisfaction, determination, judgment, acceptance or similar action (an "Action") of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

     Section 12.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

     Section 12.14 Reinstatement; Certain Payments. If any claim is ever made upon any Agent or any Lender for repayment or recovery of any amount or amounts received by such Agent or such Lender in payment or on account of any of the Obligations, such Agent or such Lender shall give prompt notice of such claim to each other Agent and Lender and the Borrower, and if such Agent or such Lender repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Agent or such Lender or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Agent or such Lender with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Agent or such Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Agent or such Lender.

     Section 12.15 Indemnification.

     (a) General Indemnity. In addition to the Borrower's other Obligations under this Agreement, the Borrower agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Agent and each Lender and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent's or any Lender's furnishing of funds to the Borrower under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation to any Indemnitee under this Section 12.15(a) for any Indemnified Matter caused by or attributable to the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

     (b) Environmental Indemnity. Without limiting Section 12.15(a) hereof, the Borrower agrees to, jointly and severally, defend, indemnify, and hold harmless the Indemnitees against any and all Environmental Liabilities and Costs and all other claims, demands, penalties, fines, liability (including strict liability), losses, damages, costs and expenses (including without limitation, reasonable legal fees and expenses, consultant fees and laboratory fees), arising out of
(i) any Releases or threatened Releases (x) at any property presently or formerly owned or operated by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest, or (y) of any Hazardous Materials generated and disposed of by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (ii) any violations of Environmental Laws; (iii) any Environmental Action relating to any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; and (v) any breach of any warranty or representation regarding environmental matters made by the Borrower in Section 6.01(r) or the breach of any covenant made by the Borrower in Section 7.01(j). Notwithstanding the foregoing, the Borrower shall not have any obligation to any Indemnitee under this subsection
(b) regarding any potential environmental matter covered hereunder which is caused by or attributable to the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

     (c) The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The indemnities set forth in this Section 12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

     Section 12.16 Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to the Fee Letter and Section 2.06 hereof shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

     Section 12.17 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, each Agent and each Lender and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Lender, and any assignment by any Lender shall be governed by Section 12.07 hereof.

     Section 12.18 Interest. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrower). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at an time and from time to time (i) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.18 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.18.

     For purposes of this Section 12.18, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrower, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

     The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

     Section 12.19 Confidentiality. Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any material non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure of any such information
(i) to the extent  required by statute,  rule,  regulation or judicial  process,
(ii) to counsel for any Agent or any Lender, (iii) to examiners or Securitization Parties or to the auditors or accountants of any Agent or Lender,
(iv) in connection with any litigation to which any Agent or any Lender is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 12.19. Each Agent and each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (iv) hereof, it will make reasonable efforts to keep the Loan Parties informed of such request or identification; provided that the each Loan Party acknowledges that each Agent and each Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that each Agent and each Lender may be subject to review by Securitization Parties or other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information.

     Section 12.20 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     Section 12.21 No Novation. This Agreement does not extinguish the obligations for the payment of money outstanding under the Existing Hillside Credit Agreement or under the Existing Warrior Credit Agreement or discharge or release the obligations or the liens or priority of any mortgage, pledge, security agreement or any other security therefor. Nothing herein contained shall be construed as a novation of the obligations of Borrower outstanding under the Existing Hillside Credit Agreement or under the Existing Warrior Credit Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of the Borrower or any other Loan Party from any of its obligations or liabilities under the Existing Hillside Credit Agreement or under the Existing Warrior Credit Agreement or any of the security agreements, pledge agreements, mortgages, guaranties or other loan documents executed in connection therewith, except as amended hereby and by the other Loan Documents. The Borrower and each other Loan Party hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Effective Date all references in any such Loan Document to "the Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Existing Hillside Credit Agreement or the Existing Warrior Credit Agreement shall mean the Existing Hillside Credit Agreement and the Existing Warrior Credit Agreement as consolidated, amended and restated by this Agreement; and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, for the benefit of the Lenders, or to grant to the Collateral Agent for the benefit of the Lenders a security interest in or lien on, any collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Existing Hillside Credit Agreement, the Existing Warrior Credit Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                               BORROWER:

                             IMPERIAL PETROLEUM INC.

                                       By:
                                      Name:
                                     Title:

                               COLLATERAL AGENT AND LENDER:

                               HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.

                               By:  Highbridge/Zwirn Capital Management, LLC


                                       By:
                                      Name:
                                     Title:


                               ADMINISTRATIVE AGENT AND LENDER:

                               HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.

                               By:  Highbridge/Zwirn Capital Management, LLC


                                       By:
                                      Name:
                                     Title:

                               LENDER

                               HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.

                                By: Highbridge/Zwirn Capital Management, LLC, its general partner


                                       By:
                                      Name:
                                     Title:




                                BANK OF OKLAHOMA




                                       By:
                                      Name:
                                     Title:

                      AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of January 15, 2004

                                  by and among

                            IMPERIAL PETROLEUM INC.,
                                  as Borrower,

                   THE LENDERS FROM TIME TO TIME PARTY HERETO,
                                   as Lenders,

                                       and

               HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.,
                  as Collateral Agent and Administrative Agent,

                              SCHEDULE AND EXHIBITS


Schedule C-1            Lenders and Lenders' Commitments
Schedule F-1            Facilities
Schedule 6.01(e)        Subsidiaries
Schedule 6.01(f)        Litigation; Commercial Tort Claims
Schedule 6.01(i)        ERISA Schedule
6.01(o)(A)              Real Property Schedule
6.01(o)(B)              Oiland Gas Property Schedule
6.01(q)                 Operating Leases Schedule
6.01(r)                 Environmental Matters Schedule
6.01(s)                 Insurance Schedule
6.01(v)                 Bank Accounts
Schedule 6.01(w)        Intellectual Property Schedule
6.01(x)                 Material Contracts
Schedule 6.01(dd)       Name; Jurisdiction of Organization; Organizational
                        ID Number; Chief Place of Business; Chief Executive
                        Office; FEIN
Schedule 6.01(ee)       Tradenames Schedule
6.01(ff)                Collateral Locations Schedule
6.01(hh)                Oil and Gas Imbalances Schedule
6.01(ii)                Hedging Agreements Schedule
7.02(a)                 Existing Liens Schedule
7.02(b)                 Existing Indebtedness Schedule
7.02(e)                 Existing Investments
Schedule 7.02(k)        Limitations on Dividends and Other Payment Restrictions
Schedule 8.01           Blocked Account Banks and Blocked Accounts

Exhibit A-1             Form of Assignment and Acceptance
Exhibit G-1             Form of Guaranty
Exhibit I-1             Form of Intercompany Subordination Agreement
Exhibit P-1             Form of Pledge Agreement
Exhibit S-1             Form of Security Agreement
Exhibit 2.02            Form of Notice of Borrowing
Exhibit 5.01(d)(xv)     Form of Opinion of Counsel

     THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT Of 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS THE PERSON REQUESTING THE TRANSFER OF THIS WARRANT SHALL FURNISH, WITH RESPECT TO SUCH TRANSFER, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IMPERIAL PETROLEUM, INC. TO THE EFFECT THAT SUCH SALE, TRANSFER, ASSIGNMENT OR DISPOSITION WILL NOT INVOLVE ANY VIOLATION OF THE REGISTRATION PROVISIONS OF THE ACT OR ANY SIMILAR OR SUPERSEDING STATUTE OR OF ANY APPLICABLE STATE SECURITIES LAW.

                                                         Date: January __, 2004

                            IMPERIAL PETROLEUM, INC.
                             (a Nevada corporation)

          Warrant for the purchase of 1,915,719 Shares of Common Stock par value $.006 per share

                   VOID AFTER 5:00 P.M. CENTRAL TIME ON JANUARY __, 2008.

     FOR VALUE RECEIVED, Imperial Petroleum, Inc., a Nevada corporation (the "Company"), hereby certifies that Highbridge/Zwirn Special Opportunities Fund, L.P., a Delaware limited partnership, or its assigns (the "Holder"), is entitled, subject to the provisions of this common stock purchase warrant (as amended, restated, supplemented, or otherwise modified from time to time, this "Warrant"), to purchase from the Company at any time, or from time to time during the period commencing on the date hereof ("Base Date") and expiring at 5:00 p.m. Central time, on January ___, 2008 (the "Expiration Date"), up to 1,915,719 fully paid and non-assessable shares of the Company's authorized but unissued common stock, par value $0.006 per share (the "Common Stock"), at a price equal to $0.01 per share (the "Exercise Price").

     This Warrant is being issues pursuant to that certain Financing Agreement of even date herewith by and among the Company, the Holder, and the lenders from time to time party thereto (the "Financing Agreement").

     The term "Common Stock" means the Common Stock, par value $0.006 per share, of the Company as constituted on the Base Date, together with any other equity securities that may be issued by the Company in respect thereof or in substitution therefor. The Exercise Price and/or the number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable or delivered upon such exercise, as adjusted from time to time, are hereinafter referred to as "Warrant Stock."

     On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and in case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company will execute and deliver to the Holder, in lieu thereof, a new Warrant in substantially identical form and substance.

     1. Exercise of Warrant. This Warrant may be exercised, subject to the requirements set forth below, in whole, or in part, at any time during the period commencing on the Base Date and expiring at 5:00 p.m. Central time on the Expiration Date set forth above, or, if such day is a day on which banking institutions in Evansville, Indiana are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant certificate to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and upon payment (either in cash or by certified or official bank check or by wire transfer, payable to the order of the Company) of the aggregate Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant certificate for cancellation, execute and deliver a new Warrant certificate evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant certificate, together with the Exercise Price, at its office, or by the stock transfer agent of the Company at its office, if any, in proper form for exercise as described above, together with an agreement to comply with the restrictions on transfer and related covenants contained herein and a representation as to investment intent, signed by the Holder (and if other than the original Holder accompanied by proof, reasonably satisfactory to counsel for the Company, of the right of such person or persons to exercise the Warrant), the Holder shall be deemed to be the holder of record for the shares of Common Stock issuable upon such exercise, even if the stock transfer books of the Company shall then be closed or certificates representing such shares of Common Stock shall not have been delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant. The Company shall promptly thereafter, and, in any event, within ten (10) days after such exercise, issue certificate(s) evidencing the Common Stock so purchased.

     2. Reservation of Shares; Taxes. The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and other securities) from time to time receivable upon exercise of this Warrant. All such shares (and other securities) shall be duly authorized and, when issued upon exercise, shall be validly issued, fully paid and non-assessable, and free from all taxes, liens, charges, and preemptive rights with respect to the issue thereof. The parties hereto agree that, for income tax purposes, this Warrant is issued as consideration of the continuance of making of Loans under the Financing Agreement and the purchase price to be attributed to this Warrant is $100.00.

     3. No Fractional Shares Issued. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the Fair Market Value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant.

     4. Transfer.

     (a) Securities Laws. Neither this Warrant nor the Warrant Stock issuable upon the exercise hereof has been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws and unless so registered may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless an exemption from such registration is available. In the event Holder desires to transfer this Warrant or any of the Warrant Stock issued, the Holder must give the Company prior written notice of such proposed transfer including the name and address of the proposed transferee. Such transfer may be made only either (i) upon registration of the Warrants pursuant to the Securities Act of 1933 and applicable state securities laws; or (ii) upon publication by the Securities and Exchange Commission (the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to said Commission, or (iii) upon receipt by the Company of an opinion of counsel to the Company, in either case to the effect that the proposed transfer will not violate the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either such act

     (b) Conditions to Transfer. Prior to any such proposed transfer, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if requested by the Company, deliver to the Company an agreement by such transferee to be bound by the terms and conditions of this Warrant.

     (c) Indemnity. The Holder acknowledges that the Holder understands the meaning and legal consequences of this Section 4, and the Holder hereby agrees to indemnify and hold harmless the Company, its representatives and each officer and director thereof from and against any and all loss, damage or liability (including all reasonable outside attorney's fees and costs incurred in enforcing this indemnity provision) due to or arising out of (a) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach of, this Warrant, (b) any transfer of any of this Warrant or the Warrant Stock in violation of the Securities Act, the Securities Exchange Act of 1934, as amended, applicable state securities laws or the rules and regulations promulgated under with of such acts, (c) any transfer of this Warrant or any of the Warrant Stock not in accordance with this Warrant or (d) any materially untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel to the Company upon which its opinion as to a proposed transfer shall have been based. Notwithstanding the foregoing, the liability of any Holder pursuant to this subsection (c) shall be limited to an amount equal to the aggregate Exercise Price to be paid by Holder to purchase the Common Stock issuable upon exercise of this Warrant, which gives rise to such obligation to indemnify.

     (d) Transfer. Except as restricted hereby, this Warrant and the Warrant Stock issued may be transferred by the Holder in whole or in part at any time or from time to time. Upon surrender of this Warrant certificate to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, and upon compliance with the foregoing provisions, the Company shall, without charge, execute and deliver a new Warrant certificate in the name of the assignee named in such instrument of assignment, and this Warrant certificate shall promptly be cancelled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon this Warrant, shall be null and void and without effect.

     5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, until this Warrant has been exercised and, until such time, the rights of the Holder are limited to those expressed in this Warrant. The foregoing notwithstanding, the Company will transmit to the Holder such information, documents, and reports as are generally distributed to the holders of any class or series of the securities of the Company.

     6. Anti-Dilution Provisions.

     (a) Adjustments for Initial Errors.

     (i) The Company hereby acknowledges that the initial number of shares of Common Stock purchasable upon the exercise of this Warrant (the "Exercise Quantity") was calculated based upon the Company's representation that the number of outstanding shares of capital stock of the Company as of the Base Date, calculated on a fully diluted basis, and including shares issuable pursuant to the exercise of this Warrant (such shares as calculated, being referred to as "Fully Diluted Shares") totaled 47,892,971 shares. If for any reason it shall hereafter be determined that four percent (4%) of the number of Fully Diluted Shares as of the Base Date differed from the Exercise Quantity, then the Company or the Holder (whichever shall discover such error) shall notify the other of such determination in writing and the Company shall forthwith (but in no event more than five (5) days thereafter) reissue the outstanding Warrant with an appropriate proportional adjustment in the number of shares of Common Stock purchasable upon the exercise of this Warrant to be effective as of and from the Base Date.

     (ii) Any adjustments to the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant pursuant to the other subsections of this Section 6 prior to the date of any increase or decrease in the Exercise Quantity pursuant to Section 6(a)(i) shall be recalculated as if such increased or decreased Exercise Quantity had been the Exercise Quantity since the Base Date, but no such adjustment shall affect the number of shares of Common Stock issued upon any exercise of this Warrant prior to the date any such adjustment is made.

     (b) Stock Splits. Dividends. Etc. If the Company shall at any time subdivide its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of the Warrant) by re-capitalization, reclassification, conversion or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of Common Stock by re-capitalization, reclassification or combination, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment and adjustment to the Exercise Price pursuant to this Section 6 shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section 6, the Exercise Price shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and
(y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter. Such adjustment shall be made successively whenever such a subdivision, re-capitalization, reclassification, or combination is made.

     (c) Adjustment for Reorganization. Consolidation. Merger. Etc. In case (i) of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the Base Date, (ii) after the Base Date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, or (iii) of a reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant, then, and in each such case, the Holder of this Warrant upon the exercise as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger, conveyance, or reclassification shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such event, the securities or property to which such Holder would have been entitled upon such event if such Holder had exercised this Warrant immediately prior thereto. In each such case, the terms of this Warrant shall be applicable to the securities or property received upon the exercise of this Warrant after such event.

     (d) Other Issuances and Adjustments.

     (i) In case the Company shall, at any time after the Base Date, issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or acquire shares of Common Stock at a price per share of Common Stock (determined in the case of such rights, options, warrants, or convertible or exchangeable securities by dividing (x) the total amount received and/or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the total minimum consideration payable to the Company upon exercise, conversion, or exchange thereof by (y) the total maximum number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities) less than the Fair Market Value per share of Common Stock (in the case of rights, options, warrants or convertible or exchangeable securities, determined at the time of issuance of such securities rather than upon exercise thereof), in each case on the date the Company fixes the offering price of such shares, rights, options, warrants, or convertible or exchangeable securities, then the Exercise Price shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction (i) the numerator of which shall be the sum of (A) the number Fully Diluted Shares immediately prior to such sale and issuance plus (B) the number of shares of Common Stock which the aggregate consideration received or receivable (determined as provided herein) in connection with such sale or issuance would purchase at such Fair Market Value per share, and (ii) the denominator of which shall be the total number of Fully Diluted Shares immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made.

     (ii) In case the Company shall, at any time after the Base Date, make or agree to (i) any downward adjustment in the exercise, exchange or conversion price of, (ii) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of, or (iii) any change in the consideration payable for the exercise, conversion or exchange of, any rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or acquire shares of Common Stock, other than such adjustment that is specifically contemplated and required under the terms of any such instrument as of the Base Date, then the Exercise Price shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction the numerator of which shall be the sum of (A) the number of Fully Diluted Shares immediately prior thereto, plus (B) the number of shares of Common Stock to be issued upon such exercise, conversion or exchange immediately prior thereto, multiplied by the aggregate amount of the Fair Market Value of the consideration to be received by the Company upon such exercise, conversion or exchange immediately thereafter, and the denominator shall be the sum of (X) the number of shares of Fully Diluted Shares immediately thereafter, plus (Y) the number of shares of Common Stock to be issued upon such exercise, conversion or exchange immediately thereafter, multiplied by the aggregate amount of the Fair Market Value of the consideration to be received by the Company upon such exercise, conversion or exchange immediately prior thereto. Such adjustment shall be made successively whenever such an issuance is made.

     (iii) For the purposes of an adjustment under this Section 6(d), the maximum number of shares of Common Stock which the holder of any right, option, warrant or convertible or exchangeable security shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding. Furthermore, the consideration received by the Company therefor shall be deemed to be equal to the price per share of Common Stock (determined in the case of such rights, options, warrants, or convertible or exchangeable securities by dividing (x) the total amount received and/or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the total minimum consideration payable to the Company upon exercise, conversion, or exchange thereof by (y) the total maximum number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities) multiplied by the number of shares deemed issued and outstanding in the previous sentence. In case the Company shall issue shares of Common Stock, or issue or make an adjustment to the exercise, exchange or conversion price of rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or acquire shares of Common Stock for a consideration consisting, in whole or in part, of consideration other than cash or its equivalent, then in determining the price per share of Common Stock and the consideration received by the Company, the Board of Directors of the Company shall determine, in good faith, the Fair Market Value of said property, and such determination shall be described in a duly adopted board resolution certified by the Company's
Secretary or Assistant Secretary, provided, that in the event the Board of Directors is unable to make such a determination, then the Fair Market Value of such consideration shall be determined in the same manner as a Valuation Procedure under Section 6(f) hereof.

     (e) Certificate as to Adjustments. In each case of an adjustment in the number of shares of Common Stock receivable on the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by an officer of the Company setting forth such adjustment and showing the facts upon which such adjustment is based. The Company shall forthwith mail a copy of each such certificate to each Holder.

     (f) Adjustment of Number of Shares. Upon each adjustment in the Exercise Price called for under this Section 6, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter, after giving effect to the cumulative adjustments in Exercise Price called for under this Section 6.

     (g) Fair Market Value. "Fair Market Value" as of a particular date (the "Determination Date") shall mean (i) if the Common Stock is publicly traded at the time of determination, the average of the closing prices on such day of the Common Stock on all domestic securities exchanges on which the Common Stock is then listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, (ii) if on any such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted on the NASDAQ system as of 4:00 P.M., New York time, on such day, or if on any day such security is not quoted on the NASDAQ system, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, and in each such (A) and (B) case averaged over a period of ten (10) days consisting of the day as of which "Fair Market Value" is being determined and the nine consecutive business days prior to such day. If at any time the Common Stock is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the Fair Market Value will be the fair value thereof on the business day prior to the date of exercise of this Warrant as determined by the Company's Board of Directors acting in good faith and as agreed to by Holder in its reasonable discretion.

     (h) Notices of Record Date. Etc. In case:

     (i) the Company shall take a record of the holders of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right;

     (ii) of any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

     (iii) of (A) a reorganization of the Company; (B) the acquisition, directly or indirectly, by any person, entity or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; (C) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the stockholders of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (D) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or entity different from the persons or entities holding those securities immediately prior to such merger; or (E) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company (each, a

     "Change of Control Transaction"); then, and in each such case, the Company shall mail or cause to be mailed to each Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such Change of Control Transaction, reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such Change of Control Transaction, reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty-five (25) days prior to the date therein specified, and this Warrant may be exercised prior to said date during the term of the Warrant.

Notwithstanding the foregoing, however, in case of (ii) or (iii), the Holder may elect to require the Company to redeem all or any portion of this Warrant for an amount equal to the "Warrant Liquidation Value" (as defined below) by giving written notice to the Company of such election prior to the later of (a) fifteen
(15) days after receipt of the Company's notice and (b) ten (10) days prior to the consummation of the event specified in (ii) or (iii) (the "Expiration

Date"). Upon receipt of such election, the Company shall be obligated to redeem this Warrant or portion thereof on the later of (a) the occurrence of the event specified in (ii) or (iii) or (b) five days after the Company's receipt of such election. If any proposed Change of Control Transaction does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, the Holder may rescind its request for redemption by giving written notice of such rescission to the Company within five days following receipt by such holder of the Company's notice regarding such material change.

The Warrant Liquidation Value shall be defined as an amount in cash equal to the aggregate consideration which is due and payable with respect to the Common Stock issuable upon conversion of this Warrant upon any liquidation of the Company (whether voluntary or involuntary), assuming the conversion into Common Stock of all then-outstanding shares of preferred stock of the Company immediately prior to such event (herein, the "Warrant Liquidation Value"),

     (i) Threshold for Adjustments. Anything in paragraph 6(a), 6(b), or 6(c) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment until the cumulative resulting adjustment in the Exercise Price shall have required a change of the Exercise Price by a least $0.0005 per share, but when the cumulative net effect of more than one adjustment so determined shall be to change the Exercise Price by at least $0.0005 per share, such full change in the Exercise Price shall thereupon be given effect. No adjustment shall be made by reason of the issuance of shares upon conversion rights, stock issuance rights or similar rights currently outstanding or any change in the number of treasury shares held by the Company.

     7. Legend. Unless the shares of Warrant Stock have been registered under the Securities Act, upon exercise of any of this Warrant and the issuance of any of the shares of Warrant Stock, all certificates representing shares of Warrant Stock shall bear on the face thereof substantially the following legend, insofar as is consistent with New York law:

     "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL TO THE COMPANY IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION."

     8. Registration. Reference is hereby made to that certain Registration Rights Agreement of even date herewith between the Company and Holder for certain provisions relating to rights of the holder of the Warrant and/or Warrant Stock to require the registration of the Warrant Stock.

     9. Representations and Warranties. The Company represents and warrants to the Holder as follows:

     (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

     (b) The Warrant Stock has been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and is not subject to any preemptive right of any stockholder of the Company;

     (c) The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the holders thereof are as set forth in the certificate of incorporation of the Company, as amended to the Base Date (as so amended, the "Charter"), a true and complete copy of which has been delivered by the Company to the original holder of this Warrant;.

     (d) As of the Base Date, the authorized capital stock of the Company (of all classes and series, including Common Stock and preferred stock), the par value thereof, and the issued and outstanding amounts thereof, are as set forth on Schedule 9(d) hereof. The issuance and sale of all such interests was in compliance with all applicable federal and state securities laws, and all issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, and non-assessable. Other than this Warrant, and other than as specified on Schedule 9(d) hereof, as of the Base Date there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities, calls or other agreements, arrangements or commitments (including, without limitation, registration rights agreements and anti-dilution rights) relating to the issued or unissued shares of the Company's capital stock or other securities, including any right of conversion or exchange under any outstanding security or other instrument. There are not any outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. As of the Base Date, other than as specified on Schedule 9(d) hereof, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock;

     (e) The execution and delivery of this Warrant are not, and the issuance and delivery of the Warrant Stock upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Charter or by-laws of the Company, do not and will not contravene, in any material respect, any governmental rule or regulation, judgment or order applicable to the Company, do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings may be effected. This Warrant and the Warrant Stock are not and will not, be subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding to which the Company is a party, including such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting or disposition thereof other than the Registration Rights Agreement;

     (f) There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

     10. Indemnification. The Company shall indemnify, save and hold harmless Holder and the holder of any Warrant Stock from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses reasonably incurred, by such holder in connection with interpreting, preserving, exercising and/or enforcing any of the terms hereof.

     11. Notices. All notices required hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) the next business day when sent by nationally recognized overnight courier service procuring a return receipt, or (c) within three business days after mailing when by certified or registered mail, return receipt requested, to the following addresses, or at such other address of which the Company or Holder has been advised by notice hereunder:

      If to the Company:      Imperial Petroleum Inc.
                               11600 German Pines
                              Evansville, IN 47725
                              Attention:  Jeffrey T. Wilson, President
                              Telephone:  (812) 867-1433
                              Telecopier:  (812) 867-1678

                              in each case, with a copy to:

                                Heskett & Heskett
                              501 Johnstone St.
                              Suite 501
                              Bartlesville, OK 74003
                              Attention: John Heskett, Esq.
                              Telephone:  (918) 336-1773
                              Telecopier:  (918) 336-3152

      If to the Holder:       Highbridge/Zwirn Special Opportunities Fund, L.P.
                              9 West 57th Street
                              27th Floor
                              New York, New York 10019
                              Attention: Morris MacLeod
                              Telephone:  212-287-4676
                              Telecopier:  212-287-4263

                                 with a copy to:

                              Paul, Hastings, Janofsky & Walker LLP
                              515 South Flower Street, 25th Floor
                              Los Angeles, California 90071
                              Attention: John Francis Hilson, Esq.
                              Telephone: 213-683-6000
                              Telecopier:  213-996-3300

     12. Applicable Law. This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the state of New York.

     13. Severability. The validity, legality or enforceability of the remainder of this Warrant shall not be affected even if one or more of its provisions shall be held to be invalid, illegal or unenforceable in any respect.

     14. Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party, and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

     15. Complete Agreement and Modifications. This Warrant represents the entire agreement of the Company with respect to the subject matter hereof and may be changed only by a written agreement executed by the Company and the Holder.

     16. Survival of Representations, Warranties and Agreements. Each of the respective representations and warranties of the Company and the Holder hereof contained herein shall survive the Base Date, the exercise or conversion of this Warrant (or any part hereof) and the termination or expiration of any rights hereunder. Each of the respective agreements of each of the Company and the Holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

     17. Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the Holder hereof (in the case of a breach by the Company), or the Company (in the case of a breach by the Holder), may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

     18. Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to the foregoing terms and conditions.

     19. No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the date first written above.


                                           Imperial Petroleum, Inc.



By:__________________________

Jeffrey T. Wilson, President

                              Warrant Exercise Form

To:   Imperial Petroleum, Inc.

1. The undersigned hereby elects to purchase _____ shares of Common Stock of Imperial Petroleum, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full. ? (check here)

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

  ---------------------------
         (Name)                        ______________________________


                                       ------------------------------
                                             (Address)

3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares in violation of the Securities Act of 1933, as amended.

  ----------------------------            ---------------------
         (Signature) (Date)


4. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

-----------------------------
          (Name)

5. I elect to convert this Warrant for ____________ shares of Common Stock (as such term is defined therein).


Date:                               By (Warrantholder):
     ----------------------                            ------------------------

                                  Name (Print):
                                                 ------------------------------

                                      Its:
                                        ---------------------------------------

                                 Assignment Form

                    (To be executed only upon the assignment
                             of the within Warrant)

     FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant
hereby         sells,         assigns         and         transfers         unto
___________________________________________________________,  whose  address  is
___________________________________________________________,  all of the  rights of the undersigned under the within Warrant, with respect to ___________________ shares of Common Stock of Imperial Petroleum, Inc. and, if such shares shall not include all the Warrant Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the Warrant Stock not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby
irrevocably                 constitute                and                appoint
___________________________________________________________ Attorney to register such transfer on the books of Imperial Petroleum, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:_____________, ______    HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.



                               By: Highbridge/Zwirn Capital Management, LLC




                                          By:  ________________________________

                                          Name: _______________________________

                                          Its:  _______________________________



     NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.



     The undersigned transferee whose address is______________________________, hereby agrees to be bound by the terms and conditions of the within Warrant.

Dated:_____________, ______               (Transferee)


                                          By:  ________________________________
                                                (Signature of Transferee)

                                          Name: _______________________________

                                          Its:  _______________________________

                                  Schedule 9(d)

                              ASSUMPTION AGREEMENT

     THIS ASSUMPTION AGREEMENT (this "Agreement"), dated as of January 15, 2004, is made among HILLSIDE OIL & GAS, LLC, a Texas limited liability company ("Hillside"), BTT, INC., a Texas corporation ("BTT"), ENIGMA ENERGY COMPANY, L.L.C. ("Enigma"), and DOUBLE EAGLE PETROLEUM CORPORATION, an Oklahoma corporation ("Double Eagle"; and together with Hillside, BTT, and Enigma, each a "Company" and collectively, the "Companies"), IMPERIAL PETROLEUM, INC., a Nevada corporation ("Borrower"), and HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., a Delaware limited partnership ("HZ").

                                 R E C I T A L S

     A. Bank of Oklahoma, a national association ("Bank") and each Company has entered into certain credit and lending arrangements (the "Lending Arrangements"). Such Lending Arrangements are evidenced by and/or documented in those agreements, documents and/or instruments, as the case may be, described in Exhibit A attached hereto and incorporated herein by reference (collectively, as the same may have been amended, restated or otherwise modified from time to time, the "Loan Documents").

     B. Bank has transferred and assigned all of its right, title and interest in and to the Loan Documents and in and to the Lending Arrangements evidenced thereby to HZ, pursuant to certain purchase and sale agreements, dated contemporaneously herewith, by and between Bank and HZ (as it may be amended or modified from time to time).

     C. Borrower desires to acquire from each Company and assume, and each such Company desires to assign and transfer to Borrower, all of such Company's right, title and interest in the relevant Loan Documents, together with all duties, obligations and liabilities of such Company's thereunder. Immediately following such assignment and assumption by Borrower, HZ desires to release each Company from all of its duties, obligations and liabilities, in and under the relevant Loan Documents.

     D. Borrower is in a position to fully perform all obligations that may exist under the Loan Documents.

     E. HZ desires to recognize Borrower as the successor party to the Loan Documents upon such assignment and assumption.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows:

      SECTION 1.  Assignment and Assumption.

     (a) For adequate consideration, the receipt of which is hereby acknowledged by the Companies, each Company hereby assigns and transfers to Borrower, as of the date hereof and subject to and upon the terms and conditions stated in this Agreement, and Borrower hereby accepts and assumes, all of each such Company's right, title and interest in and under the relevant Loan Documents, and all duties, obligations and liabilities of each such Company therein and related thereto. Borrower hereby agrees to be bound by all of the Loan Documents as if it had been an original party thereto as such Company, and by all of the duties and obligations of each such Company thereunder and related thereto. Borrower hereby makes, as of the date hereof, for the benefit of HZ, each of the representations and warranties made in any of the Loan Documents by any Company.

     (b) Immediately following the assignment and assumption described in clause
(a) above, HZ hereby releases each of the Companies from each of its duties, obligations and liabilities under the Loan Documents. The Companies, Borrower and HZ agree that as of the date hereof, no Company shall have any right, title or interest in, and no duties, obligations or liabilities under, with respect to or in connection with, the relevant Loan Documents, and all such rights, duties, obligations and liabilities shall be rights, duties, obligations and liabilities of Borrower, exclusively.

     SECTION 2. Representations and Warranties.

     Each Company and Borrower represents and warrants to the other and to HZ that it has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; its execution and delivery of this Agreement, and the performance of its obligations hereunder, have been authorized by all necessary corporate action and do not violate any laws or orders by which it is bound; and this Agreement constitutes its legal, valid and binding obligations, enforceable against it in accordance with the terms hereof.

     SECTION 3. Benefits of Agreement.

     This Agreement is entered into for the sole protection and benefit of the parties hereto and their respective successors and assigns, and no other person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

     SECTION 4. Entire Agreement; Amendment.

     This Agreement, including Exhibit A hereto, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior drafts, agreements, commitments, discussions and understandings, oral or written, with respect thereto. This Agreement, including Exhibit A hereto, may not be modified, amended or otherwise altered except by the written agreement of the parties.

     SECTION 5. Notices.

     Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by telefacsimile, telexed, telegraphed or sent by courier service or United States mail and shall be deemed to have been given when deposited in the mails or delivered to the telegraph company or telecopied or telexed, as the case may be, respectively, addressed as aforesaid. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 5) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to the other.

     SECTION 6. Binding Effect; Assignment.

     This Agreement, including Exhibit A hereto, shall be binding upon and inure to the benefit of the Companies, Borrower, HZ and their respective successors and assigns; provided that Borrower shall not assign or otherwise transfer its rights and obligations hereunder or thereunder without the prior written consent of HZ.

     SECTION 7. Counterparts.

     This Agreement may be executed by the parties to this Agreement on separate counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

     SECTION 8. Severability.

     Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement or the validity or effectiveness of such provision in any other jurisdiction.

     SECTION 9. CHOICE OF LAW.

     THE VALIDITY OF THIS AGREEMENT, INCLUDING EXHIBIT A ATTACHED HERETO, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     SECTION 10. WAIVER OF JURY TRIAL.

     TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALING OF THE PARTIES WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

                           [Signature page to follow.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 THE COMPANIES:

                                 HILLSIDE OIL & GAS, LLC,
                                 a Texas limited liability company



                                 By: __________________________________
                                 Name: ________________________________
                                 Title: _________________________________

                                 Address for Notices:



                                   BTT, INC.,
                                  a Texas corporation



                                  By: __________________________________
                                  Name: ________________________________
                                  Title: _________________________________

                                  Address for Notices:



                                  ENIGMA ENERGY COMPANY, L.L.C.



                                  By: __________________________________
                                  Name: ________________________________
                                  Title: _________________________________

                                  Address for Notices:

                                  DOUBLE EAGLE PETROLEUM CORPORATION,
                                  an Oklahoma corporation


                                  By: __________________________________
                                  Name: ________________________________
                                  Title: _________________________________

                                         Address for Notices:



                                    BORROWER:

                                  IMPERIAL PETROLEUM, INC.,
                                  a Nevada corporation


                                  By: __________________________________
                                  Name: ________________________________
                                  Title: _________________________________

                                  Address for Notices:



                                   HZ:

                                   HIGHBRIDGE/ZWIRN SPECIAL
                                   OPPORTUNITIES FUND, L.P.,
                                   a Delaware limited partnership

                                   By:  Highbridge/Zwirn Capital Management, LLC


                                   By: __________________________________
                                   Name: ________________________________
                                   Title: _________________________________

                                   Address for Notices:

                                   9 West 57th Street
                                   27th Floor
                                   New York, New York 10019

                                    Exhibit A

                                 Loan Documents

                               SECURITY AGREEMENT

     This SECURITY AGREEMENT (this "Agreement"), is entered into as of January 15, 2004, by and between IMPERIAL PETROLEUM, INC., a Nevada corporation ("Borrower"), each of Borrower's undersigned Subsidiaries (Borrower and such Subsidiaries are referred to hereinafter each individually as an "Debtor", and individually and collectively, jointly and severally, as the "Debtors") and HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., a Delaware limited partnership ("HZ"), as collateral agent for the Lenders (in such capacity, together with its successors, if any, in such capacity, "Collateral Agent"), with reference to the following:

     WHEREAS, concurrently herewith, Borrower, the lenders from time to time a party thereto (together with their successors and assigns, the "Lenders"), HZ, as administrative agent for such Lenders (in such capacity, together with its successors, if any, in such capacity, "Administrative Agent"), and Collateral Agent are entering into that certain Consolidated, Amended and Restated Credit Agreement dated concurrently herewith (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the below defined Lender Group has agreed to make certain financial accommodations to Borrower;

     WHEREAS, to induce the Lender Group (as hereinafter defined) to make the financial accommodations provided to Borrower pursuant to the Credit Agreement, each Debtor desires to pledge, grant, transfer, and assign to Collateral Agent, for the benefit of the Lender Group (as hereinafter defined), a security interest in the Collateral (as hereinafter defined) to secure the Secured Obligations (as hereinafter defined), as provided herein.

     NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be bound hereby, Collateral Agent and each Debtor agree as follows:

     1. DEFINITIONS AND CONSTRUCTION.

     1.1 Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. As used in this Agreement, the following terms shall have the following definitions:

     "Accounts" means an "account" (as that term is defined in the Code), and any and all "supporting obligations" (as that term is defined in the Code) in respect thereof.

     "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

     "Administrative Agent" has the meaning specified therefor in the recitals hereto.

     "Agreement" means this Security Agreement and any joinders, extensions, riders, supplements, notes, amendments, or modifications to or in connection with this Security Agreement.

     "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.ss.101 et seq.), as amended, and any successor statute.

     "Books" means all of each Debtor's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of each Debtor's Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

     "Code" means the New York Uniform Commercial Code, as in effect from time to time.

     "Collateral" means all of each Debtor's now owned or hereafter acquired right, title, and interest in and to each of the following: all of its Accounts, all of the Books, all of its commercial tort claims, all of its Deposit Accounts, all of its Equipment, all of its General Intangibles, all of its Inventory, all of its Investment Property (including all of its securities and Securities Accounts), all of its Negotiable Collateral, money or other assets of Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

     "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Collateral Agent.

     "Collateral Agent" has the meaning specified therefor in the preamble hereto.

     "copyright" shall have the meaning ascribed to such term in the Copyright Act, and includes unregistered copyrights.

     "Copyright Act" means the United States Copyright Act of 1976, as amended, and any successor statute, and the rules promulgated thereunder.

     "Credit Agreement" has the meaning specified therefor in the recitals hereto.

     "Debtor" of "Debtors" shall have the respective meanings specified therefor in the preamble hereto.

     "Deposit Account" means any "deposit account" (as that term is defined in the Code).

     "Equipment" means equipment (as that term is defined in the Code) and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods

(other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

     "Event of Default" has the meaning specified therefor in Section 6.

     "General Intangibles" means "general intangibles" (as that term is defined in the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims, and any and all "supporting obligations" (as defined in the Code) in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

     "HZ" shall have the meaning specified therefor in the preamble hereto.

     "Indemnitees" has the meaning specified therefor in Section 9.3.

     "Inventory" means "inventory" (as that term is defined in the Code), and any and all "supporting obligations" (as that term is defined in the Code) in respect thereof.

     "Investment Property" means "investment property" (as that term is defined in the Code), and any and all "supporting obligations" (as that term is defined in the Code) in respect thereof.

     "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

     "Lenders" means, individually and collectively, each of the Lenders identified on the signature pages of the Credit Agreement, and any other Person made a party thereto in accordance with the provisions of Section 12.07 thereof (together with their respective successors and assigns).

     "Lender Group" means, individually and collectively, each of the Lenders, Administrative Agent and Collateral Agent.

     "Lender Group Expenses" means all (a) costs or expenses (including, without limitation, taxes, insurance premiums, attorney and consultant fees, investigation and laboratory fees, feasibility studies, court costs and litigation expenses) required to be paid by any Debtor under any of the Loan Documents that are paid or incurred by the Lender Group; (b) fees or charges paid or incurred by Collateral Agent in connection with the Lender Group's transactions with any Debtor, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement or the Credit Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits; (c) costs and expenses incurred by Collateral Agent in the disbursement of funds to any Debtor (by wire transfer or otherwise); (d) charges paid or incurred by Collateral Agent resulting from the dishonor of checks; (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan
Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the
Collateral, or any portion thereof, irrespective of whether a sale is consummated; (f) audit fees and expenses of Collateral Agent related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement or the Credit Agreement;
(g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with any Debtor or any guarantor of the Secured Obligations; (h) Collateral Agent's, Administrative Agent's and each Lender's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents; and (i) Collateral Agent's, Administrative Agent's and each Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Debtor or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

     "Negotiable Collateral" means letters of credit, letter of credit rights, notes, drafts, instruments, promissory notes, documents, chattel paper (including electronic chattel paper and tangible chattel paper), Debtor's Books relating to any of the foregoing, and any and all "supporting obligations" (as defined in the Code) in respect of the foregoing.

     "Obligations" shall have the meaning specified therefor in the Credit Agreement.

     "Permitted Protest" means the right of any Debtor to protest any Lien other than any such Lien that secures the Secured Obligations, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of such Debtor in an amount that is reasonably satisfactory to Collateral Agent, (b) any such protest is instituted and diligently prosecuted by such Debtor in good faith, and (c) Collateral Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Collateral Agent in and to the Collateral for the benefit of the Lender Group.

     "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

     "Secured Obligations" shall mean: (a) in the case of Borrower, the prompt payment and performance by Borrower of the Obligations; and (b) in the case of each other Debtor, the prompt payment and performance by such Debtor of all obligations of such Debtor under this Agreement, any guaranty issued in favor of any member of the Lender Group, or any other Loan Document to which such Debtor is a party, whether for principal, interest, fees, indemnification payments, expense reimbursements or otherwise (including all interest, fees and expenses that, but for the provisions of the Bankruptcy Code, would have accrued).

     "Voidable Transfer" has the meaning specified therefor in Section 16.8.

     1.2 Code. Any terms used in this Agreement which are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

     1.3 Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (b) any reference herein to any Person shall be construed to include such Person's successors and assigns; (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement; and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References in this Agreement to "determination" by any Agent include estimates by such Agent (in the case of quantitative determinations) and beliefs by such Agent (in the case of qualitative determinations).Any reference in this Agreement or in any of the other Loan Documents to this Agreement or any of the other Loan Documents shall include all alterations, amendments, restatements, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable. In the event of a direct conflict between the terms and provisions of this Agreement and the Credit Agreement, it is the intention of the parties hereto that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Credit Agreement shall control and govern; provided, however, that the inclusion herein of additional obligations on the part of Debtors and supplemental rights and remedies in favor of Collateral Agent, in each case in respect of the Collateral, shall not be deemed a conflict with the Credit Agreement.

     1.4 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

     2. CREATION OF SECURITY INTEREST.

     2.1 Grant of Security Interest.

     (a) Each Debtor, in order to secure the prompt payment of all of such Debtor's Secured Obligations and the prompt performance of all covenants and duties of such Debtor under the Loan Documents, hereby grants to Collateral Agent, for the benefit of the Lender Group, continuing security interests in all of its currently existing and hereafter acquired or arising Collateral.

     (b) Collateral Agent's security interests in the Collateral for the benefit of the Lender Group shall attach to all Collateral without further act on the part of the Lender Group or any Debtor.

     (c) Except as expressly set forth in this Agreement or any other Loan Document, no Debtor has any authority, express or implied, to dispose of any item or portion of the Collateral.

     2.2 Negotiable Collateral. In the event that any Collateral of any Debtor, including proceeds, is evidenced by or consists of Negotiable Collateral, such Debtor shall, immediately upon the request of Collateral Agent, endorse and assign such Negotiable Collateral to Collateral Agent and deliver physical possession of such Negotiable Collateral to Collateral Agent.

     2.3 Collection of Accounts, General Intangibles, Negotiable Collateral. At any time, Collateral Agent or Collateral Agent's designee may: (a) notify customers or Account Debtors of any Debtor that such Debtor's Accounts, General Intangibles, and Negotiable Collateral have been assigned to Collateral Agent or that Collateral Agent has a security interest therein for the benefit of the Lender Group; and (b) collect any Debtor's Accounts, General Intangibles, and Negotiable Collateral directly and charge, or cause Administrative Agent to charge for the benefit of Collateral Agent, the collection costs and expenses incurred by Collateral Agent in connection with any such collection of such Accounts, General Intangibles and Negotiable Collateral to the Loan Account. Each Debtor agrees that such Debtor will hold in trust for Collateral Agent, as Collateral Agent's trustee, any cash receipts, checks, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) that Debtor receives and immediately will deliver said cash receipts, checks, and other items of payment to Collateral Agent in their original form as received by such Debtor.

     2.4 Delivery of Additional Documentation Required. Each Debtor shall execute, and deliver to Collateral Agent, prior to or concurrently with such Debtor's execution and delivery of this Agreement and at any time thereafter at the request of Collateral Agent, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, pledges, mortgages, deeds of trust, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Collateral Agent may reasonably request, in form satisfactory to Collateral Agent, to perfect and continue perfected Collateral Agent's security interests in the Collateral for the benefit of the Lender Group and in order to fully consummate all of the transactions contemplated under the Loan Documents.

     2.5 Power of Attorney. Each Debtor hereby irrevocably makes, constitutes, and appoints Collateral Agent (and any of Collateral Agent's officers, employees, or agents (including Administrative Agent) designated by Collateral Agent) as such Debtor's true and lawful attorney, with power to: (a) if such Debtor refuses to, or fails timely to execute and deliver any of the documents described in Section 2.4, sign the name of such Debtor on any of the documents described in Section 2.4; (b) at any time that an Event of Default has occurred and is continuing or the Lender Group, or Collateral Agent on behalf thereof, deems itself insecure (in accordance with Section 1-208 of the Code), sign such Debtor's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (c) send requests for verification of Accounts; (d) endorse such Debtor's name on any checks, notices, acceptances, money orders, drafts, or other item of payment or security that may come into Collateral Agent's or any other member of the Lender Group's possession; (e) at any time that an Event of Default has occurred and is continuing or the Lender Group, or Collateral Agent on behalf thereof, deems itself insecure (in accordance with Section 1-208 of the Code), notify the post office authorities to change the address for delivery of such Debtor's mail to an address designated by Collateral Agent, to receive and open all mail addressed to such Debtor, and to retain all mail relating to the Collateral and forward all other mail to such Debtor; (f) at any time that an Event of Default has occurred and is continuing or the Lender Group, or Collateral Agent on behalf thereof, deems itself insecure (in accordance with Section 1-208 of the Code), make, settle, and adjust all claims under such Debtor's policies of insurance and make all determinations and decisions with respect to such policies of insurance; and (g) at any time that an Event of Default has occurred and is continuing or the Lender Group, or Collateral Agent on behalf thereof, deems itself insecure (in accordance with Section 1-208 of the Code), settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which Collateral Agent determines to be reasonable, and Collateral Agent may cause to be executed and delivered any documents and releases which Collateral Agent determines to be necessary. The appointment of Collateral Agent as Debtors' attorney, and each and every one of Collateral Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Secured Obligations have been fully and finally performed and paid in cash and the obligations of the Lender Group to extend credit under the Credit Agreement have been irrevocably terminated.

     2.6 Right to Inspect. Collateral Agent (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect each Debtor's Books and to check, test, and appraise the Collateral in order to verify such Debtor's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

     3. REPRESENTATIONS AND WARRANTIES.

     Each Debtor represents and warrants as follows:

     3.1 No Prior Encumbrances. Such Debtor has good and marketable title to the Collateral, free and clear of all Liens except Permitted Liens.

     3.2 Place of Business/Chief Executive Office; FEIN. The chief executive office of such Debtor and all other locations at which such Debtor has a place of business are set forth on Schedule 6.01(dd) of the Credit Agreement. Such Debtor's FEIN and organizational identification number are set forth on Schedule 6.01(dd) of the Credit Agreement.

     3.3 Location of Equipment. Except as set forth on Schedule 6.01(ff) of the Credit Agreement, the Equipment are not stored with a bailee, warehouseman, or similar party (without Collateral Agent's prior written consent) and are located only at the locations identified on Schedule 6.01(ff) of the Credit Agreement or otherwise permitted by the Credit Agreement.

     3.4 Reliance by Collateral Agent; Cumulative. The warranties, representations, and agreements set forth herein shall be conclusively presumed to have been relied upon by Collateral Agent and the Lender Group, and shall be cumulative and in addition to any and all other warranties, representations, and agreements which such Debtor shall now or hereinafter give, or cause to be given, to Collateral Agent or the Lender Group.

     4. AFFIRMATIVE COVENANTS.

     Each Debtor covenants and agrees that, until payment in full in cash of the Secured Obligations, and unless Collateral Agent shall otherwise consent in writing, such Debtor shall do all of the following:

     4.1 Location of Equipment. Keep the Equipment only at the locations identified on Schedule 6.01(ff) of the Credit Agreement or otherwise permitted by the Credit Agreement.

     4.2 Title to Equipment. Upon Collateral Agent's request, deliver to Collateral Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

     4.3 Maintenance of Equipment. Keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Such Debtor shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and the Equipment is now and shall at all times remain personal property.

     4.4 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against such Debtor or any of such Debtor's property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Such Debtor shall make due and timely payment or deposit of all taxes, assessments, or contributions required of it by law, and will execute and deliver to Collateral Agent, on demand, appropriate certificates attesting to the payment or deposit thereof. Such Debtor will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, and will, upon request, furnish Collateral Agent with proof satisfactory to Collateral Agent indicating that such Debtor has made such payments or deposits, other than assessments or taxes that are the subject of a Permitted Protest.

Such Debtor shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (a) such Debtor conducts business or is required to pay any such excise tax, (b) where such Debtor's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of such Debtor, or (c) where such Debtor's failure to pay any such applicable excise tax would constitute a Material Adverse Effect.

     4.5 Lender Group Expenses. Such Debtor shall immediately and without demand reimburse Collateral Agent for all sums expended by Collateral Agent which constitute Lender Group Expenses and such Debtor hereby authorizes and approves all advances and payments by Collateral Agent for items constituting Lender Group Expenses.

     5. NEGATIVE COVENANTS.

     Each Debtor covenants and agrees that until payment in full of the Secured Obligations, it will not do any of the following without the prior written consent of the Collateral Agent:

     5.1 Change Name. Change such Debtor's name, FEIN, business structure, or identity, or add any new fictitious name.

     5.2 Nature of Business; Fiscal Year. (a) Make any change in the principal nature of such Debtor's business, or (b) without the prior written consent of Collateral Agent, change the date of its fiscal year.

     5.3 Equipment with Bailees. Except as set forth on Schedule 6.01(ff) of the Credit Agreement, the Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Collateral Agent's prior written consent.

     6. EVENTS OF DEFAULT.

     The occurrence of an Event of Default (as defined in the Credit Agreement) shall constitute an "Event of Default" under this Agreement.

     7. COLLATERAL AGENT'S RIGHTS AND REMEDIES.

     7.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may, except to the extent otherwise expressly provided or required below, authorize and instruct Collateral Agent to do any one or more of the following on behalf of the Lender Group (and Collateral Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by each
Debtor:

     (a) Proceed directly and at once, without notice, against such Debtor to collect and recover the full amount or any portion of the Secured Obligations, without first proceeding against any security or collateral for the Secured Obligations.

     (b) Without notice to such Debtor (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Secured Obligations any and all (i) balances and deposits of such Debtor held by the Lender Group (including any amounts received in any blocked accounts or any lockbox accounts), or (ii) indebtedness at any time owing to or for the credit or the account of such Debtor held by the Lender Group;

     (c) Hold or cause to be held, as cash collateral, any and all balances and deposits of such Debtor held by the Lender Group, and any amounts received in any blocked accounts or any lockbox accounts, to secure the full and final repayment in cash of all of the Secured Obligations;

     (d) Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein and in the Credit Agreement and the other Loan Documents or otherwise available to it, all the rights and remedies available to it at law (including those of a secured party under the Code) or in equity.

     (e) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Collateral Agent considers advisable, and in such cases, Collateral Agent shall credit, or shall cause Administrative Agent to credit, the Loan Account with only the net amounts received by Collateral Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

     (f) [Intentionally omitted];

     (g) Without notice or demand, make such payments and do such acts as Collateral Agent considers necessary or reasonable to protect its security interest in the Collateral. Each Debtor agrees to assemble the Collateral if Collateral Agent so requires, and to make the Collateral available to Collateral Agent as Collateral Agent may designate. Each Debtor authorizes Collateral Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Collateral Agent's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to each Debtor's owned premises, such Debtor hereby grants Collateral Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Collateral Agent's rights or remedies provided herein, at law, in equity, or otherwise;

     (h) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Collateral Agent is hereby granted a license or other right to use, without charge, such Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of advertising for sale and selling any Collateral, and such Debtor's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

     (i) Sell all or any part of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including such Debtor's premises) as Collateral Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale. Collateral Agent on behalf of the Lender Group shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in such Debtor, which right or equity is hereby waived or released to the extent permitted by law;

     (j) Give notice of any disposition of the Collateral as follows:

          (i) Collateral Agent shall give each Debtor and each holder of a security interest in the Collateral who has filed with Collateral Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

          (ii) The notice shall be personally delivered or mailed, postage prepaid, to each Debtor as provided in Section 12.01 of the Credit Agreement, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than such Debtor claiming an interest in the Collateral, shall be sent to such addresses as they have furnished in writing to Collateral Agent;

          (iii) If the sale is to be a public sale, Collateral Agent also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

     (k) By an instrument in writing, appoint a receiver (which term shall include a receiver and manager) of all or any part of the Collateral and may remove or replace such receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of such receiver;

     (l) Require such Debtor to establish one or more lockbox or other restricted accounts satisfactory to Collateral Agent for the collection of Accounts of such Debtor, General Intangibles, or Negotiable Collateral;

     (m) Notify customers or Account Debtors of such Debtor that such Debtor's Accounts, General Intangibles, and Negotiable Collateral have been assigned to Collateral Agent or that Collateral Agent has a security interest therein;

     (n) Collect such Debtor's Accounts, General Intangibles, and Negotiable Collateral directly, and charge the collection costs and expenses as Lender Group Expenses; but, unless and until the Lender Group does so or gives such

Debtor other written instructions, such Debtor shall collect all of such Debtor's Accounts, General Intangibles, and Negotiable Collateral for the Lender Group, receive in trust all payments thereon as the Lender Group's trustee, and immediately deliver said payments to Administrative Agent for the benefit of the Lender Group in their original form as received from such Account Debtor; and

     (o) Any deficiency which exists after disposition of the Collateral as provided above will be paid immediately by such Debtor up to the maximum amount, if any, of such Debtor's liability under the Credit Agreement or any other Loan Document. Any excess will be returned to such Debtor, without interest and subject to the rights of third parties, by Collateral Agent as provided in the Loan Documents.

Except as required by law, Collateral Agent may take any or all of the foregoing action without demand, presentment, protest, advertisement or notice of any kind to or upon such Debtor or any other Person.

     7.2 Remedies Cumulative. The rights and remedies of Collateral Agent and the Lender Group under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Collateral Agent and the Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Collateral Agent or the Lender Group of one right or remedy shall be deemed an election, and no waiver by Collateral Agent or the Lender Group of any Event of Default on such Debtor's part shall be deemed a continuing waiver. No delay by Collateral Agent or the Lender Group shall constitute a waiver, election, or acquiescence by it.

     8. TAXES AND EXPENSES REGARDING THE COLLATERAL. If any Debtor fails to pay any monies (whether taxes, rents, assessments, insurance premiums, or otherwise) due to third persons or entities, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Collateral Agent determines that such failure by such Debtor could have a material adverse effect on the Lender Group's interests in the Collateral, in Collateral Agent's discretion and without prior notice to such Debtor, Collateral Agent may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up, or cause Administrative Agent to set up, such reserves in the Loan Account as Collateral Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies insuring such Debtor's ownership and use of the Collateral, and take any action with respect to such policies as Collateral Agent deems prudent. Any amounts paid or deposited by Collateral Agent shall constitute Lender Group Expenses, shall immediately become additional Secured Obligations, shall bear interest at the applicable rate described in the Credit Agreement, and shall be secured by the Collateral. Any payments made by Collateral Agent shall not constitute an agreement by Collateral Agent to make similar payments in the future or a waiver by Collateral Agent of any Event of Default under this Agreement. Collateral Agent need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing. Collateral Agent shall use its reasonable efforts to provide notice to such Debtor of any action taken by it under this Section 8.

9. WAIVERS; INDEMNIFICATION.

     9.1 Demand; Protest; etc. To the extent permitted by law, each Debtor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Collateral Agent on which such Debtor may in any way be liable.

     9.2 Collateral Agent's Liability for Collateral. So long as Collateral Agent complies with its obligations, if any, under the Code, Collateral Agent shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or
(d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Debtors.

     9.3 Indemnification. Each Debtor agrees to defend, indemnify, save, and hold harmless Collateral Agent and all of its respective officers, directors, employees, attorneys, consultants and agents (collectively, the "Indemnitees") from and against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other Person, and (b) all losses (including attorneys fees and disbursements) in any way suffered, incurred, or paid by Collateral Agent or any of the Indemnities as a result of or in any way arising out of, following, or consequential to transactions with such Debtor, whether under this Agreement, the Credit Agreement, the other Loan Documents or otherwise, but excluding any obligations, demands, claims, liabilities, and losses caused by Collateral Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. This provision shall survive the termination of this Agreement.

     10. NOTICES.

     All notices and other communications hereunder to Collateral Agent shall be in writing and shall be mailed, sent or delivered in accordance with the Credit Agreement and all notices and other communications hereunder to Debtors shall be in writing and shall be mailed, sent or delivered in care of Borrower in accordance with the Credit Agreement.

     11. GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

     12. CONSENT TO JURISDICTION, SERVICE OF PROCESS AND VENUE.

     ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH DEBTOR HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF SUCH DEBTOR'S PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE

SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO DEBTOR IN ACCORDANCE WITH THE PROVISIONS OF SECTION 10, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. EACH DEBTOR HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS SUCH DEBTOR'S AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER GROUP TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST DEBTOR IN ANY OTHER JURISDICTION. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH DEBTOR MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY DEBTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH DEBTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS SECURED OBLIGATIONS UNDER THIS AGREEMENT.

     13. WAIVER OF JURY TRIAL, ETC.

     EACH DEBTOR AND THE LENDER GROUP HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH DEBTOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF COLLATERAL AGENT HAS
REPRESENTED, EXPRESSLY OR OTHERWISE, THAT COLLATERAL AGENT ON BEHALF OF THE LENDER GROUP WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH DEBTOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR COLLATERAL AGENT'S ENTERING INTO THIS AGREEMENT ON BEHALF OF THE LENDER GROUP.

     14. DESTRUCTION OF DEBTOR's DOCUMENTS.

     All written information, schedules, agings, reports or similar papers delivered to Collateral Agent may be destroyed or otherwise disposed of by Collateral Agent four (4) months after they are delivered to or received by Collateral Agent, unless any Debtor requests, in writing, the return of said documents, schedules or other papers and makes arrangements, at such Debtor's expense, for their return.

     15. AUTHORIZATION.

     Without limiting any authorization to file financing statements issued prior to the date hereof, each Debtor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to Collateral Agent in connection herewith. Such financing statements may describe the collateral in the same manner as described in any security agreement or pledge agreement entered into by the parties in connection herewith or may contain an indication or description of collateral that describes such property in any other manner as Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to Collateral Agent in connection therewith, including, without limitation, describing such property as "all assets" or "all personal property," and including, without limitation, describing such property as "whether now owned or hereafter acquired".

     16. GENERAL PROVISIONS.

     16.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by each Debtor and accepted and executed by Collateral Agent.

     16.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that no Debtor may assign this Agreement or any rights or duties hereunder without prior written consent of the Lender Group and any prohibited assignment shall be absolutely void. No consent to an assignment by the Lender Group shall release any Debtor from its Secured Obligations. On behalf of the Lender Group, Collateral Agent may assign this Agreement and its rights and duties hereunder and no consent or approval by any Debtor is required in connection with any such assignment.

     16.3 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

     16.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Collateral Agent, the Lender Group, or Debtors, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

     16.5 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     16.6 Amendments in Writing. This Agreement can only be amended by a writing signed by both Collateral Agent and each Debtor.

     16.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

     16.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Secured Obligations by any Debtor or the transfer by any Debtor to Collateral Agent or the Lender Group of any property of such Debtor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Collateral Agent or the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Collateral Agent or the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Collateral Agent or the Lender Group related thereto, the liability of Debtors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                            [Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                   IMPERIAL PETROLEUM, INC.,
                                   a Nevada corporation

                                   By:
                                   Name:
                                   Title:


                                    RIDGEPOINTE MINING COMPANY,
                                    a Delaware corporation


                                    By:
                                    Name:
                                    Title:


                                    GLOBAL/IMPERIAL JOINT VENTURE INC., a
                                    Nevada corporation


                                    By:
                                    Name:
                                    Title:


                                    PHOENIX METALS, INC.,
                                    a Texas corporation


                                    By:
                                    Name:
                                    Title:

                                    HIGHBRIDGE/ZWIRN SPECIAL
                                    OPPORTUNITIES FUND, L.P.,
                                    a Delaware limited partnership,
                                    as Collateral Agent

                                    By:  Highbridge/Zwirn Capital Management,LLC

                                    By:
                                    Name:
                                    Title:

                                  Schedule C-1
                                   Commitments

================================================================================
         Lender            Revolving Credit      Term Loan    Total Commitment
                              Commitment        Commitment
================================================================================

Highbridge/Zwirn Special     $18,000,000            $0           $18,000,000
Opportunities Fund, L.P.
================================================================================

Bank of Oklahoma, N.A.            $0             $650,000           $650,000
================================================================================
================================================================================

All Lenders                  $18,000,000         $650,000        $18,650,000
================================================================================

                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "Agreement" dated as of January 15, 2004, between IMPERIAL PETROLEUM, INC., a Nevada corporation (the "Company"), and Highbridge/Zwirn Special Opportunities Fund, L.P., a Delaware limited partnership (the "Security Holder").

     1. Introduction.

     (a) Securities Purchase Agreement. The Company and the Security Holder have today executed that certain Warrant (the "Warrant"), pursuant to which the Company has agreed, among other things, to grant the Security Holder the right to purchase from the Company up to _______ fully paid and non-assessable shares of the Company's authorized but unissued common stock, par value $0.006 per share (the "Common Stock"), at a price equal to $0.01 per share.

     (b) Definition of Securities. The Common Stock is collectively herein to as the "Securities."

     (c) National Market Representation. The Company represents and warrants that the Company's Common Stock is currently eligible for listing on the National Association of Security Dealers' Over-the-Counter Bulletin Board ("OTC-BB") under the symbol "IPTM". Certain capitalized terms used in this Agreement are defined in Section 3 hereof; references to sections shall be to sections of this Agreement.

     2. Registration under Securities Act, etc.

     2.1 Registration Upon Demand.

     (a) Registration of Registrable Securities. At any time after three (3) months from the date of this Agreement and before the termination of this Agreement, the holders of twenty percent (20%) of the HZ Registrable Securities currently outstanding and/or exercisable may deliver to the Company a written request that all or a portion of the HZ Registrable Securities be registered pursuant to the terms of this Agreement (a "Registration Request"). Within sixty
(60) days after a Registration Request, the Company shall prepare and file a registration statement to effect the registration, under the Securities Act of such Registrable Securities that relate to the Securities; all to the extent requisite to permit the public disposition of such Registrable Securities so to be registered. The Company shall use its best efforts to cause the Registration Statement which is the subject of this Section 2.1(a) (the "Registration Statement") to be declared effective by the Commission upon the earlier to occur of (i) [120 days] after the date of the Registration Request, (ii) [ninety (90)] days following the filing of the Registration contemplated by this Section 2.1, or (iii) ten (10) business days after receipt of a "no review" or similar letter from the Commission (the "Required Effectiveness Date"). Nothing contained herein shall be deemed to limit the number of Registrable Securities to be registered by the Company hereunder. The Company shall not be required to file more than two (2) Registration Statements pursuant to this Section 2.1.

     (b) Registration Statement Form. Registrations under this Section 2.1 shall be on Form S-1, Form S-2, Form S-3 or such other appropriate registration form of the Commission as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified by the Security Holder; provided, however, such intended method of disposition shall not include an underwritten offering of the Registrable Securities.

     (c) Expenses. The Company will pay all Registration Expenses in connection with any registration required by this Section 2.1.

     (d) Effective Registration Statement. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective within the time period specified herein, provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of any holder of Registrable Securities (other than a refusal to proceed based upon the advice of counsel in the form of a letter signed by such counsel and provided to the Company relating to a disclosure matter unrelated to such holder) shall be deemed to have been effected by the Company unless the holders of the Registrable Securities shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or extraordinary requirement of the Commission or other governmental agency or court for any reason or (iii) if, after it has become effective, such registration ceases to be effective for more than an aggregate of ninety (90) days.

     (e) Priority in Demand Registrations. A registration requested pursuant to this Section 2.1 shall not include in such Registration Request any securities which are not Registrable Securities without the prior written consent of the holders of at least a majority of the HZ Registrable Securities included in such registration. If such Registration Request is (A) an underwritten offering and the managing underwriters advise the Company in writing that in their opinion or
(B) such Registration Request is a resale shelf registration statement pursuant to Rule 415 of the Securities Act and in the opinion of the holders of a majority of the HZ Registrable Securities, the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the HZ Registrable Securities initially requesting registration, the Company shall include in such registration (1) first, the number of HZ Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, (2) second, the Other Registrable Securities requested to be included in such registration, pro rata among the holders of such Other Registrable Securities and (3) third, the other securities requested to be included in such registration, pro rata among the holders of such other securities.

     (f) Plan of Distribution. The Company hereby agrees that the Registration Statement shall include a plan of distribution section reasonably acceptable to the Security Holder and substantially in the form annexed hereto; provided, however, such plan of distribution section shall be modified by the Company so as to not provide for the disposition of the Registrable Securities on the basis of an underwritten offering.

     2.2 Incidental Registration.

     (a) Right to Include Registrable Securities. If at any time after the date hereof the Company proposes to register any of its securities under the Securities Act (other than by a registration in connection with an acquisition in a manner which would not permit registration of Registrable Securities for sale to the public, on Form S-8, or any successor form thereto on Form S-4 or any successor form thereto and other than pursuant to Section 2.1), on an underwritten basis (either best-efforts or firm-commitment), then, the Company will each such time give prompt written notice to all holders of HZ Registrable Securities ("HZ Holders") of its intention to do so and of such HZ Holders' rights under this Section 2.2. Upon the written request of any such HZ Holder made within ten (10) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such HZ Holder and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement effect the registration under the Securities Act of the Registrable Securities, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of such Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each HZ Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section
2.2 shall relieve the Company of its obligation to effect any registration upon a Registration Request under Section 2.1, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 2.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2. The right provided the holders of the Registrable Securities pursuant to this Section shall be exercisable at their sole discretion.

     (b) Priority in Incidental Registrations. If the managing underwriter of the underwritten offering contemplated by this Section 2.2 shall inform the Company and holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first, the HZ Registrable Securities requested to be included in such registration, (ii) second, securities proposed by the Company to be sold for its own account, and
(iii) third, Registrable Securities (other than HZ Registrable Securities) and securities of other selling security holders requested to be included in such registration pro rata on the basis of the number of shares of such securities so proposed to be sold and so requested to be included.

     2.3 Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1 and, as applicable, 2.2, the Company shall, as expeditiously as possible:

     (a) prepare and file with the Commission the Registration Statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its best efforts to cause such registration statement to be declared effective by the Commission, as soon as practicable, but in any event no later than the Required Effectiveness Date (with respect to a registration pursuant to Section 2.1); provided, however, that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration, copies of a such documents proposed to be filed;

     (b) with respect to any Registration Statement pursuant to Section 2.1, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act in order to permit the disposition of all Registrable Securities covered by such registration statement or such time as all of the Securities which are the subject of such registration statement cease to be Registrable Securities (such period, the "Registration Maintenance Period");

     (c) furnish to each holder of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such holder;

     (d) use its reasonable efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws as any holder thereof shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary to enable such holder to consummate the disposition in such jurisdictions of the securities owned by such holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

     (e) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the holder or holders thereof to consummate the disposition of such Registrable Securities;

     (f) in connection with an underwritten offering, furnish to each holder of Registrable Securities a signed counterpart, addressed to such holder, and the underwriters of:

          (i) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such holder) including that the prospectus and any prospectus supplement forming a part of the Registration Statement does not contain an untrue statement of a material fact or omits a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and

          (ii) a "comfort" letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter), dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, a "comfort" letter dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an "agreed upon procedures" letter, such modifications or deletions as may be required under Statement on Auditing Standards No. 35) and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such holder (or the underwriters) may reasonably request;

     (g) notify holders of the Registrable Securities and their respective counsel promptly and confirm such advice in writing promptly after the Company has knowledge thereof:

          (i) when the Registration Statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

          (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus or for additional information;

          (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any Person for that purpose; and

          (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

     (h) notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such holder promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

     (i) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

     (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

     (k) enter into such agreements and take such other actions as the Security Holder shall reasonably request in writing in order to expedite or facilitate the disposition of such Registrable Securities; and

     (l) use its best efforts to list all Registrable Securities covered by such
registration   statement  on  any  securities  exchange  on  which  any  of  the
Registrable Securities are then listed.

     The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

     The Company will not file any registration statement pursuant to Section 2.1, or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of the Registration Statement) to which the Security Holder shall reasonably object, provided that the Company may file such document in a form required by law or upon the advice of its counsel.

     The Company represents and warrants to each holder of Registrable Securities that it has obtained all necessary waivers, consents and authorizations necessary to execute this Agreement and consummate the transactions contemplated hereby.

     The Security Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (h) of this Section 2.3, the Security Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until its receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (h) of this
Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in its possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

     2.4 Underwritten Offerings.

     (a) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by
Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by the Security Holder as provided in Section 2.2 and subject to the provisions of Section 2.2(a), use its reasonable efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters.

     (b) Holdback Agreements. Subject to such other reasonable requirements as may be imposed by the underwriter as a condition of inclusion of a holder's Registrable Securities in the registration statement, each such holder agrees by acquisition of Registrable Securities, if so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of, except as part of such underwritten registration, any equity securities of the Company, during such reasonable period of time requested by the underwriter; provided however, such period shall not exceed the 120 day period commencing 30 days prior to the commencement of such underwritten offering and ending 90 days following the completion of such underwritten offering.

     (c) Participation in Underwritten Offerings. No holder of Registrable Securities may participate in any underwritten offering under Section 2.2 unless such holder of Registrable Securities (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the holders of a majority of Registrable Securities to be included in such underwritten offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require any holder of Registrable Securities to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by such holder expressly for use in the related registration statement or representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

     2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     2.6 Indemnification.

     (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does agree to, indemnify and hold harmless the holder of any Registrable Securities covered by such registration statement its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder or underwriter stating that it is for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus or an amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

     (b) Indemnification by the Holders. The Company may require as a condition to including any Registrable Securities in any registration statement filed pursuant to this Agreement, that the Company shall have received an undertaking satisfactory to it from the holder of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.6) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such holder. The obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such Registration Statement.

     (c) Notices of Claims etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

     (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 2.6 (with appropriate modifications) shall be given by the Company and each holder of Registrable Securities (but only if and to the extent required pursuant to the terms of 2.6(b)) with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

     (e) Indemnification  Payments. The indemnification required by this Section
2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     (f) Contribution. If the indemnification provided for in the preceding subdivisions of this Section 2.6 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the purchasers bear to the total net proceeds received by all selling holders participating in such offering or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the holder or by the underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of subdivision (a) of this
Section 2.6, and in no event shall the obligation of any indemnifying party to contribute under this subdivision (f) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (b) of this Section 2.6 had been available under the circumstances.

     The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this subdivision (f) were determined by pro rata allocation (even if the holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and subdivision (c) of this
Section 2.6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     Notwithstanding the provisions of this subdivision (f), no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     "Agreement": As defined in Section 1.

     "Commission": The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     "Common Stock": As defined in Section 1.

     "Company": As defined in the introductory paragraph of this Agreement.

     "Exchange Act": The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

     "HZ Holder": As defined in Section 2.2(a).

     "HZ Registrable Securities": (i) Any capital stock of the Company owned or acquired by the Security Holder and (ii) any Common Stock issued or issuable with respect to or exchanged for the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

     "OTC-BB": As defined in Section 1.

     "Other Registrable Securities": Any Registrable Securities that are not HZ Registrable Securities.

     "Person": A corporation, association, partnership, organization, business, individual, governmental or political subdivision thereof or a governmental agency.

     "Registrable Securities": The HZ Registrable Securities and any Securities issued or issuable with respect to such Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been distributed in accordance with such registration statement, (b) they shall be have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, (d) they shall have ceased to be outstanding, (e) on the expiration of the applicable Registration Maintenance Period or (f) any and all legends restricting transfer thereof have been removed in accordance with the provisions of Rule 144(k) (or any successor provision) under the Securities Act. The Securities shall constitute Registrable Securities while owned by (a) the Purchaser or any affiliate or (b) a transferee of at least 100,000 of the Initial Shares.

     "Registration Expenses": All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration, filing and NASD fees; all stock exchange and any other listing fees; all fees and expenses of complying with securities or blue sky laws; all word processing, duplicating and printing expenses, messenger and delivery expenses; the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort " letters required by or incident to such performance and compliance; in connection with an underwritten offering, the reasonable fees and disbursements of not more than one law firm (not to exceed $25,000) retained by the holder or holders of more than 50% of the Registrable Securities; premiums and other costs of policies of insurance of the Company against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any; provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

     "Registration Maintenance Period": As defined in Section 2.3.

     "Registration Request": As defined in Section 2.1.

     "Required' Effectiveness Date": As defined in Section 2.1.

     "Securities": As defined in Section 1(b).

     "Securities Act": The Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

     "Security Holder": As defined in the Introductory paragraph to this Agreement.

     "Warrant": As defined in Section 1.

     4. Rule 144. The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with the requirements of this
Section 4.

     5. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of the sum of the 51% or more of the shares of (i) Registrable Securities issued at such time, plus (ii) Registrable Securities issuable upon exercise or conversion of the Securities then constituting derivative securities (if such Securities were not fully exchanged or converted in full as of the date such consent is sought). Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this
Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

     6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     7. Notices. Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of a party hereto other than the Company, addressed to such party in the manner set forth in the Warrant or at such other address as such party shall have furnished to the Company in writing, or (b) in the case of any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of Such Registrable Securities who has furnished an address to the Company, or (c) in the case of the Company, at the address set forth on the signature page hereto, to the attention of its Chief Executive Officer, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by fax or air courier) when delivered at the address specified above, provided that any such notice, request or communication shall not be effective until received.

     8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any HZ Registrable Securities. Each of the holders of the HZ Registrable Securities agrees, by accepting any portion of the HZ Registrable Securities after the date hereof, to the provisions of this Agreement including, without limitation, appointment of a representative to act on behalf of such HZ Holder pursuant to the terms hereof which such actions shall be made in the good faith discretion of the HZ Holder's representative and be binding on all persons for all purposes.

     9. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     10. No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement or which grants any registration rights to any holder of the Company's securities that are superior to the rights of the holders of Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities.

     11. Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

     12. Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

     13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     14. Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by manual telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

     15. Governing Law. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     IN WITNESS WHEREOF, the parties have executed this Registration Agreement as of the date first written above.



                                   IMPERIAL PETROLEUM, INC.



                                          By _________________________________

                                          Name _______________________________

                                          Its __________________________________



                                   HIGHBRIDGE/ZWIRN SPECIAL
                                   OPPORTUNITIES FUND, L.P.

                                   By:  Highbridge/Zwirn Capital Management, LLC



                                          By __________________________________

                                          Name _______________________________

                                          Its __________________________________

October 20, 2003


Jeffrey T. Wilson
President
Imperial Petroleum Inc.
100 NW Second Street
Evansville, IN 47708


Re: Indicative Terms for Financing

Dear Mr. Wilson:

     In accordance with our recent discussions, Highbridge/Zwirn Special Opportunities Fund, L.P. and/or its Affiliates and Participants ("Lender") is pleased to present the following financing proposal for Imperial Petroleum Inc. ("Borrower"). This letter is subject to the conditions listed herein and should not be relied upon by any third party. The proposed financing would be as follows however all terms are subject to confirmatory due diligence:

1. Maximum Credit Line: Revolving credit facility (the "Facility") of up to $18,000,000 (the "Maximum Revolver Commitment") with borrowing mechanics to be mutually agreed upon and with availability limited by the borrowing base formula described below.

2. Collateral: As collateral for all of Borrower's obligations owing to Lender, Lender shall have a first priority security interest in all of the properties and assets of Borrower and its subsidiaries including the assets (the "Acquired Assets") of Warrior Resources, Hillside Oil & Gas and Kentucky Well & Lease. The collateral includes, but is not limited to, all of Borrower's and its subsidiaries' present and future accounts receivable, inventory, oil and gas properties and assets (including leaseholds), pipelines and transportation assets, furniture, fixtures, and equipment, and any other tangible and intangible assets (the "Collateral").

3. Purpose: The purpose of the financing is to provide funds (a) for Borrower to complete the acquisition of all of the Acquired Assets, and (b) for working capital and the payment of fees and expenses.

          4. Interest Rates: All advances under the Facility shall bear interest at a rate per annum equal to the Reference Rate (as defined below) plus 8.00% for the life of the loan, payable monthly in arrears. As used herein, "Reference Rate" means the rate of interest publicly announced from time to time by JPMorgan Chase Bank in New York, New York as its reference rate, base rate or prime rate. After the occurrence and during the continuance of an event of default, Lender would be entitled to increase the interest rate to a rate that is 4.0 percentage points higher than the per annum rate otherwise applicable. The rate of interest would be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and would be payable monthly in arrears. Lender would require a blocked-on-demand collection account that would be subject to a deposit account control among Borrower, Lender and the depositary bank. Lender would be given the right to instruct the bank as to the disposition of funds in such deposit account upon the occurrence of certain events to be mutually agreed upon by Borrower and Lender.

5. Fees:

     a. Closing Fee: A closing fee of 3.0% times the amount of the Maximum Revolver Commitment would be earned and payable upon the closing of the transaction.

     b. Anniversary Fee: An anniversary fee of 2.0% times the amount of the Maximum Revolver Commitment would accrue and be payable on the one, two and three year anniversary of the effective date. If the Facility is repaid in full prior to an anniversary date, a fee would be due and payable in full on such date of prepayment and such fee would be in an amount equal to (a) 2.0% times the Maximum Revolver Commitment, times
          (b) a fraction, the numerator of which is the number of days since the Closing Date or the last anniversary date, as applicable and the denominator of which is 360.

     c. Administrative Fee: An administrative fee of $25,000 would be payable quarterly, in advance.

6. Warrants: Warrants in an amount equal to 4% (on a fully diluted basis) of the Company struck at $0.01. The documentation would include customary anti-dilution, registration rights, and other equity protections.

7. Borrowing Base: Advances under the Facility would be limited by a borrowing base ("Borrowing Base") equal to the least of:

          (a) the Maximum Revolver Commitment,

          (b) an amount equal to the sum of (A) 60% of the value of Borrower's domestic proved developed producing reserves (such term to be defined in the definitive loan documentation and shall be based upon input from Lender's engineering firm), plus (B) 40% of the value of Borrower's domestic proved developed non-producing reserves (such term to be defined in the definitive loan documentation and shall be based upon input from Lender's engineering firm), plus (C) 10% of the value of Borrower's domestic proved undeveloped reserves (such term to be defined in the definitive loan documentation and shall be based upon input from Lender's engineering firm) ("PUD Reserves"); provided, however, the aggregate amount of advances made against PUD Reserves shall not exceed the lesser of (i) 10% of the combined availability generated under clauses (A), (B) and (C) above, and (ii) $1,800,000.

     The outstanding balance of the Facility, together with all accrued and unpaid interest would be due and payable in full on the Maturity Date (as defined below).

8. Loan Maturity and Prepayment: The Facility would mature thirty-six months after the effective date (the "Maturity Date"). Termination of the Facility by Borrower prior to the Maturity Date would not be subject to an early termination fee.

9. Covenants: There would be affirmative and negative covenants, as reasonably determined by Lender, consistent with a loan facility of this nature, including financial covenants such as interest coverage ratio, debt coverage ratio, minimum EBITDDA, minimum liquidity and current ratio. The actual financial covenants required by Lender will be determined based on the results of Lender's due diligence. The financial covenant compliance levels would be set at mutually agreed upon levels based on projections to be provided by Borrower. Any exceptions to the affirmative and negative covenants would be mutually agreed upon by Borrower and Lender. Without limiting the generality of the foregoing, there would be the following reporting covenants:

          a) As of the end of each six-month period commencing 12/31/03, Borrower would be required to provide a reserve report, prepared by an independent third party, using standard engineering practices and using prices based on the NYMEX Strip Price (as defined on Exhibit A hereto) with flat prices for the period after 24 months from the date of determination discounted to a present value using a ten percent (10%) discount factor ("Reserve Report"). Borrower would be required to deliver the Reserve Report to Lender within 50 days after 12/31 of each year and within 30 days after 6/30 of each year. Lender would also have the right to require up to 2 additional Reserve Reports per year.

          b) On a monthly basis, Borrower would be required to provide an update of the borrowing base using the NYMEX Strip Price gas as of the end of the month with flat prices thereafter. Borrower would be required to deliver such updates to Lender within 30 days after the end of the applicable month.


10. Conditions Precedent: The following are some, but not all, of the conditions precedent to any loan closing:

     a. Each of Borrower and its subsidiaries shall be in good standing in its state of organization and qualified to do business and in good standing in other states where it has collateral of any material value.

     b. Loan origination costs including, but not limited to, reasonable audit fees, attorneys fees, search fees, title fees, documentation and filing fees shall be paid by Borrower. In addition, ongoing audit fees (with respect to audits conducted by Lender after the closing), fees and expenses incurred with respect to the work performed after the closing by an engineering firm reasonably satisfactory to Lender (including without limitation fees and expenses incurred in connection with the preparation of Reserve Reports), and all other out of pocket expenses incurred by Lender in connection with the Facility after the closing shall be paid by Borrower.

     c. Lender's receipt of final approval from its senior credit committee and completion of its due diligence, which results shall be reasonably satisfactory to Lender. Lender's due diligence would include, among other things, a review of and satisfaction with (1) the Collateral as updated to the date that is not more than 3 business days prior to the closing; (2) Borrower's books and records as updated to most current month ended available prior to closing; (3) a background check on Borrower's senior management; (4) a review of interim financial statements through June 30, 2003 of Borrower including detailed accounts payable data; and (5) balance sheet projections in form and substance reasonably satisfactory to Lender.

     d. With respect to the proposed financing and the Collateral outlined in this letter, Borrower shall have (i) received duly executed and delivered acquisition agreements relative to the Acquired Assets containing terms and conditions satisfactory to Lender, and (ii)
          executed and/or delivered such documents, instruments, security agreements, mortgages, insurance, financing statements, guarantees, verifications, tax lien and litigation searches, good standing certificates, opinions of counsel and such other reasonable documentation required by and reasonably acceptable to Lender (after consultation with its counsel).

     e. Lender shall have received evidence that the Borrower shall have entered into commodities hedging agreements with respect to its hydrocarbon production with one or more counterparties, each of which are rated at least BBB by Standard & Poor's and Baa2 by Moody's, with the aggregate notional volumes of hydrocarbons covered by such commodities hedging agreements at levels which are satisfactory to Lender;

     f. Lender shall have reviewed the accounts payable being assumed by Borrower in connection with the acquisition of the Acquired Assets, the results of which are acceptable to Lender;

     g. Borrower shall have availability under the Facility and unrestricted cash and cash equivalents in an aggregate amount to be determined by Lender prior to the closing date; and

     h. The indebtedness owing to the Bank of Oklahoma shall have been purchased by Lender and its participants, the liens securing such indebtedness shall have been assigned to Lender, and the Bank of Oklahoma shall have purchased a last-out participation in the Facility in the amount of $650,000, which shall be on terms and conditions acceptable to Lender.

11. Closing Date: If the transaction contemplated by this letter of intent is not consummated by November 30, 2003, then the terms and conditions set forth herein shall thereafter expire, without further notice or act of any kind by Lender or any other party.

12. Expenses; Deposit: In connection with Borrower's request for financing, Borrower understands and acknowledges that it will be necessary for Lender to make certain financial, legal, and collateral investigations and determinations. Recognizing that in connection herewith the Lender is incurring substantial costs and expenses (including, without limitation, fees and disbursements of the Lender's counsel, filing and recording fees, costs and expenses of due diligence, transportation, duplication, messenger, appraisal, audit, and consultant costs and expenses) (the "Expenses"), you hereby agree to pay, or reimburse the Lender, on demand for all such Expenses, regardless of whether any of the transactions contemplated hereby are consummated and regardless of whether they are incurred before or after the date of this letter. You also agree to pay all Expenses of the Lender (including, without limitation, fees and disbursements of counsel) incurred in connection with the enforcement of any of its rights and remedies hereunder.

     In order for Lender to continue with this process, it will require a deposit (in addition to any deposit previously sent to Lender) in the amount of $121,500 (the "Deposit"), of which Deposit (a) $10,000 shall be due and payable to Lender in immediately available funds on or before October 21, 2003, (b) $65,000 shall be due and payable to Lender in immediately available funds on or before November 3, 2003, and (c) the unpaid balance of such Deposit shall be due and payable to Lender on or before the earlier to occur of the closing date of the Facility or December 3, 2003. The Deposit will be held by Lender and applied to Lender's Expenses. Lender will provide a detailed breakdown of the Expenses at the request of Borrower.

     Any balance of the Deposit will be returned to Borrower after deducting the Expenses. The Deposit will not be segregated and may be commingled with other funds and Borrower will not be entitled to receive interest on the Deposit.

13. Governing Law: The definitive loan documentation would be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

     If the foregoing correctly sets forth Borrower's understanding of the financing arrangements which have been previously discussed, please sign below and return this letter with the Deposit.

     Unless accepted by Borrower before noon EST on October 22, 2003 this letter of interest shall expire. Please retain a copy of this letter, which will serve as a receipt for the Deposit.

THIS LETTER OF INTENT IS NOT A COMMITMENT, BUT RATHER AN OUTLINE OF A PROPOSED FINANCING TRANSACTION. ACCORDINGLY, IT SHOULD NOT BE RELIED ON BY THIRD PARTIES.


Sincerely,

HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.



-------------------------------
By:    Daniel B. Zwirn
Title: Managing Principal


Acknowledged and accepted this _____ day of October, 2003.



IMPERIAL PETROLEUM INC.




By:  ____________________________

Title: ___________________________

                                    EXHIBIT A


     "NYMEX Strip Price" means, as of any date of determination, the average of the 24 succeeding monthly futures contract prices, commencing with the month during which the determination date occurs, for each of the appropriate crude oil and natural gas categories included in the most recent reserve report provided by the Borrower to the Lender, as quoted on the NYMEX; provided, that if the NYMEX no longer provides futures contract price quotes or has ceased to operate, the future contract prices used shall be the comparable futures contract prices quoted on such other nationally recognized commodities exchange as the Lender shall designate.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION AND THE PROVISION OF THIS NOTE ARE COMPLIED WITH.

                                 PROMISSORY NOTE
$65,000.00                                                      January 15, 2004


     FOR VALUE RECEIVED, the undersigned, Imperial Petroleum, Inc., a Nevada corporation with its address at 11600 German Pines, Evansville, Indiana 47725 ("Borrower"), HEREBY PROMISES TO PAY to the order of Four Sevens Partners Ltd. at 115 N. Henderson St., FT. Worth, TX 76102 ("Lender"), or at such other place as may be designated in writing by Lender, or its successors or assigns, in lawful money of the United States of America and in immediately available funds, the sum of__Sixty Five Thousand Dollars ($_65,000.00) together with accrued interest thereon from the date hereof until the date paid at the rate of 8.5 % per annum, on or before the sooner to occur of July 15, 2004.

     Payment of principal, interest and any other amounts due hereunder shall be made in lawful money of the United State of America. All amounts paid hereunder shall be credited first to the payment of accrued and unpaid interest, and then to the payment of outstanding principal. Principal and interest shall be due and payable in six monthly installments on or before the last day of the month beginning with the first payment due on or before January 31, 2004.

     This Note is secured by 186,000 shares of the restricted common stock of Imperial Petroleum, Inc. to be held in escrow by Roger D. Brown, attorney, ("Escrow Agent") against payment of the Note. Release of the shares shall be made promptly by the Escrow Agent upon written request by Borrower with proof of payment attached in the form of cancelled checks or wire transfer verifications in the name of the Lender. In the Event of Default as described herein, Lender hereby expressly agrees to accept the shares of common stock pledged herein as full and complete payment for any remaining amounts due under the Note, including accrued interest thereon.

     This Note may be prepaid by Borrower in whole or in part at any time without premium or penalty.

     Any one or more of the following events shall be an "Event of Default":

     (a) any payment of principal or interest is not made within ten (10) business days after notice to the Borrower that same was not paid when due;

     (b) Borrower becomes insolvent or unable to pay its debts generally as they become due, or makes an assignment for the benefit of creditors; or

     (c) relief is sought by or against Borrower by legal action pursuant to any insolvency or bankruptcy law.

     In the case any one or more Events of Default hereunder shall occur and be continuing, Lender may proceed to protect and enforce Lender's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition, or agreement contained in this Note, or in aid of the exercise of any power granted in this Note to enforce any other legal or equitable right of Lender. After an Event of Default, Borrower shall pay to Lender immediately upon written demand therefor any amounts reasonably expended or incurred by Lender in the collection of any amount due hereunder, including, without limitation, attorney's fees and costs, whether or not any legal action is instituted in connection therewith.

     This Note shall be binding upon Borrower, its successors and assigns, and shall inure to the benefit of and be enforceable by Lender, his heirs and personal representatives.

     This Note may not be changed, waived, discharged or terminated except by an instrument in writing signed by Lender. A waiver of any provision of this Note shall be interpreted narrowly and only for the specific contractual provision and the specific time period set forth therein. No failure by Lender to enforce any right or exercise any remedy hereunder shall waive Lender's right to enforce such right or exercise such remedy at a later time.

     Borrower hereby waives presentment, demand, protest, notice of dishonor and all other notices and demands, except as expressly set forth herein.

     This Note shall be construed and governed in all respects by the laws of the State of Nevada applicable to contracts made and to be performed therein.

     Any notice or communication required or sent in connection with this Note shall be sent by first class mail, postage prepaid, addressed as set forth above. Any such address may be changed by sending notice of such change at least ten (10) days prior to the effective date of the change.

     IN WITNESS WHEREOF, Borrower has executed this Note on the day and year first above written.


                                           IMPERIAL PETROLEUM, INC.


                                           By:_____________________________
                                              Jeffrey T. Wilson, President

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION AND THE PROVISION OF THIS NOTE ARE COMPLIED WITH.

                                 PROMISSORY NOTE
$292,000.00                                                     January 15, 2004


     FOR VALUE RECEIVED, the undersigned, Imperial Petroleum, Inc., a Nevada corporation with its address at 11600 German Pines, Evansville, Indiana 47725 ("Borrower"), HEREBY PROMISES TO PAY to the order of Hillside Oil & Gas LLC at PO Box 8911 , Midland, TX 79708 ("Lender"), or at such other place as may be designated in writing by Lender, or its successors or assigns, in lawful money of the United States of America and in immediately available funds, the sum of__Two Hundred Ninety Two Thousand Dollars ($_292,000.00) together with accrued interest thereon from the date hereof until the date paid at the rate of 8.5 % per annum, on or before the sooner to occur of June 15, 2005.

     Payment of principal, interest and any other amounts due hereunder shall be made in lawful money of the United State of America. All amounts paid hereunder shall be credited first to the payment of accrued and unpaid interest, and then to the payment of outstanding principal. Principal and interest shall be due and payable in eighteen monthly installments on or before the last day of the month beginning with the first payment due on or before February 28, 2005.


     This Note is secured by 1,000,000 shares of the restricted common stock of Imperial Petroleum, Inc. to be held in escrow by Hillside Oil & Gas LLC against payment of the Note. Release of the shares shall be made promptly by the Hillside upon written request by Borrower with proof of payment attached in the form of cancelled checks or wire transfer verifications in the name of the Lender. In the Event of Default as described herein, Lender hereby expressly agrees to accept the shares of common stock pledged herein as full and complete payment for any remaining amounts due under the Note, including accrued interest thereon.

     This Note may be prepaid by Borrower in whole or in part at any time without premium or penalty.

     Any one or more of the following events shall be an "Event of Default":

     (a) any payment of principal or interest is not made within ten (10) business days after notice to the Borrower that same was not paid when due;

     (b) Borrower becomes insolvent or unable to pay its debts generally as they become due, or makes an assignment for the benefit of creditors; or

     (c) relief is sought by or against Borrower by legal action pursuant to any insolvency or bankruptcy law.

     In the case any one or more Events of Default hereunder shall occur and be continuing, Lender may proceed to protect and enforce Lender's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition, or agreement contained in this Note, or in aid of the exercise of any power granted in this Note to enforce any other legal or equitable right of Lender. After an Event of Default, Borrower shall pay to Lender immediately upon written demand therefor any amounts reasonably expended or incurred by Lender in the collection of any amount due hereunder, including, without limitation, attorney's fees and costs, whether or not any legal action is instituted in connection therewith.

     This Note shall be binding upon Borrower, its successors and assigns, and shall inure to the benefit of and be enforceable by Lender, his heirs and personal representatives.

     This Note may not be changed, waived, discharged or terminated except by an instrument in writing signed by Lender. A waiver of any provision of this Note shall be interpreted narrowly and only for the specific contractual provision and the specific time period set forth therein. No failure by Lender to enforce any right or exercise any remedy hereunder shall waive Lender's right to enforce such right or exercise such remedy at a later time.

     Borrower hereby waives presentment, demand, protest, notice of dishonor and all other notices and demands, except as expressly set forth herein.

     This Note shall be construed and governed in all respects by the laws of the State of Nevada applicable to contracts made and to be performed therein.

     Any notice or communication required or sent in connection with this Note shall be sent by first class mail, postage prepaid, addressed as set forth above. Any such address may be changed by sending notice of such change at least ten (10) days prior to the effective date of the change.

     IN WITNESS WHEREOF, Borrower has executed this Note on the day and year first above written.


                                           IMPERIAL PETROLEUM, INC.


                                           By:_____________________________
                                              Jeffrey T. Wilson, President

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION AND THE PROVISION OF THIS NOTE ARE COMPLIED WITH.

                                 PROMISSORY NOTE
$37,333.00                                                      January 15, 2004


     FOR VALUE RECEIVED, the undersigned, Imperial Petroleum, Inc., a Nevada corporation with its address at 11600 German Pines, Evansville, Indiana 47725 ("Borrower"), HEREBY PROMISES TO PAY to the order of Joe Poe at _PO Box 4470, Horseshoe Bay, TX 78657 ("Lender"), or at such other place as may be designated in writing by Lender, or its successors or assigns, in lawful money of the United States of America and in immediately available funds, the sum of__Thirty Seven Thousand Three Hundred Thirty Three Dollars ($_37,333.00) together with accrued interest thereon from the date hereof until the date paid at the rate of
8.5 % per annum, on or before the sooner to occur of July 15, 2004.

     Payment of principal, interest and any other amounts due hereunder shall be made in lawful money of the United State of America. All amounts paid hereunder shall be credited first to the payment of accrued and unpaid interest, and then to the payment of outstanding principal. Principal and interest shall be due and payable in six monthly installments on or before the last day of the month beginning with the first payment due on or before January 31, 2004.


     This Note is secured by 107,000 shares of the restricted common stock of Imperial Petroleum, Inc. to be held in escrow by Roger D. Brown, attorney, ("Escrow Agent") against payment of the Note. Release of the shares shall be made promptly by the Escrow Agent upon written request by Borrower with proof of payment attached in the form of cancelled checks or wire transfer verifications in the name of the Lender. In the Event of Default as described herein, Lender hereby expressly agrees to accept the shares of common stock pledged herein as full and complete payment for any remaining amounts due under the Note, including accrued interest thereon.

     This Note may be prepaid by Borrower in whole or in part at any time without premium or penalty.

     Any one or more of the following events shall be an "Event of Default":

     (a) any payment of principal or interest is not made within ten (10) business days after notice to the Borrower that same was not paid when due;

     (b) Borrower becomes insolvent or unable to pay its debts generally as they become due, or makes an assignment for the benefit of creditors; or

     (c) relief is sought by or against Borrower by legal action pursuant to any insolvency or bankruptcy law.

     In the case any one or more Events of Default hereunder shall occur and be continuing, Lender may proceed to protect and enforce Lender's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition, or agreement contained in this Note, or in aid of the exercise of any power granted in this Note to enforce any other legal or equitable right of Lender. After an Event of Default, Borrower shall pay to Lender immediately upon written demand therefor any amounts reasonably expended or incurred by Lender in the collection of any amount due hereunder, including, without limitation, attorney's fees and costs, whether or not any legal action is instituted in connection therewith.

     This Note shall be binding upon Borrower, its successors and assigns, and shall inure to the benefit of and be enforceable by Lender, his heirs and personal representatives.

     This Note may not be changed, waived, discharged or terminated except by an instrument in writing signed by Lender. A waiver of any provision of this Note shall be interpreted narrowly and only for the specific contractual provision and the specific time period set forth therein. No failure by Lender to enforce any right or exercise any remedy hereunder shall waive Lender's right to enforce such right or exercise such remedy at a later time.

     Borrower hereby waives presentment, demand, protest, notice of dishonor and all other notices and demands, except as expressly set forth herein.

     This Note shall be construed and governed in all respects by the laws of the State of Nevada applicable to contracts made and to be performed therein.

     Any notice or communication required or sent in connection with this Note shall be sent by first class mail, postage prepaid, addressed as set forth above. Any such address may be changed by sending notice of such change at least ten (10) days prior to the effective date of the change.

     IN WITNESS WHEREOF, Borrower has executed this Note on the day and year first above written.


                                           IMPERIAL PETROLEUM, INC.


                                           By:_____________________________
                                              Jeffrey T. Wilson, President

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION AND THE PROVISION OF THIS NOTE ARE COMPLIED WITH.

                                 PROMISSORY NOTE
$59,768.00                                                      January 15, 2004


     FOR VALUE RECEIVED, the undersigned, Imperial Petroleum, Inc., a Nevada corporation with its address at 11600 German Pines, Evansville, Indiana 47725 ("Borrower"), HEREBY PROMISES TO PAY to the order of R. Don Wright at R. Don Wright & Co., PO Box 5771, Abilene, TX 79608 ("Lender"), or at such other place as may be designated in writing by Lender, or its successors or assigns, in lawful money of the United States of America and in immediately available funds, the sum of__Fifty Nine Thousand Seven Hundred Sixty Eight Dollars ($_59,768.00) together with accrued interest thereon from the date hereof until the date paid at the rate of 8.5 % per annum, on or before the sooner to occur of July 15, 2004.

     Payment of principal, interest and any other amounts due hereunder shall be made in lawful money of the United State of America. All amounts paid hereunder shall be credited first to the payment of accrued and unpaid interest, and then to the payment of outstanding principal. Principal and interest shall be due and payable in six monthly installments on or before the last day of the month beginning with the first payment due on or before January 31, 2004.


     This Note is secured by 170,000 shares of the restricted common stock of Imperial Petroleum, Inc. to be held in escrow by Roger D. Brown, attorney, ("Escrow Agent") against payment of the Note. Release of the shares shall be made promptly by the Escrow Agent upon written request by Borrower with proof of payment attached in the form of cancelled checks or wire transfer verifications in the name of the Lender. In the Event of Default as described herein, Lender hereby expressly agrees to accept the shares of common stock pledged herein as full and complete payment for any remaining amounts due under the Note, including accrued interest thereon.

     This Note may be prepaid by Borrower in whole or in part at any time without premium or penalty.

     Any one or more of the following events shall be an "Event of Default":

     (a) any payment of principal or interest is not made within ten (10) business days after notice to the Borrower that same was not paid when due;

     (b) Borrower becomes insolvent or unable to pay its debts generally as they become due, or makes an assignment for the benefit of creditors; or

     (c) relief is sought by or against Borrower by legal action pursuant to any insolvency or bankruptcy law.

     In the case any one or more Events of Default hereunder shall occur and be continuing, Lender may proceed to protect and enforce Lender's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition, or agreement contained in this Note, or in aid of the exercise of any power granted in this Note to enforce any other legal or equitable right of Lender. After an Event of Default, Borrower shall pay to Lender immediately upon written demand therefor any amounts reasonably expended or incurred by Lender in the collection of any amount due hereunder, including, without limitation, attorney's fees and costs, whether or not any legal action is instituted in connection therewith.

     This Note shall be binding upon Borrower, its successors and assigns, and shall inure to the benefit of and be enforceable by Lender, his heirs and personal representatives.

     This Note may not be changed, waived, discharged or terminated except by an instrument in writing signed by Lender. A waiver of any provision of this Note shall be interpreted narrowly and only for the specific contractual provision and the specific time period set forth therein. No failure by Lender to enforce any right or exercise any remedy hereunder shall waive Lender's right to enforce such right or exercise such remedy at a later time.

     Borrower hereby waives presentment, demand, protest, notice of dishonor and all other notices and demands, except as expressly set forth herein.

     This Note shall be construed and governed in all respects by the laws of the State of Nevada applicable to contracts made and to be performed therein.

     Any notice or communication required or sent in connection with this Note shall be sent by first class mail, postage prepaid, addressed as set forth above. Any such address may be changed by sending notice of such change at least ten (10) days prior to the effective date of the change.

     IN WITNESS WHEREOF, Borrower has executed this Note on the day and year first above written.


                                           IMPERIAL PETROLEUM, INC.


                                           By:_____________________________
                                              Jeffrey T. Wilson, President

                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "Agreement" dated as of January 15 2004, between IMPERIAL PETROLEUM, INC., a Nevada corporation (the "Company"), and Jefferies & Company, Inc., a Delaware corporation (the "Security Holder").

     1. Introduction.

          (a) Securities Purchase Agreement. The Company today issued to the Security Holder that certain Warrant (the "Warrant"), pursuant to which the Company has agreed, among other things, to grant the Security Holder the right to purchase from the Company up to 2,394,649 fully paid and non-assessable shares of the Company's authorized but unissued common stock, par value $0.006 per share (the "Common Stock"), at a price equal to $0.01 per share.

          (b) Definition of Securities. The Common Stock is collectively herein to as the "Securities."

          (c) National Market Representation. The Company represents and warrants that the Company's Common Stock is currently eligible for listing on the National Association of Security Dealers' Over-the-Counter Bulletin Board ("OTC-BB") under the symbol "IPTM". Certain capitalized terms used in this Agreement are defined in Section 3 hereof; references to sections shall be to sections of this Agreement.

     2. Registration under Securities Act, etc.

     2.1 Registration Upon Demand.

          (a)  Registration of Registrable  Securities.  At any time after three
     (3) months from the date of this Agreement and before the termination of this Agreement, the holders of twenty percent (20%) of the Registrable Securities currently outstanding and/or exercisable may deliver to the
     Company  a  written  request  that  all or a  portion  of  the  Registrable
     Securities be registered pursuant to the terms of this Agreement (a "Registration Request"). Within sixty (60) days after a Registration Request, the Company shall prepare and file a registration statement to effect the registration, under the Securities Act of such Registrable Securities that relate to the Securities; all to the extent requisite to permit the public disposition of such Registrable Securities so to be registered. The Company shall use its best efforts to cause the Registration Statement which is the subject of this Section 2.1(a) (the "Registration Statement") to be declared effective by the Commission upon the earlier to occur of (i) 120 days after the date of the Registration Request, (ii) ninety (90) days following the filing of the Registration contemplated by this Section 2.1, or (iii) ten (10) business days after receipt of a "no review" or similar letter from the Commission (the "Required Effectiveness Date"). Nothing contained herein shall be deemed to limit the number of Registrable Securities to be registered by the Company hereunder. The Company shall not be required to file more than two (2) Registration Statements pursuant to this Section 2.1.

          (b) Registration Statement Form. Registrations under this Section 2.1 shall be on Form S-1, Form S-2, Form S-3 or such other appropriate registration form of the Commission as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified by the Security Holder; provided, however, such intended method of disposition shall not include an underwritten offering of the Registrable Securities.

          (c) Expenses. The Company will pay all Registration Expenses in connection with any registration required by this Section 2.1.

          (d) Effective Registration Statement. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective within the time period specified herein, provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of any holder of Registrable Securities (other than a refusal to proceed based upon the advice of counsel in the form of a letter signed by such counsel and provided to the Company relating to a disclosure matter unrelated to such holder) shall be deemed to have been effected by the Company unless the holders of the Registrable Securities shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or extraordinary requirement of the Commission or other governmental agency or court for any reason or (iii) if, after it has become effective, such registration ceases to be effective for more than an aggregate of ninety (90) days.

          (e) Priority in Demand Registrations. A registration requested pursuant to this Section 2.1 shall not include in such Registration Request any securities which are not Registrable Securities without the prior written consent of the holders of at least a majority of the Registrable Securities included in such registration. If such Registration Request is
     (A) an underwritten offering and the managing underwriters advise the Company in writing that in their opinion or (B) such Registration Request is a resale shelf registration statement pursuant to Rule 415 of the Securities Act and in the opinion of the holders of a majority of the Registrable Securities, the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities initially requesting registration, the Company shall include in such registration (1) first, the number of Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (2) second, the other securities requested to be included in such registration, pro rata among the holders of such other securities.

          (f)  Plan  of  Distribution.   The  Company  hereby  agrees  that  the
     Registration Statement shall include a plan of distribution section reasonably acceptable to the Security Holder and the Company; provided, however, such plan of distribution section shall be modified by the Company so as to not provide for the disposition of the Registrable Securities on the basis of an underwritten offering.

     2.2 Incidental Registration.

          (a) Right to Include Registrable Securities. If at any time after the date hereof the Company proposes to register any of its securities under the Securities Act (other than by a registration in connection with an acquisition in a manner which would not permit registration of Registrable Securities for sale to the public, on Form S-8, or any successor form thereto on Form S-4 or any successor form thereto and other than pursuant to Section 2.1), on an underwritten basis (either best-efforts or firm-commitment), then, the Company will each such time give prompt written notice to all holders of Registrable Securities ("Holders") of its intention to do so and of such Holders' rights under this Section 2.2. Upon the written request of any such Holder made within ten (10) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement effect the registration under the Securities Act of the Registrable Securities, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of such Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon a Registration Request under Section 2.1, nor shall any such registration hereunder be deemed to have been effected pursuant to
     Section 2.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this
     Section 2.2. The right provided the holders of the Registrable Securities pursuant to this Section shall be exercisable at their sole discretion.

          (b) Priority in Incidental Registrations. If the managing underwriter of the underwritten offering contemplated by this Section 2.2 shall inform the Company and holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first, the Registrable Securities requested to be included in such registration, (ii) second, securities proposed by the Company to be sold for its own account, and (iii) third, Registrable Securities (other than Registrable Securities) and securities of other selling security holders requested to be included in such registration pro rata on the basis of the number of shares of such securities so proposed to be sold and so requested to be included.

     2.3 Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1 and, as applicable, 2.2, the Company shall, as expeditiously as possible:

          (a) prepare and file with the Commission the Registration Statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its best efforts to cause such registration statement to be declared effective by the Commission, as soon as practicable, but in any event no later than the Required Effectiveness Date (with respect to a registration pursuant to Section 2.1); provided, however, that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration, copies of a such documents proposed to be filed;

          (b) with respect to any Registration Statement pursuant to Section 2.1, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act in order to permit the disposition of all Registrable Securities covered by such registration statement or such time as all of the Securities which are the subject of such registration statement cease to be Registrable Securities (such period, the "Registration Maintenance Period");

          (c) furnish to each holder of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such holder;

          (d) use its reasonable efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws as any holder thereof shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary to enable such holder to consummate the disposition in such jurisdictions of the securities owned by such holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

          (e) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the holder or holders thereof to consummate the disposition of such Registrable Securities;

          (f) in connection with an underwritten offering, furnish to each holder of Registrable Securities a signed counterpart, addressed to such holder, and the underwriters of:

               (i) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such holder) including that the prospectus and any prospectus supplement forming a part of the Registration Statement does not contain an untrue statement of a material fact or omits a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and

               (ii) a "comfort" letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter), dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, a "comfort" letter dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an "agreed upon procedures" letter, such modifications or deletions as may be required under Statement on Auditing Standards No.
          35) and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such holder (or the underwriters) may reasonably request;

          (g) notify holders of the Registrable Securities and their respective counsel promptly and confirm such advice in writing promptly after the Company has knowledge thereof:

               (i) when the Registration Statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

               (ii)  of  any  request  by  the   Commission  for  amendments  or
          supplements to the Registration Statement or the prospectus or for additional information;

               (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any Person for that purpose; and

               (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

          (h) notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such holder promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (i) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

          (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (k) enter into such agreements and take such other actions as the Security Holder shall reasonably request in writing in order to expedite or facilitate the disposition of such Registrable Securities; and

          (l) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities are then listed.

     The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

     The Company will not file any registration statement pursuant to Section 2.1, or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of the Registration Statement) to which the Security Holder shall reasonably object, provided that the Company may file such document in a form required by law or upon the advice of its counsel.

     The Company represents and warrants to each holder of Registrable Securities that it has obtained all necessary waivers, consents and authorizations necessary to execute this Agreement and consummate the transactions contemplated hereby.

     The Security Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision
     (h) of this Section 2.3, the Security Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until its receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (h) of this Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in its possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

     2.4 Underwritten Offerings.

          (a) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by the Security Holder as provided in Section 2.2 and subject to the provisions of
     Section 2.2(a), use its reasonable efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters.

          (b) Holdback Agreements. Subject to such other reasonable requirements as may be imposed by the underwriter as a condition of inclusion of a holder's Registrable Securities in the registration statement, each such holder agrees by acquisition of Registrable Securities, if so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of, except as part of such underwritten registration, any equity securities of the Company, during such reasonable period of time requested by the underwriter; provided however, such period shall not exceed the 120 day period commencing 30 days prior to the commencement of such underwritten offering and ending 90 days following the completion of such underwritten offering.

          (c) Participation in Underwritten Offerings. No holder of Registrable Securities may participate in any underwritten offering under Section 2.2 unless such holder of Registrable Securities (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the holders of a majority of Registrable Securities to be included in such underwritten offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require any holder of Registrable Securities to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by such holder expressly for use in the related registration statement or representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

     2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     2.6 Indemnification.

          (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does agree to, indemnify and hold harmless the holder of any Registrable Securities covered by such registration statement its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder or underwriter stating that it is for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus or an amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

          (b) Indemnification by the Holders. The Company may require as a condition to including any Registrable Securities in any registration statement filed pursuant to this Agreement, that the Company shall have received an undertaking satisfactory to it from the holder of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.6) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such holder. The obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such Registration Statement.

          (c) Notices of Claims etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

          (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 2.6 (with appropriate modifications) shall be given by the Company and each holder of Registrable Securities (but only if and to the extent required pursuant to the terms of 2.6(b)) with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

          (e) Indemnification  Payments.  The  indemnification  required by this
     Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          (f) Contribution. If the indemnification provided for in the preceding subdivisions of this Section 2.6 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause

     (i) above but also the relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the purchasers bear to the total net proceeds received by all selling holders participating in such offering or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the holder or by the underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of subdivision (a) of this Section 2.6, and in no event shall the obligation of any indemnifying party to contribute under this subdivision
     (f) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (b) of this Section 2.6 had been available under the circumstances.

     The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this subdivision (f) were determined by pro rata allocation (even if the holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and subdivision (c) of this Section 2.6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     Notwithstanding the provisions of this subdivision (f), no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     "Agreement": As defined in Section 1.

     "Commission": The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     "Common Stock": As defined in Section 1.

     "Company": As defined in the introductory paragraph of this Agreement.

     "Exchange Act": The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

     "Holder": As defined in Section 2.2(a).

     "Registrable Securities": (i) Any capital stock of the Company owned or acquired by the Security Holder and (ii) any Common Stock issued or issuable with respect to or exchanged for the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

     "OTC-BB": As defined in Section 1.

     "Person": A corporation, association, partnership, organization, business, individual, governmental or political subdivision thereof or a governmental agency.

     "Registrable Securities": The Registrable Securities and any Securities issued or issuable with respect to such Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been distributed in accordance with such registration statement, (b) they shall be have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, (d) they shall have ceased to be outstanding, (e) on the expiration of the applicable Registration Maintenance Period or (f) any and all legends restricting transfer thereof have been removed in accordance with the provisions of Rule 144(k) (or any successor provision) under the Securities Act. The Securities shall constitute Registrable Securities while owned by (a) the Security Holder or any affiliate or (b) a transferee of at least 100,000 shares of Registrable Securities.

     "Registration Expenses": All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration, filing and NASD fees; all stock exchange and any other listing fees; all fees and expenses of complying with securities or blue sky laws; all word processing, duplicating and printing expenses, messenger and delivery expenses; the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort " letters required by or incident to such performance and compliance; in connection with an underwritten offering, the reasonable fees and disbursements of not more than one law firm (not to exceed $25,000) retained by the holder or holders of more than 50% of the Registrable Securities; premiums and other costs of policies of insurance of the Company against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any; provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

     "Registration Maintenance Period": As defined in Section 2.3.

     "Registration Request": As defined in Section 2.1.

     "Required' Effectiveness Date": As defined in Section 2.1.

     "Securities": As defined in Section 1(b).

     "Securities Act": The Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

     "Security Holder": As defined in the Introductory paragraph to this Agreement.

     "Warrant": As defined in Section 1.

     4. Rule 144. The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with the requirements of this
Section 4.

     5. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of the sum of the 51% or more of the shares of (i) Registrable Securities issued at such time, plus (ii) Registrable Securities issuable upon exercise or conversion of the Securities then constituting derivative securities (if such Securities were not fully exchanged or converted in full as of the date such consent is sought). Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this
Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

     6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     7. Notices. Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of a party hereto other than the Company, addressed to such party in the manner set forth in the Warrant or at such other address as such party shall have furnished to the Company in writing, or (b) in the case of any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of Such Registrable Securities who has furnished an address to the Company, or (c) in the case of the Company, at the address set forth on the signature page hereto, to the attention of its Chief Executive Officer, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by fax or air courier) when delivered at the address specified above, provided that any such notice, request or communication shall not be effective until received.

     8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities. Each of the holders of the Registrable Securities agrees, by accepting any portion of the Registrable Securities after the date hereof, to the provisions of this Agreement including, without limitation, appointment of a representative to act on behalf of such Holder pursuant to the terms hereof which such actions shall be made in the good faith discretion of the Holder's representative and be binding on all persons for all purposes.

     9. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     10. No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement or which grants any registration rights to any holder of the Company's securities that are superior to the rights of the holders of Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities.

     11. Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

     12. Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

     13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     14. Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by manual telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

     15. Governing Law. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     IN WITNESS WHEREOF, the parties have executed this Registration Agreement as of the date first written above.

                                        IMPERIAL PETROLEUM, INC.

                                        By _________________________________

                                        Name Jeffrey T. Wilson

                                        Its  President


                                        JEFFERIES & COMPANY, INC.

                                        By __________________________________

                                        Name  Todd A. Dittmann

                                        Its  Managing Director

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT Of 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS THE PERSON REQUESTING THE TRANSFER OF THIS WARRANT SHALL FURNISH, WITH RESPECT TO SUCH TRANSFER, IF REQUESTED BY IMPERIAL PETROLEUM, INC., AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IMPERIAL PETROLEUM, INC. TO THE EFFECT THAT SUCH SALE, TRANSFER, ASSIGNMENT OR DISPOSITION WILL NOT INVOLVE ANY VIOLATION OF THE REGISTRATION PROVISIONS OF THE ACT OR ANY SIMILAR OR SUPERSEDING STATUTE OR OF ANY APPLICABLE STATE SECURITIES LAW.

                                                          Date: January 15, 2004

                            IMPERIAL PETROLEUM, INC.
                             (a Nevada corporation)

          Warrant for the purchase of 2,394,649 Shares of Common Stock par value $.006 per share

             VOID AFTER 5:00 P.M. CENTRAL TIME ON JANUARY 15, 2009.

     FOR VALUE RECEIVED, Imperial Petroleum, Inc., a Nevada corporation (the "Company"), hereby certifies that Jefferies & Company, Inc., a Delaware corporation, or its assigns (the "Holder"), is entitled, subject to the provisions of this common stock purchase warrant (as amended, restated, supplemented, or otherwise modified from time to time, this "Warrant"), to purchase from the Company at any time, or from time to time during the period commencing on the date hereof ("Base Date") and expiring at 5:00 p.m. Central time, on January 15, 2009 (the "Expiration Date"), up to 2,394,649 fully paid and non-assessable shares of the Company's authorized but unissued common stock, par value $0.006 per share (the "Common Stock"), at a price equal to $0.01 per share (the "Exercise Price").

     This Warrant is being issued pursuant to that certain engagement letter dated June 26, 2003 by and among the Company and the Holder.

     The term "Common Stock" means the Common Stock, par value $0.006 per share, of the Company as constituted on the Base Date, together with any other equity securities that may be issued by the Company in respect thereof or in substitution therefor. The Exercise Price and/or the number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable or delivered upon such exercise, as adjusted from time to time, are hereinafter referred to as "Warrant Stock."

     On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and in case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company will execute and deliver to the Holder, in lieu thereof, a new Warrant in substantially identical form and substance.

     1. Exercise of Warrant. This Warrant may be exercised, subject to the requirements set forth below, in whole, or in part, at any time during the period commencing on the Base Date and expiring at 5:00 p.m. Central time on the Expiration Date set forth above, or, if such day is a day on which banking institutions in Evansville, Indiana are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant certificate to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and upon payment (either in cash or by certified or official bank check or by wire transfer, payable to the order of the Company) of the aggregate Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant certificate for cancellation, execute and deliver a new Warrant certificate evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant certificate, together with the Exercise Price, at its office, or by the stock transfer agent of the Company at its office, if any, in proper form for exercise as described above, together with an agreement to comply with the restrictions on transfer and related covenants contained herein and a representation as to investment intent, signed by the Holder (and if other than the original Holder accompanied by proof, reasonably satisfactory to counsel for the Company, of the right of such person or persons to exercise the Warrant), the Holder shall be deemed to be the holder of record for the shares of Common Stock issuable upon such exercise, even if the stock transfer books of the Company shall then be closed or certificates representing such shares of Common Stock shall not have been delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant. The Company shall promptly thereafter, and, in any event, within ten (10) days after such exercise, issue certificate(s) evidencing the Common Stock so purchased.

     2. Reservation of Shares; Taxes. The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and other securities) from time to time receivable upon exercise of this Warrant. All such shares (and other securities) shall be duly authorized and, when issued upon exercise, shall be validly issued, fully paid and non-assessable, and free from all taxes, liens, charges, and preemptive rights with respect to the issue thereof.

     3. No Fractional Shares Issued. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the Fair Market Value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant.

     4. Transfer.

          (a) Securities Laws. Neither this Warrant nor the Warrant Stock issuable upon the exercise hereof has been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws and unless so registered may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless an exemption from such registration is available. In the event Holder desires to transfer this Warrant or any of the Warrant Stock issued, the Holder must give the Company prior written notice of such proposed transfer including the name and address of the proposed transferee. Such transfer may be made only either (i) upon registration of the Warrants pursuant to the Securities Act of 1933 and applicable state securities laws; or (ii) upon publication by the Securities and Exchange Commission (the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to said Commission, or (iii) if requested by the Company, upon receipt by the Company of an opinion of counsel to the Holder, in either case to the effect that the proposed transfer will not violate the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either such act

          (b) Conditions to Transfer. Prior to any such proposed transfer, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if requested by the Company, deliver to the Company an agreement by such transferee to be bound by the terms and conditions of this Warrant.

          (c) Indemnity. The Holder acknowledges that the Holder understands the meaning and legal consequences of this Section 4, and the Holder hereby agrees to indemnify and hold harmless the Company, its representatives and each officer and director thereof from and against any and all loss, damage or liability (including all reasonable outside attorney's fees and costs incurred in enforcing this indemnity provision) due to or arising out of
     (a) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach of, this Warrant, (b) any transfer of any of this Warrant or the Warrant Stock in violation of the Securities Act, the Securities Exchange Act of 1934, as amended, applicable state securities laws or the rules and regulations promulgated under with of such acts, (c) any transfer of this Warrant or any of the Warrant Stock not in accordance with this Warrant or (d) any materially untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel to the Company upon which its opinion as to a proposed transfer shall have been based. Notwithstanding the foregoing, the liability of any Holder pursuant to this subsection (c) shall be limited to an amount equal to the aggregate Exercise Price to be paid by Holder to purchase the Common Stock issuable upon exercise of this Warrant, which gives rise to such obligation to indemnify.

          (d) Transfer. Except as restricted hereby, this Warrant and the Warrant Stock issued may be transferred by the Holder in whole or in part at any time or from time to time. Upon surrender of this Warrant certificate to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, and upon compliance with the foregoing provisions, the Company shall, without charge, execute and deliver a new Warrant certificate in the name of the assignee named in such instrument of assignment, and this Warrant certificate shall promptly be cancelled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon this Warrant, shall be null and void and without effect.

     5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, until this Warrant has been exercised and, until such time, the rights of the Holder are limited to those expressed in this Warrant. The foregoing notwithstanding, the Company will transmit to the Holder such information, documents, and reports as are generally distributed to the holders of any class or series of the securities of the Company.

     6. Anti-Dilution Provisions.

          (a) Adjustments for Initial Errors.

               (i) The Company hereby acknowledges that the initial number of shares of Common Stock purchasable upon the exercise of this Warrant (the "Exercise Quantity") was calculated based upon the Company's representation that the number of outstanding shares of capital stock of the Company as of the Base Date, calculated on a fully diluted basis, and including shares issuable pursuant to the exercise of this Warrant (such shares as calculated, being referred to as "Fully Diluted Shares") totaled 45,977,252 shares. If for any reason it shall hereafter be determined that five percent (5%) of the number of Fully Diluted Shares as of the Base Date differed from the Exercise Quantity, then the Company or the Holder (whichever shall discover such error) shall notify the other of such determination in writing and the Company shall forthwith (but in no event more than five (5) business days thereafter) reissue the outstanding Warrant with an appropriate proportional adjustment in the number of shares of Common Stock purchasable upon the exercise of this Warrant to be effective as of and from the Base Date.

               (ii) Any adjustments to the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant pursuant to the other subsections of this Section 6 prior to the date of any increase or decrease in the Exercise Quantity pursuant to Section 6(a)(i) shall be recalculated as if such increased or decreased Exercise Quantity had been the Exercise Quantity since the Base Date, but no such adjustment shall affect the number of shares of Common Stock issued upon any exercise of this Warrant prior to the date any such adjustment is made.

          (b) Stock Splits. Dividends. Etc. If the Company shall at any time subdivide its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of the Warrant) by re-capitalization, reclassification, conversion or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of Common Stock by re-capitalization, reclassification or combination, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment and adjustment to the Exercise Price pursuant to this Section 6 shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section 6(b), the Exercise Price shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter. Such adjustment shall be made successively whenever such a subdivision, re-capitalization, reclassification, or combination is made.

          (c) Adjustment for Reorganization. Consolidation. Merger. Etc. In case
     (i) of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the Base Date, (ii) after the Base Date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, or (iii) of a reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant, then, and in each such case, the Holder of this Warrant upon the exercise as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger, conveyance, or reclassification shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such event, the securities or property to which such Holder would have been entitled upon such event if such Holder had exercised this Warrant immediately prior thereto. In each such case, the terms of this Warrant shall be applicable to the securities or property received upon the exercise of this Warrant after such event.

     (d) Other Issuances and Adjustments.

               (i) In case the Company shall, at any time after the Base Date, issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or acquire shares of Common Stock at a price per share of Common Stock (determined in the case of such rights, options, warrants, or convertible or exchangeable securities by dividing (x) the total amount received and/or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the total minimum consideration payable to the Company upon exercise, conversion, or exchange thereof by (y) the total maximum number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities) less than the Fair Market Value per share of Common Stock (in the case of rights, options, warrants or convertible or exchangeable securities, determined at the time of issuance of such securities rather than upon exercise thereof), in each case on the date the Company fixes the offering price of such shares, rights, options, warrants, or convertible or exchangeable securities, then the Exercise Price shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction (i) the numerator of which shall be the sum of (A) the number Fully Diluted Shares immediately prior to such sale and issuance plus (B) the number of shares of Common Stock which the aggregate consideration received or receivable (determined as provided herein) in connection with such sale or issuance would purchase at such Fair Market Value per share, and (ii) the denominator of which shall be the total number of Fully Diluted Shares immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made.

               (ii) In case the Company shall, at any time after the Base Date, make or agree to (i) any downward adjustment in the exercise, exchange or conversion price of, (ii) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of, or
          (iii) any change in the consideration payable for the exercise, conversion or exchange of, any rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or acquire shares of Common Stock, other than such adjustment that is specifically contemplated and required under the terms of any such instrument as of the Base Date, then the Exercise Price shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction the numerator of which shall be the sum of (A) the number of Fully Diluted Shares immediately prior thereto, plus (B) the number of shares of Common Stock to be issued upon such exercise, conversion or exchange immediately prior thereto, multiplied by the aggregate amount of the Fair Market Value of the consideration to be received by the Company upon such exercise, conversion or exchange immediately thereafter, and the denominator shall be the sum of (X) the number of shares of Fully Diluted Shares immediately thereafter, plus (Y) the number of shares of Common Stock to be issued upon such exercise, conversion or exchange immediately thereafter, multiplied by the aggregate amount of the Fair Market Value of the consideration to be received by the Company upon such exercise, conversion or exchange immediately prior thereto. Such adjustment shall be made successively whenever such an issuance is made.

               (iii) For the purposes of an adjustment under this Section 6(d), the maximum number of shares of Common Stock which the holder of any right, option, warrant or convertible or exchangeable security shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding. Furthermore, the consideration received by the Company therefor shall be deemed to be equal to the price per share of Common Stock (determined in the case of such rights, options, warrants, or convertible or exchangeable securities by dividing (x) the total amount received and/or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the total minimum consideration payable to the Company upon exercise, conversion, or exchange thereof by (y) the total maximum number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities) multiplied by the number of shares deemed issued and outstanding in the previous sentence. In case the Company shall issue shares of Common Stock, or issue or make an adjustment to the exercise, exchange or conversion price of rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or acquire shares of Common
          Stock for a consideration consisting, in whole or in part, of consideration other than cash or its equivalent, then in determining the price per share of Common Stock and the consideration received by the Company, the Board of Directors of the Company shall determine, in good faith, the Fair Market Value of said property, and such determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, provided, that in the event the Board of Directors is unable to make such a determination, then the Fair Market Value of such consideration shall be determined in the same manner as a Valuation Procedure under
          Section 6(f) hereof.

          (e) Certificate as to Adjustments. In each case of an adjustment in the number of shares of Common Stock receivable on the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by an officer of the Company setting forth such adjustment and showing the facts upon which such adjustment is based. The Company shall forthwith mail a copy of each such certificate to each Holder.

          (f) Adjustment of Number of Shares. Upon each adjustment in the Exercise Price called for under this Section 6, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter, after giving effect to the cumulative adjustments in Exercise Price called for under this Section 6.

          (g) Fair Market Value. "Fair Market Value" as of a particular date (the "Determination Date") shall mean (i) if the Common Stock is publicly traded at the time of determination, the average of the closing prices on such day of the Common Stock on all domestic securities exchanges on which the Common Stock is then listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, (ii) if on any such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted on the NASDAQ system as of 4:00 P.M., New York time, on such day, or if on any day such security is not quoted on the NASDAQ system, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, and in each such (A) and (B) case averaged over a period of ten (10) days consisting of the day as of which "Fair Market Value" is being determined and the nine consecutive business days prior to such day. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the NASDAQ System or the domestic over-the-counter market, the Fair Market Value will be the fair value thereof on the business day prior to the date of exercise of this Warrant as determined by the Company's Board of Directors acting in good faith and as agreed to by any Holder in its reasonable discretion.

          (h) Notices of Record Date. Etc. In case:

               (i) the Company shall take a record of the holders of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right;

               (ii) of any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

               (iii)  of  (A)  a   reorganization   of  the  Company;   (B)  the
          acquisition, directly or indirectly, by any person, entity or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; (C) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the stockholders of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (D) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or entity different from the persons or entities holding those securities immediately prior to such merger; or (E) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company (each, a "Change of Control Transaction"); then, and in each such case, the Company shall mail or cause to be mailed to each Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such Change of Control Transaction, reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such Change of Control Transaction, reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty-five (25) days prior to the date therein specified, and this Warrant may be exercised prior to said date during the term of the Warrant.

               Notwithstanding the foregoing, however, in case of (ii) or (iii), the Holder may elect to require the Company to redeem all or any portion of this Warrant for an amount equal to the "Warrant Liquidation Value" (as defined below) by giving written notice to the Company of such election prior to the later of (a) fifteen (15) days after receipt of the Company's notice and (b) ten (10) days prior to the consummation of the event specified in (ii) or (iii) (the "Expiration Date"). Upon receipt of such election, the Company shall be obligated to redeem this Warrant or portion thereof on the later of
          (a) the occurrence of the event specified in (ii) or (iii) or (b) five days after the Company's receipt of such election. If any proposed Change of Control Transaction does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, the Holder may rescind its request for redemption by giving written notice of such rescission to the Company within five days following receipt by such holder of the Company's notice regarding such material change.

               The Warrant Liquidation Value shall be defined as an amount in cash equal to the aggregate consideration which is due and payable with respect to the Common Stock issuable upon conversion of this Warrant upon any liquidation of the Company (whether voluntary or involuntary), assuming the conversion into Common Stock of all then-outstanding shares of preferred stock of the Company immediately prior to such event (herein, the "Warrant Liquidation Value"),

               (i) Threshold for Adjustments. Anything in paragraph 6(d) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment until the cumulative resulting adjustment in the Exercise Price shall have required a change of the Exercise Price by a least $0.0005 per share, but when the cumulative net effect of more than one adjustment so determined shall be to change the Exercise Price by at least $0.0005 per share, such full change in the Exercise Price shall thereupon be given effect. No adjustment shall be made by reason of the issuance of shares upon conversion rights, stock issuance rights or similar rights currently outstanding or any change in the number of treasury shares held by the Company.

     7. Legend. Unless the shares of Warrant Stock have been registered under the Securities Act, upon exercise of any of this Warrant and the issuance of any of the shares of Warrant Stock, all certificates representing shares of Warrant Stock shall bear on the face thereof substantially the following legend, insofar as is consistent with New York law:

          "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL TO THE COMPANY IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION."

     8. Registration. Reference is hereby made to that certain Registration Rights Agreement of even date herewith between the Company and Holder for certain provisions relating to rights of the holder of the Warrant and/or Warrant Stock to require the registration of the Warrant Stock.

     9. Representations and Warranties. The Company represents and warrants to the Holder as follows:

          (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

          (b) The Warrant Stock has been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and is not subject to any preemptive right of any stockholder of the Company;

          (c) The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the holders thereof are as set forth in the certificate of incorporation of the Company, as amended to the Base Date (as so amended, the "Charter"), a true and complete copy of which has been delivered by the Company to the original holder of this Warrant;.

          (d) As of the Base Date, the authorized capital stock of the Company (of all classes and series, including Common Stock and preferred stock), the par value thereof, and the issued and outstanding amounts thereof, are as set forth on Schedule 9(d) hereof. The issuance and sale of all such interests was in compliance with all applicable federal and state securities laws, and all issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, and non-assessable. Other than this Warrant, and other than as specified on
     Schedule 9(d) hereof, as of the Base Date there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities, calls or other agreements, arrangements or commitments
     (including,   without   limitation,   registration  rights  agreements  and
     anti-dilution rights) relating to the issued or unissued shares of the Company's capital stock or other securities, including any right of conversion or exchange under any outstanding security or other instrument. There are not any outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. As of the Base Date, other than as specified on Schedule 9(d) hereof, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock;

          (e) The execution and delivery of this Warrant are not, and the issuance and delivery of the Warrant Stock upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Charter or by-laws of the Company, do not and will not contravene, in any material respect, any governmental rule or regulation, judgment or order applicable to the Company, do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings may be effected. This Warrant and the
     Warrant Stock are not and will not, be subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding to which the Company is a party, including such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting or disposition thereof other than the Registration Rights Agreement;

          (f) There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

     10. Indemnification. The Company shall indemnify, save and hold harmless Holder and the holder of any Warrant Stock from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses reasonably incurred, by such holder in connection with interpreting, preserving, exercising and/or enforcing any of the terms hereof.

     11. Notices. All notices required hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) the next business day when sent by nationally recognized overnight courier service procuring a return receipt, or (c) within three business days after mailing when by certified or registered mail, return receipt requested, to the following addresses, or at such other address of which the Company or Holder has been advised by notice hereunder:

         If to the Company:             Imperial Petroleum Inc.
                                        11600 German Pines
                                        Evansville, IN 47725
                                        Attention:  Jeffrey T. Wilson, President
                                        Telephone:  (812) 867-1433
                                        Telecopier:  (812) 867-1678

                                        in each case, with a copy to:

                                        Heskett & Heskett
                                        501 Johnstone St.
                                        Suite 501
                                        Bartlesville, OK 74003
                                        Attention: John Heskett, Esq.
                                        Telephone:  (918) 336-1773
                                        Telecopier:  (918) 336-3152

         If to the Holder:              Jefferies & Company, Inc.
                                        520 Madison Ave., 8th Floor
                                        New York, New York 10022
                                        Attention: General Counsel
                                        Telephone:  212-284-2266
                                        Telecopier:  212-284-2280

     12. Applicable Law. This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the state of New York, without regard to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

     13. Severability. The validity, legality or enforceability of the remainder of this Warrant shall not be affected even if one or more of its provisions shall be held to be invalid, illegal or unenforceable in any respect.

     14. Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party, and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

     15. Complete Agreement and Modifications. This Warrant represents the entire agreement of the Company with respect to the subject matter hereof and may be changed only by a written agreement executed by the Company and the Holder.

     16. Survival of Representations, Warranties and Agreements. Each of the respective representations and warranties of the Company and the Holder hereof contained herein shall survive the Base Date, the exercise or conversion of this Warrant (or any part hereof) and the termination or expiration of any rights hereunder. Each of the respective agreements of each of the Company and the Holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

     17. Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the Holder hereof (in the case of a breach by the Company), or the Company (in the case of a breach by the Holder), may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

     18. Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to the foregoing terms and conditions.

     19. No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the date first written above.


                                                Imperial Petroleum, Inc.


                                                By:____________________________
                                                   Jeffrey T. Wilson, President

                              Warrant Exercise Form

To: Imperial Petroleum, Inc.

1. The undersigned hereby elects to purchase _____ shares of Common Stock of Imperial Petroleum, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full. ? (check here)

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

-----------------------------                     -----------------------------
         (Name)


                                                  -----------------------------
                                                                       (Address)

3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares in violation of the Securities Act of 1933, as amended.

------------------------------                   -----------------------
         (Signature) (Date)


4. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

-----------------------------
         (Name)


                                                -------------------------------
Date:_______________________                    By (Warrantholder):
                                                -------------------------------
                                                Name (Print):
                                                -------------------------------
                                                Its:

                                 Assignment Form

                    (To be executed only upon the assignment
                             of the within Warrant)

     FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto _____________________________________, whose address is  __________________________________________,  all of the rights of the undersigned under the within Warrant, with respect to ___________________ shares of Common Stock of Imperial Petroleum, Inc. and, if such shares shall not include all the Warrant Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the Warrant Stock not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint ____________________________________ Attorney to register such transfer on the books of Imperial Petroleum, Inc. maintained for the purpose, with full power of substitution in the premises.


Dated:_____________, ______          JEFFERIES & COMPANY, INC.





                                      By:  _____________________________________

                                      Name: ____________________________________

                                      Its:  ____________________________________



     NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.



     The undersigned transferee whose address is_______________________________, hereby agrees to be bound by the terms and conditions of the within Warrant.

Dated:_____________, ______         (Transferee)


                                       By:  ____________________________________
                                               (Signature of Transferee)

                                       Name: ___________________________________

                                       Its: ____________________________________

Schedule 9(d)


Authorized Common Shares:       50,000,000

Authorized Preferred Shares:    0

Outstanding Common Shares:      37,298,103

Outstanding Warrants:

         6,284,500 warrants outstanding prior to closing
         1,915,719 warrants issued to HZ Capital at closing
         2,394,649 warrants issued hereunder

For Immediate Release


                 IMPERIAL CLOSES PURCHASE OF OIL AND GAS ASSETS



EVANSVILLE,  IN.....January 16, 2004 -- Imperial Petroleum,  Inc. ("Imperial" or
the "Company")(OTCBB Symbol ... IPTM) announced today that it has completed the purchase of the oil and gas assets of Warrior Resources, Inc. (formerly Comanche Energy, Inc.) and Hillside Oil & Gas LLC in a total transaction valued at approximately $11.96 million. As a result of the acquisition Imperial will become the operator of some 146 wells in the states of Louisiana, Mississippi, New Mexico and Texas and an additional 230 royalty properties in various states producing an estimated 280 barrels of oil per day and 1.6 million cubic feet of gas per day. Net proven reserves to the Company's interest as estimated by third party engineers are 1.3 million barrels of oil and 29.5 billion cubic feet of natural gas resulting in a discounted present worth at 10% of approximately $49.3 million.


     Jeffrey T. Wilson, President of Imperial said "We are excited to have completed these previously announced acquisitions with the new $18.65 million credit facility. Jefferies & Company assisted us in arranging the financing and acted as an advisor on the acquisitions.. Our new financing will allow us the flexibility to develop the inventory of behind pipe and undeveloped reserves associated with these properties and to continue our growth plan through additional acquisitions."

     Imperial, through its subsidiaries and affiliates, is active in crude oil and natural gas production and gold mining. Imperial is headquartered in Evansville, IN.

     This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes that the expectations in such statements are reasonable, there can be no assurance that such expectations will prove to be correct.


     For   further   information   contact:   Jeffrey   T.   Wilson,   President
(812-867-1433).